As filed with the Securities and Exchange Commission on September 3, 2024

Registration No. ____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOTTERY.COM INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	81-1996183
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5049 Edwards Ranch Rd., 4th Floor

Fort Worth, Texas 76109

(737) 309-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

M. Richard Cutler, Esq.

Cutler Law Group P.C.

6575 West Loop South

Bellaire, TX 77401

Tel: (713) 888-0040

Mathew McGahan

Principal Executive Officer

5049 Edwards Ranch Rd., 4th Floor

Fort Worth, Texas 76109

Tel: (737) 309-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 2024

PRELIMINARY PROSPECTUS

LOTTERY.COM INC.

Primary Offering of
50,000,000 Shares of Common stock at $3.00 per share

Selling Securityholder Offering

4,405,384 Shares of Company common stock registered on behalf of Selling Shareholders either directly or upon exercise of warrants or conversion of convertible promissory notes.

Lottery.com Inc. may from time to time offer and sell up to 50,000,000 shares of common stock, par value $0.001 per share (“common stock”). This prospectus also relates to the offer and resale from time to time by the selling shareholders named herein (the “Selling Shareholders”), or their permitted transferees of shares of common stock, consisting of (i) 396,789 shares of common stock issuable upon conversion of certain outstanding convertible notes which were issued pursuant to private placements conducted in 2023 and 2024, (ii) 463,937 shares of common stock issuable upon exercise of the Private Placement Warrants; and (b) 5,110,128 held by certain officers, directors, employees and consultants of the Company.

We will receive proceeds from the issuance and sale of our primary offering of common stock. We will not receive any proceeds from the sale of shares of common stock or warrants by the Selling Shareholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised.

Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “LTRY”. On August 29, 2024, the closing price of our common stock was $0.77 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 3, 2024.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different, and we take no responsibility for, and provide any assurance as to the reliability of, any information, other than the information in this prospectus. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where such offers and sales are permitted. This prospectus is not an offer to sell, or a solicitation of an offer to buy, our securities in any jurisdictions where, or under any circumstances under which, the offer, sale, or solicitation is not permitted. The information in this prospectus is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus at the time of any sale of our securities. Our business, results of operations, financial condition, or prospects may have changed since those dates.

Before you invest in our securities, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “ours,” “Company,” or “Lottery.com” refer to Lottery.com Inc. and its subsidiaries.

In this document:

“Board” means the Board of Directors of Lottery.com Inc.

“Bylaws” means the Amended and Restated Bylaws adopted by Lottery.com Inc.

“Charter” means the Second Amended and Restated Certificate of Incorporation adopted by Lottery.com Inc.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 per share, of Lottery.com Inc.

“DGCL” means the General Corporation Law of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Lottery.com” means Lottery.com Inc. (formerly known as Trident Acquisitions Corp.), a Delaware corporation.

“Nasdaq” means The Nasdaq Global Market.

“Public Shareholders” means holders of common shares held by the public.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “Lottery.com,” “we,” “our,” “us” and other similar terms refer to Lottery.com Inc. and our consolidated subsidiaries.

Our Company

We were originally formed as Trident Acquisition Corp., a Delaware corporation on March 17, 2016, for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. On October 29, 2021, we consummated a business combination (the “Business Combination”) with AutoLotto, Inc. (“AutoLotto”).

Prior to the Operational Cessation (described in “Business” below), the Company was a provider of domestic and international lottery products and services. Our intention is to resume those operations upon receipt of required funding. As an independent third-party lottery game service, we offered a platform that we developed and operated to enable the remote purchase of legally sanctioned lottery games in the U.S. and abroad (the “Platform”). Our revenue generating activities included (i) offering the Platform via our Lottery.com app and our websites to users located in the U.S. and international jurisdictions where the sale of lottery games was legal and our services were enabled for the remote purchase of legally sanctioned lottery games (our “B2C Platform”); (ii) offering an internally developed, created and operated business-to-business application programming interface (“API”) of the Platform, which enabled our commercial partners, in permitted U.S. and international jurisdictions, to purchase certain legally operated lottery games from us and to resell them to users located within their respective jurisdictions (“B2B API”); and (iii) delivering global lottery data, such as winning numbers and results, and subscriptions to data sets of our proprietary, anonymized transaction data pursuant to multi-year contracts to commercial digital subscribers (“Data Service”).

The mailing address of our principal executive office is 5049 Edwards Ranch Rd., 4th Floor Fort Worth, Texas 76109, and our telephone number is (737) 309-4500.

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Risk Factors

Our business is subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this Prospectus summary and elsewhere in this Prospectus. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

●	We have a history of operating losses;
●	The findings of the previously disclosed Internal Investigation and other matters have exposed us to a number of legal proceedings, investigations and inquiries, resulted in significant legal and other expenses, required significant time and attention from our senior management, among other adverse impacts.
●	We have been named as a defendant in a number of lawsuits filed by purchasers of our securities, including class action lawsuits that could have a material adverse impact on our business, financial condition, results of operation and cash flows, and our reputation.
●	Matters relating to or arising from the filing of restated financial statements and reports on Forms 10-K and 10-Q, the investigations and regulatory inquiries, including adverse publicity connected to these matters as well as other concerns, coupled with potential concerns from our users, customers or others with whom we do business, have had and could continue to have an adverse effect on our business and financial condition.
●	In July 2022, the Company furloughed the majority of its employees and suspended lottery game sales operations after determining that it did not have sufficient financial resources to fund its operations or pay certain existing obligations, including payroll and related obligations. As a result, the Company may not be able to continue as a going concern.
●	We need to implement and maintain an effective system of internal controls.
●	We may be unable to continue to use the domain names that we use in our business, as well as our other intellectual property, or prevent third parties from acquiring and using domain names or trademarks and other intellectual property that infringe on, are similar to, or otherwise decrease the value of our brand, trademarks, or service marks.
●	Although we are currently in full compliance with the continued listing standards of Nasdaq, we may not be able to remain in full compliance with Nasdaq’s continued listing standards in the future.
●	We have significant risks relating to existing loan agreements and loan agreement warrants.
●	We rely on information technology and infrastructure for security of our products.
●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
●	We require additional capital to restart our operations and may not be able to obtain sufficient additional capital to continue our operations;
●	We have currently ceased operations and will be required to recommence operations
●	The lottery industry is heavily regulated in the United States, and if we fail to comply with these laws and governmental regulations, we could incur penalties or be required to make significant changes to our operations or even face criminal or civil sanctions;
●	We may be unable to consistently retain or hire third-party suppliers or other service providers to produce our products;
●	We will depend on a limited number of partners for the majority of our revenue;
●	There may be unanticipated delays in the development and introduction of our current and future products and we may be unable to control costs;
●	Significant competition;
●	Potential third-party infringement claims;
●	Risks associated with our current and potential acquisitions related to costs and integration into our product line;
●	We are subject to significant regulatory requirements;
●	Our stock is subject to dilution through future sale of shares or conversion of existing convertible securities;
●	A significant portion of our stock is held by our officers and directors;
●	We depend on our management and key personnel for our success;
●	The market price for our common stock has been and may continue to be volatile;
●	Adequate protection of confidential information;
●	Potential litigation from competitors and claims from customers;
●	Our ability to adequately protect the intellectual property used to produce our products; and
●	Our ability to stay abreast of modified or new laws and regulations applying to our business.

In addition, the management of the Company has concluded that its historical recurring losses from operations and negative cash flows from operations as well as its dependence on securing private equity and other financings raise substantial doubt about its ability to continue as a going concern and the auditor of the Company has included an explanatory paragraph relating to its ability to continue as a going concern in its audit report for the years ended December 31, 2023 and 2022.

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THE OFFERING

Issuer	Lottery.com Inc.

Common Shares offered by us	50,000,000 shares of Common Stock, par value $0.001 per share, at an offering price of $3.00 per share. The actual offering price per share will be as determined by us based on market conditions at the time of pricing. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Common stock outstanding before this offering	9,970,941 shares of common stock.; not including 463,937 shares of common stock issuable upon exercise of the Private Placement Warrants and 396,789 shares issuable upon conversion of outstanding convertible notes.

Common Stock outstanding after this offering	59,970,941 assuming all shares of common stock offered in this offering are sold (again not including 463,937 shares of common stock issuable upon exercise of the Private Placement Warrants and 396,789 shares issuable upon conversion of outstanding convertible notes).

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $138,000,000 assuming a public offering price of $3.00 per Common Share after deducting potential underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering (i) for our operations; (ii) for acquisitions; (iii) for product development and (iv) for general and administration and working capital purposes. See “Use of Proceeds” on page 44 of this Prospectus.

Common Shares offered by Selling Shareholders	(a) 396,789 shares of common stock issuable upon conversion of certain outstanding convertible notes which were issued pursuant to private placements conducted in 2023 and 2024, (ii) 463,937 shares of common stock issuable upon exercise of the Private Placement Warrants; and (b) 5,110,128 held by certain officers, directors, employees and consultants of the Company.

Risk Factors	Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” and other information appearing elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

Transfer Agent	The transfer agent and registrar for our common shares is Continental Stock Transfer and Trust, 1 State Street 30th Floor, New York, NY 10004.

Market for the common stock	Our common stock is currently quoted on the NASDAQ Capital Market under the symbols “LTRY” and “LTRYW”.” On August 29, 2024, the last reported sale price of our common stock was $0.77.

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RISK FACTORS

We have identified the following risks and uncertainties that may have a material adverse effect on our business, financial condition, results of operations or reputation. The risks described below are not the only risks we face. Additional risks not presently known to us or that we currently believe are not material may also significantly affect our business, financial condition, results of operations or reputation. Our business could be harmed by any of these risks. The risk factors described below should be read together with the other information set forth in this Prospectus, including our consolidated financial statements and the related notes, as well as in other documents that we file with the SEC.

Risks Relating to the Internal Investigation, Restatement of our Consolidated Financial Statements, Our Ability to Continue as a Going Concern, Our Internal Controls and Related Matters

The findings of the previously disclosed Internal Investigation and other matters have exposed us to a number of legal proceedings, investigations and inquiries, resulted in significant legal and other expenses, required significant time and attention from our senior management, among other adverse impacts.

As disclosed in the Company’s Current Reports on Form 8-K, initially filed with the SEC on July 6, 2022 and July 22, 2022, the Board retained outside counsel to conduct the Internal Investigation that revealed instances of non-compliance with state and federal laws concerning the state in which tickets are procured as well as order fulfillment, and issues pertaining to the Company’s internal accounting controls.

Certain of these issues contributed to the Company’s auditors’ determination that the Company’s audited financial statements for the year ended December 31, 2021 and the unaudited financial statement for the quarter ended March 31, 2022, should no longer be relied upon and required restatement.

As a consequence, on May 10, 2023 and May 15, 2023 respectively, the Company filed with the SEC as amended reports the required restatements of its year-end report for December 31, 2021 and for the quarter ended March 31, 2022.

The aforementioned issues have had and could continue to have material adverse impacts on the Company. The Company and certain of our former officers are the subject of a number of legal proceedings, investigations and inquiries with respect to cited issues and have been named as a defendant in a number of lawsuits, including class action lawsuits. The Company incurred significant costs in connection with the Internal Investigation, including legal expenses and costs associated with the restatement and adjustment of our financial statements. We may also incur material costs associated with our indemnification arrangements with our current and former directors and certain of our officers, as well as other indemnitees. Moreover, an unfavorable outcome in any of these matters could result in significant damages, additional penalties or other remedies imposed against the Company, or our current or former directors or officers, which could harm our reputation, business, financial condition, results of operations or cash flows. In addition, an unfavorable outcome in any of these matters could exceed coverage provided, if any, under potentially applicable insurance policies, which is limited. For example, we currently do not have an effective director and officer liability insurance policy in place for our current officers and directors and may not have the financial resources or otherwise be able to obtain a director and officer liability insurance at reasonable cost or terms in the future. These issues have also led to material adverse impacts on our operations, our reputation and our relationships with business partners, as well as material adverse impacts on our financial position, including incurred costs and expenses and our ability to raise new capital in the future. Further, our senior management team has devoted significant time to facilitate the Internal Investigation and is expected to continue to devote significant time and efforts to address the impacts associated with or arising from the Internal Investigation.

We cannot predict all impacts on the Company in connection with or arising from any of the foregoing. Any unknown or new risks might result in a material adverse effect on us.

We and certain of our former officers are, and in the future, we or our officers and directors may become, the subject of legal proceedings, investigations and inquiries by governmental agencies with respect to the findings of the Internal Investigation and other matters, which could have a material adverse effect on our reputation, business, financial condition, cash flows and results of operations, and could result in additional claims and material liabilities.

Certain of our former officers are currently the subject of investigations and inquiries by the SEC and the U.S. Department of Justice (the “DOJ”). The Company is cooperating fully with such investigations and inquiries. In the future, we or our officers and directors may become the subject of legal proceedings, investigations, and inquiries by governmental agencies in various jurisdictions relating to the findings of the Internal Investigation and other matters.

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These investigations and inquiries and any other similar or related future legal proceedings, investigations or inquiries are subject to inherent uncertainties, and the actual costs that may be incurred relating to these matters depend upon many unknown factors. We are unable to predict the outcome of any of these legal proceedings, investigations, and inquiries, and we could be forced to expend significant resources in the defense of one or more of these actions. There is also the risk that we may not prevail in any proceeding involving us. Cooperating with, as well as monitoring and defending against, any of these actions is time-consuming for management and detracts from their ability to fully focus our internal resources pertaining to our business operations. In addition, we have already incurred and may continue to incur substantial legal fees and costs as well as internal administrative time, in connection with such matters. We are also generally obligated, to the extent permitted by law, when applicable, to indemnify our current and former directors and officers who may be named in these or similar actions; moreover, we do not currently have an effective director and officer liability insurance policy in place for our current officers and directors. We are not currently able to estimate the possible cost to us from these matters, as we cannot be certain how long they may take to resolve or the possible amount of any civil penalties or damages, if any, that we may be required to pay. It is possible that we could, in the future, incur judgments or enter into settlements of claims for monetary damages. Decisions adverse to our interests in these actions could result in damages, fines, penalties, consent orders or other sanctions against the Company or our officers, or in changes to our business practices, among others, any of which could have a material adverse effect on our cash flow, results of operations and financial position.

Furthermore, publicity surrounding any such proceeding, investigation or inquiry or any enforcement action as a result thereof, even if ultimately resolved favorably for us, coupled with the intensified public scrutiny of our Company and certain of its practices, could result in additional investigations and legal proceedings. As a result, such proceedings, investigations and inquiries could have a material adverse effect on our reputation, business, financial condition, including our ability to raise new capital, cash flows and results of operations and could cause our securities to decline in value or become worthless.

We have been named as a defendant in a number of lawsuits filed by purchasers of our securities, including class action lawsuits that could have a material adverse impact on our business, financial condition, results of operation and cash flows, and our reputation.

We have been named as a defendant in a number of lawsuits filed by purchasers of our securities, including class action lawsuits and will have to defend against such suits, including any appeals of such suits should our initial defenses be unsuccessful. We are currently unable to estimate the possible loss or possible range of loss, if any, associated with the resolution of these suits. In the event that our initial defenses of these suits are unsuccessful, there can be no assurance that we will prevail in any appeal.

We cannot predict the outcome of these lawsuits. The matters that led to our Internal Investigation and our financial restatement have exposed us to increased risks of litigation, regulatory proceedings and government enforcement actions. We and our current and former directors and officers may, in the future, be subject to additional litigation relating to such matters. Subject to certain limitations, we are obligated to indemnify our current and former directors and officers in connection with such lawsuits and any related litigation or settlements amounts. Regardless of the outcome, these lawsuits, and any other litigation that may be brought against us or our current or former directors and officers, could be time-consuming, result in significant expense and divert the attention and resources of our management and other key employees. An unfavorable outcome in any of these matters could result in significant damages, additional penalties or other remedies imposed against us, our current or former directors or officers, which could harm our reputation, business, financial condition, results of operations or cash flows. In addition, an unfavorable outcome in any of these matters could exceed coverage provided, if any, under potentially applicable insurance policies, which is limited. Following disclosure of the results of our Internal Investigation, we have had difficulties in obtaining desirable insurance coverage, or any insurance coverage, regarding legal proceedings, investigations and inquiries, and we cannot assure you with any certainty that we will be able to obtain such coverage in the future.

Matters relating to or arising from the filing of restated financial statements and Forms 10-K and 10-Q, the investigations and regulatory inquiries, including adverse publicity connected to these matters as well as other concerns, coupled with potential concerns from our users, customers or others with whom we do business, have had and could continue to have an adverse effect on our business and financial condition.

We have been and could continue to be the subject of negative publicity focusing on the Internal Investigation and the restatements and adjustments to our financial statements, and we may be adversely impacted by negative reactions from our users, customers or others with whom we do business. Concerns include the perception of the effort required to address our accounting and control environment, and the ability for us to be a long-term provider to our customers. Continued adverse publicity and potential concerns from our customers and business partners or others could harm our business and have an adverse effect on our financial condition.

In July 2022, the Company furloughed the majority of its employees and suspended lottery game sales operations after determining that it did not have sufficient financial resources to fund its operations or pay certain existing obligations, including payroll and related obligations. As a result, the Company may not be able to continue as a going concern.

In July 2022, the Company furloughed the majority of our employees and ceased its operations after determining that it did not have sufficient financial resources to fund our operations or pay certain existing obligations, including payroll and related obligations. As of December 31, 2023, the Company owed approximately $3.85 million  in outstanding payroll obligations, which amount remains unpaid. Since our business is largely dependent on the efforts and talents of our employees and contractors, particularly those who are our developers and engineers, and the provision of ongoing services to customers by our employees and contractors, the loss of these employees and contractors could result in the inability of the Company to operate its business and technology, meet its obligations to customers, maintain key customer relationships and revenue, and fulfill its contractual obligations.

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In order for the Company to fully restart its operations, it must raise sufficient capital to re-hire or hire additional employees. Qualified employees may not be available for hire, or may require salaries or benefits in excess of what we paid persons in similar positions previously, due to among other things, inflation and other economic factors, the need to hire such persons away from their current jobs and the negative impact that the furlough has had on our reputation.

If we are not able to restart our operations, hire new employees and engage new contractors, and obtain funding sufficient to support and restart our operations, we may be forced to permanently cease our operations, sell off our assets and operations, or seek bankruptcy protection or a corporate reorganization, which could cause the value of our securities to become worthless, or at best, become devalued in the marketplace

These conditions, along with our current lack of material revenue producing activities, and significant debt, raise substantial doubt about our ability to continue as a going concern during the next 12 months. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern. The financial statements included herein also include a going concern footnote.

We need additional capital to, among other things, support and restart our operations, re-hire or hire employees and engage contractors and pay our expenses. Such capital may not be available on commercially acceptable terms, if at all. If we do not receive the additional capital, we may be forced to curtail or abandon our plans to recommence our operations and we may need to permanently cease our operations.

We need to raise capital to, among other things, support and restart our operations, re-hire or hire employees, engage contractors and pay our expenses. The most likely source of future funds presently available to us will be through future borrowings under one or more loan agreements or through the sale of equity or debt. We may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our stockholders. For example, the terms of any future financings, similar to the UCIL Loan Agreement, may impose restrictions on the manner in which we conduct our business, including our ability to pay dividends. Additionally, lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales. Obtaining additional financing involves certain risks, including:

●	additional equity or debt financing may not be available to us on satisfactory terms, if at all;

●	if we raise additional funds by issuing equity, equity-linked securities or debt securities, those securities may have rights, preferences or privileges senior to the rights of our currently issued and outstanding equity or debt, and our existing stockholders may experience dilution;

●	loans or other debt instruments may have terms or conditions, such as interest rate, restrictive covenants and control or revocation provisions, which are not acceptable to management or our Board;

●	we may not have sufficient funds to repay our debt, which could lead us to default on our obligations; and

●	the current environment in capital markets combined with our capital constraints may prevent us from being able to obtain adequate debt financing.

If funds advanced under our current loan agreements are inadequate to meet our needs, or we are unable to raise additional funds, we may not be able to raise enough capital to recommence our operations and operate our business. Consequently, we may be forced to curtail or even abandon our plan to recommence our operations and we may need to permanently cease our operations.

Further, the operating relationship between the Company and some of its partners, such as the minority owners of Aganar and JuegaLotto, may be negatively impacted by the Company’s lack of liquidity. If these relationships were to become strained or be terminated entirely, it could have a material adverse effect on our reputation, business, financial condition, including our ability to raise new capital, cash flows and results of operations.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and, as a result, investor confidence and the trading price of our common stock and warrants may be materially and adversely affected.

In connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2021, we and our independent registered public accounting firm identified certain material weaknesses in our internal control over financial reporting as of December 31, 2021. Such material weaknesses have not been fully remediated as of December 31, 2023. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, or PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

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The material weaknesses as of December 31, 2022 and 2021 identified include:

●	Lack of sufficient number of personnel with an appropriate level of knowledge and experience in accounting for complex or non-routine transactions;

●	The fact that our policies and procedures with respect to the review, supervision and monitoring of our accounting and reporting functions were either not designed and in place or not operating effectively;

●	Deficiencies in the design and operations of the procedures relating to the timely closing of financial books at the quarter and fiscal year end; and

●	Incomplete segregation of duties in certain types of transactions and processes.

As a result of the material weaknesses, management has concluded that our internal control over financial reporting was ineffective as of December 31, 2022 and 2021, and that some of these deficiencies remain uncorrected as of December 31, 2023.

We intend to implement measures to remediate the identified material weaknesses. Despite these efforts, no assurance can be provided that such remedial measures will be successful in fully resolving the deficiencies in our internal controls, including those identified by the Internal Investigation, will insulate us from the consequences of past disclosure inaccuracies, or will be successful in preventing inaccurate disclosures in the future. The Company also cannot predict whether, or to what extent, such remedial actions will impact its operations or financial results.

Further, there can be no guarantee that the Internal Investigation and subsequent inquiries revealed all instances of inaccurate disclosure or other deficiencies, or that other existing or past inaccuracies or deficiencies will not be revealed in the future. Our failure to correct these deficiencies or our failure to discover and address any other deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our shares of common stock and warrants, may be materially adversely affected.

In addition, these deficiencies could cause investors to lose confidence in our reported financial information, limiting our access to capital markets, adversely affecting our operating results and leading to declines in the trading price of our shares of common stock and warrants. Additionally, ineffective internal controls could expose us to increased risks of fraud or misappropriation of corporate assets and subject us to further litigation or regulatory investigations and civil or criminal sanctions. We could also be required to further restate our historical financial statements.

As a public company, we are subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, requires that we include a report from management on the effectiveness of our internal control over financial reporting in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. In addition, once we become an “accelerated filer” and cease to be a “smaller reporting company” as such terms are defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of a material weakness if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, as a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation, testing, and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. If we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, it could result in future material misstatements in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our shares of common stock and warrants, may be materially and adversely affected.

The circumstances that led to the failure to file our annual report and quarterly reports on time, and our efforts to investigate, assess and remediate those matters have caused and may continue to cause substantial delays in our SEC filings.

Our ability to resume a timely filing schedule with respect to our SEC reporting is subject to a number of contingencies, including whether and how quickly we are able to effectively remediate the identified material weaknesses in our internal control over financial reporting. Our filing of our quarterly reports and annual reports has been delayed and we cannot assure you we will be able to timely make our future filings.

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In cases where we delay our filings, investors will need to evaluate certain decisions with respect to our shares of common stock and warrants in light of our lack of current financial information. Accordingly, any investment in our shares or warrants may involve a greater degree of risk than other companies who are current on their public filings. Our lack of current public information may have an adverse impact on investor confidence, which could lead to a reduction in our stock price or restrictions on our abilities to obtain financing in the public market, among others.

Business, Market & Economic Risks

Competition within the global entertainment and gaming industries is intense and if we fail to compete effectively, our users may be attracted to our competitors or to competing forms of entertainment including those on mobile devices and web applications, such as streaming, online gaming, esports, and online sports betting. If our offerings are not popular, we could experience price reductions, reduced margins, loss of market share, and our business, financial condition, and results of operations could be harmed.

Our users have a vast array of entertainment choices, including television, movies, sporting events, in-person lottery gaming, real money gaming, and sports betting, all of which are more established and may be perceived by our users to offer greater variety, affordability, interactivity, and enjoyment than our offerings. We compete with these and other forms of entertainment for our users’ discretionary time and income. If we are unable to sustain sufficient interest in our product offerings in comparison to other forms of entertainment, including new and emerging forms of entertainment available on mobile devices and web applications, such as streaming, online gaming, esports, and online sports betting, our business model may not continue to be viable.

In addition, the specific industries in which we have historically operated are characterized by dynamic consumer demand and technological advances, and there is intense competition amongst providers to the lottery, online gaming, sports betting, and promotions industries. Specifically, a number of established, well-financed third-party lottery application companies, online gaming providers, sports betting, and interactive entertainment companies have competed with our offerings, and other well-capitalized companies may introduce competitive services that achieve greater market acceptance. Such competitors may spend more money and time on developing and testing products, services, and systems, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies, or otherwise develop more commercially successful products, services, or systems than we are able, which could negatively impact our business. Furthermore, new competitors may enter the mobile lottery industry, and government lottery operators may introduce forms of online lottery gaming that compete with our services. There has also been, and continues to be, considerable consolidation among competitors in the entertainment, gaming, and lottery industries, and such consolidation, and future consolidation, could result in the formation of larger competitors with increased financial resources and altered cost structures, which may enable them to offer more competitive products, gain a larger market share, expand offerings, and broaden their geographic scope of operations. If we are not able to achieve some market share, if our offerings are not popular, or if we are not able to provide competitive products, our business, financial condition, and results of operations could be harmed.

Economic downturns, inflation, and political and market conditions beyond our control could adversely affect our business, financial condition, and results of operations.

Our financial performance is subject to U.S. and global economic conditions and their impact on levels of spending by potential users and customers of our Platform and acquirers of our Data Service. Economic recessions, or other economic conditions such as rising inflation and interest rates, have had, and may continue to have, far reaching adverse consequences across many industries, including the global entertainment, lottery, sweepstakes and promotions, and gaming industries, which may adversely affect our business, financial condition, and results of operations. Tepid growth was experienced in the U.S. and globally following the financial crisis in 2008 through 2009, and there may be an increasing risk of a recession or inflationary economic impacts due to international trade and monetary policy, rising interest rates and inflation, and acts or threats of acts of war (including the ongoing war in the Ukraine and Middle East), along with other economic challenges. If the national and international economic recovery slows or stalls, these economies experience another recession, or any of the relevant regional or local economies suffers a downturn, or if inflationary effects accelerate, we may experience a material adverse effect on our business, financial condition, or results of operations.

In addition, changes in general market, economic, and political conditions in domestic and foreign economies or financial markets, including those resulting from, for example: the ongoing effects of the COVID-19 pandemic; rising interest rates and inflation; geopolitical challenges, including global security concerns in response to Russia’s continued war in Ukraine and regional wars in the Middle East; financial and credit market instability or the unavailability of credit; and fluctuation in stock markets, may reduce users’, customers’, or subscribers’ disposable income and corporate budgets. Any one of these changes could have a material adverse effect on our business, financial condition, or results of operations and could cause the value of our securities to decline or become worthless.

Competition in the sports media market could impair our ability to generate revenue from Sports.com

The landscape of the sports content industry is changing as traditional media companies are putting on a focus on developing original sports content. In recent years, Apple, Netflix, Warner Brothers Discovery, and Amazon have produced original sports content and entered into agreements to broadcast live sporting events. Their entry into the market could limit our ability to acquire streaming rights for live sports events. Costs to produce original content may increase to the point where we cannot compete in the sector.

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Consumer trends in paying for streaming content may have an adverse impact on the Sports.com subscription service.

The global video streaming market is expected to experience a compound annual growth rate of 17.8% over the next eight years, reaching a value of $2.4 trillion by 2032. With more than 200 global streaming services, consumers are presented with a wide array of choices where to spend their discretionary entertainment dollars. Since 2022, 25% of streaming subscribers have cancelled three or more services. Additionally, 21% of subscribers intend to cancel at least one additional in 2024. This trend may negatively impact our ability to attract new customers or may increase the costs of both customer acquisition and retention.

Reductions in discretionary consumer spending could have an adverse effect on our business, financial condition, and results of operations.

Our business is particularly sensitive to reductions from time to time in discretionary consumer spending. Demand for entertainment and leisure activities, including lottery play, can be affected by changes in the economy and consumer tastes, both of which are difficult to predict and beyond our control. Unfavorable changes in general economic conditions, including recessions, economic slowdowns, sustained high levels of unemployment, and rising prices and inflation, or the perception by consumers of weak or weakening economic conditions, may reduce our users’ disposable income or result in fewer individuals engaging in entertainment and leisure activities, such as purchasing lottery games through remote channels. Several factors relating to this economic downturn, including reductions in discretionary income due to changes in employment conditions, as well as customer preferences regarding discretionary spending habits, have caused and will likely continue to cause a reduction in consumer spending. As a result, fewer individuals may engage in gaming and lottery activities. The effect of a decrease in consumer spending on entertainment and leisure activities due to unfavorable market conditions could reduce the Company’s cash flows and revenues, and therefore have a material and adverse impact on our results of operations. As a result, we cannot ensure that demand for our offerings will remain constant or achieve our anticipated growth.

Adverse developments affecting economies throughout the world, including a general tightening of availability of credit, decreased liquidity in certain financial markets, increased interest rates and inflation, foreign exchange fluctuations, increased energy costs, acts or perceived threats of war or terrorism, transportation disruptions, natural disasters, declining consumer confidence, sustained high levels of unemployment, or significant declines in stock markets, natural disasters, as well as concerns regarding pandemics, epidemics, and the spread of contagious diseases, could lead to a further reduction in discretionary spending on entertainment and leisure activities, such as lottery play and participation in sweepstakes. Any significant or prolonged decrease in consumer spending on entertainment or leisure activities could adversely affect the demand for our offerings, reducing our cash flows and revenues, thereby materially harming our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

Negative events or negative media coverage relating to, or a declining popularity of, the lottery or lottery games in general, or other negative coverage relating to lottery, forms of online gaming or betting, or the gaming industry, may adversely impact our ability to retain or attract users, which could have an adverse impact on our business, financial condition, and results of operations.

Public opinion can significantly influence our business. Unfavorable publicity regarding, for example, our company, members of our management and Board, our technology, our implementation of upgrades and changes to our technology, the quality of our Platform and its interfaces, our product offerings, our other services and systems, actual or threatened litigation or regulatory activity, the actions of third parties with whom we have relationships, our ability to recommence our business operations, or the conduct of the lottery authorities and the products they offer, including declining popularity of a particular lottery game or lottery games in general, could seriously harm our reputation. In addition, a negative shift in the perception of lottery games by the public or by politicians, lobbyists, or others could affect future legislation regarding the mobile purchase of lottery games from third-party providers, including with respect to the regulation or licensure of couriers, or with respect to the legalization of online lottery game sales (“Online Lottery”), either of which may impact our operations. Negative public perception could also lead to new restrictions on or to the prohibition of mobile lottery play in jurisdictions in which we currently operate. Such negative publicity could also adversely affect the size, demographics, engagement, and loyalty of our new players and established user base, and it could result in decreased revenue or slower user growth rates, which could seriously harm our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

Our future growth will depend largely on our ability to attract players and retain users, and the loss of our users, failure to attract new users in a cost-effective manner, or failure to effectively manage our growth could adversely affect our business, financial condition, and results of operations.

Our ability to achieve growth in revenue in the future will depend, in large part, upon our ability to attract new players to our offerings, retain existing users of our offerings, and reactivate users in a cost-effective manner. Achieving growth in our community of users may require us to increasingly engage in sophisticated and costly sales and marketing efforts, which may not make sense in terms of return on investment. We have used and expect to continue to use a variety of free and paid marketing channels, in combination with the promotional activity of in-state and multi-state issued lottery games, to achieve our objectives. For paid marketing, we intend to leverage a broad array of advertising channels, which may include a combination of radio and social media platforms, such as Facebook, Instagram, and X (formerly Twitter), affiliate marketing, paid and organic search engines, and other digital channels, such as mobile display. If the search engines on which we rely modify their algorithms, change their terms around gaming and lottery, or if the prices at which we may purchase listings increase, then our costs could increase, and fewer users may click through to our websites or download our application. If links to our websites or application are not displayed prominently in online search results, if fewer users click through to our websites or application, if our other digital marketing campaigns are not effective, or if the costs of attracting users via any of our current methods significantly increase, then our ability to efficiently attract new users could be reduced, our revenue could decline, and our business, financial condition, and results of operations could be harmed and could cause the value of our securities to decline or become worthless.

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In addition, our ability to increase the number of users of our offerings will depend on user adoption of playing lottery games remotely via a third-party application. Growth in the mobile and online lottery industry and the level of demand for and market acceptance of our product offerings is subject to a high degree of uncertainty. We cannot ensure that players will use our products or that the industry will achieve more widespread acceptance.

Additionally, as technological or regulatory standards change and we modify our offerings to comply with those standards, we may need users to take certain actions to continue playing, such as performing age verification and location checks or accepting new terms and conditions, including those regarding responsible gaming. Users may stop using our offerings at any time, including if the quality of the user experience or our support capabilities in the event of a user concern, does not meet their expectations or keep pace with the quality of the customer experience generally offered by competitive offerings. This could seriously harm our business, financial condition and results of operations and could cause the value of our securities to decline or become worthless.

Prior to the Operational Cessation, Internet search engines drove traffic to our B2C Platform and our user growth could decline and our business, financial condition, and results of operations would be adversely affected if we fail to appear prominently in search results when we recommence operations.

Our success depends in part on our ability to attract users through unpaid Internet search results on search engines like Google, Yahoo!, and Bing. The number of users we attract to our B2C Platform from search engines is due, in large part, to how and where our website ranks in unpaid search results. These rankings can be affected by a number of factors, many of which are not under our direct control and may change frequently. For example, a search engine may change its ranking algorithms, methodologies, or design layouts. As a result, links to our web-based properties may not be prominent enough to drive traffic, and we may not know how or otherwise be in a position to influence the results. In some instances, search engine companies may change these rankings in a way that promotes their own competing products or services or the products or services of one or more of our competitors. Search engines may also adopt a more aggressive auction-pricing system for keywords that would cause us to incur higher advertising costs or reduce our market visibility to prospective players. Our websites have experienced fluctuations in search result rankings in the past, and we anticipate similar fluctuations in the future. Any reduction in the number of users directed to our B2C Platform could adversely affect our business, financial condition and results of operations and could cause the value of our securities to decline or become worthless.

We may be unable to continue to use the domain names that we use in our business or prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand, trademarks, or service marks.

We have registered domain names that we use in, or are related to, our business, most importantly www.lottery.com and www.sports.com. We believe our easily identifiable and definitional brands and domain names are one of our competitive strengths. If we lose the ability to use our domain names, especially www.lottery.com and www.sports.com, whether due to trademark claims, failure to renew applicable registrations, or any other cause, we may be forced to incur significant expense in order to attempt to purchase rights to the domain name in question, the failure of which would require us to market the relevant offerings under a new domain name, and we may be required to change our brand, which could cause us substantial harm and expense, and could negatively impact our business, financial condition, and results of operations. We may not be able to obtain preferred domain names outside the U.S. due to a variety of reasons. In addition, our competitors and others could attempt to capitalize on our brand recognition by using domain names similar to ours. We may be unable to prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks. Protecting, maintaining, and enforcing our rights in our domain names may require litigation, which could result in substantial costs and diversion of resources, all of which could, in turn, adversely affect our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

We are subject to risks related to corporate social responsibility, responsible gaming, reputation, and ethical conduct.

Many factors influence our reputation and the value of our brands, including the perception held by our users, customers, business partners, investors, regulatory authorities, key stakeholders, and the communities in which we operate, such as our social responsibility, corporate governance, and responsible gaming practices. We have faced, and will likely continue to face, increased scrutiny related to social, governance and responsible gaming activities, and our reputation and the value of our brands can be materially adversely harmed if we fail to act responsibly in a number of areas, such as diversity and inclusion, workplace conduct, responsible gaming, human rights, philanthropy, and support for local communities. Any harm to our reputation could impact employee engagement and retention, and the willingness of users, customers and partners to do business with us, which could have a materially adverse effect on our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

Illegal, unethical or fraudulent activities perpetrated by any of our members of management or Board, users, customers, or partners for personal gain could expose us to potential reputational damage and financial loss, which would negatively impact our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

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General Operational Risks

We have incurred net losses in the past with negative cash flows and suspended operations and may not be able to acheive and sustain profitability.

We have a history of incurring net losses and have significantly suspended our operations since July 2022, the Operational Cessation. We may not be able to achieve or maintain a necessary level of profitability in the future. We experienced net losses of approximately $25.5 million for the year ended December 31, 2023, and approximately $60.0 million and $53.0 million for the years ended December 31, 2022 and December 31, 2021, respectively. As of December 31, 2023, we had an accumulated deficit of approximately $235.1 million. While we have received some limited revenue since the Operational Cessation, we cannot predict when or whether we will be able to fully restart our operations or whether or not we will be able to reach profitability at any time in the future.

We also expect our operating expenses to increase in the future as we continue to invest for our future growth, which will negatively affect our results of operations if our total revenue does not increase. We cannot ensure that these investments will result in substantial increases in our total revenue or improvements in our results of operations. In addition to the anticipated costs to grow our business, we also expect to incur significant additional legal, accounting, and other expenses as a public company. Once we fully restart our operations, any failure to increase our revenue or to manage our costs could prevent us from achieving or maintaining profitability or positive cash flow.

The online lottery market is still in relatively early stages of growth, and if such market does not continue to grow, grows slower than we expect, or fails to grow as we forecast, our business, financial condition, and results of operations could be adversely affected.

The Online Lottery market has grown rapidly since we launched our Platform in 2016, but it is still relatively new, and it is uncertain to what extent market acceptance will continue to grow, if at all. Our success will depend to a substantial extent on the willingness of users to purchase Online Lottery games, i.e., through mobile applications and web properties. If the public does not perceive these services as beneficial, or chooses not to use them as a result of concerns regarding security, safety, affordability, or for other reasons, whether as a result of incidents on our Platform or on our competitors’ applications or otherwise, or instead adopts alternative solutions that may arise, then the market for our Platform may not further develop, may develop slower than we expect, or may not achieve the growth potential we expect, any of which could adversely affect our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

Our business may be materially adversely affected if our products, technology, services, and solutions do not achieve and maintain broad market acceptance, if we are unable to keep pace with or adapt to rapidly changing technology, evolving industry standards, and changing regulatory requirements, or if we do not invest in product and systems development and provide services that are attractive to our users and customers.

Our future business and financial success will depend on our ability to anticipate the needs of potential users and customers, to achieve and maintain broad market acceptance for our existing and future products, services, and systems, to successfully introduce new and upgraded products, services, and systems, and to successfully implement our current and future geographic expansion plans. To be successful, we must be able to quickly adapt to changes in technology, industry standards, and regulatory requirements by continually enhancing our technology, services, and solutions. Developing new services and upgrades to services, as well as integrating and coordinating current services, imposes burdens on our internal teams, including management, compliance, and product development. These processes are costly, and our efforts to develop, integrate, and enhance our products, services, and systems may not be successful. In addition, successfully launching a new or upgraded product or expanding into a new jurisdiction will put additional strains on our financial, technology and marketing resources. Expanding into new markets and investing resources towards increasing the depth of our coverage within existing markets impose additional burdens on our research, systems development, sales, marketing, and general managerial resources. If we are unable to manage our expansion efforts effectively, obtain greater market share or obtain widespread adoption of new or upgraded products, services, and systems, we may not be able to offset the expenses associated with the launch and marketing of the new or upgraded products, services, and systems, which could have a material adverse effect on our financial results. If we introduce new or expand existing offerings for our business, we may incur losses or otherwise fail to enter these markets successfully. Our expansion into these markets will place us in competitive and regulatory environments with which we are unfamiliar and involve various risks, including the need to invest significant resources and the possibility that returns on such investments will not be achieved for several years, if at all.

If we are unable to develop new or upgraded offerings or decide to combine, shift focus from, or phase out a service, then our users or customers may choose a competitive offering over ours, our revenues may decline, and our profitability may be reduced. If we incur significant costs in developing new or upgraded systems, products or services, or combining and maintaining existing systems, if we are not successful in marketing and selling these new products or upgrades, or if our users or customers fail to accept these new or combined products, then there could be a material adverse effect on our results of operations due to a decrease of our revenues. If we eliminate or phase out a product and are not able to offer and successfully market and sell an alternative product, our revenue may decrease, which could have a material adverse effect on our results of operations.

Our future success will largely depend on our ability to make continuous improvements to provide products, services, and systems that are attractive to our users and customers. As a result, we will need to continually invest resources in product development and successfully incorporate and develop new technology. If we are unable to do so or otherwise provide products, services, and systems that users and customers want, then our users or customers may become dissatisfied and use competitors’ services. If we are unable to continue offering innovative products, services, and systems, we may be unable to attract additional users or customers or retain our existing users or customers, which could harm our business, results of operations, and financial condition and could cause the value of our securities to decline or become worthless.

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Our results of operations may fluctuate due to seasonality and other factors and, therefore, our periodic operating results will not be guarantees of future performance.

Although lottery games are offered on a year-round basis, there is seasonality in lottery game purchasing that may impact our operations and operations of our customers. The broad geographical mix of our user and customer base also impacts the effect of seasonality, as users and customers in different territories typically place differing importance on different lottery games and those games often have different calendars. For example, some multi-state games can have occasional increasingly high jackpot opportunities, which increase user attention and ticket purchases, which further increases the jackpot. Such events may cause increases in our revenues. By contrast, low jackpot lottery games or periods in which there is little promotional activity connected to lottery games in general may negatively impact the purchase of lottery games. Such fluctuations and uncertainties may negatively impact our cash flows.

We may not be able to capitalize on trends and changes in the gaming and lottery industries, including due to the operational costs involved, the laws and regulations governing these industries in various jurisdictions, and other factors.

We participate in new and evolving aspects of the mobile gaming and lottery industries. Part of our strategy, when we have sufficient funding, is to take advantage of the liberalization of regulations covering these industries on a global basis. These industries involve significant risks and uncertainties, including legal, business, and financial risks. The fast-changing environment in these industries can make it difficult to plan strategically and can provide opportunities for competitors to grow their businesses at our expense. Consequently, our future results of operations, cash flows, and financial condition are difficult to predict and may not grow at the rates we expect.

To the extent that we enter into any business that is determined to be internet gaming, any jurisdiction in which our existing business is deemed to be internet gaming, or our customers offer internet gaming, it is important to recognize that the laws relating to internet gaming are evolving literally by jurisdiction. To varying degrees, governments have taken steps to change the regulation of internet wagering through the implementation of new or revised licensing and taxation regimes, including the possible imposition of sanctions on unlicensed providers. We cannot predict the timing, scope or terms of the implementation or revision of any such state, federal or foreign laws or regulations, or the extent to which any such laws and regulations may facilitate or hinder our strategy or be applicable to or impactful on our business, operations and financial condition.

In jurisdictions that authorize internet gaming, we may not be successful in offering our technology, content and services to internet gaming operators, We expect to face intense competition from our traditional competitors in the gaming and lottery industries, as well as a number of other domestic and foreign competitors (and, in some cases, the operators themselves), many of which have substantially greater financial resources or experience in this area than we do.

Know-your-customer and geo-location programs and technologies supplied to us by third parties are an important aspect of certain internet and mobile gaming products, services, and systems, because they can confirm certain information with respect to players and prospective players, such as age, identity, and location. Payment processing programs and technologies, typically provided by third parties, are also a necessary feature of interactive and mobile wagering products, services, and systems. Moreover, we cannot provide any assurance that programs or technologies supplied to us by third parties will always meet regulatory standards, which constitutes an economic and regulatory risk to us. Additionally, these programs and technologies are costly to implement, and our use of them may have an adverse impact on our results of operations, cash flows, and our financial condition and overall business risk. Also, our products or services containing these programs and technologies may not be available to us on commercially reasonable terms, if at all, and may not perform accurately or otherwise in accordance with required specifications, all of which may have a negative impact on our business, results of operations, and financial condition and could cause the value of our securities to decline or become worthless.

Branding and Reputational Risks

Our business depends on a strong brand, and if we are not able to develop, maintain and enhance our brand and reputation, including as a result of negative publicity, our business and operating results may be harmed.

We believe that developing, maintaining and enhancing our brand and reputation is critical to achieving widespread acceptance of our products, services, and systems, attracting and retaining users and customers, persuading users and customers to adopt additional products, services, and systems, and hiring and retaining our employees.

We believe that the importance of our brand will increase as competition in the markets in which we participate further intensifies. Successful promotion of our brand will depend on a number of factors, including the effectiveness of our marketing efforts, our ability to provide high-quality, reliable, and cost-effective products, services, and systems, the perceived value of our products, services, and systems, and our ability to provide quality user and customer success and support experience. Brand promotion activities require us to make substantial expenditures. The promotion of our brand, however, may not generate user and customer awareness or increase revenue to the extent we anticipate, or at all, and any increase in revenue may not offset the expenses we incur in building and maintaining our brand.

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Additionally, the reputational impact of our Board and management changes, the Operational Cessation and the events contributing thereto have not been quantified. It may require significant investment to restore the value in our brand, and the value of our brand may never return to prior levels or may be permanently reduced as a result of recent events.

We, our employees, our affiliates, and others with whom we have contractual relationships also use social media to communicate externally. There is a risk that this use of social media to communicate about our business may give rise to liability or result in public exposure of personal information of our employees, our users, or others, each of which could affect our revenue, business, results of operations, and financial condition.

We operate in a public-facing industry where negative publicity, whether or not justified, can spread rapidly through, among other things, social media. To the extent that we are unable to respond timely and appropriately to negative publicity, our reputation and brand could be harmed. Moreover, even if we are able to respond in a timely and appropriate manner, we cannot be certain that it will be timely or sufficient to not cause us to suffer reputational and brand damage, which could affect our revenue, business, results of operations, and financial condition.

Our marketing efforts to help grow our business may not be effective.

Promoting awareness of our Platform is important to our ability to grow our business and to attract new users and customers in the future, which can be costly. We believe that much of the growth in the number of users of our B2C Platform prior to the Operational Cessation was attributable to our paid marketing initiatives. Our future marketing efforts may include a combination of bonus offerings, affiliate marketing programs, social media engagement, radio, video, podcasts, search engine optimization, and keyword search campaigns. Our marketing initiatives may become increasingly expensive and generating a meaningful return on these initiatives may become difficult. Even if we successfully increase revenue as a result of these marketing efforts, it may not offset the additional marketing expenses we incur. If our marketing efforts intended to help grow our business are not effective, we expect that our business, financial condition, and results of operations would be adversely affected.

If we fail to detect fraud or misappropriation of proprietary information, including by our users, customers, and employees and contractors, our reputation and brand may suffer, which could negatively impact our business, financial condition, and results of operations and can subject us to investigations and litigation.

We have in the past incurred, and may in the future, incur losses from various types of fraud, which may include the use of stolen or fraudulent payment card data, claims of unauthorized payments by a user and attempted payments by users with insufficient funds, referral fraud by affiliates, fraud with respect to background checks, fraud by employees or contractors, including our couriers, and account misappropriation by bad actors, or phishing. Bad actors use increasingly sophisticated methods to engage in illegal activities involving personal information, such as identity theft, payment or bank account information theft and the unauthorized acquisition of mobile phone numbers and other accounts.

Acts of fraud may involve various tactics, including collusion. Successful exploitation of our technology could have negative effects on our product offerings, services, and user experience and could harm our reputation. Failure to discover such acts or schemes in a timely manner could result in harm to our operations. In addition, negative publicity related to such schemes could have an adverse effect on our brand and reputation, potentially causing a material adverse effect on our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless. In the event of the occurrence of any such issues with our existing technology or product offerings, substantial engineering and marketing and other resources, and management attention, may be diverted from other projects and requirements to correct these issues, which may delay other projects and the achievement of our strategic objectives.

In addition, any misappropriation of, or access to, users’ or other proprietary information or other breach of our information security could result in legal claims or legal proceedings, including regulatory investigations and actions, or liability for failure to comply with privacy and information security laws, including for failure to protect personal information or for misusing personal information, which could disrupt our operations, force us to modify our business practices, require us to comply with costly remediation requirements, damage our brand and reputation, and expose us to claims from our users, regulators, employees, and other parties, any of which could have an adverse effect on our business, financial condition, and results of operations.

We may be held liable for these acts of fraud. For example, under current payment card industry practices, we may be liable for use of funds on our products with fraudulent payment card data, even if the associated financial institution approved the transaction. Despite measures we have taken to detect and reduce the occurrence of fraudulent or other malicious activity on our offerings, we cannot guarantee that any of our measures will be effective or will scale efficiently with our business. Our failure to adequately detect or prevent fraudulent transactions could harm our reputation or brand, result in litigation or regulatory action that may include fines and penalties, and lead to expenses, all of which could adversely affect our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

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Our growth prospects may suffer if we are unable to develop successful offerings or if we fail to pursue additional offerings. In addition, if we fail to make the right investment decisions in our offerings and technology, we may not attract and retain key users and customers and our revenue, business, financial condition, and results of operations may decline.

The industry in which we operate is subject to rapid and frequent changes in standards, technologies, products, and service offerings, as well as in consumer demands and expectations and regulations. We must continuously make decisions regarding which offerings and technology we should invest in to meet user and consumer demand in compliance with evolving industry standards and regulatory requirements, and to grow we must continually introduce and successfully market new and innovative technologies, offerings, and enhancements to remain competitive and effectively stimulate user and customer demand, acceptance, and engagement. Our ability to engage, retain, and increase our user and customer base and to increase our revenue will depend heavily on our ability to successfully create new offerings, both independently and together with third parties. We may introduce significant changes to our existing technology and offerings or develop and introduce new and unproven products, services, and systems, any of which we may have little or no prior development or operating experience. The process of developing new offerings and systems is inherently complex and uncertain, and new offerings may not be well received by users, even if well-reviewed and of high quality. If we are unable to develop technology and products, services, and systems that address users’ needs or enhance and improve our existing technology and offerings in a timely manner, it could have a material adverse effect on our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

Although we intend to continue investing in our research and development efforts to the extent we have sufficient funds to do so, if our new or enhanced offerings fail to engage our users or customers, we may fail to attract or retain users or customers or to generate sufficient revenue, operating margin, or other value to justify our investments, any of which may seriously harm our business. In addition, management may not properly ascertain or assess the risks of new initiatives, and subsequent events may alter the risks that were evaluated at the time we decided to execute any new initiative. Creating additional offerings can also divert our management’s attention from other business issues and opportunities. Even if our new offerings attain market acceptance, those new offerings could exploit the market share of our other product offerings or share of our users’ wallets in a manner that could negatively impact such offerings. Furthermore, such offering expansion will increase the complexity of our business and place an additional burden on our management, operations, technical systems, and financial resources, and we may not recover the often-substantial up-front costs of developing and marketing new offerings or recover the opportunity cost of diverting management and financial resources away from other offerings. In the event of continued growth of our operations, products, or in the number of third-party relationships, we may not have adequate resources, financially, operationally, technologically, or otherwise, to support such growth and the quality of our technology, offerings, or our relationships with third parties could suffer. In addition, failure to effectively identify, pursue, and execute new business initiatives, or to efficiently adapt our processes and infrastructure to meet the needs of our innovations, may adversely affect our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless. Any new offerings may also require our users to utilize new skills to use our offerings. This could create a lag in adoption of new offerings and new user additions related to any new offerings. To the extent that future users, including those in older demographics, are less willing to invest the time to learn to use our products, and if we are unable to make our products, services, and systems easier to learn to use, our user growth or engagement could be affected, and our business could be harmed. We may develop new products, services and systems that increase user engagement and costs without increasing revenue.

Additionally, we may make bad or unprofitable decisions regarding these investments. If competitors offer more attractive offerings, we may lose users or users may decrease their spending on our offerings. Changing player demands, superior competitive offerings, evolving industry standards, or changes in the regulatory environment could render our existing offerings unattractive, unmarketable, or obsolete and require us to make substantial unanticipated changes to our technology or business model. Our failure to adapt to a rapidly changing market or evolving user and customer demands could harm our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

Any failure to offer high-quality user support may harm our relationships with users and could adversely affect our reputation, brand, business, financial condition, and results of operations.

Our ability to attract and retain qualified support personnel is dependent in part on the ease and reliability of our offerings, including our ability to provide high-quality support. Users on our Platform have and will continue to depend on our support organization to resolve any issues relating to our offerings, such as technical questions around how to use our app and web-based properties or information regarding our Data Services. Our ability to provide effective and timely support when operations resume will be largely dependent on our ability to attract and retain service providers who are qualified to support users and sufficiently knowledgeable regarding our offerings. As we restart our business and reintroduce and improve our offerings, we will face challenges related to providing quality support services at scale. As users in new domestic and international jurisdictions acquire our services, our support organization will face additional challenges, including those associated with delivering support in languages other than English. The complex employment market and low unemployment rates may impact the availability of service providers and as a result, our ability to provide effective and timely support and an increase in response time. Any failure to provide efficient user support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, brand, business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

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Information Technology Risks

We rely on information technology and other systems and services, and any failures, errors, defects, or disruptions in our systems or the availability of our services could diminish our brand and reputation, subject us to liability, disrupt our business, affect our ability to scale our technical infrastructure, and adversely affect our operating results and growth prospects. Our software applications and systems, and the third-party platforms upon which they are made available, could contain undetected errors.

Our technology infrastructure is critical to the performance of our offerings and to user and customer satisfaction. We have devoted and expect to continue to devote significant resources to network and data security to protect our systems and data and aim to make our operations and our solutions more streamlined, automated, and cost-effective. Despite our expenditures, our systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business. The measures we take may not be sufficient to prevent or hinder cyber-attacks and protect our systems, data, and user and customer information and to prevent outages, data, or information loss, fraud, and to prevent or detect security breaches, including a disaster recovery strategy for server and equipment failure and back-office systems and the use of third parties for certain cybersecurity services. We have experienced, and we may in the future experience, website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. Such disruptions have not had a material impact on us; however, future disruptions from unauthorized access to, fraudulent manipulation of, or tampering with our computer systems and technological infrastructure, or those of third parties, could result in a wide range of negative outcomes, each of which could materially adversely affect our business, financial condition, results of operations and prospects.

Additionally, our application and web-based products may contain errors, bugs, flaws, or corrupted data, and these defects may only become apparent after their launch. If a particular product offering is unavailable when users or customers attempt to access it or navigation through our offerings is slower than they expect, users may be unable to timely acquire their lottery games and may be less likely to use our Platform again, if at all. Furthermore, programming errors, defects, and data corruption could disrupt our operations, adversely affect the experience of our users or customers, harm our reputation, cause our users to stop utilizing our offerings, divert our resources, and delay market acceptance of our offerings, any of which could result in liability to us or harm our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

If our user and customer base and engagement grows, and the amount and types of offerings we provide grow and evolve, we will need an increasing amount of technical infrastructure, including network capacity and computing power, to satisfy our users’ and customers’ needs. Such infrastructure expansion may be complex, and unanticipated delays in completing these projects or availability of components may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of our offerings. In addition, there may be issues related to this infrastructure that are not identified during the testing phases of design and implementation, which may only become evident after we have started to fully use the underlying equipment or software, that could further degrade the user or customer experience or increase our costs. As such, we could fail to effectively scale and grow our technical infrastructure to accommodate increased demands. In addition, our business may be subject to interruptions, delays or failures resulting from adverse weather conditions, other natural disasters, power loss, terrorism, cyber-attacks, public health emergencies, or other catastrophic events.

We believe that if our users or customers have a negative experience with our offerings, or if our brand or reputation is negatively affected, users and customers may be less inclined to utilize our products and services or to recommend our offerings to other potential users and customers. As such, a failure or significant interruption in our service could harm our reputation, business, financial condition, and operating results.

Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers, breached due to employee or contractor error, malfeasance, or other cybersecurity risks or disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, fines, and the payment of damages, restrictions on our ability to use data, disruption of our operations and the services we provide to users, damage to our reputation, and a loss of confidence in our products, services, and systems, which could adversely affect our business.

The secure maintenance and transmission of personally identifiable information of our users is a critical element of our operations. Our information technology and other systems that maintain and transmit user information, or those of our customers, service providers, business partners, or employees may be compromised by a malicious third-party penetration of our network security, or that of a third-party service provider or business partner or impacted by intentional or unintentional actions or inactions by our employees, or those of a third-party service provider or business partner. As a result, our users’ information may be lost, disclosed, accessed, or taken without our users’ consent. We have experienced attempts to breach our systems and other similar incidents in the past and anticipate that it may occur in the future. For example, we expect that we will be subject to attempts to gain unauthorized access to or through our information systems, whether by our employees or third parties, including cyber-attacks by computer programmers and hackers who may develop and deploy viruses, worms or other malicious software programs. To date, attempts to breach our systems have not had a material impact on our business, operations, or financial results, but we cannot provide assurance that they will not have a material impact in the future.

We rely on encryption and authentication technology licensed from third parties in an effort to securely transmit confidential and sensitive information, including payment card information. Advances in computer capabilities, new technological discoveries, or other developments may result in the whole or partial failure of this technology to protect transaction data or other confidential and sensitive information from being breached or compromised. In addition, apps and websites are often attacked through compromised credentials, including those obtained through phishing and credential stuffing. Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to breach our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches, or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by our apps, websites, networks, and systems or that we or such third parties otherwise maintain, including payment card systems, which may subject us to fines or higher transaction fees or limit or terminate our access to certain payment methods. We and such third parties may not anticipate or prevent all types of attacks until after they have already been launched. Further, techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers.

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In addition, distributed ledger technology is an emerging technology that offers new capabilities that are not fully proven in use. As with other novel software products, the computer code underpinning the distributed ledger technology used in our Platform may contain errors, or function in unexpected ways and may cause the software to break or function incorrectly.

Furthermore, security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by third parties. These risks may increase over time as the complexity and number of technical systems and applications we use also increases. Breaches of our security measures or those of our third-party service providers or cybersecurity incidents could result in unauthorized access to our sites, networks, and systems; unauthorized access to and misappropriation of user information, including users’ personally identifiable information, or other confidential or proprietary information of ourselves or third parties; viruses, worms, spyware, or other malware being served from our sites, networks, or systems; deletion or modification of content or the display of unauthorized content on our sites; interruption, disruption, or malfunction of operations; costs relating to breach remediation, deployment of additional personnel and protection technologies, response to governmental investigations, and media inquiries and coverage; engagement of third-party experts and consultants; or litigation, regulatory action, and other potential liabilities. In the past, we have experienced social engineering, phishing, malware, and similar attacks and threats of denial-of-service attacks, none of which to date has been material to our business; however, such attacks could in the future have a material adverse effect on our operations, business, and financial condition. If any of these breaches of security should occur and be material, our reputation and brand could be damaged, our business may suffer, we could be required to expend significant capital and other resources to alleviate problems caused by such breaches, and we could be exposed to a risk of loss, litigation, or regulatory action and possible liability. We cannot guarantee that recovery protocols and backup systems will be sufficient to prevent data loss. Actual or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees, and engage third-party experts and consultants.

In addition, any party who is able to illicitly obtain access to a user’s account could access the user’s transaction data or personal information, resulting in the perception that our systems are insecure. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data protection, data security, network, and information systems security and other laws and cause significant legal and financial exposure, adverse publicity, negative impact to our brand and reputation, and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless. We plan to continue to devote significant resources to protect against security breaches or we may need to in the future to address problems caused by breaches, including notifying affected users in accordance with regulatory requirements and responding to any resulting litigation, which in turn, may divert resources from the growth and expansion of our business.

Because we maintain certain information about our users, we are subject to various privacy laws both in the U.S. and internationally. Our failure to comply with such laws could expose us to penalties, fines, and litigation, and it could adversely impact our reputation and brand, any of which could adversely affect our business.

We are subject to various privacy laws in the U.S. and foreign jurisdictions and we expect that new industry standards, laws and regulations will continue to be proposed regarding privacy, data protection and information security in many jurisdictions, including the California Consumer Privacy Act of 2018, which went effective January 1, 2020 and the California Consumer Privacy Rights Act (“CCPA”), which went effective on January 1, 2023, which impose obligations for the handling, disclosure and deletion of personal information for California residents. Virginia and other states have enacted, or are considering enacting, data privacy laws similar to the CCPA. Certain of these laws, including the CCPA also requires companies to give residents the ability to opt out of the sale of their personal information and creates potential liability for companies that fail to take adequate steps to protect personal information where that failure results in a data breach.

In the European Union, the General Data Protection Regulation of 2018 (the “GDPR”) significantly expanded the rules on using personal data and increased the risks of processing personal data. Some of the new requirements include:

●	accountability and transparency requirements, which require those who control data to demonstrate and record compliance and provide certain detailed information to users regarding the ways in which data is used and processed;

●	enhanced data consent requirements, which includes “explicit” consent with regard to information the regulation classifies as sensitive data;

●	obligations to consider data privacy as new products, services and systems are developed, including ways to limit accessibility of data as well as the amount of information collected, processed, and stored;

●	constraints on using data to profile users;

●	obligations to provide users with personal data in a usable format on request and to erase personal data in certain circumstances; and

●	reporting to data protection authorities of potential breaches without undue delay (72 hours, where feasible).

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Other foreign jurisdictions in which the Company operates, or in which it has it services available, have implemented, or are considering implementing, data privacy laws and regulations, many of which are similar to the GDPR. Although we attempt to stay current with such developments in the jurisdictions in which we or our subsidiaries operate, our policies and procedures for compliance with data privacy laws and regulations, may not be up-to-date or implemented correctly or our management, employees or agents. thereby not complying with current procedures. Moreover, our third-party agents in foreign jurisdictions may likewise not implement policies and procedures that are the most current for their jurisdiction, thereby creating a risk factor for us. Failure to comply with data privacy laws and regulations may have serious financial consequences. We could face significant sanctions, statutory damages, and damage to our reputation resulting in a material adverse effect on our results of operations, business, or financial condition.

Our business could be adversely impacted by changes in the Internet and mobile device accessibility of users.

Our business depends on users’ access to our offerings via a mobile device or personal computer and the Internet. We may operate in jurisdictions that provide limited data or Internet connectivity, particularly as we expand into foreign markets. Internet access and access to a mobile device or personal computer are frequently provided by companies with significant market power that could take actions that degrade, disrupt, or increase the cost of consumers’ ability to access our offerings. In addition, the Internet infrastructure that we and our users rely on in any particular geographic area may be unable to support the demands placed upon it and could interfere with the speed and availability of our offerings. Any such failure in Internet or mobile device or computer accessibility, even for a short period of time, could adversely affect our results of business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

We operate in a rapidly evolving industry and if we fail to successfully develop, market, or sell new products or adopt new technology platforms, it could materially adversely affect our business, results of operations, and financial condition.

Our Platform and other software products are in a market characterized by rapid technological advances, evolving standards in software and hardware technology, and frequent new product introductions and enhancements that may render existing products, services, and systems obsolete. Competitors are continuously upgrading their product offerings with new features, functions, and content. In addition, we may be required to refine our software and technology platform to address regulatory changes in the markets in which we operate or plan to operate. In order to remain competitive, we may need to periodically modify and enhance our technology platform and service offerings.

We cannot assure you that we will be able to respond to rapid technological or regulatory changes in our industry. In addition, the introduction of new products or updated versions of existing products and the underlying technology that supports such products has inherent risks, including, but not limited to, risks concerning:

●	product quality, including the possibility of software defects, which could result in claims against us or the inability to sell our products;

●	the accuracy of our estimates of user or customer demand, and the fit of the new products and features with users’ or customers’ needs;

●	the need to educate our sales, marketing and services personnel to work with the new products and features, which may strain our resources and lengthen sales cycles;

●	market acceptance of initial product releases; and

●	competitor product introductions or regulatory changes that render our new products obsolete.

Developing, enhancing and localizing software is expensive, and the investment in product development may involve a long payback cycle. However, we believe that we must dedicate a significant number of resources to our developmental efforts to maintain our competitive position. However, funding for such development efforts may not be available on favorable terms if at all, and we may not receive significant revenue from these investments for several years, if at all. In addition, as we or our competitors introduce new or enhanced offerings, the demand for our offerings, may decline.

We may not timely and effectively scale and adapt our technology and network infrastructure to ensure that our Platform is accessible, which would adversely affect our business, reputation, financial condition, and results of operations.

Once we completely resume operations, we expect to make significant investments to improve the availability of our Platform and to enable rapid releases of new features and services, funding permitting. However, it may become increasingly difficult to maintain and improve the availability of our Platform, especially during peak usage times and as our Platform becomes more complex and if our user and customer traffic increase. If our Platform is unavailable when users and customers attempt to access it or it does not respond as quickly as they expect or it experiences capacity constraints due to an overwhelming number of users or customers accessing our Platform simultaneously, users or customers may seek other offerings, and may not return to our Platform as often in the future, or at all. This would adversely affect our ability to attract users and customers and decrease the frequency with which they use our Platform. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed, or develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, reputation, financial condition, and results of operations would be adversely affected.

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Our Platform may be vulnerable to risks, both foreseen and unforeseen, arising from our application of distributed ledger technology.

Prior to the Operational Cessation, our Platform utilized distributed ledger technology by preserving a cryptographic ledger of the user identification, draw identification, ticket identification, and game numbers into an immutable ledger. The distributed ledger was append-only and kept a complete record of all changes to the provided data that could not be deleted, modified, or overwritten. Distributed ledger technology is a relatively new, evolving technology. Accordingly, the further development and future viability of this technology is generally undetermined with practical and ideological challenges which may affect its further development or integration into our Platform.

Regulatory and Compliance Risks

A jurisdiction may enact, amend, or reinterpret laws and regulations governing our operations in ways that impair our revenues, cause us to incur additional legal and compliance costs and other operating expenses, or are otherwise not favorable to our existing operations or planned growth, all of which may have a material adverse effect on us or our results of operations, cash flow, or financial condition.

State and federal laws in the U.S. govern and, in some cases, limit our business practices. For example, the Interstate Wagering Amendment to 18 U.S.C. § 1301 (the “Interstate Wagering Amendment”) limits our ability to purchase lottery games for a user located in one state from a lottery authority located in another state, except under certain limited circumstances, such as where the lottery authorities in the respective states allow the sales. Therefore, for our users located within the U.S., we only purchase lottery games for users geolocated to be physically situated within the U.S. state or jurisdiction where the lottery game they are purchasing is being conducted, unless an exception were to be authorized by the applicable lottery authorities.

In addition, our business is subject to extensive regulation by multiple domestic and foreign governmental authorities and the laws and regulations governing companies conducting sweepstakes and lottery related operations on the Internet and over mobile networks and purchasing of lottery tickets on behalf of others. Such laws and regulations within U.S. and international jurisdictions are subject to change and the effect of such changes on our ongoing and potential operations cannot be predicted with certainty. Governmental authorities continually evaluate a wide range of issues that impact the mobile and online lottery and gaming industries. As a result, a jurisdiction may enact, amend, or reinterpret laws and regulations governing our operations in ways that impair our revenues, cause us to incur additional legal and compliance costs and other operating expenses, or are otherwise not favorable to our existing operations or planned growth, all of which may have a material adverse effect on us or our results of operations, cash flow, or financial condition.

There have been several proposed state and federal bills to prohibit or restrict interactive or online lottery sales, some of which have been successful. For example, in 2015, the Minnesota legislature passed an amendment to the state’s lottery law prohibiting the sale of scratch lottery tickets over the Internet. In certain jurisdictions, the sale of lottery tickets through couriers is expressly unlawful. Laws restricting the sale of lottery tickets via the Internet, through mobile networks or by courier, or that otherwise materially impact our operations, including those relating to sweepstakes, may be proposed or passed in the future at either the federal or state level or by foreign governments. For example, in 2023, the State of Texas passed Senate Bill 1820 (the “Texas Bill”), which among other things, limited online lottery gaming and the use of courier services in Texas. Any proposal or passage of such laws may reduce our revenues or require us to expend a significant amount of our funds and resources and incur additional legal and other expenses, thereby creating a material adverse effect on us or our results of operations, cash flow, or financial condition.

Changes in the executive branches of government in the U.S. as well as in foreign countries, may affect policies on lotteries and mobile gaming. For example, variations in the interpretation of The Federal Wire Act of 1961 (the “Wire Act”) by the Office of Legal Counsel (the “OLC”) of the Department of Justice (the “DOJ”) has had a material impact on the online gaming and lottery industry within the U.S. For more information, see “If there is a final determination on the applicability of the Wire Act to our operations and it is determined or codified that the Wire Act extends to transmission of lottery games in interstate or foreign commerce, certain of our operations that are not currently restricted by statute or practice to a state’s territorial boundaries may be negatively impacted or eliminated, which may have a material adverse effect on our business, financial conditions, and results of operations.” We have and may from time to time in the future retain government affairs specialists in domestic and international jurisdictions to advise elected and appointed officials regarding our perspectives on legislation and regulations related to lottery and other aspects of our business, to monitor such legislation and regulations, and to otherwise provide us with advice regarding our relations with such officials. Such efforts, however, may not be successful in whole or in part and changes in such laws or policies could have a material adverse effect on us or our results of operations, cash flow, or financial condition.

We cannot ensure that our activities or the activities of those third parties with whom we do business will not become the subject of regulatory or law enforcement proceedings. Further, lottery regulatory associations, including the Multi-State Lottery Association (the “MUSL”), and certain lottery entities both domestically and internationally exercise significant authority regarding the means and manner in which the lottery and its products are marketed and sold as well as the equipment, technology and services deployed by retailers and resellers of such lottery products. Our activities or the activities of those third parties with whom we do business may become the subject of further inquiries, investigations or enforcement proceedings by such authorities or entities. Any such proceeding by regulatory or law enforcement or associations or entities may have a material adverse effect on us or our results of operations, cash flow, or financial condition.

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If there is a final determination on the applicability of the Wire Act to our operations and it is determined or codified that the Wire Act extends to transmission of lottery games in interstate or foreign commerce, certain of our operations that are not currently restricted by statute or practice to a state’s territorial boundaries may be negatively impacted or eliminated, which may have a material adverse effect on our business, financial conditions, and results of operations.

The Wire Act of 1961 provides that anyone engaged in the business of betting or wagering that knowingly uses a wire communication facility for the transmission in interstate or foreign commerce of bets or wagers or information assisting in the placing of bets or wagers on any sporting event or contest, or for the transmission of a wire communication that entitles the recipient to receive money or credit as a result of such bets or wagers, or for information assisting in the placing of such bets or wagers, may be fined or imprisoned, or both. However, the Wire Act provides that it shall not be construed to prevent the transmission in interstate or foreign commerce of information for use in news reporting of sporting events or contests, or for the transmission of information assisting in the placing of bets or wagers on a sporting event or contest from a state or foreign country where betting on that sporting event or contest is legal.

Until 2011, there was uncertainty as to whether the Wire Act prohibited the conduct of intrastate lottery transactions via the Internet by U.S. states if such transactions crossed state lines. Essentially, there was a debate with regard to whether all of the prohibitions in the Wire Act applied only to bets or wagers on a “sporting event or contest” as used in the Wire Act, or all bets or wagers. In late 2011, the OLC issued an opinion that concluded the conduct prohibited by the Wire Act was limited to sports gambling (the “2011 DOJ Opinion”). Following the issuance of the 2011 DOJ Opinion, six state lotteries offered internet sales of scratch lottery games to in-state customers, and several other states allowed subscription sales of draw games via the Internet. Notably, in 2017, the Commonwealth of Pennsylvania authorized the Pennsylvania Lottery to distribute lottery products, including scratch ticket games, through numerous channels that included web applications, mobile applications, and social media.

In January 2019, the OLC issued the 2019 Opinion, which concluded that the restrictions in the Wire Act on the transmission in interstate or foreign commerce of bets and wagers was not limited to sports gambling but applied to all bets and wagers, including those involving state lotteries. Multiple lawsuits were filed challenging the validity of the 2019 Opinion.

On June 3, 2019, the federal district court in New Hampshire determined that the Wire Act applies exclusively to sports gambling and set aside the 2019 Opinion. The New Hampshire federal district court declined, however, to issue a nationwide injunction in the case. On August 16, 2019, the DOJ appealed the New Hampshire federal district court’s decision to the First Circuit.

On January 20, 2021, the First Circuit affirmed the District Court’s decision, determining that the Wire Act applies only to interstate wire communications related to sporting events or contests. Finding that the declaratory judgment was an adequate remedy at law, the First Circuit declined to set aside the 2019 Opinion under the Administrative Procedure Act. In addition to the First Circuit’s decision, the Fifth Circuit has previously held the Wire Act prohibitions apply only to sports gambling.

On September 15, 2022, the United States District Court for the District of Rhode Island entered an order siding with the First Circuit’s interpretation of the Wire Act and holding that “the Wire Act applies only to ‘bets or wagers on any sporting event or contest.”

Notwithstanding the above, currently, there is no definitive ruling from the U.S. Supreme Court on the issue, and the courts in other U.S. Circuits might take a different position. Because many of the Company’s operations occur outside the jurisdiction of the First Circuit and the Fifth Circuit, and because the First Circuit did not set aside the 2019 Opinion, we are still monitoring the potential impact of the 2019 Opinion on our business. If courts outside the First Circuit, Fifth Circuit or the U.S. Supreme Court take a different position on the applicability of the Wire Act to our operations, the Wire Act may have a material adverse effect on our business, financial conditions, and results of operations. In particular, should it ultimately be determined or codified that the Wire Act extends to transmission of lottery games in interstate or foreign commerce, certain of our operations that are not currently restricted by statute or practice to a state’s territorial boundaries may be negatively impacted or eliminated. Further, in such event, the DOJ or other federal regulatory authorities may determine that the manner in which we operate our technology is deemed to be interstate or foreign commerce and accordingly a violation of such interpretation of the Wire Act. Either event could have a material adverse effect on us or our results of operations, cash flow, or financial condition, could force us to cease our operations (if any), seek bankruptcy protection, and could further subject us to litigation, fines and penalties.

If the Interstate Wagering Amendment is interpreted or applied to prohibit transmissions to foreign countries, it could have a negative impact on our business, financial condition, and results of operations.

Various federal laws prohibit the transportation of lottery tickets, advertisements, and paraphernalia in interstate or foreign commerce or through the mail, except under certain circumstances. Generally, such laws do not apply to state or charitable lotteries conducted in accordance with the laws of the state in which such lottery is operated. The Interstate Wagering Amendment, enacted in 1994, sought to close a “loophole” in the federal laws allowing the sale of lottery tickets across state lines “via computer transaction with no paper crossing state lines.”

The Interstate Wagering Amendment specifically provides: “Whoever . . . being engaged in the business of procuring for a person in 1 State such a ticket, chance, share or interest in a lottery, gift, [sic] enterprise or similar scheme conducted by another State (unless that business is permitted under an agreement between the States in question or appropriate authorities of those States), knowingly transmits in interstate or foreign commerce information to be used for the purpose of procuring such a ticket, chance, share, or interest” shall have committed an offense under 18 U.S.C. § 1301.

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Unless covered by one of the exceptions, therefore, we are prohibited from transporting lottery tickets across state lines or transmitting information to be used for the purpose of procuring a lottery ticket for a lottery conducted by a state to a person in another state. “State” is defined as “a State of the United States, the District of Columbia, the Commonwealth of Puerto Rico, or any territory or possession of the United States.” The definition of “foreign government” on the other hand, expressly excludes U.S. states and territories. Based on the use of the words “1 State” and “another State” and the omission of the term “foreign country”, we believe the Interstate Wagering Amendment does not prohibit transmission of information for the purpose of procuring tickets for persons in foreign countries.

If the Interstate Wagering Amendment is interpreted or applied to prohibit transmissions to foreign countries, however, it could have a negative impact on our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless. Additionally, reinterpretation of the Wire Act to prohibit transmissions of information to foreign countries for the purpose of procuring such tickets could also negatively impact our business. For more information, see “Regulatory and Compliance Risks - If there is a final determination on the applicability of the Wire Act to our operations and it is determined or codified that the Wire Act extends to transmission of lottery games in interstate or foreign commerce, certain of our operations that are not currently restricted by statute or practice to a state’s territorial boundaries may be negatively impacted or eliminated, which may have a material adverse effect on our business, financial conditions, and results of operations.”

Our business model and the conduct of our operations may have to vary in each U.S. jurisdiction where we do business to address the unique features of applicable law to ensure we remain in compliance with that jurisdiction’s laws. Our failure to adequately do so may have an adverse impact on our business, financial condition, and results of operations.

Lottery laws vary among U.S. jurisdictions. This means that our business model and the conduct of our operations may have to vary in each jurisdiction where we do business to ensure we remain in compliance with applicable laws. For example, some jurisdictions prohibit lottery ticket courier services, while some jurisdictions in the U.S. prohibit charging certain fees to the user, and further still, some jurisdictions require us to be licensed or registered, which will require us to incur certain costs in connection with the licensing or registration process. In each U.S. jurisdiction, we may be required to structure our business model and conduct our operations differently to address the unique features of applicable law.

Many of the U.S. jurisdictions in which we have historically done business or anticipate doing business in the future require that lottery game tickets be sold only by licensed retailers and prohibit sale or resale of lottery tickets at prices in excess of the purchase price designated by the applicable regulatory authority. Because lottery tickets are typically considered bearer instruments, we can purchase tickets on behalf of our users and customers and charge certain service fees within the limits of the applicable laws in each U.S. jurisdiction. In most cases, with Virginia being a notable exception, the laws do not specifically prohibit users from engaging our services to purchase lottery tickets on their behalf. However, certain types of fees are prohibited in certain jurisdictions. For example, Pennsylvania prohibits “any fee associated with the acquisition or transportation of lottery tickets or shares” and Illinois law prohibits service charges, handling fees or other costs added to the established price of a ticket. In those states and other states with similar prohibitions, we will need to structure our business model to comply with the relevant laws while still endeavoring to operate profitably.

If a U.S. jurisdiction prohibits our services, imposes onerous licensing or regulatory requirements, or imposes restrictions on the fees we charge, either by enacting new statutes or regulations or by reinterpreting existing statutes and regulations, such restrictions and requirements could have a material adverse effect on our results of operations, cash flow, or financial condition, force us to change our operations in that state, or cease operations in that state altogether.

In some jurisdictions our key executives, certain employees, or other individuals related to our business may be subject to licensing or compliance requirements. Failure by such individuals to obtain the necessary licenses or comply with individual regulatory obligations, could cause our business to be non-compliant with such obligations, or imperil our ability to obtain or maintain licenses that may be necessary for the conduct of our business. In some cases, the remedy to such a situation may require the removal of a key executive or employee and the mandatory redemption or transfer of such person’s equity securities.

We currently hold a license issued by the Texas Lottery Commission to conduct the retail sale of lottery tickets in the State of Texas. We may determine or be required to secure additional licenses from other regulatory authorities with jurisdiction over lottery operations in new markets in which we contemplate expansion. Such licensure may impose additional obligations on us and our operations, which may include continuous disclosure to and an investigation by the applicable regulatory authority into the financial stability, integrity and business experience of the Company, its affiliates, and their respective significant stockholders, directors, officers, and key employees. In markets in which we have not previously operated or in newly regulated markets, licensing regimes may impose licensing requirements or conditions with which we have not previously been required to comply, which may include locating technical infrastructure within the relevant territory, establishing real-time data interfaces with the regulatory authority, implementing consumer protection, responsible gaming and privacy measures, or additional approvals or certifications of our technology, all of which may present operational challenges and material costs, and any of which may have a material adverse effect on us or our results of operations, cash flow, or financial condition.

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(a) To the extent that any stockholder, director, officer or key employee is required to submit to required background checks and provide disclosure and fails to do so, or they or the Company fail to do so to the satisfaction of the relevant regulatory authority, such failure may jeopardize the grant of a license, provide grounds for termination of an existing license, or result in the imposition of penalties. Generally, any person or entity that fails or refuses to apply for a finding of suitability or a license within the prescribed period after being advised by a competent authority that they are required to do so may be denied a license or found unsuitable, as applicable, which may result in our being required to sever our relationship with such person or entity. Further, we may be subject to disciplinary action or suffer revocation of licensure if, following notification that a person or entity is disqualified or unsuitable, we: pay them any dividend or interest upon our shares; (b) allow them to exercise, directly or indirectly, any voting right conferred through the shares they hold; (c) pay them remuneration in any form for services rendered or otherwise; or (d) if required, fail to pursue all lawful efforts to terminate their association with the Company or require them to relinquish their shares.

In some U.S. jurisdictions, certain stockholders may also be required to file applications or submit to background checks. While such requirements typically apply only to stockholders in excess of certain thresholds (such as five or ten percent of the outstanding shares) or to stockholders who also have an active role in the Company, we cannot ensure that such jurisdictions might not seek licensure of additional stockholders in the future.

We cannot ensure that our activities will remain in compliance or that we will continue to receive all licenses or license renewals for which we apply. The loss of a license that we currently hold, or failure to receive a license, could have a material adverse effect on us or on our business, financial condition, or results of operations.

Gaming and lottery authorities may revoke or suspend licenses, levy fines against us, or seize certain of our assets if we violate gaming regulations. We cannot ensure that we will be able to obtain or maintain the necessary licenses or approvals or that the licensing process will not result in delays or adversely affect our operations. Disciplinary action against a license holder in one jurisdiction could lead regulators in other jurisdictions to pursue similar action.

We cannot ensure that regulatory or governmental authorities will not seek to restrict our business in their jurisdictions or institute enforcement proceedings against us. We cannot ensure that any instituted enforcement proceedings will be favorably resolved, or that such proceedings will not have a material adverse effect on our ability to retain and renew existing licenses or to obtain new licenses.

We plan to continually develop internal compliance programs and requirements in an effort to ensure that we comply with legal requirements imposed in connection with our activities and generally applicable to all publicly traded companies, however, we cannot ensure that they will prevent the violation of one or more laws in any jurisdiction in which we conduct business, which may have an adverse impact on our business, financial condition, and results of operations.

We plan to continually develop internal compliance programs in ongoing efforts to ensure our compliance with legal requirements imposed in connection with our business activities and with legal requirements generally applicable to all publicly traded companies. While we are firmly committed to full compliance with all applicable laws, and plan to continue to establish appropriate procedures and policies, we cannot ensure that our compliance program will prevent the violation of one or more laws or regulations, or that a violation by us, an employee, a customer, a subsidiary or an affiliate will not result in the imposition of a monetary fine or suspension or revocation of one or more of our governmental licenses, findings of suitability, registrations, permits and approvals, which could have a material adverse effect on us or on our results of operations, cash flow, or financial condition.

While we are confident that we will face additional regulatory requirements as we expand, we cannot predict the effect of future regulatory requirements to which our operations might be subject or the manner in which such requirements might be enforced. The compliance policies and procedures we implement may not always be followed at all times by directors, management, employees, agents, partners and other related parties, whether through neglect or intention. Our policies and procedures have not and may not effectively detect and prevent violations of applicable laws by one or more of our directors, management, employees, agents, partners, customers, affiliates, or other related or third parties. As a result, we or our directors, management, employees, agents, partners, customers, affiliates, or other related or third parties could be subject to investigations, criminal and civil penalties, sanctions or other enforcement measures that in turn could have a material adverse effect on our results of operations, cash flow, or financial condition.

We take our corporate responsibility to our users, customers, and the requirements of the regulatory authorities in the jurisdictions in which we operate very seriously and are focused on maintaining a safe and responsible gaming environment. Our failure to remain in compliance with underage and responsible gaming requirements or any amendments or additions to such requirements could have a material adverse effect on us, our reputation and brand, or on our business, results of operations, or financial condition.

We are committed to compliance with the underage and responsible gaming requirements set forth in the domestic and international statutes and regulations in the jurisdictions in which we do business and, as applicable, that govern our operations. We take our corporate responsibility to our users, customers and the regulators in the jurisdictions in which we operate very seriously and are focused on maintaining a safe and responsible gaming environment. We will continue to evaluate and develop our technology to meet the statutory requirements regarding responsible gaming and self-exclusion as well as our own self-imposed objectives regarding corporate social responsibility, as demonstrated by our ongoing compliance objectives and policies.

All of the U.S. jurisdictions and most of the foreign jurisdictions in which we operate prohibit sales of lottery tickets to persons under 18 years of age. We have instituted know-your-customer requirements to aid our efforts in identifying minors and preventing them from using our services. In many cases, these requirements apply to our lottery retailer partners and may not apply to us. Nevertheless, if we fail to abide by these requirements, our partners may be reluctant to do business with us or the applicable regulatory authorities may amend the requirements to apply specifically to us, to the extent that they do not already do so.

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Many jurisdictions, especially foreign jurisdictions, are imposing more stringent rules with regard to underage and responsible gaming. This trend could continue to spread and both U.S. and foreign jurisdictions may strengthen underage and responsible gaming requirements. In the event that any jurisdiction in which we operate mandates additional requirements regarding corporate social responsibility, responsible gaming, self-exclusion, or similar mandates, we may be required to undertake additional technological initiatives to remain in compliance. Implementation of any such initiatives may present operational challenges and material costs and divert the attention of management and our systems developers and engineers, any of which may have a material adverse effect on us or our results of operations, cash flow, or financial condition. The failure to remain in compliance with underage and responsible gaming requirements or any amendments or additions to such requirements could have a material adverse effect on us or on our business, results of operations, or financial condition.

We are subject to governmental laws and requirements of the U.S. and various foreign jurisdictions in which we operate regarding anti-bribery, anti-corruption, economic and trade sanctions, anti-money laundering, and counter-terror financing. Alleged or actual violation of any of these laws or requirements could negatively impact our brand and reputation, our ability to obtain or maintain any governmental licenses, findings of suitability, registrations, permits, and approvals, any of which could negatively impact our business, financial condition, and results of operations.

As a digital company operating within the U.S. and subject to the jurisdiction of various foreign governments and regulatory agencies, we are accordingly subject to domestic and foreign laws regarding anti-bribery, anti-corruption, economic and trade sanctions, anti-money laundering, and counter-terror financing.

Our operations and our growth plans, including in connection with our intent to expand into new markets and undertake strategic acquisitions when we have sufficient funding to do so, may bring our officers, directors, employees, and representatives into contact with “foreign officials” responsible for issuing or renewing governmental licenses, findings of suitability, registrations, permits and approvals, or for otherwise enforcing governmental regulations and requirements. In our contact with such foreign officials, we are required to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, which include the U.S. Foreign Corrupt Practices Act (the “FCPA”), and the U.K. Bribery Act 2010 (the “U.K. Bribery Act”), as well as corresponding laws and regulations of the other countries where we do business. The FCPA, the U.K. Bribery Act, and other applicable laws prohibit us and our officers, directors, employees, and business partners acting on our behalf, from corruptly offering, promising, authorizing, or providing anything of value to foreign officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The U.K. Bribery Act also prohibits non-governmental “commercial” bribery and accepting bribes. Our operations, trade practices, investment decisions, and partnering activities may be restricted as a result.

In addition, some of the foreign locations in which we operate lack a developed legal system and may experience elevated levels of corruption. Our foreign operations expose us to the risk of inadvertently violating, or being accused of violating, anti-corruption laws and regulations. Our failure to successfully comply with any such laws and regulations may expose us to brand and reputational harm, as well as significant sanctions, including criminal fines, imprisonment, civil penalties, disgorgement of profits, and injunctions, as well as impacting our ability to maintain or obtain any governmental licenses, findings of suitability, registrations, permits and approvals. Further, investigations of alleged violations can result in substantial costs, fines, or penalties and diversion of our resources. We are continuously developing, monitoring and maintaining the various governmental requirements to comply with applicable anti-corruption laws and regulations, however, there is no certainty that they will effectively prevent violations for which we may be held responsible, or at all.

We are currently required to comply with U.S. economic and trade sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”). Our Platform may be accessible from a sanctioned country in violation of applicable trade and economic sanctions. As part of our ongoing compliance efforts, we are implementing requirements to ensure that we do not violate these laws and regulations, however, our failure to adequately fulfill such requirements, fully perform any and all compliance requirements, or otherwise breach any compliance requirements of the OFAC could result in our being subject to penalties, fines or other enforcement actions.

We process, support and execute financial transactions as part of our business and disburse funds on behalf of certain of our users, including receiving payment card information and processing payments for and due to our users. Accordingly, we may be subject to various U.S. and foreign government anti-money laundering and counter-terrorist financing laws and regulations that prohibit, among other things, involvement in transferring the proceeds, in whole or in part, for criminal or terrorist activities, including, for example, in the U.S., the Bank Secrecy Act of 1970, as amended (the “BSA”), and certain provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”). Although we have developed a risk-based anti-money laundering program that we are implementing, in the event that we breach any of these laws and regulations that are applicable to us, we could be subject to significant civil fines, penalties, inquiries, audits, investigations, enforcement actions, and criminal and civil liability.

Any failure on our part to implement, maintain or follow the necessary processes and policies to comply with these regulations and requirements, or to adapt our processes and policies to changes in laws or regulations would adversely impact our brand and reputation, or our ability to obtain or maintain any governmental licenses, findings of suitability, registrations, permits and approvals, and would negatively impact our business, financial condition and results of operations.

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We are subject to domestic and foreign laws relating to processing certain financial transactions, including payment card transactions, and failure to comply with those laws, even if inadvertent, could have a material adverse effect on our business, financial condition, and results of operations.

As a result of our undertaking certain payment transactions on behalf of certain of our users, including receiving payment card information and processing payments, we have been subject and may continue to be subject to or we may voluntarily comply with a number of rules, laws and regulations relating to privacy and information security, electronic fund transfers, payment services and convenience fees. If we were found to be in violation of applicable rules, laws and regulations, we could be subject to additional liability, including card association and governmental fines or other sanctions, and we could be forced to otherwise change our business practices in certain jurisdictions, or be required to obtain additional licenses or regulatory approvals.

We have implemented procedures and continue to implement policies and procedures to preserve and protect payment data against loss, corruption, misappropriation caused by systems failures, unauthorized access or misuse. However, to the extent we retain our user’s data, we could be subject to liability claims by users for the misuse of that information, which could negatively impact our ability to utilize certain payment cards, or undertake certain transactions, which could disrupt our business. Failure to comply with these rules and laws may subject us to, among other things, additional costs or changes to our business practices, liability for monetary damages, fines or criminal prosecution, reputation and brand damage, and restrictions on our ability to process and support financial transactions, any of which could have a material adverse effect on our business, financial condition and results of operations.

Tax and other regulatory authorities may successfully assert that we have not properly collected or remitted withholding taxes, and as a result may successfully impose additional obligations, fines, penalties or other financial liability on us, any of which could adversely affect our business, financial condition, and results of operations.

Federal tax rules generally require payers to report payments to unrelated parties to the Internal Revenue Service. In the event of our failure to comply with such reporting obligations, due to failure in the application of our judgment in evaluating our obligations, our effective compliance with our internal process and its execution, or with respect to the process and manner in which we calculate and remit amounts due and owing to taxing authorities timely or at all, could subject us to brand and reputational damage, fines, penalties, and other financial liability, any of which could harm our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

In certain instances, we have collected and remitted applicable withholding taxes in the claims and redemption process. Regulatory and tax authorities may raise questions about, or challenge or disagree with, this practice, or in the application of our judgment in evaluating our obligations, our effective compliance with our internal process and its execution, or with respect to the process and the manner in which taxes are calculated, remitted and withheld as a result. A successful assertion by one or more regulatory or tax authorities requiring us to alter our practice could result in brand and reputational damage, fines, penalties and other financial liability, or discourage our users and commercial partners from using our Platform, any of which could harm our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

Human Capital Risks

Our success will depend on our ability to hire employees in the future. Recruitment and retention of these individuals is vital to growing our business and our executing our business plans. The loss of any of our key executives or other key employees could harm our business.

We currently have nine employees who manage and operate our business, including our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, other employees as well as thirteen key outside contractors. While we have experienced significant turnover of our executive officers in past years, we expect that the leadership of our current key executives and employees will be a critical element of our success in the future. The departure, death or disability of any one of our executive officers or employees or other extended or permanent loss of any of their services, or any negative market or industry perception with respect to any of them or their loss, could have a material adverse effect on our business.

In addition, our failure to re-hire, or hire new employees in the future may limit our ability to restart our business operations and generate revenue. We believe our success and our ability to compete and grow following the Operational Cessation will depend in large part on the efforts and talents of our current and future employees and on our ability to retain highly skilled personnel. The competition for these types of personnel is intense and we compete with other potential employers for the services of appropriately skilled employees. As a result, we may not succeed in hiring and retaining the executives and other key employees that we need. Employees, particularly highly skilled developers and engineers are in high demand, and we will need to devote significant resources to identifying, hiring, training, successfully integrating and retaining such employees, including significant financial resources, which we may not have when needed. We cannot provide assurance that we will be able to attract or retain such highly qualified personnel in the future. In addition, the loss of future employees or the inability to hire skilled employees as necessary could result in significant disruptions to our business, and the integration of replacement personnel could be time-consuming and expensive and cause additional disruptions to our business.

If we do not succeed in attracting, hiring, and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively and our business, financial condition and results of operations could be seriously harmed.

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Illegal, improper, or otherwise inappropriate activity of our couriers, whether or not occurring while performing their duties for us, could expose us to liability and adversely affect our business, reputation, brand, financial condition, and results of operations.

Illegal, improper, or otherwise inappropriate activities by our couriers, including the activities of individuals who may have previously engaged with, but are not then receiving or providing services offered through, our Platform or individuals who are intentionally impersonating users or couriers or the activities of couriers while purchasing lottery game tickets, may occur, which could adversely affect our reputation, brand, business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless. These activities may include attempted theft, unauthorized use of payment card or financial account information, user identity theft, theft of lottery games, and other misconduct. Such activities may result in injuries or damage for users and third parties, or business interruptions, reputational and brand damage, or other significant liabilities for us.

While we have implemented various measures intended to anticipate, identify, and address the risk of these types of activities, these measures may not adequately address or prevent all illegal, improper, or otherwise inappropriate activity by these parties from occurring and such conduct could expose us to liability, including through litigation, or adversely affect our brand or reputation. At the same time, if the measures we have taken to guard against these illegal, improper, or otherwise inappropriate activities, such as our requirement that all couriers undergo a background check, are too restrictive and inadvertently prevent couriers and users otherwise in good standing from using our Platform, or if we are unable to implement and communicate these measures fairly and transparently or are perceived to have failed to do so, the growth and engagement of the number of couriers and users on our Platform and their use of our Platform could be adversely affected. Any of the foregoing risks could adversely affect our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

Risks Relating to our Dependence on Third Parties

Our business model depends upon the compatibility between our B2C Platform and the major mobile and other operating systems and upon third-party platforms for the distribution of our product offerings. If Google Play or the Apple App Store or other mobile download sites prevent users from downloading our apps or if our advertising is blocked or rejected from being delivered to our users, our ability to grow our revenue, profitability, and prospects may be adversely affected.

When operational, our users access our B2C Platform product offerings on mobile devices and various web applications, and accordingly, our business model depends upon the compatibility between our application and all major mobile and web operating systems. Third parties with whom we do not have any formal relationships control the design of such devices and operating systems. These parties frequently introduce new devices, and from time to time they may introduce new operating systems or modify existing ones. Network carriers may also impact the ability to download applications or access specified content on mobile devices.

In addition, when operational, we rely upon third-party platforms for distribution of our product offerings. The Google Play store and Apple App Store are global application distribution platforms and have been the main distribution channels for our application. As such, the promotion, distribution and operation of our application are subject to the respective distribution platforms’ standard terms and policies for application developers which are very broad and subject to frequent changes and interpretations. Furthermore, the distribution platforms may not enforce their standard terms and policies for application developers consistently and uniformly across all applications and with such publishers.

There is no guarantee that popular mobile devices will support or feature our product offerings when operational, or that mobile device users will continue to use our product offerings rather than competing products. We are dependent on the interoperability of our technology with popular mobile and web operating systems, technologies, networks and standards that we do not control, such as the Android and iOS operating systems, and any changes, bugs, technical or regulatory issues in such systems, our relationships with mobile manufacturers and carriers, or in their terms of service or policies that degrade our offerings’ functionality, reduce or eliminate our ability to distribute our offerings, give preferential treatment to competitive products, limit our ability to deliver high quality offerings, or impose fees or other charges related to delivering our offerings, could adversely affect our product usage and monetization on mobile devices.

Furthermore, we may not successfully cultivate relationships with key industry participants or develop product offerings that operate effectively with these technologies, systems, networks, regulations, or standards. If it is difficult for our users to access and use our offerings on their mobile devices, if our users choose not to access or use our offerings on their mobile devices, or if our users choose to use mobile products that do not offer access to our offerings, our user growth, retention, and engagement could be seriously harmed. In addition, if any of the third-party platforms used for distribution of our product offerings were to limit or disable advertising on their platforms, either because of technological constraints or because the managers of these distribution platforms wished to impair our ability to serve ads on them, our ability to generate revenue could be harmed. Also, technologies may be developed that can block the display of our ads. These changes could materially impact the way we do business, and if we or our advertising partners are unable to quickly and effectively adjust to those changes, there could be an adverse effect on our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

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We rely on third-party providers for validation services regarding our users, and if such providers fail to perform adequately, provide inaccurate information, or we do not maintain business relationships with them, our business, financial condition, and results of operations could be adversely affected.

We have relied and expect to rely in the future on third-party providers to assist in some or all of the required validation of the identity, verification of the age, or geo-location of our prospective users, however, there is no guarantee that such third-party systems will perform adequately, or at all, or be effective. To the extent that we rely on third parties for our identity, age, or geolocation systems to ensure that we are in compliance with certain laws and regulations, any service disruption to those systems would prohibit us from operating our offerings and would adversely affect our business. Additionally, incorrect or misleading geolocation, age, and identity verification data with respect to current or potential users received from third-party service providers may result in us inadvertently allowing access to our offerings to individuals who should not be permitted to access them, or otherwise inadvertently deny access to individuals who should be able to access our offerings, in each case based on inaccurate identity or geographic location determination. When operational, our third-party geolocation services provider relies on its ability to obtain information necessary to determine geolocation from mobile devices, operating systems, and other sources. When operational, changes, disruptions, or temporary or permanent failure to access such sources by our third-party services providers may result in their inability to accurately determine the location of our users. Moreover, our inability to maintain our contracts with third-party services providers, or to replace them with equivalent third parties, may result in our inability to access geolocation, age and identity verification data necessary for our day-to-day operations. If any of these risks materializes, we may be subject to disciplinary action, fines, lawsuits, and our business, financial condition, and results of operations could be adversely affected.

We rely on third-party payment processors to process payments and withdrawals made by our users, and if we cannot manage our relationships with such third parties and other payment-related risks, our business, financial condition, and results of operations could be adversely affected.

When operational, we rely on a limited number of third-party payment processors to process payments and withdrawals made by our users. If any of our third-party payment processors terminates its relationship with us or refuses to renew their agreements with us on commercially reasonable terms, we would need to find an alternate payment processor, and may not be able to secure similar terms or replace such payment processors in an acceptable time frame. Further, the software and services provided by our third-party payment processors may not meet our expectations, contain errors or vulnerabilities, be compromised or experience outages. Any of these risks could cause us to lose our ability to accept payments or other payment transactions or make timely payments to our users, any of which could make our technology less trustworthy and convenient and adversely affect our ability to attract and retain our users.

Nearly all of our payments have been made by credit card, debit card, automated clearing house transactions, or through other third-party payment services, which subjects us to certain regulations and to the risk of fraud. We may in the future offer new payment options to users that may be subject to additional regulations and risks. We are also subject to a number of other laws and regulations relating to the payments we accept from our users and customers, including with respect to money laundering, money transfers, privacy, and information security. If we fail to comply with applicable rules and regulations, we may be subject to civil or criminal penalties, fines or higher transaction fees and may lose our ability to accept online payments or other payment card transactions, which could make our offerings less convenient and attractive to our users and customers. If any of these events were to occur, our business, financial condition, and results of operations could be adversely affected.

For example, if we are deemed to be a money transmitter as defined by applicable regulation, we could be subject to certain laws, rules and regulations enforced by multiple authorities and governing bodies in the U.S. including numerous state and local agencies who may define money transmitter differently. Certain states in the U.S. may have a more expansive view of who qualifies as a money transmitter. Additionally, outside of the U.S., we could be subject to additional laws, rules and regulations related to the provision of payments and financial services, and if we expand into new jurisdictions, the foreign regulations and regulators governing our business that we are subject to will expand as well. If we are found to be a money transmitter under any applicable regulation and we are not in compliance with such regulations, we may be subject to fines or other penalties in one or more jurisdictions levied by federal, state or local regulators, including state Attorneys General, as well as those levied by foreign regulators. In addition to fines, penalties for failing to comply with applicable rules and regulations could include criminal and civil proceedings, forfeiture of significant assets or other enforcement actions. We could also be required to make changes to our business practices or compliance programs as a result of regulatory scrutiny.

Additionally, our payment processors require us to comply with payment card network operating rules, which are set and interpreted by the payment card networks. The payment card networks could adopt new operating rules or interpret or reinterpret existing rules in ways that might restrict or prohibit us from using certain payment methods in providing certain offerings to some users, be costly to implement or difficult to implement. We have agreed to reimburse our payment processors for fines they are assessed by payment card networks if we or our users violate these rules. Any of the foregoing risks could adversely affect our business, financial condition and results of operations.

Our technology contains third-party open-source software components, and failure to comply with the terms of the underlying open-source software licenses could restrict our ability to provide our offerings.

Our technology contains software modules licensed to us by third-party authors under “open source” licenses, including the distributed ledger technology, which we currently use and intend to continue to use in our Platform. Use and distribution of open-source software may entail greater risks than use of third-party commercial software, as open-source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such software may make it easier for others to compromise our technology.

Some open-source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open-source software we use or grant other licenses to our intellectual property. If we combine our software with open-source software in a certain manner, we could, under certain open-source licenses, be required to release the source code of our software to the public. This would allow our competitors to create similar offerings with lower development effort and time and ultimately could result in a loss of our competitive advantages. Alternatively, to avoid the public release of the affected portions of our source code, we could be required to expend substantial time and resources to re-engineer some or all of our software.

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Although we monitor our use of open-source software to avoid subjecting our technology to conditions we do not intend, the terms of many open-source licenses have not been interpreted by U.S. or foreign courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to provide or distribute our technology. From time to time, there have been claims challenging the ownership of open-source software against companies that incorporate open-source software into their solutions. As a result, we could be subject to lawsuits by parties claiming ownership of what we believe to be open-source software. Moreover, we cannot assure you that our processes for controlling our use of open-source software in our technology will be effective. If we are held to have breached or failed to fully comply with all the terms and conditions of an open source software license, we could face infringement or other liability, or be required to seek costly licenses from third parties to continue providing our offerings on terms that are not economically feasible, to re-engineer our technology, to discontinue or delay the provision of our offerings if re-engineering could not be accomplished on a timely basis or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless.

If we cannot license rights to use third-party technologies on reasonable terms, we may not be able to commercialize new products or services in the future.

In the future, we may license third-party technology to develop or commercialize new products or offer new services. In return for the use of a third-party’s technology, we may agree to pay the licensor royalties based on sales of our products or services. Royalties are a component of cost of revenue and affect the margins on our products. We may also need to negotiate licenses to use third-party intellectual property. Our business may suffer if we are unable to enter into the necessary licenses on acceptable terms, or at all, if any necessary licenses are subsequently terminated, if the licensors fail to abide by the terms of the license or fail to prevent infringement by third parties, or if the licensed patents or other rights are found to be invalid or unenforceable.

We rely on relationships with lottery organizations from which we acquire lottery data information for the provision of our Data Services. Loss of existing relationships or failure to expand existing relationships may cause loss of competitive advantage or require us to modify, limit or discontinue certain offerings, which could materially affect our business, financial condition and results of operations.

We rely on relationships with lottery organizations from which we acquire rights to collect and supply lottery data that we provide to our users and customers. The future success of our Data Service business may depend, in part, on our ability to obtain, retain and expand relationships with lottery organizations. We have arrangements with lottery organizations for rights to their data. Our arrangements with lottery organizations may not continue to be available to us. In the event that we lose existing arrangements or cannot continue and expand existing arrangements, we may lose our competitive advantage or be required to discontinue or limit our offerings or services. The loss of such arrangements may cause loss of competitive advantage and could materially adversely affect our financial condition, business and results of operations.

Risks Relating to Future Growth

Our strategy anticipates substantial growth, and if we fail to adequately scale product offerings and manage our entry into new territories, our business and reputation may be harmed.

Our business strategy contemplates substantial growth in our user and customer base, and a strategy to capture a larger share of a dynamic lottery market and shifting demographic, primarily in the U.S. but internationally as well. Our growth has previously placed, and is expected to continue to place, a significant strain on our managerial, administrative, operational and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things:

●	implement additional management information systems;

●	further develop our operating, administrative, legal, compliance, financial and accounting system and controls;

●	hire additional qualified personnel and develop human capital;

●	comply with additional regulatory regimes, securing licenses, findings of suitability, registrations, permits and approvals; and

●	maintain close coordination among our engineering, operations, legal, compliance, finance, sales and marketing and customer service and support organizations.

Failure to accomplish any of these requirements could adversely affect our ability to deliver our product, service, and systems offerings in a timely fashion, fulfill existing commitments or attract and retain new users and customers.

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We may face difficulties as we expand our operations into new markets in which we have limited or no prior operating experience.

Our capacity for growth depends, in part, on our ability to expand our operations into, and compete effectively in, new local entertainment, gaming and Online Lottery markets. It may be difficult for us to understand and accurately predict consumer preferences and spending habits in these new local markets. In addition, each market has unique regulatory dynamics. These include laws and regulations that can directly or indirectly affect our ability to operate. In addition, each market is subject to distinct competitive and operational dynamics. These include our ability to offer more attractive products, services and systems than alternative options and our ability to efficiently attract and retain users and customers, all of which affect our sales, results of operations, and key business metrics. As a result, we may experience fluctuations in our results of operations due to the changing dynamics in the local markets where we operate. If we invest substantial time and resources to expand our operations and are unable to manage these risks effectively, our business, financial condition, and results of operations could be adversely affected.

International Operations Risks

The international scope of our operations may expose us to increased legal and regulatory risks, and our international operations and corporate and financing structure may expose us to potentially adverse tax consequences.

We have international operations, including in Mexico as a result of the closing of our acquisition in June 2021 of Global Gaming Enterprises, Inc., which is a majority stockholder of Electronicos y de Comunicacion, S.A.P.I de C.V. and JuegaLotto, S.A. de C.V. Accordingly, our business is subject to risks resulting from differing legal and regulatory requirements, political, social and economic conditions, and unforeseeable developments in a variety of jurisdictions. Our international operations are subject to the following risks, among others:

●	political instability;

●	international hostilities, military actions, wars, terrorist or cyber-terrorist activities, natural disasters, pandemics, and infrastructure disruptions;

●	differing economic cycles and adverse economic conditions;

●	unexpected changes in regulatory environments and government interference in the economy, including lottery and gaming, data privacy and advertising laws and regulations;

●	changes to economic and anti-money laundering sanctions, laws and regulations;

●	varying tax regimes, including with respect to the imposition of withholding taxes on remittances and other payments by our partnerships or subsidiaries;

●	differing labor regulations;

●	foreign exchange controls and restrictions on repatriation of funds;

●	fluctuations in currency exchange rates;

●	inability to collect payments or seek recourse under or comply with ambiguous or vague commercial or other laws;

●	insufficient protection against product piracy and rights infringement and differing protections for intellectual property rights;

●	varying attitudes towards lottery games and betting by foreign governments;

●	difficulties in attracting and retaining qualified management and employees, or rationalizing our workforce;

●	differing business practices, which may require us to enter into agreements that include non-standard terms; and

●	difficulties in penetrating new markets due to entrenched competitors, lack of recognition of our brands or lack of local acceptance of our products, services and systems.

Our overall success as a global business depends, in part, on our ability to anticipate and effectively manage these risks, and there can be no assurance that we will be able to do so without incurring unexpected costs. If we are not able to manage the risks related to our international operations, our business, financial condition, and results of operations may be materially affected.

We have expanded our presence internationally, and any future actions or escalations that affect trade relations may cause global economic turmoil and potentially have a negative impact on our business. In particular, we may have access to fewer business opportunities and our international operations may be negatively impacted.

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As a result of the intended growth of the international scope of our operations and our corporate and financing structure, we may become subject to taxation in, and to the tax laws and regulations of, multiple jurisdictions. Adverse developments in these laws or regulations, or any change in position regarding the application, administration or interpretation of these laws or regulations in any applicable jurisdiction, could have a material adverse effect on our business, financial condition and results of operations. Furthermore, changes in or to the interpretation of the tax laws or tax treaties of the countries in which we operate may adversely affect the manner in which we have structured our business operations and legal entity structure to efficiently realize income or capital gains and mitigate withholding taxes and may also subject us to tax and return filing obligations in such countries that do not currently apply to us. Such changes may increase our tax burden or may cause us to incur additional costs and expenses in compliance with such changes. In addition, the tax authorities in any applicable jurisdiction may disagree with the positions we have taken or intend to take regarding the tax treatment or characterization of any of our transactions, including the tax treatment or characterization of our indebtedness. If any applicable tax authorities were to successfully challenge the tax treatment or characterization of any of our transactions, it could result in the disallowance of deductions, the imposition of withholding taxes, the reallocation of income or other consequences that could have a material adverse effect on our business, financial condition and results of operations.

In addition, the U.S. Congress, the U.K. Government, the Organization for Economic Co-operation and Development (the “OECD”), and other government agencies have had an extended focus on issues related to the taxation of multinational corporations. Further, the introduction of a digital services tax, such as the U.K. digital services tax introduced with effect from April 1, 2020, may increase our tax burden, which could adversely affect our business, financial condition and results of operations. Finally, the international scope of our business operations could subject us to multiple overlapping tax regimes that can make it difficult to determine what our obligations are in particular situations.

Fluctuating foreign currency and exchange rates may negatively impact our business, results of operations, and financial position.

Due to our foreign operations, a portion of our business is denominated in foreign currencies. As a result, fluctuations in foreign currency and exchange rates may have an impact on our business, results of operations and financial position. Foreign currency exchange rates have fluctuated and may continue to fluctuate. Significant foreign currency exchange rate fluctuations may negatively impact our international revenue, which in turn would affect our consolidated revenue. Currencies may be affected by internal factors, general economic conditions and external developments in other countries, all of which can have an adverse impact on a country’s currency. Currently, we are not party to any hedging transactions intended to reduce our exposure to exchange rate fluctuations. We may seek to enter into hedging transactions in the future, but we may be unable to enter into these transactions successfully, on acceptable terms or at all. We cannot predict whether we will incur foreign exchange losses in the future. Further, significant foreign exchange fluctuations resulting in a decline in the respective local currency may decrease the value of our foreign assets, as well as decrease our revenues and earnings from our foreign subsidiaries, which would reduce our profitability and adversely affect our financial position.

Intellectual Property Risks

If we are unable to protect our intellectual property and proprietary rights or prevent its unauthorized use by third parties, our ability to compete in the market or our business, financial condition, and results of operations may be harmed.

We have and continue to seek to protect our intellectual property to ensure that our competitors do not use such intellectual property. However, intellectual property laws in the U.S. and in other jurisdictions may afford differing and limited protection, may not permit us to gain or maintain a competitive advantage, and may not prevent our competitors from duplicating our products, designing around our proprietary products or technology, or gaining access to our proprietary information and technology, and are costly and time consuming.

Our success may depend, in part, on our ability to obtain trademark protection for the names or symbols under which we market our products and to obtain copyright protection, which may not always be successful. Also, we are continually evaluating opportunities to file patents. Any future patent applications we hold or have rights to may not result in an issued patent, and if patents are issued, they may not necessarily provide meaningful protection against competitors and competitive technologies or adequately protect our then-current technologies. Additionally, even if granted, we may not be able to build and maintain goodwill in our trademarks or obtain trademark or patent protection, and there can be no assurance that any trademark, copyright, or issued patent will provide competitive advantages for us or that our intellectual property will not be successfully challenged or circumvented by competitors.

As of December 31, 2023, we had one trademark, “Lottery.com”, registered with the U.S. Patent and Trademark Office. As of December 31, 2022, the registrations of our LOTTERY.COM, AUTOLOTTO and SPORTS.COM word marks and SPORTS.COM logo were pending with the U.S. Patent and Trademark Office. In March 2023, the U.S. Patent and Trademark Office denied the registration of the SPORTS.COM word mark and the appeal period has expired. The registration of the SPORTS.COM logo has also been denied and the Company is currently considering whether to appeal such denial. We are also using or have common-law trademark rights in the trademarks AUTOLOTTO, SPORTS.COM, and “TAP, TAP, TICKET.”

We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or trade secrets. For example, there can be no assurance that consultants, vendors, partners, former employees, or current employees and contractors will not breach their obligations regarding non-disclosure and restrictions on use. Anyone could seek to challenge, invalidate, circumvent, or render unenforceable any trademark or patent that we seek protection over in the future. We may not be able to detect the unauthorized use of our intellectual property, prevent breaches of our cybersecurity efforts, or take appropriate steps to enforce our proprietary or intellectual property rights effectively. In addition, certain contractual provisions, including restrictions on use, copying, transfer, and disclosure of software, may be unenforceable under the laws of certain jurisdictions.

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We intend to enforce our intellectual property rights, and from time to time may initiate claims against third parties that we believe are infringing our intellectual property rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming, and distracting to management, could fail to obtain the results sought, and could have a material adverse effect on our results of operations, business, and financial condition.

The intellectual property rights of others, including claims of third parties that we are infringing on their intellectual property and proprietary rights, may prevent us from developing new products, services and systems, entering new markets or may expose us to significant license fees, liability, or costly litigation.

Our success depends, in part, on our ability to continually adapt our business activities, products, services, and systems to incorporate new technologies and to expand into entertainment and gaming markets that may be created by new technologies. If technologies are protected by the intellectual property rights of others, including our competitors, we may be prevented from introducing products, services or systems based on these technologies or expanding into markets created by these technologies. If the intellectual property rights of others prevent us from taking advantage of innovative technologies, our prospects, results of operations, cash flows, and financial condition may be adversely affected.

Our business activities, products, services, and systems may infringe upon the proprietary rights of others, and other parties may assert infringement claims against us. In addition to infringement claims, third parties may allege claims of invalidity or unenforceability against us or against our licensees or manufacturers in connection with their use of our technology. A successful challenge to, or invalidation of, one of our intellectual property interests, a successful claim of infringement by a third party against us, our business activities, products, services and systems, or one of our licensees in connection with the use of our technologies, or an unsuccessful claim of infringement made by us against a third party or its business activities, products, services and systems could adversely affect our business or cause us financial harm. Any such claim and any resulting litigation, should it occur, could:

●	be expensive and time consuming to defend or require us to pay significant amounts in damages;

●	invalidate our proprietary rights;

●	cause us to cease making, licensing or using products, services or systems that incorporate the challenged intellectual property;

●	require us to redesign, reengineer or rebrand our products, services or systems or limit our ability to bring new products, services or systems to the market in the future;

●	require us to enter into costly or burdensome royalty, licensing or settlement agreements in order to obtain the right to undertake a business activity or use a product, process or component;

●	impact the commercial viability of the products, services and systems that are the subject of the claim during the pendency of such claim; and

●	require us by way of injunction to remove products, services, or systems or stop implementing the business practice, or stop selling or offering new products, services.

Legal Proceedings Risks

We are party to current litigation and investigations in various jurisdictions and with various plaintiffs and we may be subject to future litigation or investigations in the operation of our business. An adverse outcome in one or more proceedings could adversely affect our business, financial condition, and results of operations.

We are, and have been party to, and we may in the future increasingly face the risk of, claims, lawsuits, investigations, and other proceedings, including those which may involve securities, competition and antitrust, anti-money laundering, OFAC, regulatory, lottery or gaming, intellectual property, privacy, consumer protection, accessibility claims, tax, labor and employment, commercial disputes, services and other matters. Litigation to defend us against claims by third parties, or to enforce any rights that we may have against third parties, may be necessary, which could result in substantial costs, fines or penalties and diversion of our resources, causing a material adverse effect on our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless. For example, as described in more detail in Item 3. Legal Proceedings, the TinBu Plaintiffs (as defined below) filed a claim against the Company for breach of contract and misrepresentation. If the lawsuit results in an unfavorable judgment against the Company, our Data Services business could be negatively impacted, and we may lose some of TinBu’s well-known clients. In addition, defending against these claims will require the Company to expend substantial time and money, which could divert management attention from restarting operations.

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Any litigation to which we are a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or in payments of substantial monetary damages or fines, the posting of bonds requiring significant collateral, letters of credit or similar instruments, or we may decide to settle lawsuits on similarly unfavorable terms. These proceedings could also result in reputational harm and brand damage, criminal sanctions, consent decrees or orders preventing us from offering certain products or requiring a change in our business practices in costly ways or requiring development of non-infringing or otherwise altered products or technologies. Litigation and other claims and regulatory proceedings against us could result in unexpected disciplinary actions, expenses and liabilities, which could have a material adverse effect on our business, financial condition, and results of operations and could cause the value of our securities to decline or become worthless. See Item 3. Legal Proceedings for additional information.

Item 3. Legal Proceedings

J. Streicher

On July 29, 2022, the Company filed its original Verified Complaint for Breach of Contract and Specific Performance (the “Streicher Complaint”) against J. Streicher Financial, LLC (“Streicher”) in the Court of Chancery of the State of Delaware (the “Chancery Court”), styled AutoLotto, Inc. dba Lottery.com v. J. Streicher Financial, LLC (Case No. 2022-0661-MTZ). In the Streicher Complaint, the Company alleged that Streicher breached the contract entered into by the parties on March 9, 2022 and demanded that Streicher return $16,500,000 it owes to the Company. On September 26, 2022, the Chancery Court entered an order in favor of the Company, Granting with Modifications Company’s Motion for Partial Summary Judgment in the amount of $16,500,000 (the “Streicher Judgment”). On October 27, 2022, the Chancery Court further awarded the Company $397,037 in attorney’s fees (the “Fee Order”). On November 15, 2022, the Company initiated efforts against Streicher to seek collections on the Judgment. On December 8, 2022, the Company’s prior attorney Skadden, Arps, Slate, Meagher & Flom, LLP (“Skadden”) filed its Combined Motion to Withdraw as Counsel and For a Charging Lien in amount of $3,024,201 for legal fees unpaid by Company (“Skadden’s Motion”). On December 30, 2022, the Company filed its response to Skadden’s Motion, alleging that the Chancery Court should deny Skadden’s Motion for a Charging Lien as a matter of law or, in the alternative, limit the charging lien to the amount of the attorneys’ fees awarded by the Fee Order. As of the date of this Report, the Chancery Court has not set Skadden’s Motion for an oral hearing, nor has it entered an order on the motion. On January 20, 2023, faced with post-judgment discovery and depositions, Streicher remitted a partial payment towards the Judgment in the amount of $75,000. On February 13, 2023, Streicher made another payment towards the Judgment in the amount of $50,000 and had agreed to make another payment in the amount of $75,000 on February 28, 2023, which it failed to make. The Company intends to fully collect on the Judgment and shall pursue all legal and equitable means to enforce the Judgment against Streicher until the Judgment is fully satisfied. See “Item 1A. Risk Factors - Legal Proceedings Risks - We may not recover amounts owed to us from J. Streicher Financial, LLC” for further information.

Preston Million Class Action

On August 19, 2022, Preston Million filed a Class Action Complaint (the “Class Action Complaint”) against the Company and certain former officers and directors of the Company in the United States District Court for Southern District of New York (the “SDNY”), styled Preston Million, Individually and on Behalf of All Others Similarly Situated vs. Lottery.com, Inc. f/k/a Trident Acquisitions Corp., Anthony DiMatteo, Matthew Clemenson and Ryan Dickinson (Case No. 1:22-cv-07111-JLR). The Class Action Complaint alleged violations by all defendants of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) 15 U.S.C. §§ 78j(b), 78t(a), as amended by the Private Securities Litigation Reform Act of 1995 (“PSLRA”), U.S.C. § 78u-4 et seq. (collectively “Federal Securities Laws”). On November 18, 2022, the SNDY ordered the appointment of RTD Bros, LLC, Todd Benn, Tom Benn and Tomasz Rzedian (collectively “Lottery Investor Group”) as lead plaintiff and Glancy Prongay & Murray, LLP as lead counsel for plaintiffs and for the class in the case. On December 5, 2022, the Court stipulated a Scheduling Order in the case. On January 12, 2023, the Company’s legal counsel timely filed its Notice of Appearance. On January 31, 2022, plaintiffs filed their Amended Complaint adding Kathryn Lever, Marat Rosenberg, Vadim Komissarov, Thomas Gallagher, Gennadii Butkevych, Ilya Ponomarev as additional defendants in the case. The Amended Complaint alleges, among other things, that defendants made materially false and misleading statements in violation of Section 10(b),14(a) and 20(a) of the Exchange Act and plaintiffs seek compensatory damages, reasonable costs and expenses including counsel fees and expert fees. Pursuant to the Scheduling Order, the Company filed its motion to dismiss the Amended Complaint on April 3, 2023, under the newly consolidated caption and its proposed order to dismiss the matter. Plaintiffs were expected to file their opposition to the motion to dismiss no later than May 18, 2023, which would trigger the Company’s deadline to file its reply brief in support of their motion to dismiss no later than June 20, 2023. On February 6, 2024, the SDNY granted the Company’s Motion to Dismiss. On June 12, 2024, plaintiffs amended their complaint (the “Third Amended Complaint”). On July 12, 2024, the Company filed its motion to dismiss the Third Amended Complaint (the “MTD Third Amended Complaint”). On August 8, 2024, the plaintiffs filed their response in opposition to the MTD Third Amended Complaint. The Company filed its reply on August 22, 2024 to plaintiffs response in opposition to the MTD Third Amended Complaint.

TinBu Complaint

On March 13, 2023, John Brier, Bin Tu and JBBT, LLC (collectively, the “TinBu Plaintiffs”) filed its original complaint against Lottery.com, Inc. f/k/a AutoLotto, Inc. and its wholly-owned subsidiary TinBu, LLC (“TinBu”) in the Circuit Court of the 13th Judicial District in and for Hillsborough County, Florida (the “TinBu Complaint”). The Complaint alleges breach of contract(s) and misrepresentation with alleged damages in excess of $4.6 million. The parties agreed to extend the Company’s and its subsidiary’s deadline to respond until May 1, 2023. On May 2, 2023, the Company and its subsidiary retained local counsel who filed a Notice of Appearance on behalf of the Company and TinBu and filed a Motion for Enlargement requesting the Court to extend its deadline to file its initial response to the Complaint by an additional 30 days (the “Motion for Enlargement”). As of the date of this Amended Report, the Motion for Enlargement has not been set for a hearing. On May 5, 2023, Plaintiffs filed their Motion for Court Default (“Plaintiffs’ Motion for Default”), despite Company’s Motion for Enlargement. As of the date of this Amended Report, the Motion for Enlargement has not been set for a hearing. The Company intends to oppose Plaintiffs’ Motion for Default. On May 9, 2023, Plaintiffs served Plaintiffs’ First Request for Admissions (the “RFA”) to the Company. On October 13, 2023, the Court granted the Defendants’ Motion to Stay Litigation and Discovery pending a ruling on its Motion to Compel Arbitration. On November 16, 2023, the Court granted Defendants’ Motion to Compel Arbitration in Texas. The parties await a signed written order from the Court to that effect. The TinBu Plaintiffs have appealed the Court’s Order to Compel Arbitration in Texas.

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On July 19, 2024, the Company received notice that the Tinbu Plaintiff’s requested a voluntary dismissal of their claims. The Tinbu Complaints have been voluntarily dismissed without prejudice by the District Court of Appeal of the State of Florida Second District and the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, indicating that no further action will be pursued by the plaintiffs in Florida State Court at this time. The District Court of Appeals also denied the Tinbu Plaintiff’s motion for attorney’s fees and costs.

Global Gaming Data

On November 21, 2023, the Company and its wholly owned subsidiary TinBu, LLC (“TinBu”) (Company and TinBu collectively, “Plaintiffs”) filed their First Amended Verified Complaint in Federal Court for the Middle District of Florida (“MDF”) against John J. Brier, Jr. (“Brier”), Bin Tu (“Tu”), and Global Gaming Data, LLC (“GGD”) (collectively, “Defendants”) for violations of the Federal Defend Trade Secrets Act (“DTSA”), the Florida Uniform Trade Secrets Act (“FUTSA”) and the Florida Deceptive and Unfair Trade Practices Act (“FDUTPA”), and for breaches of contract and fiduciary duties, including the duty of loyalty, styled Lottery.com, Inc. f/k/a AutoLotto, Inc. and TinBu, LLC v. John J. Brier, Jr., Bin Tu, and Global Gaming Data, LLC (Case No.: 8:23-cv-2594-KKM-TGW) Defendants filed certain counterclaims against Plaintiffs. The Company’s request for a Temporary Restraining Order was denied by the MDF in February 2024. On June 11, 2024 the MDF denied Plaintiffs’ motion to dismiss. On June 25, 2024, Plaintiffs’ filed its answer to Defendants’ counterclaim(s). On July 10, 2024, the MDF entered a case management and scheduling order with a trial setting for October 2025.

Woodford Eurasia

Woodford Eurasia filed a complaint in the High Court of Justice in London chancery Division. October 16, 2023, The High Court of Justice in London Chancery Division (“the Court”) dismissed an application for injunctive relief initiated by Woodford against the Company. (Case: FL-2023-000023. Woodford Eurasia Assets Limited v Lottery.com Inc.) The Court characterized Woodford’s application as “fundamentally misconceived” and ordered Woodford to pay the Company’s legal costs. Woodford subsequently, on the Judges’ recommendation, withdrew the proceedings.

Woodford filed an additional action in the United States District Court for the District of Delaware on February 14, 2024 in Case No. 23-1317-GBW. Woodford subsequently filed a Notice of Voluntary Dismissal Without Prejudice, which stated that Woodford provides notice of dismissal of all claims without prejudice against Defendants Lotttery.com and its directors.

With the dismissal of this lawsuit by Woodford, no further action is required by Lottery.com or its directors at this time. The Company is determining its next course of action in resolving any further matters regarding Woodford.

The validity and application of the Woodford Loan Agreement Amendment is disputed by the Company.

Despite requests from the Company, Woodford has repeatedly amongst other things: failed to prove the amounts borrowed by the Company or claimed to have been advanced by Woodford to the Company; failed to indicate if it would accept accelerated payment of those verified amounts; failed to provide an anti-money laundering acceptable account to which payment could be made by the Company and failed to explain failure to respond to requests for other funding to be accepted in the context of the Woodford Loan Agreement; failed to respond to requests for funding under the accordion facility of the Woodford Loan Agreement; and failed to respond to allegations of money laundering and conspiracy to defraud the Company and the matter has been referred to the Company’s legal counsel.

McTurk

On June 10, 2024, the Company and Matthew McGahan (“McGahan”) (Company and McGahan collectively, “Defendants”) filed their Notice of Removal and No Answer Motion to Dismiss a state court complaint filed by Sharon A. McTurk (“McTurk”), Rutherford Enterprises, LLC (“Rutherford”), SJB Solutions, LLC (“SJB”) and Astra Supply Chain, LLC (“Astra”) McTurk, Rutherford, SJB and Astra (collectively, “Defendants”) alleging fraudulent and negligent misrepresentation, aiding and abetting, and conspiracy against Defendants. On July 2, 2024, McGahan filed his Motion to Dismiss for Lack of Personal Jurisdiction and Defendants filed their Motion to Dismiss for Failure to State a Claim and Supporting Memorandum of Law (“Motions to Dismiss”). On July 19, 2024, Plaintiffs filed their response to the Motions to Dismiss. Defendants filed their reply on August 29, 2024 to Plaintiffs response to Defendants’ Motions to Dismiss.

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Failure to perform under agreements regarding our Platform or our Data Services, affiliate agreements, or other contracts that we are party to may result in litigation, substantial monetary liquidated damages and contract termination, which would materially and adversely affect our business, financial condition and results of operations.

Our business may subject us to contractual penalties and risks of litigation, including due to potential allegations that we have not fully performed under contracts. Agreements with lottery authorities under which lottery tickets are sold as a retail vendor typically permit a lottery authority to terminate the contract at any time for material failure to perform, other specified reasons and, in many cases, for no reason at all. These contracts also frequently contain exacting implementation schedules and performance requirements and the failure to meet these schedules and requirements may result in monetary liquidated damages, as well as possible contract termination. Additionally, we are party to agreements that may include monetary liquidated damages provisions in the event of our material default thereunder. Material amounts of liquidated damages could be imposed on us in the future, which could, if imposed, have a material adverse effect on our results of operations, business or financial condition.

We may not recover amounts owed to us from J. Streicher Financial, LLC.

On July 29, 2022, the Company filed an original Verified Complaint for Breach of Contract and Specific Performance (the “Complaint”) against J. Streicher Financial, LLC (“Streicher”) in the Court of Chancery of the State of Delaware (the “Chancery Court”). In its Complaint, the Company alleged that Streicher breached a contract entered into by the parties on March 9, 2022, and demanded that Streicher return $16,500,000 it owes to the Company. On September 26, 2022, the Chancery Court entered an order in favor of the Company, Granting with Modifications Company’s Motion for Partial Summary Judgment in the amount of $16,500,000 (the “Judgment”). On October 27, 2022, the Chancery Court further awarded the Company $397,036.94 in attorney’s fees (the “Fee Order”). On November 15, 2022, the Company initiated efforts against Streicher to seek collections on the Judgment and Fee Order. The Company subsequently engaged a collection firm to pursue Streicher as a judgment debtor on behalf of Company. Since being engaged, the collection firm has sought collections on Streicher by noticing Judgment-Debtor for Deposition by Oral Examination in Aid of Judgment and seeking post-judgment discovery, including interrogatories and requests for production.

In an effort to avoid post-judgment discovery, Streicher indicated a willingness to pay the judgment over time with interest and is attempting to negotiate a settlement and forbearance agreement with the Company. Streicher’s original deadline to produce documents and respond to the post-judgment discovery was January 16, 2023, and the Deposition was scheduled to take place on January 19, 2023. On January 20, 2023, faced with post-judgment discovery and depositions, Streicher remitted a partial payment towards the Judgment in the amount of $75,000. On February 13, 2023, Streicher made another payment towards the Judgment in the amount of $50,000 and agreed to make another payment in the amount of $75,000 on February 28, 2023. Streicher failed to remit the payment on February 28, 2023, and as a result, the Company is proceeding with the post-judgment discovery and depositions, which was scheduled for March 16, 2023, however Streicher did not appear at such hearing. The Company intends to fully collect on the Judgment and intends to pursue all legal and equitable means to enforce the Judgment against Streicher until the Judgment is fully satisfied.

We may never collect the full amount of the judgment, the costs of collecting the judgment, including additional legal fees may be material, and Streicher may not have funds to pay us amounts due or may seek bankruptcy protection.

Public Company Operating Risks

Our projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding future legislation and changes in regulations, both inside and outside of the U.S. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations.

The gaming and lottery industry is subject to rapid change, significant competition, and multiple regulatory oversight and our projections are subject to the risks and assumptions made by management with respect to our industries. Operating results are difficult to forecast because they generally depend on our assessment of the timing of adoption of future legislation and regulations by different states, which are uncertain. Furthermore, if we invest in the development of new products, services or distribution channels that do not achieve significant commercial success, whether because of implementation, competition or otherwise, we may not recover the often substantial “up front” costs of developing and marketing those products and distribution channels or recover the opportunity cost of diverting management and financial resources away from other services, products or distribution channels.

Additionally, our business may be affected by reductions in consumer spending from time to time as a result of a number of factors which may be difficult to predict. This may result in decreased revenue levels, and we may be unable to adopt measures in a timely manner to compensate for any unexpected shortfall in income. This inability could cause our operating results in a given quarter to be higher or lower than expected. If actual results differ from our estimates, analysts may react negatively, and our stock price could be materially impacted.

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The requirements of being a public company may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses may be greater than we anticipate.

As a result of being a public company we incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the reporting requirements of the Exchange Act, and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the rules and regulations subsequently implemented by the SEC and the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), including changes in corporate governance practices and the establishment and maintenance of effective disclosure and financial controls. Compliance with these rules and regulations can be burdensome. Moreover, these rules and regulations have increased our legal and financial compliance costs and have made some activities more time-consuming and costly as compared to when we were a private company. In particular, we have incurred and expect to continue to incur significant expenses and devote substantial management effort toward ensuring compliance with all these requirements, including Section 404 of the Sarbanes-Oxley Act, which will increase when we are no longer an “emerging growth company.” To meet these various requirements, we have and will continue to need to hire additional legal, accounting and financial staff or contractors, all with appropriate public company experience. Internally, we must continue to increase our technical accounting knowledge as well as maintain an internal audit function, which will increase our operating expenses. Moreover, we could incur additional compensation costs in the event that we decide to pay cash compensation closer to that of other public companies, which would increase our general and administrative expenses and could materially and adversely affect our profitability. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating to Our Charter Documents and Delaware Law

Our Charter includes certain redemption rights which may negatively affect the value our common stock and other securities or result in the redemption of shares of common stock or other securities held by certain holders.

Our Second Amended and Restated Certificate of Incorporation (our “Charter”) provides that any shares of capital stock, bonds, notes, convertible debentures, options, warrants or other instruments that represent a share of equity of the Company, a debt owed by the Company or the right to acquire any of the foregoing (for purposes of this section, the “Redeemable Securities”), owned or controlled by a record or beneficial holder of the Company’s Redeemable Securities or an affiliate thereof who or that (i) fails or refuses to participate in good faith in an investigative process of, or submit documents, give notices or make filings requested or required by, any Regulatory Authority (as such term is defined in the Charter), (ii) is denied or disqualified by any regulatory authority from receiving or holding any Regulatory Approval (as such term is defined in the Charter)), (iii) is determined by a regulatory authority or by the Board, based on advice of counsel or verifiable information received from any Regulatory Authority, to be disqualified or unsuitable to own or control any Redeemable Securities or to be associated or affiliated in any capacity with the Company, its affiliates, or the business and activities of the Company and its affiliates in any Applicable Jurisdiction (as such term is defined in the Charter), (iv) causes the Company or any of its affiliates to lose or to be threatened with the loss of any Regulatory Approval, or (v) is deemed likely by the Board, based on advice of counsel or verifiable information received from any Regulatory Authority, by virtue of such holder’s ownership or control of Redeemable Securities or association or affiliation with the Company or its affiliates, to jeopardize, impede, impair or adversely affect the ability of the Company’s or any of its affiliates to obtain, maintain, hold, use or retain any Regulatory Approval or to cause or result in the suspension, disapproval, termination, non-renewal or loss of any Regulatory Approval (each of such holders or an affiliate of such holder, a “Disqualified Holder”) shall be subject to redemption by the Company (as described in the Charter) as and to the extent required by a Regulatory Authority or deemed necessary or advisable by the Company’s Board.

If a Regulatory Authority requires the Company, or the Board deems it necessary or advisable, to cause any such Redeemable Securities be subject to redemption, we will deliver a redemption notice (as described in the Charter) to the Disqualified Holder or its affiliate(s) (as applicable) and shall purchase the number and type of Redeemable Securities specified in the redemption notice for the redemption price, as defined and determined in accordance with the Charter and set forth in the redemption notice.

Commencing on the date that a regulatory authority serves notice of a determination of disqualification or unsuitability of a holder of Redeemable Securities, or the Board otherwise determines that a person is a Disqualified Holder, and until the Redeemable Securities owned or controlled by such person are owned or controlled by a person who is not a Disqualified Holder, the Disqualified Holder and any affiliates of such Disqualified Holder shall not be entitled to: (i) exercise, directly or indirectly, any voting rights conferred by such Redeemable Securities or otherwise participate in the management of the business or affairs of the Company or our affiliates; (ii) receive any dividends or share of distribution of profits or cash or any other property of, or payments upon dissolution of, the Company or our affiliates, other than payment for the redemption of the Redeemable Securities as described in the Charter; or (iii) receive any remuneration in any form from the Company or any of our affiliates, for services rendered or otherwise.

No redemption of Redeemable Securities shall be effectuated pursuant to the Charter without the receipt of the regulatory approvals required. From and after the redemption date, the Redeemable Securities shall no longer be deemed outstanding, such Disqualified Holder shall cease to be a stockholder with respect to such Redeemable Securities and all rights of such Disqualified Holder (other than the right to receive the redemption price) shall cease.

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The existence of the redemption rights set forth in our Charter may result in the value of the Redeemable Securities being less than they would without the existence of such rights, may prevent the sale or transfer of such Redeemable Securities, and may result in a holder of Redeemable Securities receiving less value for such Redeemable Securities upon the redemption thereof as they would, had such Redeemable Securities not been redeemed.

A court may find that part or all of the provisions included in our Charter pertaining to the redemption right with respect to capital stock held by any stockholders who are deemed to be “disqualified” or “unsuitable” holders is not enforceable, either in general or as to a particular fact situation.

Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation may provide in its certificate of incorporation for the number of securities that may be owned by any person or group of persons for the purpose of maintaining any statutory or regulatory advantage or complying with any statutory or regulatory requirements under applicable law. Delaware law provides that ownership limitations with respect to shares of our stock issued prior to the effectiveness of our Charter will be effective against (i) stockholders with respect to shares that were voted in favor of the proposed provision; and (ii) purported transferees of shares that were voted for the proposed provision if (a) the transfer restrictions are conspicuously noted on the certificate(s) representing such shares, or (b) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). The shares of common stock, par value $0.001 per share issued after the effective date of our Charter were issued with the ownership limitation conspicuously noted on the certificate(s) representing such shares and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We have also disclosed such restrictions to persons holding our stock in uncertificated form.

We cannot assure you that the provision pertaining to the redemption right with respect to capital stock held by any stockholders who are deemed to be “disqualified” or “unsuitable” holders is enforceable under all circumstances, particularly against stockholders who did not vote in favor of the proposed provision, who do not have notice of the ownership limitations at the time they subsequently acquire their shares, or who acquire shares that were owned, at the time of the vote on the provision, by a stockholder (or stockholders) who did not vote such shares in favor of the proposed provision. Accordingly, we cannot assure you that we would be able to redeem the shares of a stockholder deemed an unsuitable person by applicable regulatory authorities.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our Charter and our amended and restated bylaws (the “Bylaws”) provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. In addition, as permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), our Charter, Bylaws and our indemnification agreements that we have entered into with our directors and officers provide that:

●	To the fullest extent permitted under the DGCL, our directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

●	We will indemnify our directors and officers for serving us in those capacities or for serving other business entities at our request, to the fullest extent permitted by the DGCL. The DGCL provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

●	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law and such person was made a party to an action, suit or proceeding, by reason of the fact that he or she is or was an employee or agent of the Company.

●	We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

●	We will not be obligated pursuant to the indemnification agreements entered into with our directors and executive officers to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings to enforce an indemnitees right to indemnification or advancement of expenses, proceedings authorized by our board of directors and if offered by us in our sole discretion.

●	The rights conferred in our Charter are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.

●	We may not retroactively amend our Charter or indemnification agreement provisions to reduce our indemnification obligations to directors, officers, employees and agents.

As a result of these provisions, if an investor were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. This could lead to us incurring substantial expenditures to cover the cost of settlement or damage awards against our directors and officers, which the Company may not be able to pay or recoup. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect the value of our business.

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The exclusive forum provision in our Charter may have the effect of discouraging lawsuits against our directors and officers.

Our Charter requires, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee to us or to our stockholders; (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), our Charter or our Amended and Restated Bylaws (our “Bylaws”); or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine under Delaware law shall be brought, to the fullest extent permitted by law, solely and exclusively in the Court of Chancery in the State of Delaware.

In addition, our Charter requires, unless we consent in writing to the selection of an alternative forum, that the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, this provision in the Charter does not apply to claims seeking to enforce any liability or duty created by the Exchange Act since Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Although we believe this provision benefits us by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-takeover provisions contained in our Charter and Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our Charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. The Company is subject to anti-takeover provisions under Delaware law which could delay or prevent a change of control. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may make more difficult the removal of management, may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for our securities. These provisions provide for, among other things:

●	authorized but unissued shares of common stock and preferred stock, which may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans and the existence of which could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise (the DGCL does not require stockholder approval for any issuance of authorized shares);

●	stockholder action may not be by written consent (the DGCL provides that unless otherwise provided in the charter, any action of a meeting of stockholders may be taken without a meeting and prior notice by signed written consent of stockholders having the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted);

●	amendment of certain provisions of the organizational documents only by the affirmative vote of at least 66 2/3% of the voting power of the outstanding capital stock (the DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage);

●	provisions providing for a board of directors with staggered terms and detailing that the number of directors may be fixed and modified only by our Board;

●	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at annual meetings, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Lottery.com; and

●	the ability of our Board to issue one or more series of preferred stock.

●	providing that directors may be removed only for cause and then only by a two-thirds vote of the holders of a majority of the voting power of the outstanding shares then entitled to vote in an election of directors, voting together as a single class;

●	providing that vacancies on our Board, including newly-created directorships, may be filled only by a majority vote of directors then in office; and

●	prohibiting stockholders from calling special meetings of stockholders.

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In addition, these provisions may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management or our Board. Stockholders who might desire to participate in these types of transactions may not have an opportunity to do so, even if the transaction is favorable to them. These anti-takeover provisions could substantially impede any stockholder’s ability to benefit from a change in control or change our management and Board and, as a result, may adversely affect the market price of common stock and the ability for any stockholder to realize any potential change of control premium.

Risks Related to Our Common Stock and Warrants

Although we are currently in full compliance with the continued listing standards of Nasdaq, we may not be able to remain in full compliance with Nasdaq’s continued listing standards in the future.

Our common stock and warrants trade on The Nasdaq Global Market under the symbols “LTRY” and “LTRYW,” respectively. Our failure to remain in full compliance with these requirements may result in our securities being delisted from Nasdaq.

On August 17, 2022, the Company received a notice from Nasdaq indicating that, as a result of not having timely filed the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 with the SEC, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the SEC. On November 28, 2022, the Company received an additional notice, dated November 16, 2022, from Nasdaq indicating that, as a result of an additional delinquency in the timely filing of the Company’s Form 10-Q for the quarter ended September 30, 2022, the Company remained out of compliance with Nasdaq Listing Rule 5250(c)(1)

On August 24, 2022, the Staff notified the Company that the bid price of its common stock had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Nasdaq Listing Rule 5550(a)(2). Therefore, in accordance with Nasdaq Listing Rule 5810(c)(3) (A), the Company was provided 180 calendar days, or until February 20, 2023, to regain compliance with such rule. On February 23, 2023, the Company received a determination letter from Nasdaq advising it that Nasdaq had determined that the Company had not regained compliance with such rule and that the Company was not eligible for a second 180 day period as the Company had not yet filed its periodic reports with the SEC. Nasdaq also confirmed to the Company in its February 23, 2023 letter that the failure to timely file those periodic reports each serve as separate and an individual basis for delisting.

The Company had until March 2, 2023 to request an appeal of Nasdaq’s determination, which appeal was timely requested. If the appeal were not granted, then, the Company’s common stock and warrants would be delisted from Nasdaq, trading of the Company’s securities would be suspended, and a Form 25-NSE would need to be filed with the SEC which would remove the Company’s securities from listing and registration on Nasdaq.

On April 4, 2023, the Company received an additional notice from Nasdaq that the Company’s failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2022, serves as an additional basis for delisting the Company’s securities from Nasdaq.

On April 24, 2023, the Company presented a plan to a Nasdaq hearing panel (the “Panel”) to regain compliance with the Nasdaq Listing Rules and to file the Company’s deficient quarterly reports for the quarters ended June 30, 2022 and September 30, 2022, as well as its annual report for the year ended December 31, 2022, and to cure the bid price deficiency. On May 8, 2023, the Company received notice that the Company’s plan to regain compliance was conditionally accepted by the Panel and the Company provided Nasdaq with certain requested information. On May 24, 2023, the Company received a letter from the Panel (the “May 24th Decision”), stating that as a result of its review of the requested information, it had determined to delist the Company’s common stock and warrants from Nasdaq on May 26, 2023, and consequently the Company’s common stock and warrants were suspended from trading on Nasdaq on that date. The Company responded to the May 24th Decision and requested that the Panel reconsider the historic facts underlying its decision, the Company’s future prospects, the consequences of such delisting on the Company’s stockholders and the Company’s ability to continue to relaunch its business.

On May 31, 2023, the Panel requested additional information from the Company in order to conduct its reconsideration of the matter. Specifically, the Panel requested the Company’s projected cash flow for the next 12 months, the amount of anticipated drawdowns from the Company’s Loan Agreement with Woodford, and a breakdown of the Company’s revenue earned since it recommenced lottery ticket sales in April 2023. On June 2, 2023, the Company submitted a written response to the Panel’s May 31st request.

Upon consideration of the record and the additional documentation provided by the Company, on June 8, 2023, the Company received a letter (the June 8th Decision”) from the hearings panel stating that it had determined to reverse its initial delisting decision and grant the Company’s request for an exception to the continued listing rules until August 17, 2023, subject to the satisfaction of certain conditions, which the Company met in a timely manner.

In addition to the above, there are other requirements to be met in order to maintain a continued listing on The Nasdaq Global Market. These requirements include requiring that the Company maintain at least $10 million in stockholders’ equity, $5 million of Market Value of Publicly Held Shares (MVPHS) listed securities and having a majority of independent directors.

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As reported on form 8-K filed on December 7, 2023, on November 29, 2023, the Company received a letter from Nasdaq stating that based upon its review of the Company’s Market Value of Publicly Held Shares (“MVPHS”) for the last 30 consecutive business days, the Company no longer met the minimum requirement of $5,000,000 in MVPHS set forth in Nasdaq Listing Rule 5450(b)(1)(C). However, under the Listing Rules, the Company was provided a 180-calendar day grace period to regain compliance, through May 28, 2024.

If at any time during the compliance period the Company’s MVPHS closed at $5,000,000 or more for a minimum of ten consecutive business days, Nasdaq would provide written confirmation of compliance and the matter would be closed. The Company met this requirement, notified Nasdaq and on April 10, 2024 received written notification from Nasdaq confirming that the Company has regained compliance with Nasdaq Listing Rule 5450(b)(1)(C) and the matter is now closed.

Furthermore, the requirement that we maintain a majority of independent directors and at least three members on our audit committee are Nasdaq requirements that we currently meet but have not met from time to time.

If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy and sell the Company’s common stock and warrants or to obtain accurate quotations, and the price of the Company’s common stock and warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise capital or trigger defaults and penalties under its outstanding agreements or securities. Further, even if we regained compliance with Nasdaq listing requirements, there is no guarantee that we would be able to maintain our listing for any period of time.

Delisting from Nasdaq could also result in negative publicity. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock or warrants and the ability of our stockholders to sell our common stock or warrants in the secondary market. If our common stock or warrants are delisted by Nasdaq, our common stock or warrants may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock or warrants. In the event our common stock or warrants are delisted from The Nasdaq Global Market, we may not be able to list our common stock or warrants on another national securities exchange or obtain quotation on an over-the counter quotation system.

An active trading market for our common stock and warrants may never develop or be sustained, which may make it difficult to sell the shares of common stock and warrants.

An active trading market for the common stock and warrants may not develop or continue or, if developed, may not be sustained, which would make it difficult for you to sell your shares of common stock and warrants at an attractive price or at all. The market price of our common stock and warrants may decline below your purchase price, and you may not be able to sell your shares of common stock and warrants at or above the price you paid for such shares or warrants or at all.

The market price of our common stock and warrants could be highly volatile, and you may lose some or all of your investment.

The market price of our common stock and warrants could be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

●	announcements by us or our competitors of new products, features, or services;

●	the public’s reaction to our press releases, other public announcements, and filings with the SEC;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated changes in our results of operations or fluctuations in our results of operations;

●	changes in the financial projections we may provide to the public or our failure to meet these projections;

●	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

●	actual or perceived privacy or data security incidents;

●	risks related to the organic and inorganic growth of our business and the timing of expected business milestones, including those related to announced or completed acquisitions of businesses, products, services, or technologies by us or our competitors;

●	actual or anticipated changes in applicable laws or regulations;

●	changes in accounting standards, policies, guidelines, interpretations, or principles;

●	our ability to forecast or report accurate financial results; and

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●	technical factors in the public trading market for our common stock and warrants that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites), the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and warrants and any related hedging and other technical trading factors.

In addition, the stock markets historically have experienced extreme price and volume fluctuations that have affected the market prices of equity securities of many publicly-held companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of our common stock and warrants, regardless of a company’s actual operating performance. In addition, in the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business, results of operations, cash flow, or financial condition.

If securities or industry analysts do not publish research or reports about the Company, or publish negative reports, the Company’s stock price and trading volume could decline.

The trading market for our common stock and warrants will depend, in part, on the research and reports that securities or industry analysts publish about the Company. The Company does not have any control over these analysts. If the Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Company downgrade its common stock or change their opinion, the Company’s stock price would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on the Company, it could lose visibility in the financial markets, which could cause the Company’s stock price or trading volume to decline.

Because the Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

The Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and does not anticipate declaring or paying any cash dividends for the foreseeable future.

As a result, capital appreciation, if any, of the Company’s shares of common stock would be your sole source of gain on an investment in such shares for the foreseeable future.

Risks Related to Our Loan Agreements and Loan Agreement Warrants

United Capital Investments London Limited, (“UCIL”) may not loan us the amounts they agreed to under their amended and restated loan agreements. If UCIL fails to provide us with funding, we may be forced to curtail or even abandon our plan to recommence our operations and we may need to permanently cease our operations.

As previously noted, we need to raise capital to, among other things, support and restart our operations, re-hire employees and pay our expenses. The amended and restated loan agreement with UCIL is a potential source of this needed additional capital.

Pursuant to the Woodford Amended and Restated Loan Agreement, Woodford agreed to fund up to $52.5 million, subject to certain conditions and requirements, of which, per our books and records, $798,351 was received by us through June 30, 2024.

As reported on form 8-K on August 1, 2023, the Company reported that it had not received the requisite funding on a timely basis that it expected from Woodford, despite making several requests to Woodford for said funding under the Woodford Amended and Restated Loan Agreement. Moreover, the Board of Directors determined that it was in the best interest of the Company and its stockholders to enter into a new loan agreement with UCIL, as an alternative lender to Woodford, upon receiving an event of default notice on July 21, 2023 (the “Default Notice”) and an event of default and crystallization notice on July 25, 2023 (the “Crystallization Notice”) from Woodford under the Woodford Amended and Restated Loan Agreement. On July 24, 2023, the Company responded to the Default Notice disputing that an event of default had occurred. Further, on July 27, 2023, the Company replied to the Crystallization Notice denying that an event of default occurred or continued, and further asserted that Woodford’s attempt for crystallization was inappropriate and unlawful under its loan agreement. The validity and application of the Woodford Amended and Restated Loan Agreement and of notices issued under both agreements is disputed by the Company and the matter is being handled by the Company’s legal counsel which is pursuing various remedies in the UK court system to wind down any connections to Woodford.

Despite requests from the Company, Woodford has repeatedly amongst other things: failed to prove the amounts borrowed by the Company or claimed to have been advanced by Woodford to the Company; failed to indicate if it would accept accelerated payment of those verified amounts; failed to provide an anti-money laundering acceptable account to which payment could be made by the Company and failed to explain failure to respond to requests for other funding to be accepted in the context of the Woodford Loan Agreement; failed to respond to requests for funding under the accordion facility of the Woodford Loan Agreement; and failed to respond to allegations of money laundering and conspiracy to defraud the Company and others.

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Given the uncertainty of continued financing under the Woodford Loan Agreement, on July 26, 2023, the Company secured and formalized alternative funding by entering into a Loan Agreement with UCIL which was further amended and restated on August 18, 2023. The UCIL agreement was approved by the shareholders on or about November 17, 2023 and attached to this 10-K/A as an exhibit.

The UCIL loan agreement provides for a credit facility (the “Credit Facility”) consisting of (a) funding in the principal amount of up to $1,000,000 to be paid in tranches over time and as requested by the Company (the “Initial Loan”), wherein in return for the Initial Loan the Company shall issue to UCIL a number of warrants (the “Warrants”) to purchase shares of the Company’s common stock (“common stock”) in an amount representing at least 4.5% but not exceeding 15% of the Company’s issued and outstanding common stock on the date of such issuance; and (b) an additional credit facility, at the Company’s written request and at UCIL’s sole discretion for an amount up to a total of $149,000,000 in additional financing (the “Accordion”) in subsequent funding tranches. The interest rate on the Initial Loan and the Accordion is 10% per annum. The Credit Facility provides that UCIL may elect, in its sole discretion, to convert an amount of the Initial Loan and the Accordion, together with accrued interest, into shares of common stock at a conversion price calculated in accordance with the terms of the Loan Agreement. In addition, the Credit Facility includes certain customary representations, warranties and events of default subject to customary notice and cure rights.

If UCIL nor any other potential lenders or investors are able or willing over time to advance us amounts owed under either of their amended and restated loan agreements or we are unable to raise additional funds from other third parties, we may not be able to raise enough capital to recommence our operations and run our business. Consequently, we may be forced to curtail or even abandon our plan to recommence our operations and we may need to permanently cease our operations.

We are subject to certain covenants while amounts are outstanding under the loan agreements which may restrict our ability to undertake future activities, including issuing additional shares of common stock.

Each loan agreement includes confidentiality obligations, representations, warranties, covenants, and events of default, which are customary for transactions of their size and nature. For example, included in the certain loan agreements may be covenants prohibiting us from (a) making any loan in excess of $1 million or obtaining any loan in amount exceeding $1 million without the consent of certain lenders, which may not be unreasonably withheld; (b) selling more than $1 million in assets; (c) maintaining less than enough assets to perform our obligations under the Loan Agreement; (d) encumbering any assets, except in the normal course of business, and not in an amount to exceed $1 million; (e) amending or restating our governing documents; (f) declaring or paying any dividend; (g) issuing any shares of common stock which negatively affects the lender and (h) repurchasing any shares of common stock. Such covenants in certain loan agreements may restrict our ability to raise capital, pay consultants, officers and directors, and may ultimately result in material adverse effects to the Company. The result of that may be a decrease in the value of our securities or our need to seek bankruptcy protection. The validity and application of the of certain loan agreements and any notices issued under certain loan agreements may be disputed by the Company and could be referred to the Company’s legal counsel which may pursue pursuing all rights and remedies available to the Company in law or equity.

Our obligations under the loan agreements are secured by a first priority security interest in substantially all of our assets and if we were to default, they could force us to curtail or abandon our business plans and operations.

Although, the amounts borrowed or advanced pursuant to the terms of the Woodford Loan Agreement are secured by substantially all of the present and subsequently acquired assets of the Company and its subsidiaries, the validity and application of the Woodford Loan Agreement Amendment is disputed by the Company. Under the Agreement, Woodford as a creditor, in the event of the occurrence of a default might have been able to enforce security interests over our assets or our subsidiaries which secure obligations, take control of such assets and operations, force us to seek bankruptcy protection, or force us to curtail or abandon our current business plans and operations. If that were to happen, any investment in the Company (including, but not limited to, any investment in our common stock) could become worthless. The validity and application of the Woodford Amended and Restated Loan Agreement and of notices issued under both agreements is disputed by the Company and the matter is being handled by the Company’s legal counsel which is pursuing various remedies in the UK court system to wind down any connections to Woodford.

Despite requests from the Company, Woodford has repeatedly amongst other things: failed to prove the amounts borrowed by the Company or claimed to have been advanced by Woodford to the Company; failed to indicate if it would accept accelerated payment of those verified amounts; failed to provide an anti-money laundering acceptable account to which payment could be made by the Company and failed to explain failure to respond to requests for other funding to be accepted in the context of the Woodford Loan Agreement; failed to respond to requests for funding under the accordion facility of the Woodford Loan Agreement; and failed to respond to allegations of money laundering and conspiracy to defraud the Company and others.

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The issuance and sale of common stock upon conversion of the amounts owed or upon exercise of the warrants issued to either Woodford or UCIL under each’s loan agreement may depress the market price of our common stock and cause substantial dilution.

As of December 31, 2023, per the Company’s books and records, we had borrowed $798,351 under the Loan Agreement to Woodford and $697,642 from UCIL. Amounts borrowed can be repaid at any time without penalty and accrue interest per the terms and conditions of each loan agreement. Amounts borrowed may, at each lender’s option, be converted into shares of common stock, beginning 60 days after the first loan date at the rate of 80% of the lowest publicly available price per share of common stock within 10 business days of the date of the Loan Agreement (which was equal to $5.60 per share).

In addition, in connection with the loan agreements we agreed to grant warrants to each of Woodford and UCIL to purchase up to 15% of the shares of common stock that were then issued and outstanding, each with an exercise price equal to the average of the closing price for each of the ten days prior to the drawing of the first tranche. In the event we fail to repay the amounts borrowed when due or either lender fails to convert the amount owed into shares of common stock, the exercise price of the warrants may be offset by amounts owed, and in such case, the exercise price of the warrants will be subject to a further discount.

If sequential conversions of amounts owed under either loan agreement or warrants are exercised, and sales of such resulting shares of common stock take place, the price of our common stock may decline, and as a result, the lender will be entitled to receive an increasing number of shares of common stock, which shares could then be sold in the market, triggering further price declines and conversions or exercises for even larger numbers of shares, to the detriment of our investors. The shares of common stock issued may, under certain conditions, be sold without restriction pursuant to Rule 144. As a result, the sale of these shares may adversely affect the market price, if any, of our common stock.

Additionally, the issuance of common stock upon conversion of the amounts owed under either loan agreement or the exercise of warrants will result in immediate and substantial dilution to the interests of other stockholders.

An amendment of the Loan Agreement with Woodford (the “Loan Agreement Amendment”) entered into on June 12, 2023, by the Company provides that Woodford shall henceforth be able to convert, in whole or in part, the outstanding balance of its loan into the conversion shares at a conversion price that represents a further 25% discount to the original conversion price of 20%. The validity and application of the Woodford Amended and Restated Loan Agreement and of notices issued under both agreements is disputed by the Company and the matter is being handled by the Company’s legal counsel which is pursuing various remedies in the UK court system to wind down any connections to Woodford.

We currently owe a significant amount of money under our Loan Agreements which we may not be able to repay.

As of the date of this prospectus per our books and records, we owe approximately: $798,351 under the Amended and Restated Woodford Loan Agreement; $14,783 under the Amended and Restated UCIL Loan Agreement; and $942,500 under certain convertible notes for investors placed by Univest. Currently, we do not have sufficient funds to repay such amounts. A high level of indebtedness increases the risk that we may default on our debt obligations. If the amounts owed under any undisputed loan agreements are not converted into common stock pursuant to the terms and conditions, we may not be able to pay the principal or interest on the loan, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. If we do not have sufficient funds and are otherwise unable to arrange financing or raise additional funds, we may have to sell significant assets or have a portion of our assets foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations and could cause any investment in the Company to decline in value or become worthless.

General Risk Factors

Our insurance coverage is not adequate to cover all possible losses that we could suffer, and our insurance costs may increase.

We currently do not have effective director and officer liability insurance and may not have the financial resources or otherwise be able to obtain director and officer liability insurance at reasonable cost or terms in the future. However, we have other insurance policies with coverage features and insured limits that we believe are customary in their breadth and scope. Nevertheless, in the event of a substantial loss, the insurance coverage we carry may not be sufficient to pay the full market value or replacement cost of our lost investment or could result in certain losses being totally uninsured. Market forces beyond our control may limit the scope of the insurance coverage we can obtain in the future or our ability to obtain coverage at reasonable rates. Certain catastrophic losses may be uninsurable or too expensive to justify obtaining insurance. As a result, if we suffer such a catastrophic loss, we may not be successful in obtaining future insurance without increases in cost or decreases in coverage levels.

Nevertheless, the Company has applied for and expects to receive current quotations for D&O, E&O, Cyber Risk and other applicable insurance coverage and intends to utilize a portion of the funds from this offering to bind and activate such insurance coverage as soon as reasonably practicable after receipt of funds.

Our cash and cash equivalents may be exposed to failure of our banking institutions.

Since we seek to minimize our exposure to third-party losses of our cash and cash equivalents, we hold our cash balances in more than one financial institution. Notwithstanding such allocation, we are subject to the risk of bank failure and the consequent loss of our funds, in whole or in part. If any bank at which we hold deposits were to experience a failure, we could experience the risk of loss, or limitation on access to, our cash and cash equivalents which would adversely affect our business.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of Lottery.com. Forward-looking statements appear in a number of places in this prospectus, including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Lottery.com and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors discussed and identified in public filings made with the SEC by Lottery.com and the following:

●	Our inability to compete with other forms of entertainment for consumers’ discretionary time and income;

●	Our inability to attract and retain users;

●	Our inability to successfully acquire and integrate new operations;

●	Our inability to profitably expand into new markets;

●	changes in applicable laws or regulations;

●	the failure of third-party service providers to perform services and protect intellectual property rights required for the operation of our business;

●	limited liquidity and trading of our securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that Lottery.com may be adversely affected by other economic, business, or competitive factors;

●	operational risk;

●	the risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

●	other factors detailed under the section entitled “Risk Factors.”

The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of Lottery.com. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to Lottery.com or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. Lottery.com undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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THE OFFERING

We are registering: (1) the issuance by us of up to 50,000,000 shares of the Company’s common stock, par value $0.001 per share (“common stock”) at an offering price of $3.00 per share. This prospectus also relates to the offer and resale from time to time by the selling shareholders named herein (the “Selling Shareholders”), or their permitted transferees, of: (a) shares of common stock consisting of (i) 396,789 shares issuable upon conversion of certain convertible notes which were issued pursuant to private placements conducted in 2023 and 2024, (ii) 463,937 shares of common stock issuable upon exercise of the Private Placement Warrants; and (b) 5,110,128 held by certain officers, directors, employees and consultants of the Company. The private placements were conducted through Convertible Promissory Notes convertible at a maximum conversion price of $4.5875. If the Conversion Price on the six (6) month anniversary of the Issuance Date is lower than the Conversion Price on the Issuance Date, then the Conversion Price shall be adjusted downward to the VWAP of the Common Stock for the five (5) consecutive Trading Days immediately preceding the six (6) month anniversary date. The Conversion Price is subject in each case, to adjustment as provided herein.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” beginning on page 5 of this prospectus.

Issuance of Common Stock

Shares of Common Stock	50,000,000 shares of common stock at a price of $3.00 per share

Use of proceeds	We will receive up to an aggregate of approximately $150,000,000 from the issuance of the securities. We intend to use the net proceeds for our operations, acquisitions, product development, working capital and general corporate purposes including various forms of applicable insurance coverage.

Resale of shares of Common Stock

Shares of Common Stock offered by the Selling Shareholders	5,970,854 shares upon full conversion of convertible notes, and exercise of warrants, including 5,110,128 shares of Common Stock currently outstanding held by officers, directors, employees and consultants.

Use of proceeds	Other than possibly in connection with the exercise of warrants, we will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders.

Ticker Symbol	Our shares of Common Stock and public warrants are listed on Nasdaq under the symbol “LTRY” and “LTRYW.”

(1) The number of shares of Common Stock issued and outstanding of Lottery.com Inc. is 9,970,941 as of September 3, 2024.

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USE OF PROCEEDS

Our offering of $150,000,000 in our securities is being made on a best-efforts basis: as if a sale of common stock, the offering price per share would be $3.00. The table below depicts how we plan to utilize the proceeds in the event that 25%, 50%, 75% and 100% of the securities in this offering are sold; however, the amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under “Risk Factors.” Accordingly, we will retain broad discretion in the allocation of proceeds of this Offering.

Number of Shares sold	25%	50%	75%	100%
Gross proceeds from this Offering (1)	$37,500,000	$75,000,000	$112,500,000	$150,000,000
Underwriting discounts and commissions (2)	$2,625,000	$5,250,000	$7,875,000	$10,500,000
Other offering costs and listing fees (3)	$375,000	$750,000	$1,125,000	$1,500,000
Net proceeds from this Offering (4)	$34,500,000	$69,000,000	$103,500,000	$138,000,000
Operations	$12,765,000	$25,530,000	$38,295,000	$51,060,000
Acquisitions (5)	$3,500,000	$8,500,000	$12,750,000	$18,000,000
Product Development (6)	$5,625,000	$11,250,000	$16,875,000	$22,500,000
General & Administrative (7)	$9,660,000	$17,250,000	$25,875,000	$34,500,000
Additional General Working Capital	$2,950,000	$6,470,000	$9,705,000	$11,940,000

1.	Expenditures estimated for the 24 months following the completion of this offering. The expenditures are categorized by significant area of activity. The Company will hire more employees and consultants and scale up its operations based on the amount of funds it receives from this offering.
2.	Consists of potential broker-dealer commissions of 7% of the offering proceeds.
3.	Although not currently anticipated to be incurred, consists of other potential costs of 1% of the offering proceeds.
4.	At 25% of the expected amount of securities to be sold, Net Proceeds would not completely cover a full 24 months of expenditures, however, the company expects that revenue generation would be sufficient to cover the potential shortfall. At 50% or more, Net Proceeds will be sufficient to cover or exceed 24 months of expenditures. The Company reserves the right to reallocate the use of proceeds at its discretion.
5.	Consideration for acquisitions is anticipated to be heavily weighted toward stock vs cash. Amounts here represent the expected cash required to complete acquisitions or to cover cash flow of acquirees before they achieve cash flow break-even.
6.	Due to the uncertainties inherent in product development it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the for product development under the company’s “buy and build” approach described elsewhere in this prospectus.
6.	The company has applied and received quotations for D&O, E&O, Cyber Risk, and other applicable insurance coverage and intends to
7.	utilize part of the proceeds from this offering to bind and activate such insurance coverage as soon as reasonably possible upon receipt of funding from this offering.

DIVIDEND POLICY

We have never paid dividends on our Common Shares. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. As such, we do not intend to declare or pay cash dividends on our Common Shares in the foreseeable future. Any future determination to pay dividends will be made at the discretion of our Board of Directors subject to applicable laws and will depend upon, among other factors, our earnings, operating results, financial condition and current and anticipated cash needs. Our future ability to pay cash dividends on our Common Shares may be limited by the terms of any then-outstanding debt or preferred securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2023:

●	on an actual basis
●	on a pro forma, as adjusted, basis to give effect to the above and the issuance of Common Shares in this offering at an assumed offering price of $2.50 as set forth in this prospectus

You should read the following table in conjunction with the sections entitled “Use of Proceeds”, “Selected Consolidated Financial Information and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes thereto included elsewhere in this Prospectus.

	As of June 30, 2024
	Actual	Pro Forma as adjusted (1)
	(unaudited)
Cash and cash equivalents	$27,952	138,027,952
Shareholders’ equity:
Common shares, par value $0.001 per share; 7,446,972 shares issued and outstanding as of June 30, 2024 and 59,970,941 on an adjusted basis, respectively	$7,447	59,971
Preferred stock, par value $0.001 per share; no shares issued and outstanding on actual basis and adjusted basis, respectively.	-	-
Additional paid in capital	277,489,875	415,429,904
Accumulated other comprehensive loss	$(51,595)	(51,595)
Accumulated deficit	$(246,784,505)	(246,784,505)
Total shareholders’ equity	$30,661,222	168,653,775
Total capitalization	$32,693,292	170,685,845

The number of shares of common stock to be outstanding after the offering is based on shares outstanding on June 30, 2024 plus 2,523,969 shares issued between June 30, 2024 and the date of this prospectus plus 50,000,000 additional shares resulting from this offering.

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DILUTION

Purchasers of the Common Shares in this offering will experience immediate and substantial dilution to the extent of the difference between the public offering price per Common Share paid by the purchasers of the Common Shares in this offering and the pro forma, as adjusted net tangible book value per Common Share immediately after, and giving effect to, this offering. Dilution results from the fact that the public offering price per Common Share in this offering is substantially in excess of the net tangible book value per Common Share attributable to our existing shareholders for our presently outstanding Common Shares.

Our historical net tangible book value per Common Share is determined by dividing our net tangible book value, which is the book value of our total tangible assets less the book value of our total liabilities, by the number of outstanding Common Shares. As of June 30, 2024, the historical net tangible book value of our Common Shares was $6,239,729 or $0.84 per Common Share.

After giving effect to the (i) sale by us of 50,000,000 shares of Common Shares in this offering at a public offering price of $3.00 per Common Share, and (ii) receipt by us of the net proceeds of this offering, after deduction of the underwriting discounts and commissions and the estimated offering expenses payable by us, our pro forma, as adjusted net tangible book value as of June 30, 2024 would have been $144,239,729, or $2.43 per Common Share. The difference between the public offering price per Common Share and the pro forma, net tangible book value per Common Share represents an immediate decrease in net tangible book value of $0.57 per Common Share to our existing shareholders, and an immediate dilution in net tangible book value of $0.17 per Common Share to purchasers of Common Shares in this offering.

The following table illustrates, this dilution to purchasers in this offering on a per Common Share basis:

Assumed public offering price per share	$3.00
Net tangible book value per share on June 30, 2024	$0.84
Increase in net tangible book value per share to the existing stockholders attributable to this offering	$1.59
Adjusted net tangible book value per share after this offering	$2.43
Dilution in net tangible book value per share to new investors	$0.57

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA AND OPERATING DATA

The following table presents our selected historical consolidated financial data for the periods indicated. The selected historical consolidated financial data for the six months ended June 30, 2024 and the years ended December 31, 2023 and December 31, 2022 are derived from our reviewed and audited financial statements, respectively.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this Prospectus.

	Six Months Ended Year Ended
	June 30, 2024	December 31, 2023
Total revenues	516,317	6,987,474
Total operating expenses	11,871,483	26,488,046
Total other expense	232,715	512,539
Net loss after income taxes	(11,678,299)	(25,537,315)
Basic and diluted net loss per share	(2.65)	(9.84)

Balance Sheet Data (at period end)
Cash and cash equivalents	27,952	359,826
Working capital (deficit)	(8,910,307)	(7,449,358)
Total assets	62,090,053	64,377,218
Total liabilities	29,396,761	27,761,216
Stockholders’ equity	32,693,292	36,616,002

	Year Ended
	December 31, 2023	December 31, 2022

Total revenues	6,987,474	6,779,057
Total operating expenses	26,488,046	58,342,078
Total other expense	512,539	4,486,130
Net loss after income taxes	(25,537,315)	(59,999,072)
Basic and diluted net loss per share	(9.84)	(23.79)

Balance Sheet Data (at period end)
Cash and cash equivalents	359,826	102,766
Working capital (deficit)	(7,449,358)	2,875,518
Total assets	64,377,218	79,380,253
Total liabilities	27,761,216	17,563,768
Stockholders’ equity	36,616,002	61,816,485

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As indicated in Note 8 Write-Off of Goodwill and Intangibles, to the Company’s consolidated financial statements, the Company recorded impairments to goodwill and intangible Assets for the year ended December 31, 2023 as follows:

As required by ASC 350 Intangibles – Goodwill and Other Impairment and ASC 360 – Impairment Testing: Long-Lived Assets, in connection with preparing the consolidated financial statements for the period ended December 31, 2023, management conducted a review as to whether there are conditions or circumstances that may indicate the impairment of its long-lived assets, goodwill and other indefinite-lived intangible assets.

The Company reviewed the goodwill and intangibles acquired in the acquisitions of TinBu, LLC and Global Gaming Enterprises, Inc., the domain names and software purchased from third parties, and software developed in-house. Each of TinBu, Global Gaming, and Lottery.com is considered a reporting unit for application of the annual review for potential impairment.

The company performed a valuation of each of the reporting units described above, using discounted cash flow methodologies and estimates of fair market value. Given the results of the quantitative assessment, the company determined that the goodwill for the TinBu and Global Gaming reporting units was impaired. For the year ended December 31, 2023, the company recognized goodwill impairment charges of $5.65 million for the TinBu reporting unit and $1.06 million for the Global Gaming reporting unit. The total impairment charges related to goodwill were $6.71 million. In addition, it was determined that there was an impairment of certain intangible assets related to Global Gaming. For the year ended December 31, 2023, the Company recorded impairment charges of $488 thousand to trade names and trademarks and $312 thousand to technology acquired from Global Gaming. The total impairment charges to intangible assets were $800 thousand.

Additionally, in connection with completion of the tax provision for 2023, a transaction which had been recorded for the year ended December 31, 2021 was reevaluated and a decision was made that it should not have been recorded and should be reversed. Specifically, at the end of 2021, a decision was made to increase goodwill related to the acquisition of Global Gaming Enterprises, Inc. due to an incorrect conclusion that “an adjustment should be made to goodwill for the recording of related deferred tax liabilities as the Company released $1.6 million of valuation allowance since the additional deferred tax liabilities represent a future source of taxable income”. This approach improperly accelerated the effects of future amortization of intangible assets related to Global Gaming, resulting in inappropriately releasing part of a valuation allowance for deferred taxes which is not in compliance with GAAP. At that time, the Company recorded an increase to goodwill for Global Gaming and an income tax benefit each in the amount of $1,653,067. We have reversed this transaction by reducing goodwill for Global Gaming by $1,653,067 and have increased accumulated deficit to remove the income tax benefit which was incorrectly recorded for the year ended December 31, 2021.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the consolidated financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements and Risk Factor Summary” sections and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

The following discussion and analysis of our financial condition and results of operations together with the condensed consolidated financial statements and the related notes appearing elsewhere in this Report contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those expressed or implied in such forward-looking statements as a result of various factors, including those set forth in the section entitled “Cautionary Note Regarding Forward-Looking Statements” included herein and the sections entitled “Risk Factors” included in this Report and in our Annual Report on Form 10-K/A for the year ended December 31, 2023 (our “Annual Report”).

Overview

During FY 2023, the Company addressed legacy issues while successfully regaining full compliance with Nasdaq’s continued listing rules and restarting operations in order to stage Lottery.com for growth in FY 2024. The cornerstone of the Company’s operational progress for FY 2024 will be driven by technology, product and service/capability enhancements.

Internal Investigation and Operational Cessation

On July 6, 2022, the Company announced that the Audit Committee (the “Audit Committee”) of the board of directors of the Company (the “Board”) had retained outside counsel to conduct an independent investigation that revealed instances of non-compliance with state and federal laws concerning the states in which lottery tickets were procured as well as order fulfillment. The investigation also identified issues pertaining to the Company’s internal accounting controls (the “Internal Investigation”). Following a report on the filings of the Internal Investigation, on June 30, 2022, the Board terminated the employment of Ryan Dickinson as the Company’s President, Treasurer and Chief Financial Officer, effective July 1, 2022. Subsequently, the Company initiated a review of its cash balances and related disclosures as well as its revenue recognition processes and other internal accounting controls.

On July 20, 2022, Armanino LLP (“Armanino”), the Company’s registered independent public accountant for the fiscal years ended December 31, 2021 and 2020, advised the Company that its audited financial statements for the year ended December 31, 2021 (the “2021 Audit”) and the unaudited financial statements for the quarter ended March 31, 2022 (the “March 2022 Financials”), should no longer be relied upon. Armanino advised that it had determined, subsequent to the 2021 Audit and review of the March 2022 Financials, that the Company had entered into a line of credit in January 2022 that was not disclosed in the footnotes to the 2021 Audit and was not properly recorded in the March 2022 Financials.

On July 28, 2022, the Board determined that the Company did not have sufficient financial resources to fund its operations or pay certain existing obligations, including its payroll and related obligations, due to a significant misstatement of our cash balances.

The following day, on July 29, 2022, the Company effectively ceased operations (the “Operational Cessation”), when it furloughed the majority of its employees and generally suspended its lottery game sales. The Company’s remaining employees were retained at the discretion of the Company’s then Chief Operating Officer and Chief Legal Officer in order to provide the minimal business functions needed to address the Company’s legal and compliance issues and to secure necessary funding to resume the Company’s operations. Less than twenty percent of these non-furloughed employees remain active in the efforts to restore Company operations.

On September 27, 2022, Armanino resigned as the independent registered public accounting firm of the Company, effective immediately and subsequently, on October 7, 2022, the Audit Committee approved the engagement of Yusufali & Associates, LLC, (“Yusufali”) as the Company’s new independent registered public accounting firm.

Since the Operational Cessation, the Company has had minimal day-to-day operations and has primarily focused on restarting certain of its core businesses (as described in more detail under “- Plans for Recommencement of Company Operations” below), and completing and filing the following (i) the restatements of the Company’s 2021 Audit and March 2022 Financials and preparing and filing the Company’s delinquent periodic reports, including Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2021, which the Company filed on May 10, 2023: (ii) Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/A for the three months ended March 31, 2022, which the Company filed on May 15, 2023; (iii) the Company’s Quarterly Reports on Form 10-Q for the three months ended June 30, 2022 and September 30, 2022, which the Company filed on May 22 and 24, 2023, respectively; (iv) the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023; (vi) the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2023; (vii) the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2023; Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023; and (vii) Amendment No. 1 to the company’s quarterly Report on Form 10-Q for the three months ended March 31, 2024 and June 30, 2024.

Nasdaq Listing

On March 23, 2023, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal a determination by the Listing Qualifications department (the “Staff”) of Nasdaq dated February 23, 2023, to delist the Company’s securities from Nasdaq. At the hearing before the Panel on April 24, 2023, the Company presented its plan to complete the restatement of its financial statements for the fiscal year ended December 31, 2021, and the subsequent quarter ended March 31, 2022, and to file the amended periodic reports and all subsequent required filings with the SEC. The Company requested the continued listing of its securities on Nasdaq pending the completion of its compliance plan.

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By letter dated May 8, 2023, the Panel granted the Company’s request for continued listing, on an interim basis, subject to the Company submitting financial projections for fiscal 2023 and filing the restated financial statements for the fiscal year ended December 31, 2021, and quarter ended March 31, 2022, with the SEC by May 15, 2023. The Company satisfied these conditions and the Panel indicated that it would review the filings, along with the updated projections, and thereafter determine whether to afford the Company additional time to complete the compliance plan presented at the hearing.

By letter dated May 24, 2023, the Panel notified the Company that it had determined to suspend trading and otherwise move to delist the Company’s securities from Nasdaq effective with the open of the market on May 26, 2023. The Company’s securities were suspended from trading on that date, but the securities were not delisted because the Company thereafter requested that the Panel reconsider its determination to delist the Company’s securities from Nasdaq based upon what the Company believed to be mistakes of material fact upon which the Panel had based its decision.

On June 8, 2023, the Panel notified the Company that it had determined to reverse its prior decision and grant the Company’s request for continued listing subject to the Company’s timely compliance with a number of conditions ultimately expiring on August 17, 2023, on which date the Company must have satisfied all applicable criteria for continued listing on Nasdaq (the “June 8th Decision”). As a result of the foregoing, the suspension from trading ceased and the Company’s securities were reinstated for trading on Nasdaq effective with the open of the market on June 15, 2023. See “Risk Factors - Risks Related to Our Common Stock and Warrants – We are currently in full compliance with the continued listing standards of Nasdaq. However, we may not be able to remain in full compliance with Nasdaq’s continued listing standards in the future” for more information.

As reported on form 8-K filed on December 7, 2023, on November 29, 2023, the Company received a letter from Nasdaq stating that based upon its review of the Company’s Market Value of Publicly Held Shares (“MVPHS”) for the last 30 consecutive business days, the Company no longer met the minimum requirement of $5,000,000 set forth in Nasdaq Listing Rule 5450(b)(1)(C). However, under the Listing Rules, the Company was provided a 180-calendar day grace period to regain compliance, through May 28, 2024.

If at any time during the compliance period the Company’s MVPHS closed at $5,000,000 or more for a minimum of ten consecutive business days, Nasdaq would provide written confirmation of compliance, and the matter would be closed. The company received such notification from Nasdaq on April 10, 2024 and the matter was closed.

Furthermore, the requirement that we maintain a majority of independent directors and at least three members on our audit committee are Nasdaq requirements that we currently meet but have not met from time to time.

If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy and sell the Company’s common stock and warrants or to obtain accurate quotations, and the price of the Company’s common stock and warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under its outstanding agreements or securities. Further, even if we lose and are able to regain compliance with Nasdaq listing requirements, there is no guarantee that we will be able to maintain our listing for any period of time.

Delisting from Nasdaq could also result in negative publicity. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and/or warrants and the ability of our stockholders to sell our common stock and/or warrants in the secondary market. If our common stock and/or warrants are delisted by Nasdaq, our common stock and/or warrants may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock and/or warrants. In the event our common stock and/or warrants are delisted from The Nasdaq Global Market, we may not be able to list our common stock and/or warrants on another national securities exchange or obtain quotation on an over-the counter quotation system.

AutoLotto $30,000,000 Business Loan

On January 4, 2022, AutoLotto entered into a Business Loan Agreement (the “Business Loan”) with bank prov, pursuant to which the Company borrowed $30,000,000 from bank prov, which was evidenced by a $30,000,000 Promissory Note. The Promissory Note accrued interest at the rate of 2.750% per annum (7.750% upon the occurrence of an event of default) and had a maturity date of January 4, 2024. Monthly interest payments were due under the Promissory Note beginning February 4, 2022. The Promissory Note could be repaid at any time without penalty. The Promissory Note included customary events of default for a debt obligation of the size of the Promissory Note. The Business Loan included representations and warranties of AutoLotto and covenants (both positive and negative) which were customary for a transaction of this nature and size, including rights to set off. Upon the occurrence of an event of default, Provident could declare the entire amount owed immediately due and payable. We were required to pay a 1% commitment fee at the time of our entry into the Business Loan, and another 1% annual loan fee would have been due on the first anniversary thereof.

In accordance with the terms of the Business Loan, upon entering into the agreement, $30,000,000 in a separate account with bank prov was pledged as security for the amount outstanding under the loan (“Collateral Security”). The $30,000,000 Collateral Security became restricted and remained restricted until October 12, 2022, when AutoLotto defaulted on its obligations under the Business Loan and bank prov foreclosed on the $30,000,000 of Collateral Security. The Collateral Security, which was in the form of restricted cash, was presented as a contingent liability on the Company’s balance sheet from March 31, 2022 until the obligation was satisfied in October of 2022. See our consolidated financial statements for additional information.

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Loan Agreement with Woodford

On December 7, 2022, the Company entered into a loan agreement with Woodford Eurasia Assets, Ltd. (“Woodford”), (the “Woodford Loan Agreement”) pursuant to which Woodford agreed to provide the Company with up to $52.5 million, subject to certain conditions and requirements, of which, per the Company’s books and records $798,351 had been received by June 30, 2024 and is owed pursuant to the terms of the Woodford Loan Agreement. Amounts borrowed accrue interest at the rate of 12% per annum (or 22% per annum upon the occurrence of an event of default) and are due within 12 months of the date of each loan advance. Amounts borrowed can be repaid at any time without penalty.

Amounts borrowed pursuant to the Woodford Loan Agreement are convertible, at Woodford’s option, into shares of the Company’s common stock, beginning 60 days after the first loan date at the rate of 80% of the lowest publicly available price per share of common stock within 10 business days of the date of the Loan Agreement (which was equal to $5.60 per share), subject to a 4.99% beneficial ownership limitation and a separate limitation preventing Woodford from holding more than 19.99% of the issued and outstanding common stock of the Company, without the Company obtaining shareholder approval for such issuance.

Conditions to the Woodford Loan Agreement included the resignation of four prior members of the Board (Lisa Borders, Steven M. Cohen, Lawrence Anthony DiMatteo and William Thompson, all of whom resigned from the Board in September 2022), and the appointment of two new independent directors. Subsequent loans under the Woodford Loan Agreement also required the Company to comply with all listing requirements, unless waived by Woodford. The Woodford Loan Agreement also allowed Woodford to nominate another director to the Board of Directors, in the event any independent member of the Board of Directors resigned.

Proceeds of the loans could only be used by to restart the Company’s operations and for general corporate purposes agreed to by Woodford.

The Woodford Loan Agreement included confidentiality obligations, representations, warranties, covenants, and events of default, which are customary for a transaction of this size and nature. Included in the Loan Agreement are covenants prohibiting us from (a) making any loan in excess of $1 million or obtaining any loan in an amount exceeding $1 million without the consent of Woodford, which consent may not be unreasonably withheld; (b) selling more than $1 million in assets; (c) maintaining less than enough assets to perform our obligations under the Loan Agreement; (d) encumbering any assets, except in the normal course of business, and not in an amount to exceed $1 million; (e) amending or restating our governing documents; (f) declaring or paying any dividend; (g) issuing any shares which negatively affects Woodford; and (h) repurchasing any shares.

The Company also agreed to grant warrants to purchase shares of common stock to Woodford (the “Woodford Warrants”) in an amount equal to 15% of the Company’s then issued and outstanding shares of common stock. Each Woodford Warrant has an exercise price equal to the average of the closing price of the Company’s common stock for each of the ten days prior to the first amount being debited from the bank account of Woodford, which equates to an exercise price of $5.60 per share. In the event the Company fails to repay the amounts borrowed when due or Woodford fails to convert the amount owed into shares, the exercise price of the warrants may be offset by amounts owed to Woodford, and in such case, the exercise price of the warrants will be subject to a further 25% discount.

In connection with our entry into the Woodford Loan Agreement, the Company also entered into a Loan Agreement Deed, Debenture Deed and Securitization, with Woodford (the “Security Agreement”), which provides Woodford with a first floating charge security interest over all present and future assets of the Company in order to secure the repayment of amounts owed under the Loan Agreement.

On June 12, 2023, the Company entered into an amendment of the Woodford Loan Agreement (the “Woodford Loan Agreement Amendment”). The Woodford Loan Agreement Amendment provides that Woodford shall henceforth be able to convert, in whole or in part, the outstanding balance of its loan into the conversion shares at a conversion price that represents a further 25% discount to the original conversion price of 20%. The validity and application of the Woodford Loan Agreement Amendment is disputed by the Company.

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Despite requests from the Company, Woodford has repeatedly amongst other things: failed to prove the amounts borrowed by the Company or claimed to have been advanced by Woodford to the Company; failed to indicate if it would accept accelerated payment of those verified amounts; failed to provide an anti-money laundering acceptable account to which payment could be made by the Company and failed to explain failure to respond to requests for other funding to be accepted in the context of the Woodford Loan Agreement; failed to respond to requests for funding under the accordion facility of the Woodford Loan Agreement; and failed to respond to allegations of money laundering and conspiracy to defraud the Company and the matter has been referred to the Company’s legal counsel.

Information regarding ongoing legal proceedings with Woodford can be found in the “Legal Proceedings” section of this form.

Loan Agreement with United Capital Investments London Limited

The Company entered into a credit facility (the “UCIL Credit Facility”), which is represented by a loan agreement, which was initially entered into on July 26, 2023, and was amended and restated on August 8, 2023, and subsequently amended on August 18, 2023 and amended and restated on February 16, 2024, the “UCIL Loan Agreement”). The UCIL Loan Agreement is with United Capital Investments London Limited (“UCIL”), an entity in which each of Matthew McGahan, the Company’s Chief Executive Officer and Chair of the Company’s Board, and Barney Battles, a former member of the Board, have a indirect or direct interest, respectively. The decision by the Company to enter into the UCIL Loan Agreement followed an acknowledgment by the Company that it had not received the requisite funding on a timely basis that it expected from Woodford, despite the Company making several requests to Woodford for said funding under the Woodford Loan Agreement. Moreover, the Board of Directors determined that it was in the best interest of the Company and its stockholders to enter into the UCIL Loan Agreement with UCIL, as an alternative lender to Woodford, upon receiving an event of default notice on July 21, 2023 (the “Default Notice”) and an event of default and crystallization notice on July 25, 2023 (the “Crystallization Notice”) from Woodford under the Woodford Loan Agreement. Neither McGahan or Battles participated in the vote on the UCIL agreement to ensure proper independence and correct corporate governance. On July 24, 2023, the Company responded to the Default Notice disputing that an event of default had occurred given the Company’s earlier announcement that UCIL had agreed to enter into a funding arrangement with the Company. On July 27, 2023, the Company replied to the Crystallization Notice denying that an event of default occurred or continued, and further asserted that Woodford’s attempt for crystallization was inappropriate and unlawful under the Woodford Loan Agreement. Given the uncertainty of the continued financing under the Woodford Loan Agreement, the Board of Directors sought to secure and formalize the Company’s alternative funding by entering into the UCIL Loan Agreement.

Investors Placed by Univest Securities, LLC

As reported on form 8-K filed with the SEC on February 6, 2024, on December 6, 2023, Univest Securities, LLC ( “Univest”), agreed to act as placement agent in connection with the Company’s offering (“Offering”) of convertible debt at a Conversion Price of 125% of the closing price on the day prior to the Issuance Date (date of funding) with warrant coverage at 50% up to $1,000,000; including convertible promissory notes (each, a “Convertible Note” or collectively, the “Convertible Notes”), and common stock purchase warrants (each, a “Warrant”, or collectively, the “Warrants”) to purchase shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) which include specific registration rights (“Registration Rights”), offered directly to one or more investors (each, an “Investor” and, collectively, the “Investors”) through Univest. If the “Conversion Price” on the six (6) month anniversary of the Issuance Date is lower than the Conversion Price on the Issuance Date, then the Conversion Price shall be adjusted downward to the VWAP of the Common Stock for the five (5) consecutive Trading Days immediately preceding the six (6) month anniversary date.

On February 1, 2024, the parties agreed to increase the offering amount from $1,000,000 to $5,000,000. All other terms and conditions of the offering remain the same. The Securities shall be offered and sold pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

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Business Combination

On October 29, 2021, we, as AutoLotto, Inc (“AutoLotto”), consummated the Business Combination with Trident Acquisitions Corp. (“TDAC” and after the Business Combination described herein, the “Company”), pursuant to the terms of that certain Business Combination Agreement, dated as of February 21, 2021 (the “Business Combination Agreement”), by and among TDAC, Trident Merger Sub II Corp., a wholly-owned subsidiary of TDAC (“Merger Sub”) and AutoLotto. Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into AutoLotto with AutoLotto surviving the merger as a wholly owned subsidiary of TDAC, which was renamed “Lottery.com Inc.” The aggregate value of the consideration paid by TDAC to the holders of AutoLotto common stock in the Business Combination (excluding shares that may be issued to former AutoLotto stockholders (the “Sellers”) as earnout consideration) was approximately $440 million, consisting of approximately 2,000,000 shares of common stock valued at $220.00 per share. In addition, each Seller was eligible to receive its pro rata portion of 150,000 Seller Earnout Shares and each Founder Holder was eligible to receive one-third of 100,000 Founder Holders Earnout Shares, subject to adjustments in the normal course of business. Conditions for the Earnout Shares were not met and all of the potential Earnout Shares were forfeited.

Board of Directors

On April 29, 2024, the Board of Directors of the Company approved the addition of Mr. Warren Macal as a member of the Company’s Board of Directors. Macal’s nomination follows the December 2023 $18 million investment commitment from Prosperity Investment Management subject to due diligence.

On June 17, 2024, Mark Bernard (“Barney”) Battles, a member of the board of directors (the “Board”) of Lottery.com Inc. (the “Company”) notified the Board of his intent to resign from the Board, effective close of business on June 30, 2024, and not stand for re-election to the Board at the annual meeting of stockholders to be held this year (the “2024 Annual Meeting”). Mr. Battles indicated that his decision to resign and not stand for re-election at the 2024 Annual Meeting was due to his decision to take early retirement and was not the result of any disagreement with the Company on any matter, or relating to its operations, policies, or practices. Mr. Battles was originally appointed to the Board following the successful completion of background checks on November 4, 2022, as reported in an 8-K filed with the Securities and Exchange Commission on November 10, 2022.

Reverse Stock Split

On August 9, 2023, the Company amended its Charter to implement, effective at 5:30 p.m., Eastern time, a 1-for-20 Reverse Stock Split. At the effective time of the Reverse Stock Split, every 20 shares of common stock either issued and outstanding or held as treasury stock were automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. Stockholders who would have otherwise been entitled to fractional shares of common stock as a result of the Reverse Stock Split received a cash payment in lieu of receiving fractional shares. In addition, as a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of common stock underlying the Company’s outstanding equity awards, the number of shares issuable upon the exercise of the Company’s outstanding warrants and the number of shares issuable under the Company’s equity incentive plans and certain existing agreements, as well as the exercise, grant and acquisition prices of such equity awards and warrants, as applicable. The Reverse Stock Split was approved by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders on August 7, 2023 and was subsequently approved by the Board of Directors on August 7, 2023.

The effects of the Reverse Stock Split have been reflected in this Quarterly Report on Form 10-Q for all periods presented.

International Expansion

In June 2021, we closed the acquisition of Global Gaming, which holds 80% of the equity of each of Aganar and JuegaLotto. Aganar operates in the licensed Online Lottery market in Mexico and is licensed to sell Mexican National Lottery draw games, instant win tickets, and other games of chance online with access to a federally approved online casino and sportsbook gaming license. JuegaLotto is licensed by Mexico authorities to commercialize international lottery games in Mexico through an authorized gaming portal and to commercialize games of chance in other countries throughout Latin America. As of the date of this Report, according to Statista, the estimated size of the Latin American lottery market is $68 billion with a compound annual growth rate projected at 6.05% through 2028. Furthermore, it is projected that there will be 3,000,000 online lottery players in the South American lottery market alone by 2028. Based on these projections, we believe these acquisitions will provide opportunities for growth of our international operations throughout Mexico and Latin America as we expand our portfolio of products and expose our existing products to new markets.

Operations Prior to Operational Cessation

Prior to the Operational Cessation, the Company was a provider of domestic and international lottery products and services. As an independent third-party lottery game service, we offered a platform that we developed and operated to enable the remote purchase of legally sanctioned lottery games in the U.S. and abroad (the “Platform”). Our revenue generating activities included (i) offering the Platform via our Lottery.com app and our websites to users located in the U.S. and international jurisdictions where the sale of lottery games was legal and our services were enabled for the remote purchase of legally sanctioned lottery games (our “B2C Platform”); (ii) offering an internally developed, created and operated business-to-business application programming interface (“API”) of the Platform, which enabled our commercial partners, in permitted U.S. and international jurisdictions, to purchase certain legally operated lottery games from us and to resell them to users located within their respective jurisdictions (“B2B API”); and (iii) delivering global lottery data, such as winning numbers and results, and subscriptions to data sets of our proprietary, anonymized transaction data pursuant to multi-year contracts to commercial digital subscribers (“Data Service”).

Mobile Lottery Game Platform Services

Both our B2C Platform and our B2B API provided users with the ability to purchase legally sanctioned draw lottery games via a mobile device or computer, securely maintain their acquired lottery game, automatically redeem a winning lottery game, as applicable, and receive support, if required, for the claims and redemption process. Our registration and user interfaces were designed to be easy to use, provide for the creation of an account and purchase of a lottery game with minimum friction and without the creation of a mobile wallet or requirement to pre-load minimum funds and - importantly - to provide instant confirmation of the user’s lottery game numbers, whether selected at random or picked by the user. Users of our B2C Platform services paid a service fee and, in certain non-U.S. jurisdictions, a mark-up on the purchase price. Prior to the Operational Cessation, we generated revenue from this service fee and mark-up. Our B2B API Platform resumed limited operations for the month of April 2023. As of the date of this Prospectus, our B2C Platform is not currently available to the public. We anticipate that our B2C Platform will become available again by fall 2024.

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The WinTogether Platform

Prior to the Operational Cessation, we operated and administered of all sweepstakes offered by WinTogether, a registered 501(c)(3) charitable organization (“WinTogether”), which was formed in April 2020 to support charitable, educational, and scientific causes. In consideration of our operation of the WinTogether platform and administration of the sweepstakes, we received a percentage of the gross donations to a campaign, from which we paid certain dividends and all administration costs.

The WinTogether platform continued operating after the Operational Cessation, until all sweepstakes campaigns were completed, and all prizes awarded. On March 29, 2023, the board of directors of WinTogether voted to suspend its relationship with the Company. The suspension of the relationship was rescinded by the WinTogether board on November 16, 2023.

On April 1, 2024, Lottery.com resumed its sweepstakes offerings through its partnership with the WinTogether.org foundation (DBA: DonateTo.Win). The initial sweepstakes launched under the restored partnership will remain active until at least September 30,2024.

Current Operations

Despite the Operational Cessation, the Company’s subsidiaries have continued to operate under the direction of the leadership teams that were in place prior to the Company’s acquisition of such companies. While the operational activities of these subsidiaries vary, from the Operational Cessation through the date of this Report, each of TinBu, Aganar and JuegaLotto has decreased its expenses and has had its revenue decrease from pre-Operational Cessation levels.

Data Services

In 2018, we acquired TinBu, LLC (“TinBu”), a digital publisher and provider of lottery data results, jackpot results, and other data, as a wholly-owned subsidiary. Through TinBu, our Data Service delivers daily results of over 800 domestic and international lottery games from more than 40 countries, including the U.S., Canada, and the United Kingdom, to over 400 digital publishers and media organizations. See “Item 1A. Risk Factors – We are party to pending litigation and investigations in various jurisdictions and with various plaintiffs and we may be subject to future litigation or investigations in the operation of our business. An adverse outcome in one or more proceedings could adversely affect our business, financial condition, and results of operations” for more information about our relationship with TinBu.

Our technology pulls real time primary source data, and, in some instances, we acquire data from dedicated data feeds from the lottery authorities. Our data is constantly monitored to ensure accuracy and timely delivery. We are not required to obtain licenses or approvals from the lottery authorities to pull this primary source data or to acquire the data from such dedicated feeds. Commercial acquirers of our Data Service pay a subscription for access to the Data Service and, for acquisition of certain large data sets, an additional per record fee.

We additionally enter into multi-year contracts pursuant to which we sell proprietary, anonymized transaction data pursuant to multi-year agreements and in accordance with our Terms of Service in consideration of a fee and in other instances provide the Data Service within a bundle of provided services.

Aganar and JuegaLotto

On June 30, 2021, we acquired 100% of the equity of Global Gaming Enterprises, Inc., a Delaware corporation (“Global Gaming”), which holds 80% of the equity of each of Medios Electronicos y de Comunicacion, S.A.P.I de C.V. (“Aganar”) and JuegaLotto, S.A. de C.V. (“JuegaLotto”). JuegaLotto is federally licensed by the Mexican regulatory authorities with jurisdiction over the ability to commercialize lottery games in Mexico through an authorized federal gaming portal and to commercialize games of chance in other countries throughout Latin America. Aganar has been operating in the licensed Online Lottery market in Mexico since 2007 and has certain rights to sell Mexican National Lottery draw games, instant win tickets, and other games of chance online with access to a federally approved online casino and sportsbook gaming license and additionally issues a proprietary scratch lottery game in Mexico under the brand name Capalli. See “Item 1A. Risk Factors – We need additional capital to, among other things, support and restart our operations, re-hire employees and pay our expenses. Such capital may not be available on commercially acceptable terms, if at all. If we do not receive the additional capital, we may be forced to curtail or abandon our plans to recommence our operations and we may need to permanently cease our operations” for additional information.

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Nook Holdings, LTD

On September 28, 2023, the company entered into Stock Purchase Agreement with the shareholders of Nook Holdings Limited (“Nook”), a private limited company incorporated and registered in the Abu Dhabi Global Market, Abu Dhabi, United Arab Emirates (“UAE”). The total purchase price is approximately $2.314 million. The Company made three payments totaling $137,500 in the fourth quarter of 2023 and anticipates the transaction closing in the fourth quarter of 2024 or as otherwise agreed by the parties. Nook is known for its innovative approach to co-working in Dubai and has procured 200 licenses for individuals and companies in the sports, health and wellness sector seeking access to Dubai and the broader Middle Eastern market. With its exclusive partnership with the Dubai Multi-Commodities Centre Free Zone (DMCC), Nook offers a wide range of services, including business setup support, insurance, VAT registration, and networking opportunities for like-minded sports entrepreneurs. As part of the acquisition, Nook will be rebranded under the Sports.com umbrella.

Sports.com

In December 2021, we finalized the acquisition of the domain name https://sports.com and on November 15, 2022, we formed a wholly-owned subsidiary called Sports.com, Inc., a Texas corporation (“Sports.com”). Subsequently, Sports.com announced a partnership with the Saudi Motorsports Company, which enabled the Company to roll out the Sports.com brand at the FIFA World Cup decider at the end of November 2022. In December 2022, Sports.com signed an agreement with Data Sports Group, GmbH (“DSG”), which provided Sports.com the exclusive North American distribution rights for sports data products offered and maintained by DSG (the “DSG Data”). The DSG Data is being sold through the same sales resources and sales channels as the lottery data offered by TinBu. On July 23, 2023, DSG exercised its right to terminate the exclusive distribution rights due to Sports.com not meeting its contractual obligations.

As reported on form 8-K filed with the SEC on February 9, 2024, on February 5, 2024, the Company entered into a Memorandum of Understanding (the “MOU”) with WA Technology Group Limited (“WATG”), whereby the Company has agreed to pay WATG a total of $500,000 US dollars in restricted common stock at a price of $3.00 per share. A second payment by Lottery.com to WATG shall be due in five years and 2 months from the date of the definitive agreement to be signed by the parties at a later date. The total consideration for the second payment is the equivalent of $500,000 US dollars in restricted common stock at market value on the date the second payment is due. In addition, the Company will nominate an individual (at a later date) from WATG to act as a dedicated consultant to the Company for the purpose of expanding its brand, ticket sales and global operations. In exchange, the Company shall own a non-exclusive perpetual single use license for WATG’s Lottery Player & Account Management Software (“PAM”) and WATG shall provide its full spectrum of iGaming solutions to the Company to manage its global growth strategy. The parties shall co-operate and collaborate with one another’s businesses and shall enter a more definitive agreement at a later date.

As reported on form 8-K filed with the SEC on February 21, 2024, on February 15, 2024, the Company entered into a Memorandum of Understanding (the “MOU”) with S&MI Ltd. (“SportLocker.com”), whereby it agreed to pay the shareholders of S&MI Ltd. a total of $1,000,000 in restricted common stock at a valuation of $3.00 per share. The Necessary documents for completion of the transaction were recently completed and the acquisition will close on September 1, 2024.

The first payment of $150,000 in restricted common stock (50,000 shares) of the Company is due and payable not later than the first business date following the Completion Date. The remaining payments in restricted common stock to the shareholders of S&MI Ltd. by the Company will be made as follows:

(i) a second payment of $212,500 (70,833 shares) due on or before one hundred and twenty-one (121) days following the Closing Date; (ii) a third payment, of $212,500 (70,833 shares) due on or before two hundred and twelve (212) days following the Completion Date; (iii) a fourth payment of $212,500 (70,833 shares) due on or before three hundred and one (301) days following the Closing Date and (vi) a final and fifth payment of $212,500 (70,834 shares) due on or before three hundred and ninety-six (396) days following the Closing Date. The terms and conditions set forth in the MOU shall be incorporated into a definitive agreement to be entered into by the parties with a Closing Date on or before September 1, 2024 or as otherwise agreed to by the parties.

In addition, the Company has agreed to make available to the business of SportLocker.com, cash, media credits or combination thereof over the twelve months following the Closing Date as additional capital investment into the business plan, to facilitate brand awareness, user acquisition and general performance marketing and promotion, influencer and subscription campaigns and branding activities of S&MI’s streaming and social engagement, subject to the Company successfully raising a minimum of new capital.

On March 7, 2024, Sports.com, a wholly-owned subsidiary of the Company, announced by press release that it has launched the “Sports.com App”. The App (which is available for download for free from all major app stores) connects sports content with audiences worldwide. By uniting a diverse community of sports enthusiasts across various genres, demographics, and countries, Sports.com plans to eliminate multiple cultural barriers and foster a global sports community.

On March 28, 2024, Sports.com, a wholly-owned subsidiary of the Company, announced by press release that it has obtained the rights to live stream the March 31, 2024 heavyweight title fight between Frazier Clarke and Fabio Wardley. The live stream was available to view for free for millions of sports fans in Africa, via the Sports.com website.

The live streaming event is the result of a partnership between Sports.com, BOXXER, the fast-growing UK boxing promotional company, and Sky Sports in the UK and Ireland. Sports.com has entered into an agreement with BOXXER to provide live coverage through the Sports.com platform in Africa, via local telecom partners such as Vodacom, which will provide free access to millions of viewers.

This partnership underscores Sports.com’s commitment to bringing inclusivity, innovation, and entertainment to sports. To view the live streaming event on Sports.com, African-based sports fans were able to sign up via local mobile operators to watch the fight on the Sports.com platform. Sports.com’s strategic intent is to provide more such content to sports fans in underserved markets including those in the Middle East and Africa.

Boca Raton Lease

The employees and executives of “Lottery.com work remotely from home and for the most part are located in different parts of the United States.

On August 01, 2024, the Company entered into a lease agreement for premises in Boca Raton, Florida, The lease has a one year term commencing on August 1, 2024 and ending on July 31, 2025. The monthly rent is $25,000. Utilities and taxes are paid by the lessor. The consideration provided to the lessor as prepayment of the lease is 300,000 restricted shares of common stock which are being registered in this offering.

The Company leased the premises in Boca Raton, Florida (“the Property”) for use as the corporate campus for its US operations. It will be used for meetings with potential investors, partners, acquisition targets and for face to face meetings of corporate officers and key consultants.

Starting in the fourth quarter of 2024, it is anticipated that executives and key contractors will meet and work together for periods of approximately 10 days at a time as the company fully resumes operations, expands Sweepstakes offerings, and closes acquisitions. Additionally, the company has developed a shared services model for cost savings where oversight of certain functions such as finance and accounting, information technology, engineering and development, legal, compliance, and corporate governance, and certain operational processes and procedures are provided centrally for the parent company and its present subsidiaries and future acquisitions. Similarly, the Property will be used for all entities by the applicable executives and key consultants.

Plans for Recommencement of Company Operations

As noted above, since the Operational Cessation, the Company has had minimal day-to-day operations and has primarily focused on restarting certain of its core businesses. The Company has developed a three-phase plan to recommence its operations, which plan is outlined below.

Phase 1 - Relaunch B2B API Platform. During the Operational Cessation, the Company maintained positive relationships with its ticket-printing and courier partners, as well as several distribution partners that have been found to be in compliance with local, state, and federal rules related to ticket procurement and distribution. These partners have implemented the Lottery.com API and have advised the Company that they expect to be ready to offer lottery games to their customers through their sales channels when the Company resumes operations. As such, the Company believes that it has sufficient demand to resume operation of its B2B API platform operations, assuming it is able to maintain the core employee team to manage the lottery ticket fulfillment process and access sufficient capital to expand the launch of Project Nexus, which was designed to, among other things, handle high levels of user traffic and transaction volume, while maintaining expediency, security, and reliability in the administrative and back-office functionality required by the B2B API. Our B2B API Platform resumed limited operations in April 2023. We expect be fully operational during the fourth quarter of 2024.

Phase 2 - Resume B2C Platform Operations. The Company believes that it will be in a position to relaunch its B2C Platform by fall 2024. As of the date of this Report, the Company expects that it will initially relaunch its B2C Platform to customers in Texas for a period of time before rolling it out to other jurisdictions. The Company may elect to accelerate the relaunch of its Platform to customers in another state. The Company plans to limit the rollout in order to give it additional time to properly vet and confirm compliance with local, state and federal rules related to ticket procurement and distribution. For more information, see “Item 1A. Risk Factors - Regulatory and Compliance Risks - A jurisdiction may enact, amend, or reinterpret laws and regulations governing our operations in ways that impair our revenues, cause us to incur additional legal and compliance costs and other operating expenses, or are otherwise not favorable to our existing operations or planned growth, all of which may have a material adverse effect on us or our results of operations, cash flow, or financial condition.” The Company has also maintained various pre-paid media credits that it expects to use to launch and maintain promotional campaigns geared towards encouraging prior customers to return to the Platform and to acquire new customers.

Phase 3 - Restore Other Business Lines and Projects. Assuming the success of Phase 1 and Phase 2, the Company expects to restore other products it previously offered, such as supplying lottery tickets to consumers in approved domestic jurisdictions, partnering with licensed providers in international jurisdictions to supply legitimate domestic lottery games, and reviving other products and services that were under development when the Operational Cessation occurred.

As of the date of this Report, the current estimated cash balance of the Company and subsidiaries is approximately $36,799. The Company believes that this cash on hand, along with future borrowings, will be sufficient for the Company to resume its core operations.

As of the date of this Report, our common stock and warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbols “LTRY” and “LTRYW,” respectively. As of the date of this Report, we are in compliance with Nasdaq’s continued listing requirements (the “Listing Rules”). See, “Risk Factors - Risks Related to Our Common Stock and Warrants – Although we are currently in full compliance with the continued listing standards of Nasdaq, we may not be able to remain in full compliance with Nasdaq’s continued listing standards in the future.” Additionally, under its new management, the Company continues to work to improve its disclosure and reporting controls. Also, the Company plans to continue to strengthen and improve its systems of internal control over financial reporting and invest in additional legal, accounting, and financial resources.

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Even if the Company’s three phase plan to recommence its operations is successful, there can be no assurance that the Company will be able to maintain compliance with the applicable Listing Rules, or that the Nasdaq Panel will continue to stay the delisting of the Company’s securities on Nasdaq. If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy or sell the Company’s common stock and warrants or to obtain accurate quotations, and the price of the Company’s common stock and warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise additional capital needed to fund its operations and/or trigger defaults and penalties under outstanding agreements or securities of the Company.

There can be no assurance that we will have sufficient capital to support our operations and pay expenses, repay our debt, or that additional funds will be available on favorable terms, if at all. We may not be able to restart our operations or generate sufficient funding to support such operations in the future. The Company’s ability to continue its current operations, prepare and refile required reports, and restart its prior operations, is dependent upon obtaining new financing. Future financing options available to the Company include equity financings, debt financings or other capital sources, including collaborations with other companies or other strategic transactions. Equity financings may include sales of common stock. Such financing may not be available on terms favorable to the Company or at all. The terms of any financing may adversely affect the holdings or rights of the Company’s stockholders and may cause significant dilution to existing stockholders. There can be no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company, if at all, which would have a material adverse effect on its business, financial condition and results of operations, and it could ultimately be forced to discontinue its operations and liquidate. These matters, when considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that the financial statements are issued. The accompanying financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Components of Our Results of Operations (Prior to the Operational Cessation)

Our Revenue

Revenue from B2C Platform. Our revenue is the retail value of the acquired lottery game and the service fee charged to the user, which we impose on each lottery game purchased from our B2C Platform. The amount of the service fee is based upon several factors, including the retail value of the lottery game purchased by a user, the number of lottery games purchased by a user, and whether such user is located within the U.S. or internationally. Currently, in the U.S, the minimum service fee is $0.50 for the purchase of a $1 lottery game and $1 for the purchase of a $2 lottery game; the service fee for additional lottery games purchased in the same transaction is 6% of the face value of all lottery games purchased. For example, the service fee for the purchase of five $2 tickets is $1.60, comprised of the $1 base service fee, plus 6% of the aggregate value of the face value of all lottery games purchased. The Company did not operate its B2C platform in 2023.

Internationally, B2C sales in jurisdictions where we do not have direct or indirect authority generate an immaterial amount of revenue, and we are assessing our operations in these jurisdictions. As discussed above, our B2C Platform is not currently operational. We anticipate that our B2C Platform will become operational by fall 2024.

Revenue from B2B API. Together with our third-party commercial partner(s), we agree on the amount of the technology usage fee to be imposed on the sale of each lottery game purchased through the B2B API, if any, together with a service fee to be charged to the user; we receive up to 50% of the net revenues from such technology usage fee and service fee pursuant to our commercial agreement with each commercial partner. As discussed above, following the Operational Cessation, our B2B API Platform resumed limited operations in April 2023.

Data Services. Commercial acquirers of our Data Service pay a subscription for access to the Data Service and, for acquisition of certain large data sets, an additional per record fee. The Company additionally enters into multi-year contracts pursuant to which it sells proprietary, anonymized transaction data pursuant to multi-year agreements and in accordance with our Terms of Service in consideration of a fee. Our Data Services operations were not impacted by the Operational Cessation.

Our Operating Costs and Expenses

Personnel Costs. Personnel costs include salaries, payroll taxes, health insurance, worker’s compensation and other benefits for management and office personnel.

Professional Fees. Professional fees include fees paid for legal and financial advisors, accountants and other professionals related to the Business Combination and other transactions.

General and Administrative. General and administrative expenses include marketing and advertising expenses, office and facilities lease payments, travel expenses, bank fees, software dues and subscriptions, expensed research and development (“R&D”) costs and other fees and expenses.

Depreciation and Amortization. Depreciation and amortization expenses include depreciation and amortization expenses on real property and other assets.

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Key Trends and Factors Affecting Our Results

The following describes the trends associated with our business prior to the Operational Cessation that have impacted, and which we expect will continue to impact, our business and results of operations in a material way:

International operations. We face challenges related to expanding our footprint globally and the related process of obtaining the licenses and regulatory approvals necessary to provide services and products within new and emerging markets. The international jurisdictions where we operate and seek to expand have been subject to increasing foreign currency fluctuations against the U.S. dollar, inflationary pressures and political and economic instability. We expect these trends to continue during fiscal 2024 and believe they are likely to affect consumer spending, which could have a material impact on our revenues. As a result, it may take longer to achieve projected revenue gains or generate cash in any such regions affected or any new foreign jurisdiction into which we expand.

Introduction of a new gaming platform. We developed a proprietary, blockchain-enabled gaming platform, which we named Project Nexus. Project Nexus is designed to handle high levels of user traffic and transaction volume, while maintaining expediency, security, and reliability in (i) the processing of lottery game sales, (ii) fulfillment of retail requirements of the B2C Platform, (iii) the administrative and back-office functionality required by our B2B API, and (iv) the requirements of our claims and redemption process. We expect to utilize this platform to launch new products, including any proprietary products we may introduce. The introduction of new technology like Project Nexus is subject to risks including, among other things, implementation delays, issues successfully integrating the technology into our solutions, or the possibility that the technology does not produce the expected benefits.

Our growth plans and the competitive landscape. Our direct competitors operate in the global entertainment and gaming industries and, like us, seek to expand their product and service offerings with integrated products and solutions. Our short-to-medium term focus is on increasing our penetration in our existing U.S. jurisdictions by increasing direct to consumer marketing campaigns, introducing our B2C Platform into new U.S. and select foreign jurisdictions and acquiring synergistic regulated and sports betting enterprises domestically and abroad.

Competition in the sale of online lottery games has significantly increased in recent years, is currently characterized by intense price-based competition, and is subject to changing technology, shifting needs and frequent introductions of new games, development platforms and services. To maintain our competitive edge alongside other established industry players (many of which have more resources, or capital), we expect to incur greater operating expenses, such as increased marketing expenses, increased compliance expenses, increased personnel and advisory expenses associated with being a public company, additional operational expenses and salaries for personnel to support expected growth, additional expenses associated with our ability to execute on our strategic initiatives including our aim to undertake merger and acquisition activities, as well as additional capital expenditures associated with the ongoing development and further implementation of Project Nexus.

Current Plan of Operations

As of the date of this Report, the Company’s primary revenue drivers are the resumption of its B2B API platform and the launch of Sports.com. It is anticipated that operational costs for the next 12 months through April 30, 2024 will be greater than revenues. It is anticipated that the liquidity gap will be satisfied by equity investment or debt incurred, of which there is no assurance. We anticipate that our B2C Platform will become operational by fall 2024.

Beyond the next 12 months, the Company plans to continue to expand domestic and international operations. Moreover, the Company plans to enhance its mobile application to include pool plays, ticket subscriptions, loyalty programs and various gamification modules.

Results of Operations

Our consolidated financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

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Three Months Ended June 30, 2024 Compared to Three Months Ended June 30, 2023

The following table summarizes our results of operations for the three months ended June 30, 2024 and June 30, 2023, respectively.

For the three months Ended June 30, 2024 and 2023

For the three months Ended

June 30,

	2024	2023	$ Change	% Change

Revenue	$256,997	$655,344	(398,347)	-61%
Cost of revenue	45,570	95,683	(50,113)	-52%
Gross profit	211,427	559,661	(348,234)	62%

Operating expenses:
Personnel costs	1,789,986	1,306,007	483,979	37%
Professional fees	2,305,847	1,112,310	1,193,537	107%
General and administrative	674,543	964,502	(289,959)	-30%
Depreciation and amortization	1,330,745	1,392,158	(61,413)	-4%
Total operating expenses	6,101,121	4,774,977	1,326,144	22%
Loss from operations	(5,889,694)	$(4,215,316)	1,674,378	40%

Other expenses
Interest expense	121,815	41,142	80,673	196%
Other (income) expense	(43,992)	(399)	43,593	109%
Total other expenses, net	77,823	(40,743)	37,080	48%
				91%
Net loss before income tax	$(5,967,517)	$(4,256,059)	1,711,458	40%
Income tax expense (benefit)	4,150	-	4,150	100%
Net loss	(5,971,667)	(4,256,059)	1,715,608	40%

Revenue.

Revenue. Revenue for the three months ended June 30, 2024 was $257 thousand, a decrease of $398 thousand, or 61%, compared to revenue of $655 thousand for the three months ended June 30, 2023. $340 thousand of the decrease was in the core domestic lottery business and $65 thousand was in Global Gaming.

Cost of Revenue. Cost of revenue includes product costs, commission expense to affiliates and commercial partners, and merchant processing fees. Cost of revenue for the three months ended June 30, 2024 was $46 thousand, a decrease of $50 thousand, or 52%, compared to cost of revenue of $96 thousand for the three months ended June 30, 2023. $37 thousand of the decrease was in the core domestic lottery business and $13 thousand was in Global Gaming.

Gross Profit. Gross profit for the three months ended June 30, 2024 was $211 thousand compared to $560 thousand for the three months ended June 30, 2023, a decrease of $348 thousand, or 62%. The change in gross profit is correlated to the change in revenue as described above.

Operating Costs and Expenses.

	For the three months Ended June 30,
	2024	2023	$ Change	% Change

Operating expenses:
Personnel costs	1,789,986	1,306,007	483,979	37%
Professional fees	2,305,847	1,112,310	1,193,537	107%
General and administrative	674,543	964,502	(289,959)	-30%
Depreciation and amortization	1,330,745	1,392,158	(61,413)	-4%
Total Operating Expenses	6,101,121	4,774,977	1,326,144	22%
Loss from operations	(5,889,694)	(4,215,316)	1,674,378	40%

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Operating expenses for the three months ended June 30, 2024 were $6.1 million, an increase of $1.3 million, or 22%, compared to $4.8 million for the three months ended June 30, 2023. The increase was driven by an increase of $1.2 million in professional fees accompanied an increase in personnel costs of $500 thousand, partially offset by decreases in general and administrative expenses by $290 thousand and depreciation and amortization by $61 thousand. Reasons for these decreases are described below.

Personnel Costs. Personnel costs were $1.8 million for the three months ended June 30, 2024, an increase of $500 thousand from $1.3 million for the three months ended June 30, 2023. The composition of the team is different for the three months ended June 30, 2024 than it was for the three months ended June 30, 2023, resulting in higher costs. Additionally, there was no compensation expense incurred for the CEO and CFO during the three months ended June 30, 2023 as both did not commence working in their roles until July of 2023.

Professional Fees. Professional fees increased by $1.2 million or 107%, from $1.1 million for the three months ended June 30, 2023 to $2.3 million for the three months ended June 30, 2024. The increase was due to expenses incurred for outside attorneys, other consultants, and directors in the three months ended June 30, 2024. Activity levels for the business, and these types of expense were lower for the same period in 2023.

General and Administrative. General and administrative expenses were $675 thousand, for the three months ended June 30, 2024, a decrease of $290 thousand from $964 thousand for the three months ended June 30, 2023. A primary driver of the reduction is lower accrual for franchise taxes in the three months ended June 30, 2024 than the three months ended June 30, 2023.

Depreciation and Amortization. Depreciation and amortization decreased $61 thousand, or 4%, from $1.39 million for the three months ended June 30, 2024 to $1.33 million for the three months ended June 30, 2023. The decrease was primarily driven by write-offs to intangible assets related to Global Gaming at the end of 2023 as well as another intangible asset becoming fully amortized at the end of 2023 - - both of which resulted in lower amortization expense for the three months ended June 30, 2024.

Other (Income) Expense, Net.

	For the three months Ended June 30,
	2024	2023	$ Change	% Change

Other expenses
Interest expense	121,815	41,142	80,673	196%
Other (income) expense	(43,992)	(399)	43,593	109%
Total other expenses, net	77,823	40,743	37,080	48%

Interest Expense. Interest expense for the three months ended June 30, 2024 was $122 thousand vs interest expense of $41 thousand for the three months ended June 30, 2023, an increase of $81 thousand or 196%. Interest expense relates to notes payable from the time of the business combination plus interest on more recent convertible notes from Woodford, UCIL, and Univest. The convertible debt increased in the third and fourth quarters of 2023 and first and second quarters of 2024. Higher amounts of convertible debt in the three months ended June 30, 2024 as compared with the three months ended June 30,2023 resulted in the increase in interest expense.

Other (Income) Expense. Other (Income) for the three months ended June 30, 2024 was $44 thousand vs $4 hundred for the three months ended June 30, 2023, an increase of $43 thousand or 109%. The amount for June 30 2024 is the result of a reclassification of expenses.

Six Months Ended June 30, 2024 Compared to Six Months Ended June 30, 2023

The following table summarizes our results of operations for the six months ended June 30, 2024 and June 30, 2023, respectively.

	For the six months Ended June 30,
	2024	2023	$ Change	% Change

Revenue	$516,317	$1,275,573	(759,256)	-60%
Cost of revenue	129,357	130,830	(1,473)	-1%
Gross profit	386,960	1,144,743	(757,783)	-66%

Operating expenses:
Personnel costs	2,774,665	2,563,441	211,224	8%
Professional fees	5,509,896	1,852,238	3,657,658	197%
General and administrative	971,194	1,301,830	(330,636)	-25%
Depreciation and amortization	2,615,728	2,797,638	(181,910)	-6%
Total operating expenses	11,871,483	8,515,147	3,356,336	39%
Loss from operations	(11,484,523)	$(7,370,404)	4,114,119	56%

Other expenses
Interest expense	224,031	41,165	182,866	444%
Other expense	8,684	58,472	(49,788)	-85%
Total other expenses, net	232,715	99,637	133,078	133%

Net loss before income tax	$(11,717,238)	$(7,470,041)	4,247,197	57%
Income tax expense (benefit)	8,300	-	8,300	100%
Net loss	(11,725,538)	(7,470,041)	4,255,497	57%

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Revenue.

Revenue. Revenue for the six months ended June 30, 2024 was $516 thousand, a decrease of $759 thousand, or 60%, compared to revenue of $1.3 million for the six months ended June 30, 2023. $338 thousand of the decrease was in the core domestic lottery business, $322 thousand was in Tinbu, and $97 thousand was in Global Gaming.

Cost of Revenue. Cost of revenue includes product costs, commission expense to affiliates and commercial partners, and merchant processing fees. Cost of revenue for the six months ended June 30, 2023 was essentially the same as for the six months ended June 30, 2023. Lower costs of revenue for the core lottery platform were offset by increases

Gross Profit. Gross profit for the six months ended June 30, 2024 was $387 thousand compared to $1.1 million for the six months ended June 30, 2023, a decrease of $757 thousand, or 66%. The change in gross profit is correlated to the change in revenue as described above.

Operating Costs and Expenses.

	For the six months Ended
	June 30,
	2024	2023	$ Change	% Change

Operating expenses:
Personnel costs	2,774,665	2,563,441	211,224	8%
Professional fees	5,509,856	1,852,238	3,657,658	197%
General and administrative	971,194	1,301,830	(330,636)	-23%
Depreciation and amortization	2,615,728	2,797,638	(181,910)	-6%
Total operating expenses	11,871,483	8,515,147	3,356,336	39%
Loss from operations	(11,484,523)	$(7,370,404)	4,114,119	56%

Operating expenses for the six months ended June 30, 2024 were $11.9 million, an increase of $3.4 million, or 39%, compared to $8.5 million for the six months ended June 30, 2023. The increase was primarily driven by an increase of $3.7 million in professional fees accompanied by an increase in personnel costs by $211 thousand, partially offset by decreases in general and administrative expenses of $330 thousand and depreciation and amortization by $182 thousand. Reasons for these decreases are described below.

Personnel Costs. Personnel costs increased by $211 thousand from $2.6 million for the six months ended June 30, 2023, to $2.8 million for the six months ended June 30, 2024. The composition of the team is different for the six months ended June 30, 2024 than it was for the six months ended June 30, 2023. The increase was due to inclusion of compensation expense for the CEO and CFO for the six months ended June 30, 2024 where they were not in their roles for the six months ended June 30, 2023.

Professional Fees. Professional fees increased by $3.7 million, or 197%, from $1.9 million for the six months ended June 30, 2023 to $5.5 million for the six months ended June 30, 2024. The increase was due to expenses incurred for outside attorneys, other consultants, and directors in the six months ended June 30, 2024.

General and Administrative. General and administrative expenses decreased $330 thousand, or 25%, from $1.3 million for the six months ended June 30, 2023 to $971 thousand for the six months ended June 30, 2024. A primary driver of the reduction is lower accrual for franchise taxes in the six months ended June 30, 2024 than the six months ended June 30, 2023.

Depreciation and Amortization. Depreciation and amortization decreased $182 thousand, or 6%, from $2.80 million for the three months ended June 30, 2023 to $2.62 million for the six months ended June 30, 2024. The decrease was primarily driven by write-offs to intangible assets related to Global Gaming at the end of 2023 as well as another intangible asset becoming fully amortized at the end of 2023 - - both of which resulted in lower amortization expense for the six months ended June 30, 2024.

Other (Income) Expense, Net.

	For the six months Ended June 30,
	2024	2023	$ Change	% Change

Other expenses
Interest expense	224,031	41,165	182,866	444%
Other expense	8,684	58,472	(49,788)	-85%
Total other expenses, net	232,715	99,637	133,078	133%

Interest Expense. Interest expense for the six months ended June 30, 2024 was $224 thousand vs interest expense of $41 thousand for the three months ended June 30, 2023, an increase of $183 thousand or 444%. Interest expense relates to notes payable from the time of the business combination plus interest on more recent convertible notes from Woodford, UCIL, and Univest. The convertible debt increased in the third and fourth quarters of 2023 and first and second quarters of 2024. Higher amounts of convertible debt in the six months ended June 30, 2024 as compared with the six months ended June 30,2023 resulted in the increase in interest expense.

Other Expense.

Liquidity and Capital Resources

Prior to the Operational Cessation, our primary need for liquidity was to fund working capital requirements of our business, growth, capital expenditures and for general corporate purposes. Our primary source of liquidity had historically been funds generated by financing activities. Upon the Closing of the business combination on October 29, 2021, we received net proceeds of approximately $42.8 million in cash.

Following the Operational Cessation, our primary need for liquidity has been to fund the restart of our business operations, re-hire employees and pay our expenses. The most likely source of such future funding presently available to us is through additional borrowings under loan agreements or through the issuance of equity or debt securities. If lenders do not advance us amounts as agreed under loan agreements or we are otherwise not able to secure the necessary capital to restart our operations, hire new employees, and obtain funding sufficient to support and restart our operations, we may be forced to permanently cease our operations, sell off our assets and operations, and/or seek bankruptcy protection, which could cause the value of our securities to become worthless.

These conditions, along with our current lack of material revenue producing activities, and significant debt, raise substantial doubt about our ability to continue as a going concern for the next 12 months. For more information, see Note 2 - Significant Accounting Policies, Going Concern to the consolidated financial statements included herein, as well as the risk factors included in Item 1A of this Report entitled “In July 2022, we furloughed the majority of our employees and suspended our lottery game sales operations after determining that we did not have sufficient financial sources to fund our operations or pay certain existing obligations, including our payroll and related obligations. As a result, we may not be able to continue as a going concern” and “We need additional capital to, among other things, support and restart our operations, re-hire employees and pay our expenses. Such capital may not be available on commercially acceptable terms, if at all. If we do not receive the additional capital, we may be forced to curtail or abandon our plans to recommence our operations and we may need to permanently cease our operations.”

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Prior Convertible Debt Obligations

Prior to the Closing, we funded our operations through the issuance of convertible promissory notes.

From August to October 2017, the Company entered into seven Convertible Promissory Note Agreements with unaffiliated investors for an aggregate amount of $821,500. The notes bore interest at 10% per year, were unsecured, and were due and payable on June 30, 2019. The Company and the noteholders executed amendments in February 2021 to extend the maturity date to December 21, 2021.

From November 2019 through October 28, 2021, we issued approximately $48.2 million in aggregate principal amount of Series B convertible promissory notes. The notes bore interest at 8% per year, were unsecured, and were due and payable on dates ranging from December 2020 to December 2022. For those promissory notes that would have matured on or before December 31, 2020, the parties extended the maturity date to December 21, 2021 through amendments executed in February 2021. The amendments also allowed for automatic conversion to equity as a result of the Business Combination. Nearly all of the aforementioned promissory notes automatically converted into shares of Common Stock or were terminated pursuant to their terms, as applicable, in connection with the Closing. Those that remain outstanding do not have conversion terms that were triggered by the Closing.

Immediately prior to the Closing, approximately $60.0 million of convertible debt was converted into equity of AutoLotto.

As of June 30, 2024, we had $3,535,978 of convertible debt outstanding. A portion of this debt has matured and is theoretically in default.

See “-Recent Developments- Loan Agreement with Woodford” and “Loan Agreement with United Capital Investments London Limited” above for additional information.

Cash Flows

Net cash used in operating activities was $1.4 million for the three months ended June 30, 2024, compared to net cash used in operating activities of $576 thousand for the three months ended June 30, 2023.

Net cash used in investing activities during the three months ended June 30, 2024 was $0, which was the same as for the prior year.

Net cash provided by financing activities was $965,000 for the three months ended June 30, 2024, compared to net cash provided of $676 thousand for the three months ended June 30, 2023, which was $320 thousand lower year over year.

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BUSINESS

BUSINESS

Unless otherwise specified or the context otherwise indicates, all references to “Lottery.com”, “we”, “us”, “our” and the “Company” refer to Lottery.com Inc. and its consolidated subsidiaries.

Our Company

On September 1, 2024, the Company relocated its main office from 20808 Highway 71W, Unit B, Spicewood, Texas to 5049 Edwards Ranch Rd, 4th Floor, Ft. Worth, Texas, 76109.

Overview

We were originally formed as Trident Acquisition Corp., a Delaware corporation on March 17, 2016, for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. On October 29, 2021, we consummated a business combination (the “Business Combination”) with AutoLotto, Inc. (“AutoLotto”). Following the closing of the Business Combination (the “Closing”) we changed our name from “Trident Acquisitions Corp.” to “Lottery.com Inc.” and the business of AutoLotto became our business. Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “Lottery.com” and “Lottery.com Inc.” refer to Lottery.com Inc. and its consolidated subsidiaries.

We are a leading provider of domestic and international products and service in the broad iLottery and sports content industries. Our revenue generating activities are focused on (i) offering the Platform via our Lottery.com app and our websites to users located in the U.S. and international jurisdictions where the sale of lottery games is legal and our services are enabled for the remote purchase of sanctioned lottery games (our “B2C Platform”); (ii) offering an internally developed, created, and operated business-to-business application programming interface (“API”) of the Platform to enable our commercial partners, in permitted U.S. and international jurisdictions, to purchase certain legally operated lottery games from us and to resell them to users located within their respective jurisdictions (“B2B API”); (iii) supporting a sweepstakes platform focused on supporting our cause marketing efforts around the world (“Sweepstakes”); (iv) developing the Sports.com brand which will include streaming, original content creation, and technology designed to improve fan engagement(“Sports.com”); and (v) delivering global lottery data, such as winning numbers and results, and subscriptions to data sets of our proprietary, anonymized transaction data pursuant to multi-year contracts to commercial digital subscribers (“Data Service”).

B2C iLottery Platform

Our B2C Platform operates independently from any lottery authority, operator, or other provider of lottery games and enables users to purchase draw lottery games remotely from a mobile device or computer. Lottery Courier services are currently permitted in 16 states and the District of Columbia.

To use our B2C Platform, a user must first create an account and respond to several compliance questions to confirm that they are eligible to play. The requirements are intentionally designed to be a low friction experience for the user. Once they complete the registration process, a user can begin playing the draw lottery games offered in their jurisdiction, including choosing the number of plays, and whether to select their own numbers or to play randomly selected draw numbers. Following the completion of payment, the purchase is immediately confirmed, and the user receives a digital representation of their draw lottery game in their app or web-based account, including confirmation of their draw numbers. The confirmation is not delayed by our subsequent acquisition of the physical lottery game from the lottery authority. At this point, we fulfill the purchase of the physical lottery game ticket by either employing couriers to directly acquire the draw lottery game ticket from brick-and-mortar retailers for delivery to the Company, or by utilizing electronic lottery terminals licensed by our affiliates or retail partners, as applicable from the relevant lottery authority pursuant to official retail lottery licenses issued by such lottery authorities. As described in further detail below, in either event, prior to the applicable draw, the physical lottery game ticket is always held securely by us or our partners on the user’s behalf.

If a user elects to play randomly selected draw numbers, such draw numbers are immediately assigned by the Company and not by the lottery authority, to ensure that the user receives immediate confirmation of their actual lottery game, without the delay that would otherwise be necessitated if the random draw numbers were assigned by the lottery authority. To generate these numbers, we deploy a pseudo random number generator (“pRNG”), which is an algorithm that uses mathematical formulas to produce sequences of random numbers. We rely on the Cryptographic Module Validation Program to validate the cryptographic modules of its pRNG. The Cryptographic Module Validation Program is a joint effort between the National Institute of Standards and Technology under the Department of Commerce and the Canadian Centre for Cyber Security, a branch of the Communications Security Establishment, to promote the use of validated cryptographic modules and to validate cryptographic modules to Federal Information Processing Standard 140-2 and 140-3, as tested by third party laboratories. The use of the validated pRNG ensures that the randomly selected draw numbers are truly random.

Whether selected by the user or at random, the user’s draw lottery game numbers are securely retained in the Platform and queued for fulfillment by the Company with the lottery authority via the electronic lottery terminals or deployment of couriers. The original draw lottery game tickets are generally considered “bearer instruments” under relevant law, meaning that the individual that holds, or “bears”, the lottery game ticket, or “instrument”, is deemed the owner, as there is no other process to prove or designate ownership, and accordingly, their safe keeping on behalf of the user is of the upmost importance. The original draw lottery game tickets do not leave the jurisdiction of original sale and are physically delivered to a user only for the claims and redemption process. We monitor all lottery games that our users play and automatically notify a user by push notification or email if they are a winner.

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For a user who wins a prize less than $600, we instantly deposit the prize amount into the user’s account and subsequently redeem the winning lottery game ticket. In accordance with federal tax reporting requirements, for a user who wins a prize of $600 or more, we ensure that the appropriate federal tax reporting tax requirements are fulfilled as required, assist the user with the claims and redemption process. We charge a service fee on all lottery games purchased on our B2C Platform but do not take a commission from our user’s prizes.

The Company currently contracts with licensed retail partners to procure tickets.

B2B iLottery API

B2B iLottery API provides a secure distribution interface through which our authorized third-party omni-channel and multi-product commercial partners acquire access through our Platform to certain legally operated lottery games by integrating our B2B API into their existing back-office functionality and user facing websites and applications to enable our commercial partners to purchase such draw lottery games from the Company for resale to users within their permitted jurisdictions. Our B2B API is enabled in the U.S. and internationally.

Each time a commercial partner, on behalf of a user, requests a play from the Company via the B2B API, such commercial user acquires the rights to the number of requested plays, and is provided with either pre-selected numbers as requested by the commercial partner’s user, or is randomly assigned numbers by the pRNG that is communicated via the B2B API to the commercial partner. In either event, the commercial partner automatically receives a digital representation of the purchased draw lottery games, including draw numbers, without delay for our subsequent acquisition of the physical lottery game.

Neither we nor our commercial partners ever take a commission from our users’ prizes. Our commercial partners charge a service fee and, in international jurisdictions, a mark-up, on their purchase price of the lottery game to their users. We receive a share of our commercial partners’ revenue on each lottery game purchased.

Data Service

We deliver global lottery data to digital publishers and media organizations that subscribe to our Data Service, with coverage of over 800 games in over 40 countries. We charge a subscription fee and, in some instances, per-record fees, to use our Data Service. We additionally rely on this information to make winning lottery numbers and results for all U.S. in-state and multi-state games available through our websites, apps, and APIs. We additionally enter into commercial agreements pursuant to which in consideration of pre-paid fees we provide data sets of our proprietary, anonymized transaction pursuant to multi-year contracts and in accordance with the requirements of our Terms of Service.

Sweepstakes

We are affiliated with the WinTogether organization [a 501 © (3), which supports charitable, educational, and scientific causes. WinTogether, DBA DonateTo.Win, offers sweepstakes that support charitable causes selected by the trustees of WinTogether and incentivizes participants to donate to those chosen causes by donors entering into sweepstakes for the chance to win cash prizes, luxury items, and exceptional experiences. In exchange for marketing and providing operational support for DonateTo.Win, we receive a fee from the gross donations from each sweepstakes. While the revenue received from the Company’s services relating to DonateTo.Win is currently nominal, we believe that this is a scalable source of revenue in the future, as well as a mechanism to increase our brand reputation and recognition by sweepstake participants, which could result in the acquisition and monetization of new users to our B2C Platform.

Sports.com

The Company acquired the Sports.com domain name in 2021 and created a wholly-owned subsidiary, Sports.com, Inc. in 2022. We currently operate the sports.com website and app containing thousands of proprietary digital assets. We streamed our first live event, a heavyweight title bout, in early 2024 in partnership with Sky Sports and BOXXER. Growth areas for the brand include the production of original short form content; expanded streaming and telco partnerships; offering live news; charitable collaborations with athletes and sports-influencers; delivering targeted content to underserved sports markets in the Middle East and Africa; and forming affiliate relationships with sports betting brands.

Our Industries

Lottery Market Size

According to Allied Market Research, the global lottery game market was valued at $300 billion in worldwide gross sales in 2021 and is forecasted to grow by 54% to more than $430 billion in worldwide gross sales by 2031.

Lottery Market Segmentation

The global lottery game market is generally divided into three main categories of products (i) draw, or terminal-based, games; (ii) instant win, or “scratcher”, games; and (iii) sports lottery games. In addition to the three main categories, the regulatory authorities that license lottery games may also offer other forms of games of chance and casino-style games.

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Draw Games

Draw, or terminal-based, games are the oldest and most common forms of lottery games. Some of the popular domestic and international draw games include Mega Millions®, Powerball®, Il Gioco del Lotto®, elGordo®, Euro Jackpot®, and €uro-Millions®. In the U.S., prices for such draw games typically begin at $1 per game and additional options, including bonus plays, extra draws, and second chance draws, are generally available for an additional cost.

When a user plays a draw game, they acquire a set of numbers, letters, symbols, or a combination thereof; the goal is to match those numbers, letters, and symbols to those drawn by the lottery authority on a specified date and time. Depending on the rules of the draw game, the numbers, letters, and symbols may be designated by the user or selected by a random number generator. Draw games are sold by officially licensed retailers with valid agreements with the applicable lottery authority and transacted through electronic terminals installed by such lottery authority for the purpose of selling the lottery game and printing the lottery game ticket, validating sold lottery game tickets, and performing other administrative functions.

Instant Win Games

Instant win, or “scratch”, lottery games are designed to be quick and easy to play. These games have the numbers, letters, symbols, or a combination thereof concealed on a scratch card. To play, the player removes or scratches off the covering to instantly reveal their winning status. Games are often thematically linked to popular interests, such as sporting events, specific board games, or other specialized interests or activities. Ticket prices range from $1 to $100.

The market for this game-type has experienced growth attributed to the relatively low retail price of scratch lottery games and the opportunity to instantly win prizes. Sales of scratch lottery games comprised 66% of the overall US lottery market in 2023; according to La Fleurs, the scratch lottery games market is expected to increase approximately 6% year-over-year exceeding a value of $110 billion in US legal gross sales by 2030.

The Company will engage in the business through a partnership with a technology company offering a proprietary technology that allows users to interact with a physical scratch game through a digital interface that allows the user to control a robot which will mimic the user’s movements to play the game.

Geographic Distribution

Legalized lottery products are operated by national, state, provincial, or municipal governmental authorities and their licensees in more than 100 other countries under separate, regulated regimes. In North America, in-state and multi-state sanctioned lottery products are offered in 46 U.S. states and 3 U.S. jurisdictions, including the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, as well as every Canadian province and Mexico.

Lotteries have varying degrees of governmental and regulatory acceptance across the globe, with certain countries, states, provinces, territories or even municipalities prohibiting lotteries, and other jurisdictions endorsing all or only certain forms of lotteries at the national or state, provincial, territorial, or municipal level. According to Technavio, in 2020, the Asia-Pacific region comprised 37.1% market share of all lottery sales, Europe comprised 31.9%, the Middle East and Africa region comprised 3.4%, South America comprised 2.3%, and North America comprised more than 25% market share of all lottery sales. Lottery sales include include of all forms of lottery games, including draw, scratch, and sports lottery games, as well as revenues from the sale, lease or license of lottery systems, terminals, or vending machines.

In the U.S., the Multi-State Lottery Association (“MUSL”) is a non-profit association owned and operated by its U.S. state and territory member lottery associations that, amongst other activities, assists its members in the development and issuance of multi-jurisdictional lottery games, including Powerball® and MegaMillions®. MUSL games are multi-jurisdictional — or “multi-state” — meaning one type of lottery game may be offered for play in multiple jurisdictions, subject to the applicable laws and regulations of each such jurisdiction, as opposed to in-state games, which are games developed for play by a state lottery authority for its jurisdiction.

Sports content is a global industry. The US and Europe are critical markets however there is opportunity in delivering regionalized content in underserved markets in the Middle East and Africa.

Global Lottery Market Trends

Many national, state, provincial, territorial, and municipal governments rely on revenues from the sale of lottery games for a significant source of public program funding, including recreational programs, educational programs, and environmental efforts. When under revenue pressure due to factors that may include increased expenses, decreased access to general revenues, and other impacts to annual budgets and tax revenues, including events such as the impact of the COVID-19 pandemic, these entities often look to revenue from gaming, including lottery game sales, as a continued and potentially increased revenue opportunity for governmental authorities.

Traditionally, lottery games have only been sold by government licensees at brick-and-mortar facilities, such as convenience stores, grocery stores, and small retailers, which restricted players’ ability to purchase lottery games to those times when they were physically within the retailer’s licensed location, and accordingly potentially restricted a player’s opportunities to play and the governmental authority’s lottery derived revenues. However, in recent years, seventeen jurisdictions in the U.S. have legalized iLottery, which is a product in which there is state legislative and regulatory approval for the account funding, acquisition, and play of lottery games to be managed online, without requirement to physically be in or near a brick-and-mortar retail seller of lottery games.

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By way of example, New Mexico has shown that lottery couriers can increase lottery draw game sales without harming the retail sales. The first courier company launched in New Mexico on March 31, 2022. From that date through September 18, couriers generated $1.04 million in sales, which equates to a weekly average of $41,411.44. For comparison, the next largest retailer is a Speedway in Las Cruces, which had sales for the same period of $302,964, with a weekly average of $12,118.56.31 Additionally, the New Mexico Lottery reported that the increased digital sales did not negatively impact retail sales.

Global Sports Content Market Trends

The global sports market is expected to reach a value of $623 billion by 2027, according to Odgers Interim. This explosive growth is being driven by the shift from appointment viewing to engaging fans through social media, documentary-style content, and gaming, The new generation of fan will engage with sports on their own terms. They choose who to watch, when to watch and how to watch them; their fandom is driven by their interests and needs rather than where they live and who/what their family/friends follow and support. For example, 63% of GenZ respondents to a survey from the Oliver Wyman Forum reported consuming short-form content from their favorite athletes while only 40% reported watching live sports.

The impact of technology is greatly altering the consumption of sports content. AI-driven capabilities are elevating fan engagement and boosting revenue. Generative AI (GenAI) enhances the fan experience through features like personalized commentary, customized advertisements, real-time translations, and engaging branded moments. A shift to Direct-to-Consumer streaming is allowing teams and leagues to bypass the traditional media companies and offering a direct connection to their fans. According to PwC, by 2025, the number of US viewers who stream a live sports event each month is projected to rise to 90 million, an increase of 75% since 2021.

League expansion is being used to acquire a new fan base and to increase sponsor relationships. Traditional US leagues such as the NFL and NBA are eying international markets while international franchises are setting their sights on US consumers. This expansion will provide an opportunity for new brands to join the ranks of team ownership or to opt into lucrative sponsorship deals.

Women’s sports are exploding in popularity. The 2024 NCAA Women’s Basketball Final Four viewership increased 114% over 2023 and 299% over 2022 according to ESPN. The WNBA is experiencing record attendance. The most recent FIFA Women’s World Cup garnered a record $300 million in sponsorship.

The impact of legalized sports wagering goes far beyond the revenue generated by the sportsbooks. Gambling services are increasing engagement amongst younger consumers according to the American Gaming Association. Total US wagering reached $17.7 billion in Q1 2024, the 13th consecutive quarter of year-over-year growth.

Our Products and Services

B2C Platform

Our Platform, which deploys distributed ledger technology to ensure data security, provides registered B2C Platform users with the ability to purchase in-state and multi-state lottery draw games directly via a mobile device or computer, to securely maintain their acquired lottery game ticket, to obtain comprehensive multi-jurisdiction lottery result information, and to automatically redeem a winning lottery game of less than $600. Upon restarting operations, the mobile application will be offered for mobile devices that operate under iOS and Android.

To register on our B2C Platform and purchase a lottery game, a user must create an account, be 18 years old or the age of majority in the jurisdiction in which they are situated, and be physically located within such jurisdiction, as verified by internally and externally deployed geofencing technology. Individuals that are not physically located within one of the jurisdictions where our services are offered, as verified by geofencing technology, are not permitted to register to purchase a lottery game. In the U.S., a user may only purchase tickets offered by the lottery authority of the jurisdiction in which such user is situated.

Our registration and user interfaces are intentionally designed to be easy to use and provide for the creation of an account and purchase of a lottery game with minimum friction and without the creation of a mobile wallet or requirement to pre-load minimum funds. Purchases may be completed on our B2C Platform in the U.S. by use of major credit cards, linked financial institution accounts, other enabled payment providers, or credits from past winnings, and internationally by use of certain major credit cards or credits from past winnings.

Once a user of our B2C Platform has created an account and completed several required, simple compliance requirements, they select the draw lottery game they would like to play, whether they would select their own numbers or play randomly selected draw numbers, the number of games they would like to play, and complete the payment processing requirements, following which the acquisition is immediately confirmed and the user receives a digital representation of their draw lottery game, including their draw numbers, in their app or web-based account, without delay for the Company’s acquisition of the physical lottery game. If a user elects to play randomly selected draw numbers, such draw numbers are immediately assigned by our pRNG.

The user’s random or pre-selected lottery game numbers are retained in the System and queued for fulfillment by us. We fulfill the acquisition of draw lottery games from our affiliate, or commercial partners, who process lottery game sales in bulk, daily, for us.

The original draw lottery game tickets are considered bearer instruments and, accordingly, their safe keeping is of the upmost importance. We, or our partners, store and safeguard original draw lottery game tickets in physical, restricted entry safes; the tickets do not leave the jurisdiction of their original sale and are only physically delivered to a user, if required, for the claims and redemption process. Unlike purchases from traditional brick-and-mortar lottery retailers, in which lottery game tickets are susceptible to being lost, damaged, stolen or — as a bearer instrument — claimed by a person other than the purchaser, lottery games purchased through our B2C Platform are securely maintained and linked to the user using rigorous technical requirements.

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We monitor all lottery games that our users play and automatically notify a user by push notification and email if they are a winner. In the event a user wins a prize in an amount that is less than $600, we will distribute a payout of the prize amount to the user’s account immediately following public announcement of the draw, which funds may then be deployed by the user to purchase additional lottery games or be transferred by the user from their account to their linked financial institution. We then redeem the winning game from the lottery authority on the user’s behalf. In the event that a user wins a prize of $600 or more, we will assist such user with the claims and redemption process directly from the lottery authority. Under federal U.S. law, lottery prizes of $600 or more are subject to certain federal and applicable tax withholdings as reported on a Form W-2G, regardless, and the residency of the prize winner must be reported on federal and applicable state income tax returns, which is the basis for the prizes over this threshold being collected directly from the lottery authority.

The Company does not take any portion of a user’s winnings. Our revenue is the retail value of the acquired lottery game and the service fee charged to the user, which we impose on each lottery game purchased from our B2C Platform. The amount of the service fee is based upon several factors, including the retail value of the lottery game purchased by a user, the number of lottery games purchased by a user, and whether such user is located within the U.S. or internationally.

Currently, in the U.S., the minimum service fee is $0.50 for the purchase of a $1 lottery game and $1 for the purchase of a $2 lottery game; the service fee for additional lottery games purchased in the same transaction is 6% of the face value of all lottery games purchased. For example, the service fee for the purchase of five $2 tickets is $1.60, comprised of the $1 base service fee, plus 6% of the aggregate value of the face value of all lottery games purchased. Internationally, we impose a mark-up on the cost to be imposed on the sale of each lottery game together with a service fee to be charged to the user.

B2B API

In 2019, we made our Platform available to third-party commercial partners through our B2B API, which provides a secure distribution interface between the Company and authorized, regulated, third-party commercial partners for the acquisition of authorized lottery games from the Company and resale of such lottery draw games within their regulated and authorized jurisdictions. Our B2B API is enabled in the U.S. and internationally.

Through this indirect distribution model, third-party omni-channel and multi-product regulated commercial partners sell authorized lottery games in permitted jurisdictions by inclusion of the B2B API on their existing back-office functionality and user facing websites and applications, which enables their acquisition from the Company and subsequent resale to users of authorized lottery games. Acquisition of lottery games is fulfilled directly via the B2B API. The commercial partner is responsible for purchaser verification, payment processing, and delivery of the digital representation of the draw lottery game to the end-user, and we are responsible for lottery game ticket fulfillment, certain regulatory and compliance functions, and the claims and redemption process. The bearer instruments evidencing lottery games sold through the B2B API are securely stored by the Company in restricted access safes and do not leave the jurisdiction of their original sale. They are not delivered to the commercial partner and if delivery to the user is required, such user is required to travel to the jurisdiction of issuance for possession.

Neither the Company nor our commercial partners take a portion of a user’s winnings. Together with our third-party commercial partner(s), we agree on the amount of the mark-up on the cost to be imposed on the sale of each lottery game purchased through the B2B API, if any, together with a service fee to be charged to the user. We receive up to 50% of the net revenues from such mark-up and service fee pursuant to our commercial agreement with each commercial partner.

Starting in 2020, we had agreements to acquire and sell lottery games through the B2B API with international third-party commercial partners, including a Dominican Republic gaming solution and a U.S. third-party commercial partner, which operates a proprietary mobile wallet for use at traditionally coin-operated machines, such as arcade games, vending machines, and laundry machines, which enabled our offerings on its mobile application. Collectively, these agreements provided us with access to over 420,000 unique points of sale for users to acquire lottery games from via our B2B API.

Data Services

In 2018, we acquired TinBu, LLC (“TinBu”), a digital publisher and provider of lottery data results, jackpots, results, and other data, as a wholly-owned subsidiary. Through TinBu, our Data Service delivers daily results of over 800 domestic and international lottery games from more than 40 countries, including the U.S., Canada, and the United Kingdom, to over 400 digital publishers and media organizations.

Our technology pulls real time primary source data, and, in some instances, we acquire data from dedicated data feeds from the lottery authorities. Our data is constantly monitored to ensure accuracy and timely delivery. We are not required to obtain licenses or approvals from the lottery authorities to pull this primary source data or to acquire the data from such dedicated feeds. Commercial acquirers of our Data Service pay a subscription for access to the Data Service and, for acquisition of certain large data sets, an additional per record fee.

The Company additionally enters into contracts under which it sells proprietary, anonymized transaction data pursuant to multi-year agreements and in accordance with our Terms of Service in consideration of a fee. Current customers include Google, Amazon, and Gannett.

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DonateTo.Win and the WinTogether Organization

We are affiliated with WinTogether, a registered 501(c)(3) charitable organization formed in April 2020, to support charitable, educational, and scientific causes. Our founders formed WinTogether and our Chief Operating Officer acts as a Trustee. WinTogether operates the DonateTo.Win platform, which offers sweepstakes that support charitable causes selected by the trustees of WinTogether and incentivizes participants to donate to those causes by entering individuals who donate into a sweepstakes for a chance to win cash prizes, luxury items, and exceptional experiences. When a participant donates to a campaign cause on DonateTo.Win, they are automatically entered to win a prize; the number of entries a participant receives is based on the value of their donation; provided, however, in accordance with the sweepstakes requirements of most jurisdictions and the terms of service for each sweepstakes, no purchase or donation is required for entry into the sweepstakes offered on DonateTo.Win.

Unlike lottery games and other games of chance, participation in sweepstakes is permissible in every state within the U.S. and most international jurisdictions. Sweepstakes offered on DonateTo.Win are open to participants within the U.S. and internationally, unless void in a jurisdiction or local law prohibits the offering or entry into a sweepstakes.

We are the sponsor and administrator of all sweepstakes on DonateTo.Win. In consideration, we receive a percentage of the gross donations to a campaign, from which we pay a dividend to certain holders of the Company’s Notes (as defined below) on behalf of LDC Crypto (as further described below), all administration costs associated, including those of third-party service providers, and the balance of the gross donations from each campaign are donated to the named charitable cause.

Prior to July 2018, we issued a series of convertible promissory notes (the “Notes”), which had several conversion rights upon the occurrence of certain events, one of which was an “initial coin offering” by the Company or one of its wholly owned subsidiaries that resulted in net proceeds of $20,000,000 or more (the “Notes Conversion Threshold”). In July 2018, LDC Crypto Universal Public Company Limited (“LDC Crypto”), an indirectly wholly-owned subsidiary of the Company, by a combination of the conversion of the outstanding Notes and new subscriptions, issued revenue participation interests (the “Digital Securities”) in an initial offering with net proceeds in excess of the Note Conversion Threshold on an exempt private placement basis in the U.S. to U.S. persons in reliance of Rule 506 of Regulation D and outside the U.S. to non-U.S. persons in reliance of Rule 903 of Regulation S. The Digital Securities were issued pursuant to a private placement memorandum (the “PPM”), a subscription agreement and related documents and were issued as “smart contracts”, ERC20-based standard digital assets. Under the PPM, LDC Crypto offered up to 285,000,000 Digital Securities to be sold at multiple closings. Each Digital Security entitles its holder the right to receive as a dividend its pro rata share of 7% of the net revenues from each campaign, paid on a periodic basis by the Company on behalf of LDC Crypto.

We expect that participation in sweepstakes offered on DonateTo.Win will continue to grow as we and WinTogether’s Trustees continue to develop our offerings. In addition to the benefit of the philanthropic opportunities generated by DonateTo.Win, and notwithstanding that the revenues for our services relating to DonateTo.Win are currently immaterial, we view our sweepstakes operations as a scalable source of revenue, as well as a mechanism to increase our brand reputation and recognition by visitors to DonateTo.Win, as it will include a link to our mobile app and website, which may result in the acquisition and monetization of new users to the B2C Platform.

Sports.com

The Sports.com brand is being positioned as a disrupter in the live sports and content markets. Growth of the brand and product will primarily be achieved utilizing a “buy and build” strategy that has been selected   by our board and agreed to by outside investors. The strategy is driven by acquiring or partnering with organizations that excel in our key focus areas. Those areas include a focus on social engagement; attracting a younger demographic by creating short-form content; creating partnerships that allow us to provide free or inexpensive access to live streaming events; providing 24/7 sports news and highlights without political bias or influence; pursing team and facility ownership or sponsorship opportunities; subscription-based services; and technology designed to offer the fan immersive and personalized experiences.

Competitive Strengths

We believe our definitional brand names, early entry in the growing iLottery industry; strength of our distribution ecosystem; cross-over opportunities between our brands; and existing relationships in the football/soccer, motorsports, and boxing industries collectively contribute to our success as a leading provider of products and services for the domestic and international gaming and sports industries and strengthens our differentiation from our competitors.

Definitional Brand Names

We believe that the simplicity and definitional nature of our “Lottery.com” and “Sports.com” domains and brand names provide us with memorable, distinctive and easily identifiable brands by our users.

Strong Distribution Ecosystem

In addition to the organic growth of users of our B2C Platform and purchasers of lottery games from third-party commercial partners on our B2B API, we believe we have opportunities to increase our distribution ecosystem and create non-organic growth through existing and new affiliate marketing partners, which direct users to our B2C Platform in consideration of a percentage of the gross profits derived from users acquired as a direct result of such affiliates’ marketing efforts over a contractually determined period. We do not pay additional fees to such affiliates.

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We have entered into affiliate marketing agreements with prominent media organizations and digital publishers, pursuant to which each organization and publisher monetizes its existing customer base and technology by marketing our business in consideration of payment of a percentage of gross profits. We intend to enter into similar agreements with other media organizations, digital publishers, and online content creators.

Our Growth Strategy

Our strategic objectives include increasing penetration within our existing domestic jurisdictions, expanding our operations into new domestic jurisdictions, growing our international footprint, pursuing strategic acquisitions and other synergistic opportunities, introducing new revenue generating products, and enhancing our technology infrastructure.

Increase B2C Platform Penetration in Existing Domestic Jurisdictions

By the end of 2020, the Company was offering its services in 11 jurisdictions in the U.S. and directly or indirectly sold more than $3 million in lottery games in these jurisdictions that year. Our restart strategy will focus on resuming operations in the most profitable markets and those that offer additional growth opportunities for Sports.com, sweepstakes, and our partnerships. Penetration into its existing domestic jurisdictions through a combination of organic growth and marketing activities represents significant growth opportunity for the Company.

Expand B2C Platform Operations into New Domestic Jurisdictions

In the U.S., only Alabama, Hawaii, Nevada, and Utah, do not have any form of legalized lottery. There is legalized lottery in the other 48 states and jurisdictions within the U.S., including the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As we launch our B2C Platform in new domestic jurisdictions, we intend to promptly expand our marketing initiatives in those jurisdictions, which we believe is one of the most cost effective and efficient ways to increase  organic growth. Generally, we are prohibited from directly marketing our services in those jurisdictions in which lottery is illegal or our services are prohibited, and in those jurisdictions in which both lottery and our services are legal and permitted, we focus our marketing expense on those jurisdictions in which we are currently operating or immediately intend to operate in.

Monetize the Sports.com Brand

The Company has been deliberate in managing the rollout of the Sports.com brand. The sports industry is crowded, and we are following a “buy and build” strategy to avoid being placed into a single category such as streaming service, social site, or content creator. The objective is creating a sports-centric ecosystem focused on building audiences by offering content appealing to new and underserved sports markets around the world. Monetization strategies include subscriptions and pay-per-view events; brand and original content licensing deals; facility and team ownership; partnerships with athletes; and offering advertising-supported streaming events.

Grow B2C Platform Operations in International Markets

We believe that revenue from international B2C Platform users will be instrumental to our continued success and growth. Generally, sales of lottery games in international markets are less constrained by regulation and oversight by regulatory authorities within those jurisdictions than in similar situations within the U.S.

We currently supply certain in-state and multi-state draw lottery games issued by the Texas State Lottery to partners using our B2B API in various countries worldwide. In the future, subject to certain regulatory factors, we may sell in-state lottery games issued by other U.S. lottery authorities to international partners and directly to users from our B2C Platform. Subject to regulatory requirement, we intend to sell lottery games from other international markets and proprietary lottery game products from our B2C Platform to international users; accordingly, we believe that our pursuit of strategic acquisitions and the products that we intend to develop will be particularly important to our international market.

Additionally, we plan to expand the Lottery.com brand presence into international markets through strategic partnerships. We have partnered with WA Technologies to lead our international brand licensing efforts. WA is a global leader in the operations and marketing of lottery and sweepstakes businesses.

Pursue Strategic Acquisitions and Other Synergistic Opportunities

In order to reinforce our position as a leading provider of products and services for the domestic and international lottery industry, while developing opportunities in other synergistic growth oriented operations, we intend to selectively pursue strategic opportunities with businesses whose user bases, content, products, and distribution channels are competitive or complementary to our existing domestic and international B2C Platform, B2B API, sports, and Data Services operations, as well as strategic opportunities with businesses that provide differentiating offerings to these operations, which we anticipate may include sports betting and real money games of chance.

For example, in June 2021, we acquired 100 of the equity of Global Gaming Enterprises, Inc., a Delaware corporation (“Global Gaming”), which holds 80% of the equity of each of Medios Electronicos y de Comunicacion, S.A.P.I de C.V. (“Aganar”) and JuegaLotto, S.A. de C.V. (“JuegaLotto”). JuegaLotto is federally licensed by the Mexico regulatory authorities with jurisdiction over the ability to sell international lottery games in Mexico through an authorized federal gaming portal and is licensed for games of chance in other countries throughout Latin America. Aganar has been operating in the licensed iLottery market in Mexico since 2007 and is licensed to sell Mexican National Lottery draw games, instant win tickets, and other games of chance online with access to a federally approved online casino and sportsbook gaming license and additionally issues a proprietary scratch lottery game in Mexico under the brand name Capalli.

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We believe Mexico and Latin America are an important strategic market for us. Latin America’s estimated lottery game market is approximately $9.8 billion across 26 countries; the TAM in Latin America’s countries includes 652 million people. We believe that the acquisition of Global Gaming and the ownership of the majority of the equity of Aganar and JuegaLotto position us to penetrate and capitalize on this large market and, as a result, the Company will have the opportunity to offer our B2C Platform to users located within the borders of Mexico, including in-state and multi-state games. Additionally, the Company will be able to offer certain Mexican lottery games to users outside of Mexico through both our B2C Platform and our B2B API, and leverage Aganar’s internal expertise in the creation and distribution of private label lottery games. We believe that the resulting synergies will increase our daily average users, repeat users, and positively impact our gross margins and net revenues.

We believe there are additional opportunities to acquire complementary and synergistic businesses that are less able to adequately achieve reasonable scale on their own as a result of internal deficiencies, including technological implementation, management expertise, or funding requirements. Many businesses that we have identified as potential acquisition candidates operate in jurisdictions with sizable TAM, and we believe they will favorably view the opportunity to execute a business combination with us due to factors that include our definitional brand name, growing domestic and international presence, and technological offerings.

As indicated elsewhere in this prospectus, we are focusing on a “buy and build” strategy for Sports.com which is selected   by our board and agreed to by outside investors. Two acquisitions have already been initiated under this strategy. The first, Nook Holdings Limited, will give us a presence in the lucrative Middle Eastern market and introduces the Sports.com brand to more than 100 sports, health, and wellness-focused small businesses. We initiated our second acquisition in early 2024 with SM&I, LTD. Their SportLocker platform has been rebranded to Sports.com and contains more than 100,000 unique content elements and an integrated live content streaming platform. We expect to close both of these acquisitions in July.

Introducing New Revenue Generating Lottery and Sweepstakes Products

We believe our ability to retain existing and attract new users, affiliates, partners, and data subscribers, and to expand our operations in existing and new jurisdictions depends, in part, on our continued ability to create new revenue generating products, such as offering a fee-based subscription service of exclusive products, providing the opportunity to acquire fractional shares of lottery games, and launching our own, proprietary lottery game products.

For example, we anticipate that users of our B2C Platform will support a fee-based subscription service that offers subscribers access to participate in exclusive lottery game pools, premium lottery prediction data, and other select features and functionality for a fixed monthly price.

We believe that offering users a fractional share product will be a significant revenue generating opportunity for the Company in many international jurisdictions in which users have less disposable income as compared to users within the U.S. Unlike a lottery pool, which is generally a familiar concept and in which multiple lottery game tickets are acquired to provide the opportunity and the winnings of all such tickets are shared by the pool participants, fractional share participants provide for multiple participants to participate in a lottery game by purchasing a share — or fraction — of one ticket at a propionate fraction of the price and participating in, a proportionate fraction of any prize. This provides an opportunity for those who may not want to expend the full purchase price of a lottery game to participate at less expense. Given the lower up-front cost and lower risk of loss, we expect that this will attract additional users who may not wish to commit the discretionary income to acquire a single lottery game. Fractional ticket purchases allow us to expand our partner network by employing the “spare change” concept where a user who has a nominal amount of money in the partner’s wallet can use their balance to buy a share of a ticket for an upcoming drawing.

We also believe that there is a considerable opportunity to offer our own, proprietary lottery game products in those international jurisdictions that permit non-governmental authorities to issue lottery games and other games of chance.

Develop iLottery Technology and Functionality

Our iLottery Platform utilizes technology that we architected and developed to enable it to handle high levels of user traffic and transaction volume. Our Platform was designed to ensure expediency, security, and reliability in processing lottery game sales, the retail requirements of the B2C Platform, the administrative and back-office functionality required by the B2B API, and the claims and redemption process. We continually assess our technological offerings and will commit our resources to the improvement of the scope and functionality of our Platform, its applications, and our information technology infrastructure.

We view distributed ledger technology as an important future functionality of the lottery industry and currently deploy distributed ledger technology in our Platform to encode the data transfer system and ensure transactional security. A distributed ledger can be described as a ledger of any transaction or contract maintained in decentralized form across different locations and people, eliminating the need for a central authority to keep a check against manipulation. In this manner, a central authority is not needed to authorize or validate any transactions. All information on the ledger is securely and accurately stored using a cryptographic hash and can only be accessed using keys and cryptographic signatures. Once the information is stored, it becomes an immutable database, which the rules of the network govern and cannot be altered retroactively, which means that the data entered is irreversible.

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Distributed ledger technology is, by design, inherently resistant to cyber-attack because all distributed copies must be attacked simultaneously for an attack to be successful, and, for the same reason, these records are, by design, resistant to malicious changes by a single party. Distributed ledger technology is also very efficient and reduces operational inefficiencies because of the inherent speed that a transaction takes to complete.

We believe that a decentralized application for the distribution of lottery games that is verified through the distributed ledger technology and inherently not subject to alteration will improve the security of and enhance the trust in our Platform, products, and services, which is why we have leveraged this technology in the Platform.

Our Platform currently leverages distributed ledger technology by preserving a cryptographic ledger of the user identification, draw identification, ticket identification, and game numbers into an immutable ledger. The distributed ledger is append-only and keeps a complete record of all changes to the provided data that cannot be deleted, modified, or overwritten. There are no APIs or other methods to alter any committed data in place. Each transaction writes one or more blocks to the distributed ledger in a transaction. Each block contains entry objects representing the transaction data along with certain other information, which are then sequenced and hash-chained to guarantee data integrity. Distributed Ledger blocks are sequenced and chained together with cryptographic hashing techniques, which enables transactional data integrity using a cryptographic verification method.

Competition

In our view, our competitive advantage is our prominent brand names and URLs, our proprietary technology, and the synergies we gain from our collective operations of our B2C Platform, B2B API, and Data Services. Additionally, because of the significant TAM and low penetration of companies optimizing the digitized delivery of lottery games, all industry competitors have significant room for growth without driving increases in user acquisition costs. It is our belief that for at least the near future, competition for new users will remain low between us and our direct competitors, including those jurisdictions that now or in the future offer iLottery, because of the significant potential growth in this segment, potential shift in opportunity from existing players, and new players’ change in purchasing habits from purchasing lottery games in brick-and-mortar outlets to mobile and online delivery functionality.

B2C Platform

We believe that the main competitors to our B2C Platform are JackPocket, Inc., Lotto Direct Limited doing business as TheLotter, Shoutz, Inc. operating as LotteryHUB, Lotto.com, and MidoLotto operated by Lottery Now Inc. These online lottery platforms allow users to buy lottery games at their convenience and with a proscribed geographic reach, which we believe is further driving demand for the service.

Increased marketing efforts by us and our competitors is driving the growing overall popularity of lottery games and contributing to the overall growth of the market. We, and our competitors, are using social media platforms such as Facebook, Instagram, and Twitter to connect with users to market, create awareness, and increase penetration.

JackPocket was acquired by DraftKings, Inc. in early 2024 for $750 million at an estimated multiplier of 9X annual revenue.

B2B API

We believe that the primary competitor to our B2B API is NeoGames S.A.’s neoplay®, which offers an open API of interactive instant games from any game provider.

Data Services

We believe that our main competitors in our Data Services operations are Gaming Solutions International and Numadata.

Sports.com

The competitive landscape for sports content is crowded ranging from global brands like ESPN, Paramount, Comcast, Sky Sports, and Fox Sports through niche subscription providers like Willow TV, DAZN, FloSports, and Triller TV. Additionally, streaming companies including Amazon, Netflix, Google, and Apple are involved in the business of developing original sports content and acquiring the rights to stream live broadcasts of both major and niche sports.

Sweepstakes Platform

The primary competitors to DonateTo.Win are Best of the Best, PlC, ShortStack, and Prizeo US, LLC. We believe that because our B2C Platform offerings are designed to generate significant user traffic to our mobile application and website, we will be able to capitalize on this traffic and capture new participants who would not otherwise have knowledge of DonateTo.Win and its objectives but for their use of our B2C Platform.

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Regulation and Compliance

We are subject to a variety of laws in the U.S. and abroad that affect our business, including state, territorial, and federal laws regarding lotteries, gaming, sweepstakes, consumer protection, electronic marketing, data protection and privacy, competition, taxation, intellectual property, export, and national security, all of which are continuously evolving. The scope and interpretation of the laws that are or may be applicable to us are often evolving or new and uncertain and may conflict with each other, particularly those governing our international operations.

Lottery and gaming laws are generally based upon declarations of public policy designed to protect consumers from fraud and other misdeeds and the viability and integrity of the games, while raising revenues for the particular country, state, or other authorizing jurisdiction. To accomplish these goals, stringent laws and regulations may be established to ensure that participants in the industry meet certain standards of character and responsibility, which may require participants to:

●	ensure that games are conducted fairly and honestly;

●	establish procedures designed to prevent cheating and fraudulent practices;

●	establish and maintain anti-money laundering practices and procedures;

●	establish and maintain responsible accounting practices and procedures;

●	ensure that lottery games are sold only at the price established by the applicable lottery regulator;

●	report prizes awarded and withhold certain amounts for taxes and other specified liabilities;

●	file periodic reports with regulators;

●	establish programs to promote responsible gaming and comply with other social responsibility practices; and

●	enforce minimum age requirements.

State and federal laws in the U.S. govern and, in some cases, limit our business practices. For example, the Interstate Wagering Amendment to 18 U.S.C. § 1301 limits our ability to purchase lottery games for a user located in one state from a lottery authority located in another state, except under certain limited circumstances, such as where the lottery authorities in the respective states allow the sales. Therefore, for our users located within the in the U.S., we only purchase lottery games for users geolocated to be physically situated within the U.S. state or jurisdiction where the lottery game they are purchasing is being conducted, unless an exception were to be authorized by the applicable lottery authorities.

In addition, the Wire Act provides that anyone engaged in the business of betting or wagering that knowingly uses a wire communication facility for the transmission in interstate or foreign commerce of bets or wagers or information assisting in the placing of bets or wagers on any sporting event or contest, or for the transmission of a wire communication that entitles the recipient to receive money or credit as a result of bets or wagers, or for information assisting in the placing of bets or wagers, may be fined or imprisoned, or both. The Wire Act provides, however, that it shall not be construed to prevent the transmission in interstate or foreign commerce of information for use in news reporting of sporting events or contests, or for the transmission of information assisting in the placing of bets or wagers on a sporting event or contest from a state or foreign country where betting on that sporting event or contest is legal into a state or foreign country in which such betting is legal. In late 2011, the Office of Legal Counsel (“OLC”) in the United States Department of Justice (“DOJ”) issued an opinion that concluded the conduct prohibited by the Wire Act was limited to sports gambling; however, in January 2019, the OLC issued a new opinion that concluded that the restrictions in the Wire Act on the transmission in interstate or foreign commerce of bets and wagers was not limited to sports gambling but applied to all bets and wagers, including those involving state lotteries. Reinterpretation of the federal Wire Act by the OLC threatened certain online lottery sales, leading to litigation in which the First Circuit Court of Appeals determined that the Wire Act applies only to interstate wire communications related to sporting events or contests and not lottery games. In addition to the First Circuit’s decision, the U.S. Circuit Court of Appeals for the Fifth Circuit has previously held the Wire Act prohibitions apply only to sports gambling. The Company is still analyzing the impact of these decisions on its business.

In Minnesota, the sale of scratch iLottery tickets is prohibited. In Virginia, lottery courier services are prohibited by law. Some states limit the charges that we can impose and collect. We only purchase lottery games on behalf of our users and customers where our services are permitted and in accordance with applicable laws. The scope and interpretation of the laws that are or may be applicable to our services and the fees we charge are subject to interpretation and may change.

Our compliance with local, territorial and federal laws is based on our interpretation of existing state and federal laws regarding lottery services such as ours. We have obtained legal advice and notified certain lottery authorities in U.S. jurisdictions where we do business of the services that we offer, but in most cases, we have not received definitive determinations of the laws applicable to our services. There is a risk that existing or future laws in the states and jurisdictions in which we operate may be interpreted in a manner that is not consistent with our business model. Future laws that permit certain lottery services may be accompanied by restrictions or taxes that make it impractical or less feasible to operate in certain jurisdictions.

Other laws and regulations may be adopted or construed to apply to us that could restrict our business model, including privacy, taxation, marketing, anti-money laundering, anti-corruption, copyright, currency exchange, export, and antitrust laws, as well as those governing public companies.

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The growth of electronic commerce may prompt calls for stronger consumer protection laws that may impose additional burdens on companies such as ours conducting business through the Internet and mobile devices. It is likely that scrutiny and regulation of our industry may increase, and we will be required to devote additional resources to compliance with applicable regulations. While we believe that we are currently in compliance in all material respects with all applicable laws and regulatory requirements, we cannot assure that our activities or our users’ activities will not become the subject of any regulatory or law enforcement investigation, proceeding, or other governmental action or that any such investigation, proceeding, or action, as the case may be, would not have a materially adverse impact on us or our business, financial condition or results of operations.

Licensing

We work with licensed providers in the jurisdictions in which we operate. We may determine or be required to secure licenses from regulatory authorities with jurisdictions over our operations in new markets in which we contemplate expansion including, without limitation, the States of New York and New Jersey. Such licensure may impose additional obligations on us and our operations, which may include continuous disclosure to and investigation by the applicable regulatory authority into the financial stability, integrity, and business experience of our company, its affiliates, and their respective significant stockholders, directors, officers, and key employees. In markets in which we have not previously operated or in newly regulated markets, licensing regimes may impose licensing requirements or conditions with which we have not previously been required to comply, which may include locating technical infrastructure within the relevant territory, establishing real-time data interfaces with the regulatory authority, implementing consumer protection and privacy measures, or additional approvals or certifications of our technology, all of which may present operational challenges and material costs. Certain stockholders may be required to be licensed.

To the extent that any stockholder, director, officer, or key employee is required to submit to required background checks and provide disclosure, and such individual fails to do so or they or the Company does not successfully do so, this may jeopardize the grant of a license, provide grounds for termination of an existing license, or result in the imposition of penalties. Generally, any person or entity who fails or refuses to apply for a governmental license, finding of suitability, registration, permit, or approvals within the prescribed period after being advised by a competent authority that they are required to do so may be denied or found unsuitable, as applicable, which may result in our determining or being required to sever our relationship with such person or entity. Further, we may be subject to disciplinary action or suffer revocation of licensure if, following notification that a person or entity is disqualified or unsuitable, we (a) pay them any dividend or interest upon our shares; (b) allow them to exercise, directly or indirectly, any voting right conferred through the shares they hold; (c) pay them remuneration in any form for services rendered or otherwise; or (d) if required, fail to pursue all lawful efforts to require them to relinquish their shares.

Data Protection and Privacy

Because we handle, collect, store, receive, transmit, and otherwise process certain personal information of our users, customers, and employees, we are also subject to federal, state, and international laws related to the privacy and protection of such data. Regulations such as the General Data Protection Regulation of the European Union and the California Consumer Privacy Act could affect our business, and the potential impact is still being determined.

Responsible and Underage Gaming

We are committed to compliance with the underage and responsible gambling requirements set forth in the domestic and international statutes and regulations governing our operations. We take our corporate responsibility to our players and the regulators with authority over our business very seriously, and we are focused on maintaining a safe and responsible gaming environment. We continue to evaluate and develop our technology to meet the statutory requirements regarding responsible gaming and self-exclusion, as well as our own self-imposed objectives regarding corporate social responsibility.

All of the U.S. jurisdictions and most of the international jurisdictions in which we operate prohibit sales of lottery tickets to persons under 18 years of age. We have instituted know-your-customer requirements to aid our efforts in identifying minors and preventing them from using our services. Our partners are also required to follow the Company’s KYC protocols.

Many jurisdictions, especially international jurisdictions, are imposing more stringent rules with regard to underage and responsible gambling. This trend could continue to spread, and both U.S. and international jurisdictions may strengthen underage and responsible gambling requirements.

Intellectual Property

We rely on a combination of trademark, copyright, and trade secret protection laws in the U.S. and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property and our brand.

We have been using the LOTTERY.COM trademark since 2017; in February 2021, the LOTTERY.COM logo was registered on the Supplemental Register of the U.S. Patent and Trademark Office; and in February 2022 the logo was issued a registered service mark. As of December 31, 2023, the registration of our LOTTERY.COM word mark was pending with the U.S. Patent and Trademark Office. In March 2023, the U.S. Patent and Trademark Office denied the registration of the SPORTS.COM word mark and the appeal period has expired. The registration of the SPORTS.COM logo has also been denied and the Company is currently considering whether to appeal such denial. We are also using or have common-law trademark rights in the trademarks AUTOLOTTO, SPORTS.COM, and “TAP, TAP, TICKET.” We will continue to evaluate the filing of trademark applications in the U.S. and select foreign markets, as appropriate.

While the Company currently does not own any patent applications or issued patents, we will continue to evaluate our technology to determine whether it is appropriate to file patent applications in the U.S. or internationally.

We seek to protect our intellectual property rights by implementing policies that require our employees, partners, and independent contractors involved in development of intellectual property to enter into agreements acknowledging that all intellectual property generated or conceived by them on our behalf are our property and assigning to us any rights that they may claim or otherwise have in those works or property, to the extent allowable under applicable law.

Notwithstanding our best efforts to protect our technology and proprietary rights through registrations, licenses, and contracts, unauthorized parties may still seek to use our intellectual property and technology without rights thereto. We may also face allegations that we have infringed the intellectual property rights of third parties, including our competitors and non-practicing entities.

Available Information

Our Internet address is www.lottery.com. Our website and the information contained therein or linked thereto are not part of this prospectus.

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MANAGEMENT

Board of Directors, Executive Officers and Corporate Governance

The following persons serve as the Company’s executive officers and directors

Name	Age	Position
Executive Officers
Matthew McGahan(3)	54	President, Chief Executive Officer, Secretary and Chairperson of the Board
Robert Stubblefield	60	Chief Financial Officer
Gregory Potts	53	Chief Operating Officer

Non-Employee Directors
Christopher Gooding(1)	66	Director
Warren Macal(1)	49	Director
Paul S. Jordan(2)	63	Director
Tanner T. Hasan(3)	55	Director

(1)	Class I director, with a term expiring at the annual meeting of Shareholders to be held in 2026.
(2)	Class II director, with a term expiring at the annual meeting of Shareholders to be held in 2024.
(3)	Class III director, with a term expiring at the annual meeting of Shareholders to be held in 2025.

Matthew McGahan has served as Chairman of the Board since October 2022 and is Chairman and CEO of Sports.com, its wholly owned subsidiary and a leading sports entertainment and media content platform. After serving as interim CEO of Lottery.com from July of 2023, he was appointed as CEO in December of 2023 by the Board of Directors. McGahan established Automotive Group in 1997, which emerged as one of Europe’s largest Harley-Davidson and BMW dealer Groups. His leadership propelled the company to substantial success until its sale in 2010. Through his family office established in 2015 with his father, Matt has since invested and advised businesses across a variety of sectors, including motorsports, EV, technology minerals mining, recycling, fintech, and medical research, showcasing his versatility, keen investment insight and focus on innovation and social responsibility. His ability to identify and nurture potential across a spectrum of industries has not only contributed to his personal success, but has also driven innovation and growth in each of these fields. His career can be characterized as a blend of entrepreneurial success, philanthropic leadership, and strategic vision. His journey from the automotive industry to the helm of Lottery.com and Sports.com, coupled with his profound impact on societal well-being through “Mask Our Heroes,” reflects a legacy of innovation, compassion, and resilience.

Christopher Gooding has been a member of the Board of Directors since August of 2023. Mr. Gooding brings decades as a partner at respected English, US and Canadian law firms, predominantly within the heart of London’s financial district. He has also held from 1999 to 2009 an advisory Board position of US Issuer of 144A funds - the Sovereign Trade Corporation, New York and supervised the triple rating of its 144a funds. His professional journey began at Clifford Turner in London and Dubai, advancing to a 15-year tenure at Clyde & Co. A consummate legal strategist in the area of political and commercial risk, he also served as a partner at LeBoeuf Lamb Greene & MacRae and Howard Kennedy, Fasken Martineau and CMS. Since 2022, he has held the position of Consultant at Crowell and Morsing LLP London.

Paul S. Jordan is a motorsport commercial specialist with extensive international sponsorship, acquisitions and communication skills and experience. With an active career in motorsport that spans more than four decades, Mr. Jordan has held senior positions with the world’s top Formula One Teams and some of most recognizable motorsport brands  such as Renault Formula One, Jordan Grand Prix, British American Racing Honda and Minardi Formula One. He Was the “Founding Partner” for the “One Make” Racing car series “Grand Prix Masters” with Ex Formula One World Champions, Nigel Mansell, Emerson Fittipladi, Derick Warwick, and Alain Prost. He currently holds consultancy roles with both the Romanian and Cypriot Governments working with their respective Tourism Departments to promote tourism through both Motorsport sponsorship and activation programs. He also continues to consult for M-Sport Ford World Rally Team – Saudi Motorsport as its Head of Motorsport Strategy (KSA Government Organization).

Tamer T. Hassan is a former boxer and worked in football management before becoming a British actor with a slate of over 60 films. He is best known for his role as the leader of the Millwall firm, opposite Danny Dyer, in “The Football Factory” (2004), “Layer Cake (2004) opposite Daniel Craig, “Batman Begins” (2005), “The Business” (2005), and “Game of Thrones” (2016). Mr. Hasan has recently completed filming for “The Witcher” (Season 2) on Netflix with Henry Cavil. He also remains involved with creative content and participates in voice-over roles. Mr. Hassan’s entrepreneurial skills have led him to participate in large-scale projects in entertainment, sports & leisure, and hospitality. He has a passion for supporting emerging acting talent in Cyprus and is the founder of The Tamer Hassan Academy for Acting.

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Warren Macal is  the Managing Director at Prosperity Investment Management (“PIM”) and the head of its PIM Motorsport Investment Division. He brings more than 15 years of extensive experience in wealth management and strategic financial planning to the Company. Specializing in the financial needs of high-net-worth individuals and professional athletes, particularly in the motorsports arena, his expertise will be invaluable as Lottery.com Inc. continues to expand its global reach and product offerings and develops its Sports.com brand.

Robert J. Stubblefield has served as the chief financial officer of Demeta, Inc. since January 2022 and of Regnum Corp. since March 2020. Mr. Stubblefield was the chief financial officer of Wookey Project Corp. and Wookey Search Technologies Corporation from March 2020 to December 2021. Further, Mr. Stubblefield served as a contract chief financial officer of Sherpa Digital Media, Inc. from February 2019 to December 2021. Prior to this role, from October 2017 to December 2019, Mr. Stubblefield served as a consulting chief financial officer for various start-ups and growth companies in the San Francisco Bay Area and has experience in senior finance, accounting, and operations roles in public companies. He has held a CPA License from the state of California since the late 1980’s.

Gregory A. Potts has over 25 years of strategic marketing experience, including the implementation of growth strategies for consumer brands and their channel affiliates through targeted, local marketing efforts using co-op funding mechanisms. At Lottery.com, he will be leading the execution of the Company’s B2B growth strategy and will oversee the recently launched Global Affiliate Marketing Program. Prior to coming to Lottery.com Mr. Potts served as a Senior Sales Executive for Vericast, where he oversaw the channel affiliate program and specialized in co-op marketing, customer activation, and integrated media campaigns. He also serves as a director of WinTogether.

Our Executive Officers

Mr. McGahan, our Chief Executive Officer (“CEO”), President and Secretary, serves at the discretion of our Board and holds office until his successor is duly appointed or until his earlier resignation or removal.

Mr. Stubblefield, our Chief Financial Officer (“CFO”), serves at the discretion of our Board and holds office until his successor is duly appointed or until his earlier resignation or removal.

Mr. Potts, our Chief Operating Officer (“COO”) serves at the discretion of our Board and holds office until his successor is duly appointed or until his earlier resignation or removal.

Board Composition

Our Board consists of six directors. Each of our current directors will continue to serve as a director until the election and qualification of his successor or until his earlier death, resignation, or removal. The authorized number of directors may be changed by resolution of our Board. Vacancies on our Board may be filled by resolution of our Board.

Our Board consists of Matthew McGahan, Christopher Gooding, Paul S. Jordan, Tamer T. Hassan and Warren Macal, with Mr. McGahan acting as chairman of the Board.

Our Board has affirmatively determined that each of Messrs. Gooding, Jordan and Hassan is an “independent director” under the Nasdaq listing rules applicable to board members. For more details, see the section entitled “Independence of our Board.”

Our Board is divided into three classes with only one class of directors being elected in each year, and with each class serving a three-year term:

●	our Class I directors are Mr. Gooding and Mr. Macal, and their terms will expire at the 2026 annual meeting of stockholders;

●	our Class II director is Mr. Jordan, and his term will expire at the 2024 annual meeting of stockholders; and

●	our Class III directors are Mr. McGahan and Mr. Hassan, and their terms will expire at the 2025 annual meeting of stockholders.

As a result of the staggered Board, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms. At any meeting of stockholders at which directors are to be elected, the number of directors elected may not exceed the greatest number of directors then in office in any class of directors. The members of each class will hold office until the annual meeting stated above when their term expires and until their successors are elected and qualified. At each succeeding annual meeting of the stockholders, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified. Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a preferred stock designation, directors may be elected by the stockholders only at an annual meeting of stockholders.

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Independence of our Board and Executive Officer

Based on information provided by each director concerning his background, employment, and affiliations, our Board has determined that the Board meets independence standards under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. There are no family relationships among any of our directors and executive officers. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described under the heading “Certain Relationships and Related Party Transactions, and Director Independence.”

Board Committees

Our Board has three standing committees: an Audit Committee a Compensation Committee, and a Nominating Committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Audit Committee

There are three members of our Board who serve as members of our Audit Committee, Messrs. Jordan, Gooding and Hassan. Mr. Jordan is the chairman of our Audit Committee. All members of the Audit Committee are “independent” in accordance with the Nasdaq Rules (as defined below) and rules of the U.S. Securities and Exchange Commission (the “SEC”) applicable to boards of directors in general and Audit Committee members in particular. The Board has determined that each member of the Audit Committee is “financially literate” within the meaning of the Nasdaq Rules because each member is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, the Board has determined that Mr. Jordan qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K, and therefore, also satisfies the “financial sophistication” requirement in accordance with Nasdaq Rule 5605(c)(2)(A). The Board reached its conclusion as to Mr. Jordan’s’ qualifications based on, among other things, his business background.

The duties and responsibilities of the Audit Committee include:

●	those duties and responsibilities delegated to it by the Board, including overseeing our financial reporting policies, our internal controls, and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

●	being directly responsible for the appointment, retention, replacement and oversight of our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;

●	pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;

●	reviewing reports from, and material written communications between, management and the independent registered public accounting firm, including with respect to issues as to the adequacy of the Company’s internal controls;

●	reviewing and approving any related person transaction that is required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC and prior to our entering into such transaction;

●	reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management; and

●	reviewing the Audit Committee Charter and the Audit Committee’s performance at least annually.

With respect to our reporting and disclosure matters, the Audit Committee is also responsible for reviewing and discussing with the independent registered public accounting firm and management our annual audited financial statements and our quarterly financial statements prior to their inclusion in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or other publicly disseminated materials in accordance with the applicable SEC rules and regulations.

Compensation Committee

The members of our Compensation Committee are Messrs. Hassan, Gooding and Jordan. Mr. Hassan is the chairman of our Compensation Committee. All members of the Compensation Committee are “independent” in accordance with the Nasdaq Rules and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, at least two members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

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The Compensation Committee is responsible for reviewing and overseeing our compensation policies and practices and meets regularly throughout the year to review and discuss, among other items, our compensation philosophy, changes in compensation governance, and compliance rules and best practices. With respect to executive compensation, the Compensation Committee:

●	annually reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executive officers;

●	evaluates, as a committee or together with the other independent directors (as directed by the Board), the performance of our CEO and other executive officers in light of such corporate goals and objectives, as well as their individual achievements;

●	approves and recommends to our Board for approval of the compensation of our CEO and other executive officers based on this evaluation; and

●	periodically reviews and approves of all elements of our CEO’s and other executive officers’ compensation, including cash-based and equity-based awards and opportunities, as well as any employment agreements and severance agreements, change in control agreements and special or supplemental compensation and benefits.

Nominating Committee

The members of our Nominating Committee are Messrs. Gooding, Jordan and Hassan. Mr. Gooding is the chairman of our Nominating Committee. All members of the Nominating Committee are “independent” in accordance with the Nasdaq Rules and SEC rules applicable to boards of directors in general and nominating committees in particular.

Director nominations are approved by a vote of a majority of our directors, each of whom is independent, as required under the Nasdaq rules and regulations. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board of Directors.

We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board by reviewing their biographical information and qualifications and having each candidate vetted by outside legal counsel.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

Corporate Governance Guidelines. To further our commitment to sound governance, our Board has adopted the Corporate Governance Guidelines to ensure that the necessary policies and procedures are in place to facilitate the Board’s review and make decisions with respect to the Company’s business operations that are independent from management. The Corporate Governance Guidelines set forth the practices regarding Board and committee composition, selection and performance evaluations; Board meetings; director qualifications and expectations, including with respect to continuing education obligations; and management succession planning, including for the CEO.

Code of Business Conduct and Ethics. We maintain a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our directors, officers and employees, including our Chairperson, CEO and other members of management. The Code of Conduct sets forth standards of ethical business conduct, including conflicts of interest, compliance with applicable laws, rules and regulations, timely and truthful disclosure, protection and proper use of our assets and reporting mechanisms for illegal or unethical behavior. The Code of Conduct also satisfies the requirements for a code of ethics as defined by Item 406 of Regulation S-K promulgated by the SEC. If the Company ever were to amend or waive any provision of the Code of Conduct and that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. Amendments to the Code of Conduct must be approved by our Board and will be promptly disclosed (other than technical, administrative or non-substantive changes) on our website. A copy of the Code of Conduct will be provided free of charge by making a written request and mailing it to our corporate headquarters offices to the attention of our Compliance Manager.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership (Forms 3) and reports of changes in ownership (Forms 4 and 5) with the SEC. Based solely on our review of copies of such reports and on written representations from our executive officers and directors, we believe that none of our executive officers and directors complied with their Section 16(a) filing requirements during our fiscal year ended December 31, 2023.

Limitation of Liability and Indemnification of Directors and Executive Officers

Lottery.com has entered into indemnification agreements with each of our directors and executive officers, the form of which is attached as an exhibit to the registration statement of which this prospectus is a part. The indemnification agreements require Lottery.com to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

For more details regarding the related party transactions between the Company and its other executive officers and directors, see the sections entitled “Certain Relationships and Related Party Transactions.”

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SELLING SHAREHOLDERS

This prospectus relates to the resale by the Selling Shareholders of up 5,970,854 shares of Common Stock, including shares held directly, shares issuable upon the exercise of certain outstanding warrants, and shares issuable upon the conversion of certain unsecured convertible notes. The 5,970,854 shares consist of: (a) 396,789 shares issuable upon conversion of convertible notes issued pursuant to private placements conducted in 2023 and 2024; (b) 463,937 shares of common stock issuable upon exercise of the Private Placement Warrants; and (c) 5,110,128 shares of common stock held by certain officers, directors, employees and consultants of the Company. The private placements were conducted through Convertible Promissory Notes convertible at a maximum conversion price of $4.5875. If the “Conversion Price” on the six (6) month anniversary of the Issuance Date is lower than the Conversion Price on the Issuance Date, then the Conversion Price shall be adjusted downward to the VWAP of the Common Stock for the five (5) consecutive Trading Days immediately preceding the six (6) month anniversary date. The Conversion Price is subject in each case, to adjustment as provided herein.

The Selling Shareholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the Common Stock other than through a public sale. We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this illustrative table, Selling Shareholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The following table sets forth, as of September 3, 2024 (or such other date as such information was provided to us by the applicable Selling Shareholders), the name and address of the Selling Shareholders, the number of shares of Common Stock beneficially owned, the number of shares of Common Stock that the Selling Shareholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Shareholders after the sale of the securities offered hereby.

Selling Stockholder	(1)	Shares of Common Stock Beneficially Owned Prior to Offering	Percent Owned Before Offering	Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Offering	Shares of Common Stock Beneficially Owned After Conversion of Promissory Note	Purchase Warrant Shares Being Registered	Purchase Warrant Shares Owned After Purchase
Matthew McGahan	(2)	1,101,487	10.83%	427,502	5.64%	0	0	0
Mark Barney Battles	(3)	408,225	4.05%	74,857	2.79%	0	0	0
Paul Jordan	(4)	323,123	3.21%	74,857	2.08%	0	0	0
Tamer Hassan	(5)	323,123	3.21%	74,857	2.08%	0	0	0
Christopher Gooding	(6)	478,106	4.75%	225,714	2.11%	0	0	0
Warren Macal	(7)	124,424	1.25%	124,424	0.00%	0	0	0
Robert J. Stubblefield	(8)	360,000	3.58%	165,000	1.63%	0	0	0
Gregory A. Potts	(9)	279,835	2.80%	204,835	0.63%	0	0	0
Marc Bircham	(10)	239,274	2.40%	239,274	0.00%	0	0	0
Carey S. Fitchey	(11)	242,969	2.44%	242,969	0.00%	0	23,810	0
Randall James Lanham	(12)	233,429	2.32%	33,429	1.67%	0	0	0
Andrew R. Korn	(13)	356,136	3.55%	181,136	1.46%	0	0	0
Milton Richard Cutler	(14)	42,000	0.42%	42,000	0.00%	0	0	0
Sound Capital, Inc.	(15)	214,596	2.14%	64,596	1.25%	0	0	0
Brett Dewire	(16)	6,000	0.06%	6,000	0.00%	0	0	0
Nicholas G. Varveris	(17)	3,600	0.04%	3,600	0.00%	0	0	0
Karen Ann Johnson	(18)	65,000	0.65%	65,000	0.00%	0	0	0
Bawabba Partner DMCC	(19)	240,667	2.41%	240,667	0.00%	0	0	0
Darren Francesco Arturi	(20)	98,777	0.99%	98,777	0.00%	0	0	0
Lorraine Kelly	(21)	39,429	0.40%	39,429	0.00%	0	0	0
Anthony Peter Michael Andrew Middleton	(22)	100,000	1.00%	100,000	0.00%	0	0	0
Jonathan Morley	(23)	31,199	0.31%	31,199	0.00%	0	0	0
J.V.B. Financial Group, LLC	(24)	84,527	0.85%	84,527	0.00%	0	0	0
Global One Media Limited	(25)	38,118	0.38%	38,118	0.00%	0	0	0
Ivy Equity Investors, LLC	(26)	300,000	3.01%	300,000	0.00%	0	0	0
Karen Ann Johnson Revocable Trust	(27)	50,315	0.50%	50,315	0.00%	0	25,157	0
Mani and Son Investment, LLC	(28)	245,871	2.47%	245,871	0.00%	0	118,083	0
United Capital Investments London Limited	(29)	937,500	9.40%	937,500	0.00%	0	0	0
Adam Gefvert	(30)	51,613	0.52%	51,613	0.00%	30,108	21,505	0
Honey Tree Trading, LLC	(31)	512,877	5.14%	512,877	0.00%	312,161	200,716	0
Assaf Shalev	(32)	57,143	0.57%	57,143	0.00%	32,298	24,845	0
Robert Seguso	(33)	38,710	0.39%	38,710	0.00%	0	38,710	0
Howieco Entertainment, Ltd.	(34)	33,333	0.33%	33,333	0.00%	22,222	11,111	0
Totals		7,661,406		5,110,128	21.34%	396,789	463,937	-

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

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(2)	Consists of (i) 901,487 shares of Common Stock currently owned by Matthew McGahan, our President, Chief Executive Officer, Secretary and Chairperson of our Board and (ii) 200,000 Stock Options which could potentially be exercised within the next 60 days. Mr. McGahan’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor Fort Worth, Texas 76109.

(3)	Consists of (i) 308,225 shares of Common Stock currently owned by Barney Battles, our former Board Member and (ii) 100,000 Stock Options which could potentially be exercised within the next 60 days. Mr. Battle’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(4)	Consists of (i) 223,123 shares of Common Stock currently owned by Paul S. Jordan, our Board Member and (ii) 100,000 Stock Options which could potentially be exercised within the next 60 days. Mr. Jordan’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(5)	Consists of (i) 223,123 shares of Common Stock currently owned by Tamer T. Hassan, our Board Member and (ii) 100,000 Stock Options which could potentially be exercised within the next 60 days. Mr. Hasan’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(6)	Consists of (i) 378,106 shares of Common Stock currently owned by Christopher Gooding, our Board Member and (ii) 100,000 Stock Options which could potentially be exercised within the next 60 days. Mr. Gooding’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(7)	Consists of (i) 124,424 shares of Common Stock currently owned by Warren Macal, our Board Member. Mr. Macal’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(8)	Consists of (i) 285,000 shares of Common Stock currently owned by Robert Stubblefield, our Chief Financial Officer and (ii) 75,000 Stock Options which could potentially be exercised within the next 60 days. Mr. Stubblefield’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(9)	Consists of (i) 254,835 shares of Common Stock currently owned by Greg Potts, our Chief Operating Officer and (ii) 25,000 Stock Options which could potentially be exercised within the next 60 days. Mr. Potts’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(10)	Consists of (i) 239,274 shares of Common Stock currently owned by Marc Bircham, a Board Member of Sports.com. Mr. Bircham’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(11)	Consists of (i) 242,969 shares of Common Stock currently owned by Carey S. Fitchey, an Advisor to our CEO and (ii) 23,819 Purchase Warrant Shares. Mr. Fitchey’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(12)	Consists of (i) 158,428 shares of Common Stock currently owned by Randall Lanham, Esq., our Outside Legal Counsel and (ii) 75,000 Stock Options which could potentially be exercised within the next 60 days. Mr. Lanham’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(13)	Consists of (i) 281,136 shares of Common Stock currently owned by Andrew R. Korn, Esq., our Outside Legal Counsel and (ii) 75,000 Stock Options which could potentially be exercised within the next 60 days. Mr. Korn’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(14)	Consists of (i) 42,000 shares of Common Stock currently owned by Milton Richard Cutler, our SEC Attorney. Mr. Cutler’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(15)	Consists of (i) 138,956 shares of Common Stock issued in the name of Sound Capital, Inc., beneficially owned by Richard Chancis a consultant to the Company and (ii) 75,000 Stock Options which could potentially be exercised within the next 60 days. Mr. Chancis’ business address is c/o Lottery.com inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(16)	Consists of (i) 6,000 shares of Common Stock currently owned by Brett DeWire a consultant to the Company. Mr. Dewire’s business address is c/o Lottery.com inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(17)	Consists of (i) 3,600 shares of Common Stock currently owned by Nicholoa G. Varveris a consultant to the Company. Mr. Varveris’ business address is c/o Lottery.com inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(18)	Consists of (i) 65,000 shares of Common Stock currently owned by Karen Ann Johnson a consultant to the Company. Ms. Johnson’s business address is c/o Lottery.com inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(19)	Consists of (i) 240,667 shares of Common Stock currently owned by Bawabba Partner DMCC a consultant to the Company. Bawabba Partner’s business address is c/o Lottery.com inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(20)	Consists of (i) 98,777 shares of Common Stock currently owned by Darren Francesco Arturi a consultant to the Company. Mr. Arturi’s business address is c/o Lottery.com inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(21)	Consists of (i) 39,429 shares of Common Stock currently owned by Lorraine Kelly a consultant to the Company. Ms. Kelly’s business address is c/o Lottery.com inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(22)	Consists of (i) 100,000 shares of Common Stock currently owned by Anthony Peter Michael Andrew Middleton a consultant to the Company. Mr. Middleton’s business address is c/o Lottery.com inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(23)	Consists of (i) 31,199 shares of Common Stock currently owned by Jonathan Morley a consultant to the Company. Mr. Morley’s business address is c/o Lottery.com inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(24)	Consists of (i) 84,527 shares of Common Stock currently owned by J.V.B. Financial Group, LLC a consultant to the Company. The company’s business address is c/o Lottery.com inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(25)	Consists of (i) 38,118 shares of Common Stock currently owned by Global One Media Limited a consultant to the Company. The company’s business address is c/o Lottery.com inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(26)	Consists of (i) 300,000 shares of Common Stock currently owned by Ivy Equity Investors, LLC. The company’s business address is c/o Lottery.com inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(27)	Consists of (i) 50,315 shares of Common Stock upon conversion of promissory note and 25,157 Purchase Warrant Shares currently owned by Karen Ann Johnson Revocable Trust, a participant in the Company’s private placement. The Trust’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(28)	Consists of (i) 245,871 shares of Common Stock upon conversion of promissory note and 118,083 Purchase Warrant Shares currently owned by Mani and Son Investment, LLC, a participant in the Company’s private placement. The LLC’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(29)	Consists of (i) 947,500 shares of Common Stock upon conversion of promissory notes currently owned by United Capital Investments London Limited, under the UCIL Loan Agreement. UCIL’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(30)	Consists of (i) 30,108 shares of Common Stock upon conversion of promissory note and 21,505 Purchase Warrant Shares currently owned by Adam Gefvert, a participant in the Company Private Placement. Adam Gefvert’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(31)	Consists of (i) 312,161 shares of Common Stock upon conversion of promissory note and 200,716 Purchase Warrant Shares currently owned by Honey Tree Lending, LLC, a participant in the Company Private Placement. Honey Tree Lending’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109. *In accordance with the terms of the convertible note, Honey Tree Lending, LLC may not exceed 9.99% ownership at any given time.

(32)	Consists of (i) 32,298 shares of Common Stock upon conversion of promissory note and 24,845 Purchase Warrant Shares currently owned by Assaf Shalev, a participant in the Company Private Placement. Assaf Shalev’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(33)	Consists of 38,710 Purchase Warrant Shares currently owned by Robert Seguso, a participant in the Company Private Placement. Robert Seguso’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(34)	Consists of 22,222 shares of Common Stock upon conversion of promissory note and 11,111 Purchase Warrant Shares currently owned by Howieco Entertainment, Ltd., a participant in the Company’s private placement. The company’s business address is c/o Lottery.com Inc., 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109.

(35)	The Selling Shareholders own, in the aggregate, approximately 85% of the Common Stock outstanding prior to this offering.

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PLAN OF DISTRIBUTION

We are offering our Common Stock on a best-efforts basis directly from the Company or through placement agents we may later identify. Any such placement agents would not be purchasing or selling any securities under this prospectus, nor would they be required to arrange for the purchase or sale of any specific number or dollar amount of securities.

There is no minimum number of securities that must be sold as a condition to closing this offering; the actual number/amount of securities sold in this offering is not presently determinable.

The Company in good faith determined the offering price for the Securities in this offering. The factors considered in determining the price included the history of, and the prospects for the industry in which we compete, our past and present operations, our current market price, and our prospects for future revenues.

In the event we engage any placement agents we would pay them an aggregate placement agent fee equal to up to 7% of the gross proceeds of the sale of securities in the offering. We have estimated offering expenses payable by us, in addition to any placement agent fees, at 1% of the amount raised, which includes legal fees and potential accounting costs and various other fees and costs that may be associated with this offering. After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately 92% of the offering, assuming all securities offered are sold in this offering, the net proceeds to the Company would be $138,000,000.

We will pay all of the expenses incident to the registration, offering, and sale of the securities to the public other than commissions or discounts of underwriters, broker-dealers, or agents. This does not include payment for any costs or expenses incurred by shareholders related to ownership or sales of their shares.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

ERISA Considerations

Special considerations apply when contemplating the purchase of securities on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of the offered securities on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no securities will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Foreign Regulatory Restrictions on Purchase of the Offered Shares

We have not taken any action to permit a public offering of our securities outside the United States or to permit the possession or distribution of this Offering Circular outside the United States. Persons outside the United States who come into possession of this Offering Circular must inform themselves about and observe any restrictions relating to this offering of Offered Shares and the distribution of the Offering Circular outside the United States.

Selling Shareholders

The Selling Shareholders, as used here includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

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●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

Certain Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act by amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our shares of Common Stock or interests therein, certain Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Shareholders may also sell our shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the shares of Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents. We will not receive any of the proceeds from the offering by Selling Shareholders. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or Shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or Shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the shares of Common Stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

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EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for the executive officers of Lottery.com who were “named executive officers,” or NEOs for fiscal 2023. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the existing and currently planned programs summarized or referred to in this discussion.

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which, in general, require compensation disclosure for our principal executive officer and its two other most highly compensated executive officers, referred to herein as our NEOs.

Introduction

The primary objectives of our executive compensation programs are to attract and retain talented executives to effectively manage and lead our Company. Our NEOs for fiscal 2023 are:

●	Matthew McGahan CEO

●	Our executive officers, Robert Stubblefield, CFO and Gregory Potts, COO

Summary Compensation Table

The following table provides summary information concerning compensation of our named executive officers for services rendered to us during the years noted.

							Non-Equity
				Stock		Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)(3)	Awards(2) ($)		Awards ($)	Compensation ($)	Compensation ($)	Total ($)
Matthew McGahan, CEO	2023	262,302	131,923	—	(4)	—			394,225
Robert Stubblefield, CFO	2023	127,678	31,995	72,750					232,423
Gregory Potts, COO	2023	204,860	4,170	72,750		—	—	—	281,600

(1)	Amounts reflect the pro-rated portion of the NEO’s base salary earned during the fiscal year presented based on time in the role.
(2)	USD value of stock awards. Amount represents the aggregate grant date fair value of common stock share awards made to the named executive officer computed in accordance with Financial Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“Topic 718”). As required by SEC rules, awards are reported in the year of grant. For more information, see “Narrative Disclosure to Summary Compensation Table — Supplemental Table” below.
(3)	Refers to any annual bonus, each of which is subject to the approval of the Compensation Committee of the Board.
(4)	125,000 S-8 shares are reserved for later issuance.

Narrative Disclosure to Summary Compensation Table

Equity Awards

On October 10, 2023, the Board approved the “2023 Employees Directors and Consultants Stock Issuance and Option Plan” (the “Plan”) in order for the Company to be able to attract and retain key personnel and to provide a means whereby certain directors, officers, employees, consultants and advisors of the Company can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

As a result of the Board’s approval of the Plan, S-8 common stock was awarded to: Matthew McGahan, CEO, who received a 125,000 share common stock grant (not as yet issued), Robert Stubblefield, CFO, received 25,000 shares of common stock and Greg Potts, COO, received 25,000 shares of common stock. Ryan Peterson, EVP of Technology, is to receive 25,000 shares of common stock which are yet to be issued.

Fiscal 2022

There were no equity awards granted to our named executive officers during fiscal 2022.

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Cash Compensation

Base Salary

Base salaries are generally set at levels deemed necessary to attract and retain our executives. We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements may be variable. Base salaries are generally reviewed annually and may be increased based on any number of factors at the discretion of the Compensation Committee, including the individual performance of the named executive officer, company performance, any change in the executive’s position within our business, the scope of their responsibilities and market data. For fiscal 2023, the amounts earned by our named executive officers are shown in the Summary Compensation Table above.

Bonuses

In addition to base salaries, the named executive officers may receive discretionary annual bonuses, guaranteed or retention bonuses at the discretion of the Compensation Committee.

Retirement Benefits, and Termination and Change in Control Provisions on December 31, 2023 and 2022

There were no pension or retirement benefits pursuant to any existing plan provided or contributed to by the Company or any of its subsidiaries. In addition, there were no termination and change in control provisions in effect for our NEOs.

Outstanding Equity Awards on December 31, 2023

Of our executive officers, Matthew McGahan, CEO, Robert Stubblefield, CFO and Gregory Potts, COO, each received equity awards in 2023. Matthew McGahan, CEO, received a 125,000 share common stock grant (not as yet issued), Robert Stubblefield, CFO, received 25,000 shares of common stock and Gregory Potts, COO, received 25,000 shares of common stock. Ryan Peterson, EVP of Technology, is to receive 25,000 shares of common stock which are yet to be issued.

Director Compensation

On July 14, 2023, our Board approved a Non-Employee Director Compensation program providing for a cash fee of $6,000 USD per month per director ($72,000 USD per year). Such plan is a continuation of the Non-Employee Director Compensation program that was established and approved by the previous Board of Directors. Total cash fees paid to our directors under this program during fiscal 2023 were $60,000 USD.

The following table sets forth the total compensation earned by each of our non-employee directors for their service on the Board during fiscal 2023:

	Directors Fees Earned	Stock Awards	Total
Name(1)	($)(8)	($)	($)(9)
Matthew McGahan (2)	220,579	-0-	220,579
Barney Battles(3)	246,464	-0-	246,464
Christopher Gooding (4)	138,609	-0-	138,609
Paul S. Jordan (5)	146,433	-0-	146,433
Tamer T. Hassan (6)	146,433	-0-	146,433
Nick Kounoupias (7)	41,604	-0-	41,604

(1)	Represents all non-employee directors who served on our Board during fiscal 2023. Amounts accrued per director each include an $85,000 initial fee earned after 3 months of service, which is to be paid in stock.
(2)	Mr. McGahan was appointed to our Board on October 19, 2022, and served as a non-employee director until his initial appointment as Interim CEO, on July 20, 2023. During said time, compensation for Mr. McGahan has been accrued for his service on the Board during fiscal 2022 and 2023 at the rate of $6,000 per month as any other director. No stock was awarded to him pertaining to his role as a non-employee director, stock was only granted in relation to his role as CEO of the Company.
(3)	Mr. Battles was appointed to our Board on November 3, 2022. Compensation for Mr. Battles has been accrued for his service on the Board during fiscal 2022 and 2023 at the rate of $6,000 per month. Note that Mr. Battles resigned effective June 30, 2024 and is no longer serving on our board of directors
(4)	Mr. Gooding was appointed to our Board on August 10, 2023 and compensation for his service has been accrued at the rate of $6,000 per month.
(5)	Mr. Jordan was appointed to our Board on July 20, 2023 and compensation for his service has been accrued at the rate of $6,000 per month.
(6)	Mr. Hassan was appointed to our Board on July 20, 2023 and compensation for his service has been accrued at the rate of $6,000 per month.
(7)	Mr. Kounoupias, appointed an independent outside director on April 4, 2023, resigned from our Board on August 7, 2023. Compensation for his service was accrued at $6,000 per month.
(8)	Of the aggregate total accrued for our Board, of the “Fee Earned”, only $60,000 of the accrual was paid on December 18, 2023.

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Compensation Committee Interlocks and Insider Participation

None of the individuals who served as a member of the Compensation Committee during fiscal 2023 is, or has ever been, an officer or employee of the Company or any of its subsidiaries or has or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of any other entity that has or has had one or more executive officers serving on our Board or our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Investor Rights Agreement

Simultaneously with the closing of the Business Combination on October 29, 2021 (the “Business Combination Closing”), the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with the initial stockholders of Trident Acquisition Corp. and certain stockholders of AutoLotto, including Lawrence Anthony DiMatteo III, our former chief executive officer, and Matthew Clemenson, our former chief revenue officer (collectively, the “Stockholder Parties”). Pursuant to the Investor Rights Agreement, such parties agreed to vote or cause to be voted all shares owned by them or take such other necessary action to ensure that (i) our Board was made up of at least five directors at Closing, (ii) one director nominated by the Initial Stockholders (the “Initial Stockholders Director”) and the remaining directors nominated by the AutoLotto stockholders (the “AutoLotto Directors”) would be elected to our initial Board, with the Initial Stockholders Director designated as a Class II director, and (iii) following the nomination of our initial Board, neither the Initial Stockholders nor the AutoLotto Stockholders shall have ongoing nomination rights, except that in the event that a vacancy is created on our Board at any time by the death, disability, resignation or removal of the Initial Stockholders Director or any AutoLotto Director during their initial term, then (x) the AutoLotto Stockholders, with respect to a vacancy created by the death, disability, resignation or removal of an AutoLotto Director, or (y) the Initial Stockholders, with respect to a vacancy created by the death, disability, resignation or removal of an Initial Stockholders Director, will be entitled to designate an individual to fill the vacancy. In addition, the Investor Rights Agreement provides that we will register for resale under the Securities Act, certain shares of Common Stock and other equity securities that are held by the parties thereto from time to time as well as other customary registration rights for the parties thereto. The Investor Rights Agreement was terminated in connection with the Woodford Loan Agreement.

As disclosed previously, the UCIL Loan Agreement is with United Capital Investments London Limited (“UCIL”), an entity in which each of Matthew McGahan, the Company’s Chief Executive Officer and Chair of the Company’s Board, and Barney Battles, a former member of the Board, have an indirect or direct interest, respectively.

Director Independence and Independence Determinations

The Board has established the Corporate Governance Guidelines to assist it in making independence determinations for each director of our Board. The Corporate Governance Guidelines define an “independent director” to align with the definition provided under the corporate governance requirements of the Nasdaq Stock Market LLC (collectively, the “Nasdaq Rules”). Under Nasdaq Rule 5605(a)(2), a director is not independent unless the Board affirmatively determines that they do not have a direct or indirect relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. Directors who serve on the Audit Committee and Compensation Committee are subject to the additional independence requirements under applicable SEC rules and Nasdaq Rules.

It is the policy of the Board to make affirmative independence determinations for all directors at least annually in connection with the preparation of the Company’s proxy statement. In making independence determinations, the Board will broadly consider all relevant facts and circumstances in addition to the requirements of Nasdaq Rule 5605(a)(2).

The Board undertook its annual review of director independence. As a result of this review, the Board affirmatively determined that Messrs. Battles, Gooding, Jordan and Hassan are independent within the meaning of the Nasdaq Rules, including with respect to their respective committee service. The Board has determined that each member of the Audit Committee is “independent” for purposes of service on the Audit Committee in accordance with Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Compensation Committee is “independent” for purposes of service on the Compensation Committee in accordance with Section 10C(a)(3) of the Exchange Act.

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MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on NASDAQ under the symbol, “LTRY” Our public warrants are traded on Nasdaq under the symbol “LTRYW”.

Holders

As of December 31, 2023, there were 114 holders of record of our common stock and 10 holders of record of our warrants. In addition to holders of record of our securities we believe, based on Company records, that there are over 6,000 brokerage accounts representing “street name” holders or beneficial holders whose shares and warrants are held of record by banks, brokers and other financial institutions.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not anticipate paying any cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition as well as general business conditions. The payment of any cash dividends will be within the discretion of the Board at such time.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Offerings

As reported on form 8-K filed with the SEC on February 6, 2024, on December 6, 2023, Univest Securities, LLC (the “Univest”), agreed to act as placement agent in connection with the Company’s offering (“Offering”) of convertible debt at a Conversion Price of 125% of the closing price on the day prior to the Issuance Date (date of funding) with warrant coverage at 50% up to $1,000,000; including convertible promissory notes (each, a “Convertible Note” or collectively, the “Convertible Notes”), and a common stock purchase warrants (each, a “Warrant”, or collectively, the “Warrants”) to purchase shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) which include specific registration rights (“Registration Rights”), directly to one or more investors (each, an “Investor” and, collectively, the “Investors”) through the Univest. If the “Conversion Price” on the six (6) month anniversary of the Issuance Date is lower than the Conversion Price on the Issuance Date, then the Conversion Price shall be adjusted downward to the VWAP of the Common Stock for the five (5) consecutive Trading Days immediately preceding the six (6) month anniversary date.

Additional sales of unregistered securities with certain option holders and investors not placed by Univest, in the aggregate amount of $650.000 occurred during the calendar year of 2024. The terms for these investors was identical to those offered in the Univest placement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table shows information with respect to the beneficial ownership of our common stock as of December 31, 2023, for:

●	each person known to us to own beneficially 5% or more of our outstanding common stock;

●	each of our directors or director nominees;

●	each of our NEOs; and

●	all of our directors and executive officers as a group.

As of December 31, 2023, there were 2,596,493 shares of our common stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them:

The amounts and percentages of shares beneficially owned are reported based on SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

DIRECTORS, NAMED EXECUTIVE OFFICERS AND STOCKHOLDERS (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF COMMON STOCK OUTSTANDING
OFFICERS AND DIRECTORS
Matthew McGahan, CEO, Director	-0-	-0-
Robert Stubblefield, CFO	25,000	.865%
Gregory Potts, COO	25,000	.865%
Barney Battles, Director	-0-	-0-
Christopher Gooding, Director	-0-	-0-
Paul S. Jordan, Director	-0-	-0-
Tamer T. Hassan, Director	-0-	-0-
5% STOCKHOLDERS
Matt Clemenson(2)	314,474	10.8%
DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (SEVEN PERSONS)	50,000	1.73%

(1)	The business address of each of these stockholders [was] c/o Lottery.com Inc., 20808 State Hwy 71 W, Unit B, Spicewood, TX 78669.
(2)	Interests shown are held by MC Holdings, LLC (“MC Holdings”). Mr. Clemenson may be deemed to beneficially own the shares held by MC Holdings.

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Equity Compensation Plan Information

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2023.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation plans approved by security holders(1)	—	—	656,918

(1)	Relates to the Lottery.com 2021 and 2023 Incentive Plans.

In connection with the Business Combination, the Board and stockholders approved the Lottery.com 2021 Incentive Plan, which enables the Company to grant non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other share based awards and cash awards to directors, employees, consultants and advisors to improve the ability of the Company to attract and retain key personnel upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.

2023 Equity Incentive Plan

On October 10, 2023, the Board adopted the Lottery.com 2023 Employees’ Directors’ and Consultants Stock Issuance and Option Plan (the “2023 Plan”) under which 500,000 shares of Class A common stock were initially reserved for issuance. The 2023 Plan allows for the issuance of incentive and non-qualified stock options, and restricted stock.

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DESCRIPTION OF SHARE CAPITAL

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value, and 1,000,000 shares of preferred stock, $0.001 par value. As of the date of this prospectus, we had 9,288,154 shares of common stock, and no preferred stock outstanding.

In this offering, we are offering a maximum of up to 50,000,000 Shares of Common Stock. Each Share will be sold at a price of $3.00 per share.

Common Stock

The following description of our common stock is a summary. It is not complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, both as amended, a copy of each of which has been incorporated as an exhibit to the Registration Statement of which this Prospectus forms a part.

We are authorized to issue up to 500,000,000 shares of Common Stock, par value $0.001. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that our Board of Directors, or the Board, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock.

Preferred Stock

The following is a brief summary of our preferred stock and is subject to, and qualified in its entirety by our certificate of incorporation and bylaws, both as amended, a copy of each of which has been incorporated as an exhibit to the Registration Statement of which this Prospectus forms a part.

We are authorized to issue up to 1,000,000 shares of Preferred Stock, par value $0.001. The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Shares immediately following this offering may be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their Common Shares in the secondary market.

Limitations on Liability and Indemnification of Officers and Directors

In accordance with the Delaware General Business Corporations Act and pursuant to the Bylaws of the Company, subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We shall advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below or is not successful on the merits in their defense of the action or proceeding. Indemnification is prohibited unless the individual:

●	Acted honestly and in good faith with a view to our best interests;
●	In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and
●	Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Listing on the NASDAQ Market

Our common stock is listed on NASDAQ under the symbol “LTRY” and our public warrants are listed on NASDAQ under the symbol “LTRYW”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock in the United States is Continental Stock and Transfer Trust, 1 State Street 30th Floor, New York, NY 10004.

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CERTAIN TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Common Shares, including the Common Shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any local, state, foreign, or other taxing jurisdiction.

The Company is a corporation and expects to be taxed for U.S. income tax purposes as such. We and our Investors will be subject to U.S. federal income tax and may also be subject to state and local income tax taxes in states and localities in which we are deemed to be doing business. Except where we reference specific states, this discussion does not cover state or local income tax consequences you may incur in connection with your investment.

Except as to disclosure of the Company’s withholding and reporting requirements under U.S. income tax law as to possible payments to be made to holders of our Shares presented herein, this Prospectus does not otherwise address any of the other applicable aspects of U.S. federal income taxation that may be relevant to you, including, the federal income tax ramifications as to the purchase, ownership or disposition of the Shares. This summary is not tax advice. The tax treatment of a holder will vary depending upon the holder’s particular situation. Accordingly, this summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an Investor’s decision to purchase our Shares, nor any tax consequences arising under the laws of any state, locality or foreign jurisdiction.

You are urged to consult your own tax advisors as to the specific tax consequences of purchasing, owning and disposing of any Shares, including any federal, state or local tax consideration.

No ruling has been or will be requested from the Internal Revenue Service regarding any matter affecting our Investors or us. Tax benefits should not be considered a primary investment feature of our Shares. Opinions and statements made in this Prospectus may not be sustained by a court if contested by the Internal Revenue Service. Any challenge of this sort by the Internal Revenue Service could materially adversely impact your investment in our Units. Additionally, the costs of any challenge by the Internal Revenue Service will be borne by our Investors, whether directly or indirectly. An investment in us may be materially modified by future legislative or administrative changes or future court decisions. Such changes and decisions may be subject to retroactive application.

We strongly urge you to consider ongoing developments in this uncertain area and to consult your own tax advisors in assessing the risks of investment in Units.

U.S. Income Tax Withholding

To ensure collection of U.S. income tax, the payor of fixed or determinable annual or periodic income from U.S. sources to any nonresident alien individual or foreign partnership, trust, estate, or Company is required to withhold taxes. Respective to any distributions in respect of Securities, therefore, we would be deemed to be a payor.

A payee, on the other hand, is defined as the person to whom a payment is made, regardless of whether such person is the beneficial owner of the amount paid. A foreign payee is a payee who is a foreign person, while a U.S. payee is a U.S. person. The determination of the withholding agent concerning the status of the payee (U.S. or foreign) and the characteristics of a payee, such as whether the payee is a beneficial owner or intermediary, or an individual, Company or flow-through payee, is made on the basis of a withholding certificate that is a Form W-8, a Form 8233 (indicating foreign status of the payee or beneficial owner) or a Form W-9 (indicating U.S. status of the payee).

A nonresident alien is generally defined as an individual whose residence is not within the United States and who is not a citizen of the United States. However, an alien who meets either the lawful permanent residence test (i.e., the green card test) or the substantial presence test for the calendar year is considered a U.S. resident. An alien is a resident alien for a calendar year if he or she is a lawful permanent resident at any time during the calendar year. Under the substantial presence test, an alien is a resident alien if he or she has been present in the United States for at least 31 days during the current year and at least 183 days during the three-year period that includes the current year.

Generally, a person that makes a payment of U.S. source interest, dividends, royalties, and certain other types of income to a foreign person, such as Company payments that may be paid in respect of the Securities, must deduct and withhold 30 percent from the payment. A lower rate of withholding may apply under the Code, the regulations, or an income tax treaty. Under the Code, a withholding agent, in the case of the Company either the Company or its designee, must make an income tax return on Form 1042, Annual Withholding Tax Return for U.S. Source Income of Foreign Persons, reporting the tax withheld and also must file an information return reporting the amounts on Form 1042-S, Foreign Person’s U.S. Source Income Subject to Withholding.

Payors of interest, dividends, royalties, gross proceeds from the sales of securities, and other fixed or determinable income must report payments on the appropriate Form 1099 series form, unless an exception applies. It is not certain how income, if any, to be paid in respect of the Company’s Shares would be classified, albeit that we believe same would be deemed dividends. Payment information regarding U.S. taxpayers is generally reportable on a Form 1099 series form, and the Company will be required to obtain a Form W-9 from any U.S. taxpayer purchasers. Form W-9, Request for Taxpayer Identification Number (“TIN”) and Certification is used to determine whether to treat a payee or beneficial owner as a U.S. person. A payee must certify that he or she is a U.S. person (including a U.S. resident alien). Form W-9 will require that the purchaser of our Units provide his or her TIN and certify that he or she is a U.S. person or a U.S. resident alien. If the Company would not receive a Form W-9, it must generally backup withhold at a 24-percent rate for tax years beginning after December 31, 2017, and before January 1, 2026, and report the payment on Form 1099. Collected backup withholding amounts, if any, must be reported on Form 945, Annual Return of Withheld Federal Income Tax.

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An exception to the Form 1099 reporting provisions applies if the payee is a foreign person. A payor can treat a person as a “foreign person” if the payor can reliably associate the payment with documentation that establishes that the person is a foreign beneficial owner of the income or a foreign payee. A foreign person may not use Form W-9 to furnish his or her taxpayer identification number to a payor. Rather, foreign payees must use the appropriate Form W-8. The IRS Form W-8 series of forms is made up of certificates that are used to establish foreign status. A payor does not have to backup withhold on payments to foreign beneficial owners or foreign payees because backup withholding applies only to amounts that the payor must report on Form 1099.

Generally, all nonresident aliens and foreign corporations, foreign partnerships, and foreign trusts and estates, that have income from sources within the United States, not effectively connected with the conduct of a trade or business within the United States, will be subject to withholding at a rate of 30 percent unless a lower treaty rate applies.

The Form W-8 series of IRS forms are certificates provided to withholding agents to establish foreign status. In this context, the Company, or its third-party designee, would be the “withholding agent.” Non-

U.S. taxpayer Investors will be required to provide us or our designee with one of Form W- 8BEN, W-8BEN-E or W-8ECI depending on Investor status. Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (Individuals) is used exclusively by individuals and should be provided to the Company or its designee, as applicable, as the withholding agent or payer by a beneficial owner to claim foreign status, claim beneficial ownership of income and, if applicable, claim a reduced rate of or exemption from withholding.

Form W-8BEN-E, Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities) allows an entity to certify as to its status as a beneficial owner or payee for purposes of Chapter 3 and Chapter 61 of the Code, as well as to its status under Chapter 4 of the Code, as a payee or account holder of a foreign financial entity. The form can also be used by a beneficial owner to seek a reduced rate of withholding under a treaty.

Form W-8ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States, form should be used to establish foreign status, claim beneficial ownership and claim that income is effectively connected with the conduct of a trade or business in the United States. We believe, but have not endeavored to obtain any formal ruling of the IRS confirming same, nor do we anticipate doing so, that any amounts paid to holders of our Securities will be classified as income effectively connected income with a United States trade or business for these purposes.

WE URGE YOU TO CONSULT AND RELY UPON YOUR OWN TAX ADVISOR WITH RESPECT TO YOUR OWN TAX SITUATION, POTENTIAL CHANGES IN APPLICABLE LAWS AND REGULATIONS AND THE FEDERAL AND STATE CONSEQUENCES ARISING FROM AN INVESTMENT IN THE SHARES. THE COST OF THE CONSULTATION COULD, DEPENDING ON THE AMOUNT CHARGED TO YOU, DECREASE ANY RETURN ANTICIPATED ON YOUR INVESTMENT. NOTHING IN THIS PROSPECTUS IS OR SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE TO ANY SPECIFIC INVESTOR, AS INDIVIDUAL CIRCUMSTANCES MAY VARY. THIS FEDERAL INCOME TAX CONSEQUENCES SECTION OF THIS PROSPECTUS ONLY PROVIDES THE CURRENT STATE OF TAX LAWS. YOU SHOULD BE AWARE THAT THE INTERNAL REVENUE SERVICE MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY US AND THAT LEGISLATIVE, ADMINISTRATIVE OR COURT DECISIONS MAY REDUCE OR ELIMINATE YOUR ANTICIPATED TAX BENEFITS.

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LEGAL MATTERS

Cutler Law Group, P.C. has opined upon the validity of our Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated balance sheet as of December 31, 2023 and 2022, and consolidated balance sheet for the six months ended June 30, 2024 and related consolidated statements of operations, Shareholders’ equity, and cash flows are incorporated into this prospectus and in the registration statement by reference and have been incorporated in reliance on the reports of Yusufali & Associates, LLC, independent registered public accounting firms, included herein, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed this registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://www.lottery.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

89

LOTTERY.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
	(UNAUDITED)	(AUDITED)
ASSETS

Current assets:
Cash	$27,952	$359,826
Accounts receivable	240,135	24,241
Prepaid expenses	19,049,284	19,020,159
Other current assets	1,169,083	907,632
Total current assets	20,486,454	20,311,858

Notes receivable	2,000,000	2,000,000
Investments	250,000	250,000
Goodwill	11,227,491	11,227,491
Intangible assets, net	15,226,072	17,681,874
Property and equipment, net	15,350	21,309
Other long-term assets	12,884,686	12,884,686
Total assets	$62,090,053	$64,377,218

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$8,076,646	$7,991,802
Deferred revenue	303,572	357,143
Notes payable - current	6,991,654	6,026,669
Accrued interest	1,075,244	858,875
Accrued and other expenses	11,782,534	11,359,616
Other liabilities	1,167,111	1,167,111
Total current liabilities	29,396,761	27,761,216

Long-term liabilities:
Convertible debt, net - non current	-	-
Other long-term liabilities	-	-
Total long-term liabilities	-	-
Commitments and contingencies (Note 13)	-	-
Total liabilities	29,396,761	27,761,216

Equity
Controlling Interest
Preferred Stock, par value $0.001, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, par value $0.001, 500,000,000 shares authorized, 7,446,972 and 2,877,045 issued and outstanding June 30, 2024 and December 31, 2023, respectively	7,447	2,877
Additional paid-in capital	277,489,875	269,690,569
Accumulated other comprehensive loss	(51,595)	(91,667)
Accumulated deficit	(246,784,505)	(235,106,206)
Total Lottery.com Inc. stockholders’ equity	30,661,222	34,495,573
Noncontrolling interest	2,032,070	2,120,429
Total Equity	32,693,292	36,616,002

Total liabilities and stockholders’ equity	$62,090,053	$64,377,218

The accompanying notes are an integral part of these conensed consolidated financial statements.

F-1

LOTTERY.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue	$256,997	$655,344	$516,317	$1,275,573
Cost of revenue	45,570	95,683	129,357	130,830
Gross profit	211,427	559,661	386,960	1,144,743

Operating expenses:
Personnel costs	1,789,986	1,306,007	2,774,665	2,563,441
Professional fees	2,305,847	1,112,310	5,509,896	1,852,238
General and administrative	674,543	964,502	971,194	1,301,830
Depreciation and amortization	1,330,745	1,392,158	2,615,728	2,797,638
Total operating expenses	6,101,121	4,774,977	11,871,483	8,515,147
Income (loss) from operations	(5,889,694)	$(4,215,316)	(11,484,523)	$(7,370,404)

Other expenses
Interest (income) expense	121,815	41,142	224,031	41,165
Other (income) expense	(43,992)	(399)	8,684	58,472
Total other expenses (income), net	77,823	40,743	232,715	99,637

Net loss before income tax	$(5,967,517)	$(4,256,059)	$(11,717,238)	$(7,470,041)
Income tax expense (benefit)	4,150	-	8,300
Net loss	(5,971,667)	(4,256,059)	(11,725,538)	(7,470,041)

Other comprehensive loss
Foreign currency translation adjustment, net	46,971	(34,256)	149,185	(148,351)
Comprehensive loss	(5,924,696)	(4,290,315)	(11,576,353)	(7,618,392)

Net income attributable to noncontrolling interest	(44,625)	72,227	(101,946)	139,867
Net loss attributable to Lottery.com Inc.	(5,969,321)	(4,218,088)	(11,678,299)	(7,478,525)

Net loss per common share
Basic and diluted	$(1.47)	$(1.67)	$(2.65)	$(2.96)

Weighted average common shares outstanding
Basic and diluted	4,068,795	2,527,045	4,408,843	2,527,045

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

LOTTERY.COM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY (UNAUDITED)

For the Six Months Ended June 30, 2024 and 2023

						Total
					Accumulated	AutoLotto
			Additional		Other	Inc.		Total
	Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders’	Noncontrolling	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Equity	Interest	Equity
Balance as of December 31, 2022	2,527,045	2,527	267,597,370	(208,187,210)	3,622	59,416,309	2,400,176	61,816,485
Stock based compensation			358,349			358,349		358,349
Other comprehensive loss					(114,095)	(114,095)		(114,095)
Net loss				(3,260,437)		(3,260,437)	(67,640)	(3,328,077)
Balance as of March 31, 2023	2,527,045	$2,527	$267,955,719	$(211,447,647)	(110,473)	$56,400,126	$2,332,536	$58,732,662

Stock based compensation			358,349			358,349		358,349
Other comprehensive loss					(32,256)	(34,256)		(34,256)
Net loss				(4,218,088)		(4,218,088)	(72,226)	(4,290,314)

Balance as of June 30, 2023	2,527,045	2,527	268,314,068	(215,665,735)	(144,729)	52,506,131	2,260,310	54,766,441

Balance as of December 31, 2023	2,877,045	$2,877	$269,690,569	$(235,106,206)	(67,024)	$34,520,216	$2,120,429	$36,640,645
Stock based compensation	1,851,277	1,851	3,652,273			3,704,475		475
Other comprehensive loss					16,673	16,673		16,673
Net loss				(5,708,979)		(5,708,979)	(43,735)	(5,752,7149
Balance as of March 31, 2024	4,728,322	4,728	273,342,842	(240,815,185)	(50,351)	32,532,385	2,076,694	34,609,079

Stock based compensation	2,613,210	2,613	4,009,542			(4,012,156)		(4,012,156)
Conversion of debt to stock	105,440	105	137,491			137,596		137,596
Other comprehensive loss					(51,595)	(51,595)		(51,595)
Net loss				(5,969,320)		(5,969,320)	(44,624)	(6,013,944)
Balance as of June 30, 2024	7,446,972	7,447	277,489,875	(246,784,505)	(101,946)	30,661,222	2,032,070	32,693,292

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

LOTTERY.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Six Months Ended June 30, 2024 and 2023

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss attributable to Lottery.com Inc.	$(11,678,299)	$(7,478,525)
Adjustments to reconcile net income to net cash used in operating activities:
Loss Attributable to noncontrolling interest	(88,359)	(139,866)
Depreciation and amortization	2,615,728	2,796,518
Common stock granted for compensation and as payment in lieu of cash payments for accrued liabilities	7,530,796	716,699

Changes in assets and liabilities:
Accounts receivable	(215,894)	39,165
Prepaid expenses	(29,125)	17,158
Other current assets	(261,451)	(41,630)
Trade payables	84,844	186,659
Accrued and other expenses	432,918	2,639,348
Deferred revenue	(53,571)	(53,572)
Other liabilities	-	616,556
Accrued interest	216,369	528
Other long-term liabilities	-	125,000
Net cash (used in) provided by operating activities	(1,446,044)	(575,962)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	-
Purchase of intangibles	-	-
Net cash used in investing activities	-	-
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible debt	964,985	675,906
Net cash (used in) provided by financing activities	964,985	675,906
Net effect of exchange rate changes on Cash	149,185	(148,351)
NET CHANGE IN NET CASH AND RESTRICTED CASH	(331,874)	(48,407)
CASH AND RESTRICTED CASH - BEGINNING OF YEAR	359,826	102,766
CASH AND RESTRICTED CASH - END OF PERIOD	$27,952	$54,359
Supplemental Disclosure of Cash Flow Information:
Interest paid in cash	$-	$-
Taxes paid in cash	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

LOTTERY.COM INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2024

Note 1. Nature of Operations

Description of Business

Lottery.com Inc. (formerly Trident Acquisitions Corp) (“TDAC”, “Lottery.com” or “the Company”), was formed as a Delaware corporation on March 17, 2016. On October 29, 2021, we consummated a business combination (the “Business Combination”) with AutoLotto, Inc. (“AutoLotto”). Following the closing of the Business Combination (the “Closing”) we changed our name from “Trident Acquisitions Corp.” to “Lottery.com Inc.” and the business of AutoLotto became our business. In connection with the Business Combination the Company moved its headquarters from New York, New York to Spicewood, Texas.

The Company is a leading provider of domestic and international lottery products and services. As an independent third-party lottery game service, the Company offers a platform that it developed and operates to enable the remote purchase of legally sanctioned lottery games in the U.S. and abroad (the “Platform”). The Company’s revenue generating activities are focused on (i) offering the Platform via the Lottery.com app and our websites to users located in the U.S. and international jurisdictions where the sale of lottery games is legal and our services are enabled for the remote purchase of legally sanctioned lottery games (our “B2C Platform”); (ii) offering an internally developed, created and operated business-to-business application programming interface (“API”) of the Platform to enable commercial partners in permitted U.S. and international jurisdictions to purchase certain legally operated lottery games from the Company and resell them to users located within their respective jurisdictions (“B2B API”); and (iii) delivering global lottery data, such as winning numbers and results, and sports data, such as scores and statistics, to commercial digital subscribers and provide access to other proprietary, anonymized transaction data pursuant to multi-year contracts (“Data Service”).

As a provider of lottery products and services, the Company is required to comply with, and its business is subject to, regulation in each jurisdiction in which the Company offers the B2C Platform, or a commercial partner offers users access to lottery games through the B2B API. In addition, it must also comply with the requirements of federal and other domestic and foreign regulatory bodies and governmental authorities in jurisdictions in which the Company operates or with authority over its business. The Company’s business is additionally subject to multiple other domestic and international laws, including those relating to the transmission of information, privacy, security, data retention, and other consumer focused laws, and, as such, may be impacted by changes in the interpretation of such laws.

On June 30, 2021, the Company acquired an interest in Medios Electronicos y de Comunicacion, S.A.P.I de C.V. (“Aganar”) and JuegaLotto, S.A. de C.V. (“JuegaLotto”). Aganar has been operating in the licensed iLottery market in Mexico since 2007 as an online retailer of Mexican National Lottery draw games, instant digital scratch-off games and other games of chance. JuegaLotto is licensed by the Mexican federal regulatory authorities to sell international lottery games in Mexico.

On July 28, 2022, the Board determined that the Company did not currently have sufficient financial resources to fund its operations or pay certain existing obligations, including its payroll and related obligations and effectively ceased its operations furloughing certain employees effective July 29, 2022 (the “Operational Cessation”). Subsequently, the Company has had minimal day-to-day operations and has primarily focused on restarting certain aspects of its core businesses (the “Plans for Recommencement of Company Operations”).

On April 25, 2023, as part of the Plans for Recommencement of Company Operations, the Company resumed its ticket sales operations on a limited basis to support its affiliate partners through its Texas retail network.

F-5

Note 2. Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned operating subsidiaries. Any reference in these notes to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). All intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and classification of liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

Pursuant to the requirements of the Financial Accounting Standards Board’s ASC Topic 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. This evaluation does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented or are not within control of the Company as of the date the financial statements are issued. When substantial doubt exists under this methodology, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued.

In connection with the Company’s Operational Cessation, the Company has experienced recurring net losses and negative cash flows from operations and has an accumulated deficit of approximately $247 million and working capital of approximately negative $8.9 million on June 30, 2024. For the quarter ended June 30, 2024, the company sustained a loss of $5.9 million. For the year ending December 31, 2023 the company sustained a net loss of $25.5 million. The Company sustained a loss from operations of $ 60.0 million and $53.0 million for the years ending December 31, 2022, and 2021, respectively. Subsequently, the Company sustained additional operating losses and anticipates additional operating losses for the next twelve months. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has historically funded its activities almost exclusively from debt and equity financing. Management’s plans in order to meet its operating cash flow requirements include financing activities such as private placements of its common stock, preferred stock offerings, and issuances of debt and convertible debt. Although Management believes that it will be able to continue to raise funds by sale of its securities to provide the additional cash needed to meet the Company’s obligations as they become due beginning with a loan agreement the Company entered into with United Capital Investments Ltd. (“UCIL”) on July 21, 2023, the Plans for Recommencement of Company Operations require substantial funds to implement and there is no assurance that the Company will be able to continue raising the required capital.

The Company’s ability to continue as a going concern for the next twelve months from the issuance of these financial statements depends on its ability to execute the business plan for the relaunch of its core business, the successful monetization of Sports.com, and keeping expenditures in line with available operating capital. Such conditions raise substantial doubt about the Company’s ability to continue as a going concern.

F-6

Impact of Trident Acquisition Corp. Business Combination

We accounted for the October 29, 2021 Business Combination as a reverse recapitalization whereby AutoLotto was determined as the accounting acquirer and Trident Acquisition Corp. (“TDAC”) as the accounting acquiree. This determination was primarily based on:

●	former AutoLotto stockholders having the largest voting interest in Lottery.com Inc. (“Lottery.com”);

●	the board of directors of Lottery.com having 7 members, and AutoLotto’s former stockholders having the ability to nominate the majority of the members of the board of directors;

●	AutoLotto management continuing to hold executive management roles for the post-combination company and being responsible for the day-to-day operations;

●	the post-combination company assuming the Lottery.com name;

●	Lottery.com maintaining the pre-existing AutoLotto headquarters; and the intended strategy of Lottery.com being a continuation of AutoLotto’s strategy.

Accordingly, the Business Combination was treated as the equivalent of AutoLotto issuing stock for the net assets of TDAC, accompanied by a recapitalization. The net assets of TDAC are stated at historical cost, with no goodwill or other intangible assets recorded.

While TDAC was the legal acquirer in the Business Combination, because AutoLotto was determined as the accounting acquirer, the historical financial statements of AutoLotto became the historical financial statements of the combined company, upon the consummation of the Business Combination. As a result, the financial statements included in the accompanying consolidated financial statements reflect (i) the historical operating results of AutoLotto prior to the Business Combination; (ii) the combined results of the Company and AutoLotto following the closing of the Business Combination; (iii) the assets and liabilities of AutoLotto at their historical cost; and (iv) the Company’s equity structure for all periods presented.

In connection with the Business Combination transaction, we have converted the equity structure for the periods prior to the Business Combination to reflect the number of shares of the Company’s common stock issued to AutoLotto’s stockholders in connection with the recapitalization transaction. As such, the shares, corresponding capital amounts and earnings per share, as applicable, related to AutoLotto convertible preferred stock and common stock prior to the Business Combination have been retroactively converted by applying the exchange ratio established in the Business Combination.

Non-controlling Interest

Non-controlling interest represents the proportionate ownership of Aganar and JuegaLotto, held by minority members and reflect their capital investments as well as their proportionate interest in subsidiary losses and other changes in members’ equity, including translation adjustments.

Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing operating performance. Under the provisions of ASC 280, Segment Reporting, the Company is not organized around specific services or geographic regions. The Company operates in one service line, providing lottery products and services.

F-7

We determined that our Chief Financial Officer is the Chief Operating Decision Maker, and he uses financial information, business prospects, competitive factors, operating results and other non-U.S. GAAP financial ratios to evaluate our performance, which is the same basis on which our results and performance are communicated to our Board of Directors. Based on the information described above and in accordance with the applicable literature, management has concluded that we are organized and operated as one operating and reportable segment on a consolidated basis for each of the periods presented.

Concentration of Credit Risks

Financial instruments that are potentially subject to concentrations of credit risk are primarily cash. Cash holdings are placed with major financial institutions deemed to be of high-credit-quality in order to limit credit exposure. The Company maintains deposits and certificates of deposit with banks which may exceed the Federal Deposit Insurance Corporation (“FDIC”) insured limit and money market accounts which are not FDIC insured. In addition, deposits aggregating approximately $12,970 on June 30, 2024 are held in foreign banks. Management believes the risk of loss in connection with these accounts is minimal.

Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions to determine the reported amounts of assets, liabilities, revenue and expenses. Although management believes these estimates are reasonable, actual results could differ from these estimates. The Company evaluates its estimates on an ongoing basis and prepares its estimates on historical experience and other assumptions the Company believes to be reasonable under the circumstances.

Reclassifications

Certain balances have been reclassified in the accompanying consolidated financial statements to conform to the current year presentation. These reclassifications had no effect on the balances of current or total assets and prior year’s net loss or accumulated deficit.

Foreign currency translation

Assets and liabilities of subsidiaries operating outside the United States with a functional currency other than U.S. Dollars are translated into U.S. Dollars using period-end exchange rates. Sales, costs and expenses are translated at the average exchange rates in effect during the reporting period. Foreign currency translation gains and losses are included as a component of accumulated other comprehensive income (loss).

Cash and Restricted Cash

As of June 30, 2024 and December 31, 2023, cash was comprised of cash deposits. From time-to-time cash deposits with some banks may exceed federally insured limits with the majority of cash held in one financial institution. Management believes all financial institutions holding its cash are of high credit quality and does not believe the Company is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

The Company had no marketable securities as of June 30, 2024 and December 31, 2023.

F-8

Accounts Receivable

The Company through its various merchant providers pre-authorizes forms of payment prior to the sale of digital representation of lottery games to minimize exposure to losses related to uncollected payments and does not extend credit to the user of the B2C Platform or the commercial partner of the B2B API, which are its customers, in the normal course of business. The Company estimates its bad debt exposure each period and records a bad debt provision for accounts receivable it believes it may not collect in full. The Company increased its allowance for uncollectible receivables as of June 30, 2024 by $6,750. At June 30, 2024 and December 31, 2023 the allowance for uncollectible receivables was $104,270 and  $97,520, respectively. The Company has not incurred bad debt expense historically.

Prepaid Expenses

Prepaid expenses consist of payments made on contractual obligations for services to be consumed in future periods. The Company entered into an agreement with a third party to provide advertising services and issued equity instruments as compensation for the advertising services (“Prepaid advertising credits”). The Company expenses the service as it is performed by the third party. The value of the services provided were used to value these contracts, except for the year ended December 31, 2021 the Company reserved for potential inability to realize $2,000,000 of prepaid advertising credits in future periods. The current portion of prepaid expenses is included in current assets on the consolidated balance sheets. The Company has remaining prepaid expenses of $19,049,284 and $19,020,159 on June 30, 2024 and December 31, 2023, respectively.

Investments

On August 2, 2018, AutoLotto purchased 186,666 shares of Class A-1 common stock of a third-party business development partner representing 4% of the total outstanding shares of the company. As this investment resulted in less than 20% ownership, it was accounted for using the cost basis method.

Property and equipment, net

Property and equipment are stated at cost. Depreciation and amortization are generally computed using the straight-line method over estimated useful lives ranging from three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset. Routine maintenance and repair costs are expensed as incurred. The costs of major additions, replacements and improvements are capitalized. Gains and losses realized on the sale or disposal of property and equipment are recognized or charged to other expense in the consolidated statement of operations.

Depreciation of property and equipment is computed using the straight-line method over the following estimated useful lives:

Computers and equipment	3 years
Furniture and fixtures	5 years
Software	3 years

Leases

Right-of-use assets (“ROU assets”) represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Variable lease payments are not included in the calculation of the right-of-use asset and lease liability due to uncertainty of the payment amount and are recorded as lease expense in the period incurred. As most of the leases do not provide an implicit rate, the Company used its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Otherwise, the implicit rate was used when readily determinable. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Under the available practical expedient, the Company accounts for the lease and non-lease components as a single lease component for all classes of underlying assets as both a lessee and lessor. Further, management elected a short-term lease exception policy on all classes of underlying assets, permitting the Company to not apply the recognition requirements of this standard to short-term leases (i.e. leases with terms of 12 months or less).

F-9

Internal Use Software Development

Software development costs incurred internally to develop software programs to be used solely to meet our internal needs and applications are capitalized once the preliminary project stage is complete and it is probable that the project will be completed and the software will be used to perform the intended function. Additionally, we capitalize qualifying costs incurred for upgrades and enhancements to existing software that result in additional functionality. Costs related to preliminary project planning activities, post-implementation activities, maintenance and minor modifications are expensed as incurred. Internal-use software development costs are amortized on a straight-line basis over the estimated useful life of the software.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the cost of assets acquired over the fair value of the net assets at the date of acquisition. Intangible assets represent the fair value of separately recognizable intangible assets acquired in connection with the Company’s business combinations. The Company evaluates its goodwill and other intangibles for impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred in accordance with the provisions of ASC 350, “Goodwill and Other Intangible Assets”.

Revenue Recognition

Under the new standard, Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, the Company recognizes revenues when the following criteria are met: (i) persuasive evidence of a contract with a customer exists; (ii) identifiable performance obligations under the contract exist; (iii) the transaction price is determinable for each performance obligation; (iv) the transaction price is allocated to each performance obligation; and (v) when the performance obligations are satisfied. Revenues are recognized when control of the promised goods or services is transferred to the customers in an amount that reflects the consideration expected to be entitled to in exchange for those goods or services.

Lottery game revenue

Items that fall under this revenue classification include:

Lottery game sales

The Company’s performance obligations of delivering lottery games are satisfied at the time in which the digital representation of the lottery game is delivered to the user of the B2C Platform or the commercial partner of the B2B API, therefore, are recognized at a point in time. The Company receives consideration for lottery game sales at the time of delivery to the customer, which may be the user or commercial partner, as applicable. There is no variable consideration related to lottery game sales. As each individual lottery game delivered represents a distinct performance obligation and consideration for each game sale is fixed, representing the standalone selling price, there is no allocation of consideration necessary.

In accordance with Accounting Standards Codification (“ASC”) 606, the Company evaluates the presentation of revenue on a gross versus net basis dependent on if the Company is a principal or agent. In making this evaluation, some of the factors that are considered include whether the Company has control over the specified good or services before they are transferred to the customer. The Company also assesses if it is primarily responsible for fulfilling the promise to provide the goods or services, has inventory risk, and has discretion in establishing the price. For all of the Company’s transactions, management concluded that gross presentation is appropriate, as the Company is primarily responsible for providing the performance obligation directly to the customers and assumes fulfillment risk of all lottery game sales as it retains physical possession of lottery game sales tickets from time of sale until the point of redemption. The Company also retains inventory risk on all lottery game sales tickets as they would be responsible for any potential winnings related to lost or unredeemable tickets at the time of redemption. Finally, while states have the authority to establish lottery game sales prices, the Company can add service fees to ticket prices evidencing its ability to establish the ultimate price of the lottery tickets being sold.

F-10

Other associated revenue

The Company’s performance obligations in agreements with certain customers are to provide a license of intellectual property related to the use of the Company’s tradename for marketing purposes by partners of the Company. Customers pay a license fee up front. The transaction price is deemed to be the license issue fee stated in the contract. The license offered by the Company represents a symbolic license which provides the customer with the right to use the Company’s intellectual property on an ongoing basis with continued support throughout the term of the contract in the form of ongoing maintenance of the underlying intellectual property. There is no variable consideration related to these performance obligations.

Arrangements with multiple performance obligations

The Company’s contracts with customers may include multiple performance obligations. For such arrangements, management allocates revenue to each performance obligation based on its relative standalone selling price. Management generally determines standalone selling prices based on the prices charged to customers.

Deferred Revenue

The Company records deferred revenue when cash payments are received or due in advance of any performance, including amounts which are refundable.

Payment terms vary by the type and location of the customer and the products or services offered. The term between invoicing and when payment is due is not significant. For certain products or services and customer types, management requires payment before the products or services are delivered to the customer.

Contract Assets

Given the nature of the Company’s services and contracts, it has no contract assets.

Taxes

Taxes assessed by a governmental authority that are both imposed on and concurrent with specific revenue-producing transactions, that are collected by us from a customer, are excluded from revenue.

Cost of Revenue

Cost of revenue consists primarily of variable costs, comprising (i) the cost of procurement of lottery games, minus winnings to users, additional expenses related to the sale of lottery games, including, commissions, affiliate fees and revenue shares; and (ii) payment processing fees on user fees, including chargebacks imposed on the Company. Other non-variable costs included in cost of revenue include affiliate marketing credits acquired on a per-contract basis.

Stock-based Compensation

Effective October 1, 2019, the Company adopted ASU 2018-07, Compensation - “Stock Compensation (Topic 718): Improvements to Nonemployee Share-based Payment Accounting” (“ASC 718”), which addresses aspects of the accounting for nonemployee share-based payment transactions and accounts for share-based awards to employees in accordance with ASC 718, Stock Compensation. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method.

F-11

Income Taxes

For both financial accounting and tax reporting purposes, the Company reports income and expenses based on the accrual method of accounting.

For federal and state income tax purposes, the Company reports income or loss from their investments in limited liability companies on the consolidated income tax returns. As such, all taxable income and available tax credits are passed from the limited liability companies to the individual members. It is the responsibility of the individual members to report the taxable income and tax credits, and to pay any resulting income taxes. Therefore, the income and losses incurred by the limited liability companies have been consolidated in the Company’s tax return and provision based upon its relative ownership.

Income taxes are accounted for in accordance with ASC 740, “Income Taxes” (“ASC 740”), using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for those deferred tax assets for which it is more likely than not that the related benefit will not be realized.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (i) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position; and (ii) for those tax positions that meet the more likely than not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company’s policy is to recognize interest and penalties related to the underpayment of income taxes as a component of income tax expense or benefit. To date, there have been no interest or penalties charged in relation to the unrecognized tax benefits.

Generally, the taxing authorities can audit the previous three years of tax returns and in certain situations audit additional years. For federal tax purposes, the Company’s 2020 through 2023 tax years generally remain open for examination by the tax authorities under the normal three-year statute of limitations. For state tax purposes, the Company’s 2019 through 2023 tax years remain open for examination by the tax authorities under the normal four-year statute of limitations.

Fair Value of Financial Instruments

The Company determines the fair value of its financial instruments in accordance with the provisions of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), which establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

●	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

●	Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability

●	Level 3 - Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect our own estimates of assumptions that market participants would use in pricing the asset or liability.

Determination of fair value and the resulting hierarchy requires the use of observable market data whenever available.

F-12

The classification of an asset or liability in the hierarchy is based upon the lowest level of input that is significant to the measurement of fair value.

Fair value of stock options and warrants

Management uses the Black-Scholes option-pricing model to calculate the fair value of stock options and warrants. Use of this method requires management to make assumptions and estimates about the expected life of options and warrants, anticipated forfeitures, the risk-free rate, and the volatility of the Company’s share price. In making these assumptions and estimates, management relies on historical market data.

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and other (Topic 350) (“ASU 2017-04”). ASU 2017-04 simplifies the accounting for goodwill impairment and removes Step 2 of the goodwill impairment test. Goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value limited to the total amount of goodwill allocated to that reporting unit. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. The same one-step impairment test will be applied to goodwill at all reporting units, even those with zero or negative carrying amounts. The amendments in this ASU are effective for goodwill impairment tests in fiscal years beginning after December 15, 2021, and early adoption is permitted. The Company is currently evaluating this new standard and management does not currently believe it will have a material impact on its consolidated financial statements, depending on the outcome of future goodwill impairment tests.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Adoption of ASU 2016-13 will require the Company to use forward-looking information to formulate its credit loss estimates. ASU 2016-13 is effective for annual reporting periods beginning after December 15, 2022, and early adoption is permitted. The Company is currently evaluating this new standard and currently does not expect it to have a significant impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU2019-12”). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 in Generally Accepted Accounting Principles. ASU 2019-12 is effective for annual reporting periods beginning after December 15, 2021, and early adoption is permitted. The Company is currently evaluating this new standard and currently does not expect it to have a significant impact on the Company’s consolidated financial statements.

In October 2020, the FASB issued ASU No. 2020-09, Debt (Topic 470) (“ASU 2020-09”). ASU 2020-09 amendments to SEC paragraphs pursuant to SEC release NO. 33-10762 amends terms related to Debt Guarantors and Issuers of Guaranteed Securities Registered or to be Registered with the SEC. The Company is currently evaluating the timing of adoption and impact of the updated guidance on its financial statements.

Note 3. Business Combination

TDAC Combination

On October 29, 2021, the Company and AutoLotto consummated the transactions contemplated by the Merger Agreement. At the Closing, each share of common stock and preferred stock of AutoLotto that was issued and outstanding immediately prior to the effective time of the Merger (other than excluded shares as contemplated by the Merger Agreement) was cancelled and converted into the right to receive approximately 3.0058 shares (the “Exchange Ratio”) of Lottery.com. common stock.

F-13

The Merger closing was a triggering event for the Series B convertible notes, of which $63.8 million was converted into 164,426 shares of AutoLotto that were then converted into 488,225 shares of Lottery.com common stock using the Exchange Ratio.

At the Closing, each option to purchase AutoLotto’s common stock, whether vested or unvested, was assumed and converted into an option to purchase a number of shares of Lottery.com common stock in the manner set forth in the Merger Agreement.

The Company accounted for the Business Combination as a reverse recapitalization whereby AutoLotto was determined as the accounting acquirer and TDAC as the accounting acquiree. Refer to Note 2, Summary of Significant Accounting Policies, for further details. Accordingly, the Business Combination was treated as the equivalent of AutoLotto issuing stock for the net assets of TDAC, accompanied by a recapitalization. The net assets of TDAC are stated at historical cost, with no goodwill or other intangible assets recorded.

The accompanying consolidated financial statements and related notes reflect the historical results of AutoLotto prior to the merger and do not include the historical results of TDAC prior to the consummation of Business Combination.

Upon the closing of the transaction, AutoLotto received total gross proceeds of approximately $42,794,000, from TDAC’s trust and operating accounts. Total transaction costs were approximately $9,460,000, which principally consisted of advisory, legal and other professional fees and were recorded in additional paid in capital. Cumulative debt repayments of approximately $11,068,000, inclusive of accrued but unpaid interest, were paid in conjunction with the close, which included approximately $5,475,000 repayment of notes payable to related parties, and approximately $5,593,000 payment of accrued underwriter fees.

Pursuant to the terms of the Business Combination Agreement, the holders of issued and outstanding shares of AutoLotto immediately prior to the Closing (the “Sellers”) were entitled to receive up to 300,000 additional shares of Common Stock (the “Seller Earnout Shares”) and Vadim Komissarov, Ilya Ponomarev and Marat Rosenberg (collectively the “TDAC Founders”) were also entitled to receive up to 200,000 additional shares of Common Stock (the “TDAC Founder Earnout Shares” and, together with the Seller Earnout Shares, the “Earnout Shares”). One of the earnout criteria had not been met by the December 31, 2021 deadline thus no earnout shares were granted specific to that criteria. 150,000 of the Seller Earnout Shares and 100,000 TDAC Founder Earnout Shares were still eligible Earnout Shares until December 31, 2022. The criteria were not met by December 31, 2022 and those earnout shares were not granted. All of the potential earnout shares were forfeited as of December 31, 2022.

Global Gaming Acquisition

On June 30, 2021, the Company completed its acquisition of 100 percent of equity of Global Gaming Enterprises, Inc., a Delaware corporation (“Global Gaming”), which holds 80% of the equity of each of Medios Electronicos y de Comunicacion, S.A.P.I de C.V. (“Aganar”) and JuegaLotto, S.A. de C.V. (“JuegaLotto”). JuegaLotto is federally licensed by the Mexico regulatory authorities with jurisdiction over the ability to sell international lottery games in Mexico through an authorized federal gaming portal and is licensed for games of chance in other countries throughout Latin America. Aganar has been operating in the licensed Lottery market in Mexico since 2007 and is licensed to sell Mexican National Lottery draw games, instant win tickets, and other games of chance online with access to a federally approved online casino and sportsbook gaming license and additionally issues a proprietary scratch lottery game in Mexico under the brand name Capalli. The opening balance of the acquirees have been included in our consolidated balance sheet since the date of the acquisition. Since the acquirees’ financial statements were denominated in Mexican pesos, the exchange rate of 22.0848 pesos per dollar was used to translate the balances.

The net purchase price was allocated to the assets and liabilities acquired as per the table below. Goodwill represents the future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. The fair values of the acquired intangible assets were determined using Level 3 inputs which were not observable in the market.

F-14

The total purchase price of $10,989,691, consisting of cash of $10,530,000 and 687,439 shares of common stock of AutoLotto at $0.67 per share. The total consideration transferred was approximately $10,055,214, reflecting the purchase price, net of cash on hand at Global Gaming and the principal amount of certain loans acquired. The purchase price is for an 80% ownership interest and is therefore grossed up to $13,215,843 to reflect the 20% minority interest in the acquirees. The purchase price was allocated to the identified tangible and intangible assets acquired based on their estimated fair values at the acquisition date as follows:

Cash	$517,460
Accounts receivable, net	34,134
Prepaids	5,024
Property and equipment, net	2,440
Other assets, net	65,350
Intangible assets	8,590,000
Goodwill	4,940,643
Total assets	$14,155,051

Accounts payable and other liabilities	$(387,484)
Customer deposits	(134,707)
Related party loan	(417,017)
Total liabilities	$(939,208)

Total net assets of Acquirees	$13,215,843

Goodwill recognized in connection with the acquisition - is primarily attributed to an anticipated growing lottery market in Mexico that is expected to be achieved from the integration of these Mexican entities. None of the goodwill is expected to be deductible for income tax purposes.

Following are details of the purchase price allocated to the intangible assets acquired.

Category	Fair Value

Customer relationships	$410,000
Gaming licensees	4,020,000
Trade names and trademarks	2,540,000
Technology	1,620,000

Total Intangibles	$8,590,000

Note 4. Property and Equipment, net

Property and equipment, net as of June 30, 2024 and December 31, 2023, consisted of the following:

	June 30, 2024	December 31, 2023

Computers and equipment	$124,678	$124,199
Furniture and fixtures	16,898	16,898
Software	2,026,201	2,026,200
Property and equipment	2,168,297	2,167,297
Accumulated depreciation	(2,152,947)	(2,145,988)
Property and equipment, net	$15,350	$21,309

Depreciation expense for the three months ended June 30, 2024 was $2,831 and was $11,825 for the three months ended June 30, 2023.

F-15

Note 5. Prepaid Expenses

Prepaid expenses consist primarily of advertising credits from two top tier media organizations that operate in the United States. The advertising credits were obtained in return for warrants, shares of common stock and shares of preferred stock. The agreements do not specify a time period for utilizing these credits and there is no requirement to provide cash or other consideration in connection with utilizing them. The balance can be utilized at any time at the mutual consent of the parties. The Company expects to begin utilizing these credits in the second half of 2024 and anticipates fully utilizing all of them by the end of 2025. Accordingly, they are presented as current assets.

Note 6. Notes Receivable

On March 22, 2022, the Company entered into a three-year secured promissory note agreement with a principal amount of $2,000,000. The note bears simple interest at the rate of approximately 3.1% annually, due upon maturity of the note. The note is secured by all assets, accounts, and tangible and intangible property of the borrower and can be prepaid any time prior to its maturity date. As of June 30, 2024, the entire $2,000,000 in principle was outstanding.

This note was received in consideration for a portion of the development work that the Company performed for the borrower who had intended to use the Company’s technology to launch its own online game in a jurisdiction outside the U.S., where the Company is unlikely to operate.

Note 7. Write-Off of Goodwill and Intangibles

As required by ASC 350 Intangibles – Goodwill and Other Impairment and ASC 360 – Impairment Testing: Long-Lived Assets, in connection with preparing the consolidated financial statements for the period ended December 31, 2023, management conducted a review as to whether there are conditions or circumstances that may indicate the impairment of its long-lived assets, goodwill and other indefinite-lived intangible assets.

The Company reviewed the goodwill and intangibles acquired in the acquisitions of TinBu, LLC and Global Gaming Enterprises, Inc., the domain names and software purchased from third parties, and software developed in-house. Each of TinBu, Global Gaming, and Lottery.com is considered a reporting unit for application of the annual review for potential impairment.

The company performed a valuation of each of the reporting units described above, using discounted cash flow methodologies and estimates of fair market value. Given the results of the quantitative assessment, the company determined that the goodwill for the TinBu and Global Gaming reporting units was impaired. For the year ended December 31, 2023, the company recognized goodwill impairment charges of $5.65 million for the TinBu reporting unit and $1.06 million for the Global Gaming reporting unit. The total impairment charges related to goodwill were $6.71 million. In addition, it was determined that there was an impairment of certain intangible assets related to Global Gaming. For the year ended December 31, 2023, the Company recorded impairment charges of $488 thousand to trade names and trademarks and $312 thousand to technology acquired from Global Gaming. The total impairment charges to intangible assets were $800 thousand.

Additionally, in connection with completion of the tax provision for 2023, a transaction which had been recorded for the year ended December 31, 2021 was reevaluated and a decision was made that it should not have been recorded and should be reversed. Specifically, at the end of 2021, a decision was made to increase goodwill related to the acquisition of Global Gaming Enterprises, Inc. due to an incorrect conclusion that “an adjustment should be made to goodwill for the recording of related deferred tax liabilities as the Company released $1.6 million of valuation allowance since the additional deferred tax liabilities represent a future source of taxable income”. This approach improperly accelerated the effects of future amortization of intangible assets related to Global Gaming, resulting in inappropriately releasing part of a valuation allowance for deferred taxes which is not in compliance with GAAP. At that time, the Company recorded an increase to goodwill for Global Gaming and an income tax benefit each in the amount of $1,653,067. We have reversed this transaction by reducing goodwill for Global Gaming by $1,653,067 and have increased accumulated deficit to remove the income tax benefit which was incorrectly recorded for year ended December 31, 2021.

F-16

Note 8. Intangible assets, net

Gross carrying values and accumulated amortization of intangible assets:

	June 30, 2024				December 31, 2023
		Gross			Gross
	Useful	Carrying	Accumulated		Carrying	Accumulated
	Life	Amount	Amortization	Net	Amount	Amortization	Net
Amortizing intangible assets
Customer relationships	6 years	$1,350,000	$(1,118,889)	$231,111	$1,350,000	$(1,006,389)	$343,611
Trade name	6 years	2,550,000	(1,698,265)	851,735	2,550,000	(1,555,925)	994,075
Technology	6 years	3,050,000	(2,467,278)	582,722	3,050,000	(2,257,205)	792,795
Software agreements	6 years	14,450,000	(10,092,500)	4,357,500	14,450,000	(8,791,944)	5,658,056
Gaming license	6 years	4,020,000	(2,010,000)	2,010,000	4,020,000	(1,675,000)	2,345,000
Internally developed software	2 - 10 years	2,904,473	(861,169)	2,043,304	2,192,050	(737,053)	2,167,420
Domain name	15 years	6,935,000	(1,785,250)	5,149,750	6,935,000	(1,554,083)	5,380,917
		$35,259,473	$(20,033,351)	$15,226,071	$34,547,050	$(17,577,599)	$17,681,874

Amortization expense with respect to intangible assets for the three months ended June 30, 2024 and 2023 totaled $1,327,914 and $1,381,536, respectively, and for the six months ended June 30, 2024 and 2023 totaled $2,610,050 and $2,762,5671, respectively, which is included in depreciation and amortization in the Statements of Operations. The Company determined that there was an impairment of long-lived assets of $412,450 during the year ended December 31, 2022, which relates to a project no longer being pursued by the Company. In connection with the annual review of goodwill and intangibles for the year ended December 31, 2023, the Company determined that it was necessary to write down goodwill by $5,650,000 for TinBu and $1,060,200 for Global Gaming. The total impairment charges related to goodwill were $6,710,200 for the year ended December 31, 2023. It was also determined that there was impairment of certain intangible assets related to Global Gaming. As a result, for the year ended December 31, 2023 the Company recorded impairment charges of $488,300 to trade names and trademarks and $311,500 to technology acquired from Global Gaming. The total impairment charges to intangible assets for the year ended December 31, 2023 were $798,800.

Estimated amortization expense for years of useful life remaining is as follows:

Years ending December 31,	Amount
2024	$3,461,286
2025	4,509,655
2026	1,557,322
2027	692,380
Thereafter	5,005,428
$15,226,071

The Company had software development costs of $476,850 related to projects not placed in service as of both June 30, 2024 and December 31, 2023, which is included in intangible assets in the Company’s consolidated balance sheets. Amortization will be calculated using the straight-line method over the appropriate estimated useful life when the assets are put into service.

F-17

Note 9. Notes Payable and Convertible Debt

Secured Convertible Note

In connection with the Lottery.com domain purchase, the Company issued a secured convertible promissory note (“Secured Convertible Note”) with a fair value of $935,000 that matured in March 2021. The Company used the fair value of the Secured Convertible Note to value the debt instrument issued. In March 2021, the Secured Convertible Note was fully converted into 69,910 shares of the Company’s common stock.

Series A Notes

From August to October 2017, the Company entered into seven Convertible Promissory Note Agreements with unaffiliated investors for an aggregate amount of $821,500. The notes bear interest at 10% per year, are unsecured, and were due and payable on June 30, 2019. The parties verbally agreed to extend the maturity of the notes to December 31, 2021. As of both December 31, 2023 and December 31, 2022, the balance due on these notes was $771,500. The Company could not prepay the loan without consent from the noteholders. As of December 31, 2021, there were no Qualified Financing events, that trigger conversion, this included the TDAC combination. As of both June 30, 2024, and December 31, 2023 the remaining outstanding balance of $771,500 relates to notes that are no longer convertible which have been reclassified to Notes Payable as per the agreement. Accrued interest on the Series A notes payable was $318,909  on June 30, 2024.

Series B Notes

From November 2018 to December 2020, the Company entered into multiple Convertible Promissory Note agreements with unaffiliated investors for an aggregate amount of $8,802,828. The notes bear interest at 8% per year, are unsecured, and were due and payable on dates ranging from December 2020 to December 2021. For those notes maturing on or before December 31, 2020, the parties entered into amendments in February 2021 to extend the maturity of the notes to December 21, 2021. The Company could not prepay the loans without consent from the noteholders.

During the year ended December 31, 2021, the Company entered into multiple Convertible Promissory Note agreements with unaffiliated investors for an aggregate amount of $38,893,733. The notes bear interest at 8% per year, are unsecured, and are due and payable on dates ranging from December 2021 to December 2022. The Company could not prepay these loans without consent from the noteholders. As of December 31, 2021, the Series B Convertible Notes had a balance of $0.

During the year ended December 31, 2021, the Company entered into amendments with six of the Series B promissory noteholders to increase the principal value of the notes. The additional principal associated with the amendments totaled $3,552,114. The amendments were accounted for as a debt extinguishment, whereby the old debt was derecognized and the new debt was recorded at fair value. The Company recorded loss on extinguishment of $71,812 as a result of the amendment which was mapped in “Other expenses” on the consolidated statements of operations and comprehensive loss.

As of October 29, 2021, all except $185,095 of the series B convertible notes were converted into 488,226 shares of Lottery.com common stock after accounting for the 1:20 reverse stock split that took place on August 9, 2023. As of December 31, 2023, the remaining notes comprising the outstanding balance of $185,095 are no longer convertible and have been reclassified to notes payable. See Note 9 Accrued interest on this note payable as of June 30, 2024 was $68,491.

F-18

Short term loans

On June 29, 2020, the Company entered into a Promissory Note with the U.S. Small Business Administration (“SBA”) for $150,000. The loan has a thirty-year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments were deferred for twelve months after the date of disbursement. The loan may be prepaid at any time prior to maturity with no prepayment penalties. The Promissory Note contains events of default and other provisions customary for a loan of this type. As of both June 30, 2024 and December 31, 2023, the balance of the loan was $150,000. As of June 30, 2024, the accrued interest on this note was $5,626.

In August 2020, the Company entered into three separate note payable agreements with three individuals for an aggregate amount of $37,199. The notes bear interest at a variable rate, are unsecured, and the parties have verbally agreed the notes would be due upon a qualifying financing event. As of both June 30, 2024 and December 31, 2023, the balance of the loans totaled $13,000, respectively.

Notes payable

On August 30, 2018, in connection with the purchase of the entire membership interest of TinBu, the Company entered into several notes payable for $12,674,635 with the sellers of the TinBu and a broker involved in the transaction. The notes had an interest rate of 0%, and original maturity date of January 25, 2022. The notes payable were modified during 2021 to extend the maturity to June 30, 2022 and change the interest rate to include simple interest of 4.1% per annum effective October 1, 2021. Each of the amendments were evaluated and determined to be loan modifications and accounted for accordingly.

As of both June 30, 2024 and December 31, 2023, the balance of the notes was $2,336,081. Accrued interest on these notes was $296,112 on June 30, 2024.

Note 10. Stockholders’ Equity

Reverse Split

On August 9, 2023, the Company amended its Charter to implement, effective at 5:30 p.m., Eastern time, a 1-for-20 Reverse Stock Split. At the effective time of the Reverse Stock Split, every 20 shares of common stock either issued and outstanding or held as treasury stock were automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. Stockholders who would have otherwise been entitled to fractional shares of common stock as a result of the Reverse Stock Split received a cash payment in lieu of receiving fractional shares. In addition, as a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of common stock underlying the Company’s outstanding equity awards, the number of shares issuable upon the exercise of the Company’s outstanding warrants and the number of shares issuable under the Company’s equity incentive plans and certain existing agreements, as well as the exercise, grant and acquisition prices of such equity awards and warrants, as applicable. The Reverse Stock Split was approved by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders on August 7, 2023 and was subsequently approved by the Board of Directors on August 7, 2023.

The effects of the Reverse Stock Split have been reflected in this Amended Quarterly Report on Form 10-Q for all periods presented.

Preferred Stock

Pursuant to the Company’s charter, the Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors has the authority without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, which rights may be greater than the rights of the holders of the common stock. As of June 30, 2024, there were no shares of preferred stock issued and outstanding.

F-19

Common Stock

Our Charter authorizes the issuance of an aggregate of 500,000,000 shares of Common Stock, par value $0.001 per share. The shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Unless our Board determines otherwise, we will issue all shares of our common stock in an uncertificated form. Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

As of June 30, 2024 and December 31, 2023, 7,446,972 and 2,877,045 shares of Common Stock, post reverse stock split, respectively, were outstanding. During the three months ended June 30, 2024, the Company issued the following shares of common stock.

Schedule of Common Stock
Issuance of Common Stock Stock for compensation and as payment in lieu of cash payments for accrued liabilities	2,564,492
Exercise of options (Note 10)	48,718
Issuance of Common Stock converted for Convertible Note	105,440

Total	2,718,650

Public Warrants

The Public Warrants became exercisable 30 days after the Closing; the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The S-1 registration became effective November 24, 2021. The Public Warrants will expire five years after October 29, 2021, which was the completion of the TDAC Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption;

●	if, and only if, the last sale price of the Company’s common stock equals or exceeds $320.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

F-20

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. These warrants cannot be net cash settled by the Company in any event.

After giving effect to the Business Combination, and as of June 30, 2024 there were Public Warrants outstanding for the issuance of 1,006,250 shares of common stock of the Company, which total includes previously issued warrants of AutoLotto, now warrants of Lottery.com Inc., which are exercisable for the purchase of an aggregate of 19,784 shares of common stock of the Company.

Private Warrants

Private warrants of TDAC issued before the business combination were forfeited and did not transfer to the surviving entity.

Unit Purchase Option

On June 1, 2018, the Company sold to the underwriter (and its designees), for $100, an option to purchase up to a total of 87,500 Units exercisable at $240.00 per Unit (or an aggregate exercise price of $21,000,000) commencing on the consummation of the Business Combination. The 87,500 Units represents the right to purchase 87,500 shares of common stock and 87,500 warrants to purchase 87,500 shares of common stock. The unit purchase option, which was exercisable for cash or on a cashless basis, at the holder’s option, expired on May 29, 2023. The Units issuable upon exercise of this option were identical to those offered by Lottery.com. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Business Combination resulting in a charge directly to stockholders’ equity. As of December 31, 2023 all of the 87,500 Units were forfeited.

Common Stock Warrants

The Company did not issue any warrants during the three months ended June 30, 2024. All 24,415 outstanding warrants are fully vested and have a weighted average remaining contractual life of 1.32 years. The Company did not incur any expense for the three months ended June 30, 2024.

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Outstanding at December 31, 2023	24,415	0.11	1.82	1,200,387
Granted	-	-	-
Exercised	-	-	-
Forfeited/cancelled	-	-	-
Outstanding at June 30, 2024	24,415	$0.11	1.32	$1,200,387

F-21

Beneficial Conversion Feature - Convertible Debt

As detailed in Note 9 - Notes Payable and Convertible Debt, the Company has issued two series of convertible debt. Both issuances resulted in the recognition of the beneficial conversion features contained within both of the instruments. The Company recognized the proceeds allocable to the beneficial conversion feature of $8,480,697 as additional paid in capital and a corresponding debt discount of $2,795,000. This additional paid in capital is reflected in the accompanying consolidated Statements of Equity.

Earnout Shares

As detailed in Note 3 - as part of the TDAC Combination as of December 31, 2021 a total of 5,000,000 Earnout Shares were eligible for issuance until December 31, 2022. Conditions for the earnout were not met and the potential earnout shares were forfeited on December 31, 2022.

Note 11. Stock-based Compensation

Expense 2015 Stock Option Plan

Prior to the closing of the Business Combination, AutoLotto had the AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan (the “2015 Plan”) in place. Under the 2015 Plan, incentive stock options may be granted at a price not less than fair market value of the common stock (110% of fair value to holders of 10% or more of voting stock). If the Common Stock is at the time of grant listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists. If the Common Stock is at the time not listed on any Stock Exchange, then the Fair Market Value shall be determined by the Board of Directors or the Committee acting in its capacity as administrator of the Plan after taking into account such factors as the Plan Administrator shall deem appropriate. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Twenty-Two Thousand Five Hundred (22,500). Options are exercisable over periods not to exceed 10 years (five years for incentive stock options granted to holders of 10% or more of voting stock) from the date of grant. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more instalments over the Participant’s period of Service or upon attainment of specified performance objectives. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.

2021 Equity Incentive Plan

In connection with the Business Combination, our board of directors adopted, and our stockholders approved, the Lottery.com 2021 Incentive Award Plan (the “2021 Plan”) under which 616,518 shares of Class A common stock were initially reserved for issuance. The 2021 Plan allows for the issuance of incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock or cash-based awards. The number of shares of the Company’s Class A common stock available for issuance under the 2021 Plan increases annually on the first day of each calendar year, beginning on and including January 1, 2022 and ending on and including January 1, 2031 by a number of shares of Company common stock equal to five percent (5%) of the total outstanding shares of Company common stock on the last day of the prior calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of Company common stock than would otherwise occur pursuant to the preceding sentence. As of June 30, 2024, the Company has not granted awards under the 2021 Plan.

2023 Equity Incentive Plan

On October 10, 2023, the Board adopted the Lottery.com 2023 Employees’ Directors’ and Consultants Stock Issuance and Option Plan (the “2023 Plan”) under which 500,000 shares of Class A common stock were initially reserved for issuance. The 2023 Plan allows for the issuance of incentive and non-qualified stock options, and restricted stock. As of December 31, 2023, the Company had awarded 350,000 shares under the 2023 Plan. The company granted an additional 1.85 million fully-vested shares during the quarter ended March 31, 2024 and 2,669,232 shares during the quarter ended June 30, 2024.

F-22

Stock Options

The Company did not issue any new stock options during the quarter ended June 30, 2024. The following table shows stock option activity for the year ended December 31, 2023 and quarter ended June 30, 2024:

Weighted
				Weighted	Average
	Shares	Outstanding	Average	Remaining	Aggregate
	Available	Stock	Exercise	Contractual	Intrinsic
	for Grant	Awards	Price	Life (years)	Value
Outstanding at December 31, 2023	10,455	17,283	$8.20	2.4	$944,544
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited/cancelled	-	-	-	-
Outstanding at June 30, 2024	10,455	17,283	$8.20	1.9	$944,544

Restricted awards

The Company awards restricted stock to employees, directors, and certain outside consultants from time to time which are granted with various vesting terms including immediate vesting, service-based vesting, and performance-based vesting. In accordance with ASC 718, the Company has classified the restricted stock as equity.

For such issuances, the measurement date is the date of grant, and the Company recognizes compensation expense for the grant of the restricted shares, over the service period for the restricted shares that vest over a period of time and for performance-based vesting awards, the Company recognizes the expense when management believes it is probable the performance condition will be achieved. As of June 30, 2024 and December 31, 2023, unrecognized stock-based compensation associated with the restricted stock awards is $0 and $0 respectively.

The Company had restricted stock activity summarized as follows:

		Weighted
		Average
	Number of	Grant
	Shares	Fair Value
Outstanding at December 31, 2023	-	$-
Granted	3,101,277	1.40
Vested	3,101,277	1.40
Forfeited/cancelled	-	-
Restricted shares unvested at March 31, 2024	-	-
Granted **	2,669,932	1.05
Vested **	2,669,932	1.05
Forfeited/cancelled	-
Restricted shares unvested at June 30, 2024	-	$-

** Of the shares granted during the quarter ending June 30, 2024 approximately 1.75M shares were granted in lieu of making cash payments to satisfy accrued liabilities and approximately 900K shares were issued to compensate for consulting services incurred during the quarter.

F-23

Note 12. Income Taxes

We are required to file federal and state income tax returns in the United States. The preparation of these tax returns requires us to interpret the applicable tax laws and regulations in effect in such jurisdictions, which could affect the amount of tax paid by us. In consultation with our tax advisors, we base our tax returns on interpretations that are believed to be reasonable under the circumstances. The tax returns, however, are subject to routine reviews by the various federal and state taxing authorities in the jurisdictions in which we file tax returns. As part of these reviews, a taxing authority may disagree with respect to the income tax positions taken by us (“uncertain tax positions”) and, therefore, may require us to pay additional taxes. As required under applicable accounting rules, we accrue an amount for our estimate of additional income tax liability, including interest and penalties, which we could incur as a result of the ultimate or effective resolution of the uncertain tax positions. We account for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized.

Note 13. Commitments and Contingencies

Indemnification Agreements

The Company enters into indemnification provisions under its agreements with other entities in its ordinary course of business, typically with business partners, customers, landlords, lenders and lessors. Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities or, in some cases, as a result of the indemnified party’s activities under the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of June 30, 2024 and December 31, 2023.

Digital Securities

In 2018, the Company commenced an offering and issuance (the “LDC Offering”) of 285 million revenue participation interests (the “Digital Securities”) of the net raffle revenue of LDC Crypto Universal Public Company Limited (“LDC”). The Digital Securities do not have any voting rights, redemption rights, or liquidation rights, nor are they tied in any way to other equity securities of LDC or the Company nor do they otherwise hold any rights that a holder of equity securities of LDC or the Company may have or that a holder of traditional equity securities or capital stock may have. Rather, each of the holders of the Digital Securities has a pro rata right to receive 7% of the net raffle revenue. If the net raffle revenue is zero for a given period, holders of the Digital Securities are not eligible to receive any cash distributions from any raffle sweepstakes of LDC for such period. For the years ended December 31, 2023 and December 31, 2022, the company did not incur any obligations to the holders of the outstanding Digital Securities. For the year ended December 31, 2021, the Company incurred an obligation to pay an aggregate amount of approximately $5,632 to holders of the outstanding Digital Securities. The Company did not satisfy any of those obligations during the three months ended June 30, 2024 or the years ended December 31, 2023, 2022, or 2021.

F-24

Leases

The Company leased office space in Spicewood, Texas which expired January 31, 2024 and has continued to utilize that facility on a month-to-month basis with monthly rent of $1,669 per month. Additionally, the Company has leased retail space in Waco, TX which expires on December 31, 2024 with monthly rent of $2,434. For the three months ended June 30, 2024, and 2023 rent expense was $12,309 and   $12,309, respectively.

As of June 30, 2024, future minimum rent payments due under non-cancellable leases with initial are as follows:

Years ending December 31,	Amount
2024	14,604
Thereafter	-
$14,604

Litigation and Other Loss Contingencies

As of June 30, 2024, there were no pending proceedings that are deemed to be materially detrimental. The Company is a party to legal proceedings in the ordinary course of its business. The Company believes that the nature of these proceedings is typical for a company of its size and scope. See Part II, Item 1 for additional information.

Note 14. Related Party Transactions

The Company has entered into transactions with related parties. The Company regularly reviews these transactions; however, the Company’s results of operations may have been different if these transactions were conducted with nonrelated parties.

During the year ended December 31, 2020, the Company entered into borrowing arrangements with the individual founders to provide operating cash flow for the Company. The Company paid $4,700 during 2021 and the outstanding balance was $13,000 on June 30, 2024 and December 31, 2023.

During the years ended December 31, 2021 and 2020, the Company entered into a services agreement with Master Goblin Games, LLC (“Master Goblin Games”), an entity owned by Ryan Dickinson, a former officer of the Company, to facilitate the establishment of receipt of retail lottery licenses in certain jurisdictions. As of June 30, 2024 and December 31, 2023, the Company had no outstanding related party payables.

Pursuant to the Service Agreement, Master Goblin was authorized and approved by the Company to incur up to $100,000 in initial expenses per location for the commencement of operations at each location, including, without limitation, tenant improvements, furniture, inventory, fixtures and equipment, security and lease deposits, and licensing and filing fees. Similarly, pursuant to the Service Agreement, during each month of operation, Master Goblin was authorized to submit to the Company for reimbursement on-going expenses of up to $5,000 per location for actually incurred lease expenses. The initial expenses were submitted by Master Goblin to the Company upon Master Goblin securing a lease and leases were only secured by Master Goblin in any location upon request of the Company. Such initial expenses were recorded by the Company as lease obligations. On-going expenses were submitted by Master Goblin to the Company on a monthly basis, subject to offset, and were recorded by the Company as an expense. To the extent Master Goblin had a positive net income in any month, exclusive of the sale of lottery games, such net income reduced or eliminated such reimbursable expenses for that month.

In January 2023, Woodford Eurasia Assets, Ltd. signed a letter of intent to acquire Master Goblin. As of the date of this Report, no definitive documentation for this transaction has been signed.

The Company paid Master Goblin an aggregate of approximately $53,000 and $440,000, including expense reimbursements under the Service Agreement and additional reimbursable expenses, during the years ended December 31, 2023 and 2022, respectively. In January of 2023, the company paid $53,000 to Master Goblin Games for settlement of outstanding obligations of $316,919 and the parties mutually agreed to terminate the business relationship.

Note 16. Subsequent Events

On July 19, 2024, the Company received notice that the Tinbu Plaintiff’s requested a voluntary dismissal of their claims. The Tinbu Complaints have been voluntarily dismissed without prejudice by the District Court of Appeal of the State of Florida Second District and the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, indicating that no further action will be pursued by the plaintiffs in Florida State Court at this time. The District Court of Appeals also denied the Tinbu Plaintiff’s motion for attorney’s fees and costs.

On August 14, 2024, the Company announced that it would close on the acquisition of SportLocker.com on September 1, 2024. SportLocker has already been rebranded as Sports.com, and is now set to develop a premier platform for sports fans worldwide over the course of 2024/25. Sports.com is fast becoming a digital sports entertainment platform, introducing an immersive experience that combines innovative technology, expansive content, and community-driven features.

Also on August 14, 2024, the Company announced that its subsidiary, Sports.com, has expanded its partnership with Bango PLC (AIM: BGO), (“Bango”), the global leader in subscription bundling and digital commerce solutions. The partnership is designed to expand Sports.com’s reach to new markets worldwide through Bango’s extensive international distribution network. Sports.com had already successfully completed its integration with Bango’s Digital Vending Machine®, which allows for seamless distribution of its sports content platform to millions of potential new users globally. The partnership targets the launch of Sports.com into 40 markets, focusing primarily on North America and Europe, with additional expansions into 5-6 markets across Latin America and the Asia Pacific region. The priority markets identified include the US, UK, Ireland, Chile, and Mexico, where the Company expects to see substantial engagement from sports fans.

On August 16, 2024 the company received and processed a conversion notice from United Capital Investments London Limited for conversion of $682,858.98 and accrued interest of $67,141.02 for a total of $750,000 at an adjusted conversion price based on market conditions.

Between the Balance Sheet date and the filing of this report, the Company also received and processed conversion notices from certain other holders of convertible notes with cumulative principal of $635,000, and cumulative interest of $32,202.77 for a total of $667,202.77.

The accounting effect of the conversions described above will be to decrease the balance of convertible notes by $1,317,859 and decrease accrued interest by $99,343.79 with a corresponding increase in stockholder’s equity.

F-25

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of our financial condition and results of operations together with the condensed consolidated financial statements and the related notes appearing elsewhere in this Report contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those expressed or implied in such forward-looking statements as a result of various factors, including those set forth in the section entitled “Cautionary Note Regarding Forward-Looking Statements” included herein and the sections entitled “Risk Factors” included in this Report and in our Annual Report on Form 10-K/A for the year ended December 31, 2023 (our “Annual Report”).

Overview

During FY 2023, the Company addressed legacy issues while successfully regaining full compliance with Nasdaq’s continued listing rules and restarting operations in order to stage Lottery.com for growth in FY 2024. The cornerstone of the Company’s operational progress for FY 2024 will be driven by technology, product and service/capability enhancements.

Internal Investigation and Operational Cessation

On July 6, 2022, the Company announced that the Audit Committee (the “Audit Committee”) of the board of directors of the Company (the “Board”) had retained outside counsel to conduct an independent investigation that revealed instances of non-compliance with state and federal laws concerning the states in which lottery tickets were procured as well as order fulfillment. The investigation also identified issues pertaining to the Company’s internal accounting controls (the “Internal Investigation”). Following a report on the filings of the Internal Investigation, on June 30, 2022, the Board terminated the employment of Ryan Dickinson as the Company’s President, Treasurer and Chief Financial Officer, effective July 1, 2022. Subsequently, the Company initiated a review of its cash balances and related disclosures as well as its revenue recognition processes and other internal accounting controls.

On July 20, 2022, Armanino LLP (“Armanino”), the Company’s registered independent public accountant for the fiscal years ended December 31, 2021 and 2020, advised the Company that its audited financial statements for the year ended December 31, 2021 (the “2021 Audit”) and the unaudited financial statements for the quarter ended March 31, 2022 (the “March 2022 Financials”), should no longer be relied upon. Armanino advised that it had determined, subsequent to the 2021 Audit and review of the March 2022 Financials, that the Company had entered into a line of credit in January 2022 that was not disclosed in the footnotes to the 2021 Audit and was not properly recorded in the March 2022 Financials.

On July 28, 2022, the Board determined that the Company did not have sufficient financial resources to fund its operations or pay certain existing obligations, including its payroll and related obligations, due to a significant misstatement of our cash balances.

The following day, on July 29, 2022, the Company effectively ceased operations (the “Operational Cessation”), when it furloughed the majority of its employees and generally suspended its lottery game sales. The Company’s remaining employees were retained at the discretion of the Company’s then Chief Operating Officer and Chief Legal Officer in order to provide the minimal business functions needed to address the Company’s legal and compliance issues and to secure necessary funding to resume the Company’s operations. Less than twenty percent of these non-furloughed employees remain active in the efforts to restore Company operations.

F-26

On September 27, 2022, Armanino resigned as the independent registered public accounting firm of the Company, effective immediately and subsequently, on October 7, 2022, the Audit Committee approved the engagement of Yusufali & Associates, LLC, (“Yusufali”) as the Company’s new independent registered public accounting firm.

Since the Operational Cessation, the Company has had minimal day-to-day operations and has primarily focused on restarting certain of its core businesses (as described in more detail under “- Plans for Recommencement of Company Operations” below), and completing and filing the following (i) the restatements of the Company’s 2021 Audit and March 2022 Financials and preparing and filing the Company’s delinquent periodic reports, including Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2021, which the Company filed on May 10, 2023: (iii) Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/A for the three months ended March 31, 2022, which the Company filed on May 15, 2023; (iii) the Company’s Quarterly Reports on Form 10-Q for the three months ended June 30, 2022 and September 30, 2022, which the Company filed on May 22 and 24, 2023, respectively; (iv) the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023; (vi) the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2023; (vii) the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2023; Amendment    No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023; and (vii) Amendment No. 1 to the company’s quarterly Report on Form 10-Q for the three months ended March 31, 2024 and this Report.

Nasdaq Listing

On March 23, 2023, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal a determination by the Listing Qualifications department (the “Staff”) of Nasdaq dated February 23, 2023, to delist the Company’s securities from Nasdaq. At the hearing before the Panel on April 24, 2023, the Company presented its plan to complete the restatement of its financial statements for the fiscal year ended December 31, 2021, and the subsequent quarter ended March 31, 2022, and to file the amended periodic reports and all subsequent required filings with the SEC. The Company requested the continued listing of its securities on Nasdaq pending the completion of its compliance plan.

By letter dated May 8, 2023, the Panel granted the Company’s request for continued listing, on an interim basis, subject to the Company submitting financial projections for fiscal 2023 and filing the restated financial statements for the fiscal year ended December 31, 2021, and quarter ended March 31, 2022, with the SEC by May 15, 2023. The Company satisfied these conditions and the Panel indicated that it would review the filings, along with the updated projections, and thereafter determine whether to afford the Company additional time to complete the compliance plan presented at the hearing.

By letter dated May 24, 2023, the Panel notified the Company that it had determined to suspend trading and otherwise move to delist the Company’s securities from Nasdaq effective with the open of the market on May 26, 2023. The Company’s securities were suspended from trading on that date, but the securities were not delisted because the Company thereafter requested that the Panel reconsider its determination to delist the Company’s securities from Nasdaq based upon what the Company believed to be mistakes of material fact upon which the Panel had based its decision.

On June 8, 2023, the Panel notified the Company that it had determined to reverse its prior decision and grant the Company’s request for continued listing subject to the Company’s timely compliance with a number of conditions ultimately expiring on August 17, 2023, on which date the Company must satisfy  all applicable criteria for continued listing on Nasdaq (the “June 8th Decision”). As a result of the foregoing, the suspension from trading ceased and the Company’s securities were reinstated for trading on Nasdaq effective with the open of the market on June 15, 2023. See “Risk Factors - Risks Related to Our Common Stock and Warrants – We are currently in full compliance with the continued listing standards of Nasdaq. However, we may not be able to remain in full compliance with Nasdaq’s continued listing standards in the future” for more information.

As reported on form 8-K filed on December 7, 2023, on November 29, 2023, the Company received a letter from Nasdaq stating that based upon its review of the Company’s Market Value of Publicly Held Shares (“MVPHS”) for the last 30 consecutive business days, the Company no longer met the minimum requirement of $5,000,000 set forth in Nasdaq Listing Rule 5450(b)(1)(C). However, under the Listing Rules, the Company was provided a 180-calendar day grace period to regain compliance, through May 28, 2024.

On April 10, 2024, the company received notification from Nasdaq that the matter regarding the Company’s deficiency in meeting the minimum $5,000,000 threshold for the Market Value of Publicly Held Shares (“MVPHS”) had been cured and the matter had been closed.

If at any time during the compliance period the Company’s MVPHS closed at $5,000,000 or more for a minimum of ten consecutive business days, Nasdaq would provide written confirmation of compliance, and the matter would be closed. The company received such notification from Nasdaq on April 10, 2024 and the matter was closed.

Furthermore, the requirement that we maintain a majority of independent directors and at least three members on our audit committee are Nasdaq requirements that we currently meet but have not met from time to time.

If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy and sell the Company’s common stock and warrants or to obtain accurate quotations, and the price of the Company’s common stock and warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under its outstanding agreements or securities. Further, even if we lose and are able to regain compliance with Nasdaq listing requirements, there is no guarantee that we will be able to maintain our listing for any period of time.

Delisting from Nasdaq could also result in negative publicity. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and/or warrants and the ability of our stockholders to sell our common stock and/or warrants in the secondary market. If our common stock and/or warrants are delisted by Nasdaq, our common stock and/or warrants may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock and/or warrants. In the event our common stock and/or warrants are delisted from The Nasdaq Global Market, we may not be able to list our common stock and/or warrants on another national securities exchange or obtain quotation on an over-the counter quotation system.

F-27

AutoLotto $30,000,000 Business Loan

On January 4, 2022, AutoLotto entered into a Business Loan Agreement (the “Business Loan”) with bank prov, pursuant to which the Company borrowed $30,000,000 from bank prov, which was evidenced by a $30,000,000 Promissory Note. The Promissory Note accrued interest at the rate of 2.750% per annum (7.750% upon the occurrence of an event of default) and had a maturity date of January 4, 2024. Monthly interest payments were due under the Promissory Note beginning February 4, 2022. The Promissory Note could be repaid at any time without penalty. The Promissory Note included customary events of default for a debt obligation of the size of the Promissory Note. The Business Loan included representations and warranties of AutoLotto and covenants (both positive and negative) which were customary for a transaction of this nature and size, including rights to set off. Upon the occurrence of an event of default, Provident could declare the entire amount owed immediately due and payable. We were required to pay a 1% commitment fee at the time of our entry into the Business Loan, and another 1% annual loan fee would have been due on the first anniversary thereof.

In accordance with the terms of the Business Loan, upon entering into the agreement, $30,000,000 in a separate account with bank prov was pledged as security for the amount outstanding under the loan (“Collateral Security”). The $30,000,000 Collateral Security became restricted and remained restricted until October 12, 2022, when AutoLotto defaulted on its obligations under the Business Loan and bank prov foreclosed on the $30,000,000 of Collateral Security. The Collateral Security, which was in the form of restricted cash, was presented as a contingent liability on the Company’s balance sheet from March 31, 2022 until the obligation was satisfied in October of 2022. See our consolidated financial statements for additional information.

Loan Agreement with Woodford

On December 7, 2022, the Company entered into a loan agreement with Woodford Eurasia Assets, Ltd. (“Woodford”), (the “Woodford Loan Agreement”) pursuant to which Woodford agreed to provide the Company with up to $52.5 million, subject to certain conditions and requirements, of which, per the Company’s books and records $798,351 was received by December 31, 2023 and is owed pursuant to the terms of the Woodford Loan Agreement. Amounts borrowed accrue interest at the rate of 12% per annum (or 22% per annum upon the occurrence of an event of default) and are due within 12 months of the date of each loan advance. Amounts borrowed can be repaid at any time without penalty.

Amounts borrowed pursuant to the Woodford Loan Agreement are convertible, at Woodford’s option, into shares of the Company’s common stock, beginning 60 days after the first loan date at the rate of 80% of the lowest publicly available price per share of common stock within 10 business days of the date of the Loan Agreement (which was equal to $5.60 per share), subject to a 4.99% beneficial ownership limitation and a separate limitation preventing Woodford from holding more than 19.99% of the issued and outstanding common stock of the Company, without the Company obtaining shareholder approval for such issuance.

Conditions to the Woodford Loan Agreement included the resignation of four prior members of the Board (Lisa Borders, Steven M. Cohen, Lawrence Anthony DiMatteo and William Thompson, all of whom resigned from the Board in September 2022), and the appointment of two new independent directors. Subsequent loans under the Woodford Loan Agreement also required the Company to comply with all listing requirements, unless waived by Woodford. The Woodford Loan Agreement also allowed Woodford to nominate another director to the Board of Directors, in the event any independent member of the Board of Directors resigned.

Proceeds of the loans could only be used by to restart the Company’s operations and for general corporate purposes agreed to by Woodford.

The Woodford Loan Agreement included confidentiality obligations, representations, warranties, covenants, and events of default, which are customary for a transaction of this size and nature. Included in the Loan Agreement are covenants prohibiting us from (a) making any loan in excess of $1 million or obtaining any loan in an amount exceeding $1 million without the consent of Woodford, which consent may not be unreasonably withheld; (b) selling more than $1 million in assets; (c) maintaining less than enough assets to perform our obligations under the Loan Agreement; (d) encumbering any assets, except in the normal course of business, and not in an amount to exceed $1 million; (e) amending or restating our governing documents; (f) declaring or paying any dividend; (g) issuing any shares which negatively affects Woodford; and (h) repurchasing any shares.

The Company also agreed to grant warrants to purchase shares of common stock to Woodford (the “Woodford Warrants”) in an amount equal to 15% of the Company’s then issued and outstanding shares of common stock. Each Woodford Warrant has an exercise price equal to the average of the closing price of the Company’s common stock for each of the ten days prior to the first amount being debited from the bank account of Woodford, which equates to an exercise price of $5.60 per share. In the event the Company fails to repay the amounts borrowed when due or Woodford fails to convert the amount owed into shares, the exercise price of the warrants may be offset by amounts owed to Woodford, and in such case, the exercise price of the warrants will be subject to a further 25% discount.

In connection with our entry into the Woodford Loan Agreement, the Company also entered into a Loan Agreement Deed, Debenture Deed and Securitization, with Woodford (the “Security Agreement”), which provides Woodford with a first floating charge security interest over all present and future assets of the Company in order to secure the repayment of amounts owed under the Loan Agreement.

On June 12, 2023, the Company entered into an amendment of the Woodford Loan Agreement (the “Woodford Loan Agreement Amendment”). The Woodford Loan Agreement Amendment provides that Woodford shall henceforth be able to convert, in whole or in part, the outstanding balance of its loan into the conversion shares at a conversion price that represents a further 25% discount to the original conversion price of 20%. The validity and application of the Woodford Loan Agreement Amendment is disputed by the Company.

Despite requests from the Company, Woodford has repeatedly amongst other things: failed to prove the amounts borrowed by the Company or claimed to have been advanced by Woodford to the Company; failed to indicate if it would accept accelerated payment of those verified amounts; failed to provide an anti-money laundering acceptable account to which payment could be made by the Company and failed to explain failure to respond to requests for other funding to be accepted in the context of the Woodford Loan Agreement; failed to respond to requests for funding under the accordion facility of the Woodford Loan Agreement; and failed to respond to allegations of money laundering and conspiracy to defraud the Company and the matter has been referred to the Company’s legal counsel.

Information regarding ongoing legal proceedings with Woodford can be found in the “Legal Proceedings” section of this form.

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Loan Agreement with United Capital Investments London Limited

The Company entered into a credit facility (the “UCIL Credit Facility”), which is represented by a loan agreement, which was initially entered into on July 26, 2023, and was amended and restated on August 8, 2023, and subsequently amended on August 18, 2023 and amended and restated on February 16, 2024, the “UCIL Loan Agreement”). The UCIL Loan Agreement is with United Capital Investments London Limited (“UCIL”), an entity in which each of Matthew McGahan, the Company’s Chief Executive Officer and Chair of the Company’s Board, and Barney Battles, a former member of the Board, have a direct or indirect interest. The decision by the Company to enter into the UCIL Loan Agreement followed an acknowledgment by the Company that it had not received the requisite funding on a timely basis that it expected from Woodford, despite the Company making several requests to Woodford for said funding under the Woodford Loan Agreement. Moreover, the Board of Directors determined that it was in the best interest of the Company and its stockholders to enter into the UCIL Loan Agreement with UCIL, as an alternative lender to Woodford, upon receiving an event of default notice on July 21, 2023 (the “Default Notice”) and an event of default and crystallization notice on July 25, 2023 (the “Crystallization Notice”) from Woodford under the Woodford Loan Agreement. Neither McGahan or Battles participated in the vote on the UCIL agreement to ensure proper independence and correct corporate governance. On July 24, 2023, the Company responded to the Default Notice disputing that an event of default had occurred given the Company’s earlier announcement that UCIL had agreed to enter into a funding arrangement with the Company. On July 27, 2023, the Company replied to the Crystallization Notice denying that an event of default occurred or continued, and further asserted that Woodford’s attempt for crystallization was inappropriate and unlawful under the Woodford Loan Agreement. Given the uncertainty of the continued financing under the Woodford Loan Agreement, the Board of Directors sought to secure and formalize the Company’s alternative funding by entering into the UCIL Loan Agreement.

Placement Agent Agreement with Univest Securities, LLC

As reported on form 8-K filed with the SEC on February 6, 2024, on December 6, 2023, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with Univest Securities, LLC (the “Placement Agent”), whereby the Placement Agent agreed to act as placement agent in connection with the Company’s offering (“Offering”) of convertible debt with warrant coverage at 50% up to $1,000,000; consisting of a convertible promissory note (each, a “Convertible Note” or collectively, the “Convertible Notes”), and a common stock purchase warrant (each, a “Warrant”, or collectively, the “Warrants”) to purchase shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) which include specific registration rights (“Registration Rights”), directly to one or more investors (each, an “Investor” and, collectively, the “Investors”) through the Placement Agent.

On February 1, 2024, the parties agreed to increase the offering amount from $1,000,000 to $5,000,000. All other terms and conditions of the offering remain the same. The Securities shall be offered and sold pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Business Combination

On October 29, 2021, we, as AutoLotto, Inc (“AutoLotto”), consummated the Business Combination with Trident Acquisitions Corp. (“TDAC” and after the Business Combination described herein, the “Company”), pursuant to the terms of that certain Business Combination Agreement, dated as of February 21, 2021 (the “Business Combination Agreement”), by and among TDAC, Trident Merger Sub II Corp., a wholly-owned subsidiary of TDAC (“Merger Sub”) and AutoLotto. Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into AutoLotto with AutoLotto surviving the merger as a wholly owned subsidiary of TDAC, which was renamed “Lottery.com Inc.” The aggregate value of the consideration paid by TDAC to the holders of AutoLotto common stock in the Business Combination (excluding shares that may be issued to former AutoLotto stockholders (the “Sellers”) as earnout consideration) was approximately $440 million, consisting of approximately 2,000,000 shares of common stock valued at $220.00 per share. In addition, each Seller was eligible to receive its pro rata portion of 150,000 Seller Earnout Shares and each Founder Holder was eligible to receive one-third of 100,000 Founder Holders Earnout Shares, subject to adjustments in the normal course of business. Conditions for the Earnout Shares were not met and all of the potential Earnout Shares were forfeited.

Board of Directors

On April 29, 2024, the Board of Directors of the Company approved the addition of Mr. Warren Macal as a member of the Company’s Board of Directors. Macal’s nomination follows the December 2023 $18 million investment commitment from Prosperity Investment Management subject to due diligence.

On June 17, 2024, Mark Bernard (“Barney”) Battles, a member of the board of directors (the “Board”) of Lottery.com Inc. (the “Company”) notified the Board of his intent to resign from the Board, effective close of business on June 30, 2024, and not stand for re-election to the Board at the annual meeting of stockholders to be held this year (the “2024 Annual Meeting”). Mr. Battles indicated that his decision to resign and not stand for re-election at the 2024 Annual Meeting was due to his decision to take early retirement and was not the result of any disagreement with the Company on any matter, or relating to its operations, policies, or practices. Mr. Battles was originally appointed to the Board following the successful completion of background checks on November 4, 2022, as reported in an 8-K filed with the Securities and Exchange Commission on November 10, 2022.

Reverse Stock Split

On August 9, 2023, the Company amended its Charter to implement, effective at 5:30 p.m., Eastern time, a 1-for-20 Reverse Stock Split. At the effective time of the Reverse Stock Split, every 20 shares of common stock either issued and outstanding or held as treasury stock were automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. Stockholders who would have otherwise been entitled to fractional shares of common stock as a result of the Reverse Stock Split received a cash payment in lieu of receiving fractional shares. In addition, as a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of common stock underlying the Company’s outstanding equity awards, the number of shares issuable upon the exercise of the Company’s outstanding warrants and the number of shares issuable under the Company’s equity incentive plans and certain existing agreements, as well as the exercise, grant and acquisition prices of such equity awards and warrants, as applicable. The Reverse Stock Split was approved by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders on August 7, 2023 and was subsequently approved by the Board of Directors on August 7, 2023.

The effects of the Reverse Stock Split have been reflected in this Quarterly Report on Form 10-Q for all periods presented.

International Expansion

In June 2021, we closed the acquisition of Global Gaming, which holds 80% of the equity of each of Aganar and JuegaLotto. Aganar operates in the licensed Online Lottery market in Mexico and is licensed to sell Mexican National Lottery draw games, instant win tickets, and other games of chance online with access to a federally approved online casino and sportsbook gaming license. JuegaLotto is licensed by Mexico authorities to commercialize international lottery games in Mexico through an authorized gaming portal and to commercialize games of chance in other countries throughout Latin America. As of the date of this Report, according to Statista, the estimated size of the Latin American lottery market is $.68 billion with a compound annual growth rate projected at 6.05% through 2028. Furthermore, it is projected that there will be 3,000,000 online lottery players in the South American lottery market alone by 2028. Based on these projections, we believe these acquisitions will provide opportunities for growth of our international operations throughout Mexico and Latin America as we expand our portfolio of products and expose our existing products to new markets.

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Operations Prior to Operational Cessation

Prior to the Operational Cessation, the Company was a provider of domestic and international lottery products and services. As an independent third-party lottery game service, we offered a platform that we developed and operated to enable the remote purchase of legally sanctioned lottery games in the U.S. and abroad (the “Platform”). Our revenue generating activities included (i) offering the Platform via our Lottery.com app and our websites to users located in the U.S. and international jurisdictions where the sale of lottery games was legal and our services were enabled for the remote purchase of legally sanctioned lottery games (our “B2C Platform”); (ii) offering an internally developed, created and operated business-to-business application programming interface (“API”) of the Platform, which enabled our commercial partners, in permitted U.S. and international jurisdictions, to purchase certain legally operated lottery games from us and to resell them to users located within their respective jurisdictions (“B2B API”); and (iii) delivering global lottery data, such as winning numbers and results, and subscriptions to data sets of our proprietary, anonymized transaction data pursuant to multi-year contracts to commercial digital subscribers (“Data Service”).

Mobile Lottery Game Platform Services

Both our B2C Platform and our B2B API provided users with the ability to purchase legally sanctioned draw lottery games via a mobile device or computer, securely maintain their acquired lottery game, automatically redeem a winning lottery game, as applicable, and receive support, if required, for the claims and redemption process. Our registration and user interfaces were designed to be easy to use, provide for the creation of an account and purchase of a lottery game with minimum friction and without the creation of a mobile wallet or requirement to pre-load minimum funds and - importantly - to provide instant confirmation of the user’s lottery game numbers, whether selected at random or picked by the user. Users of our B2C Platform services paid a service fee and, in certain non-U.S. jurisdictions, a mark-up on the purchase price. Prior to the Operational Cessation, we generated revenue from this service fee and mark-up. Our B2B API Platform resumed limited operations for the month of April 2023. As of the date of this Report, our B2C Platform is not currently available to the public. We anticipate that our B2C Platform will become available again by fall 2024.

The WinTogether Platform

Prior to the Operational Cessation, we operated and administered of all sweepstakes offered by WinTogether, a registered 501(c)(3) charitable organization (“WinTogether”), which was formed in April 2020 to support charitable, educational, and scientific causes. In consideration of our operation of the WinTogether platform and administration of the sweepstakes, we received a percentage of the gross donations to a campaign, from which we paid certain dividends and all administration costs.

The WinTogether platform continued operating after the Operational Cessation, until all sweepstakes campaigns were completed, and all prizes awarded. On March 29, 2023, the board of directors of WinTogether voted to suspend its relationship with the Company. The suspension of the relationship was rescinded by the WinTogether board on November 16, 2023.

On April 1, 2024, Lottery.com resumed its sweepstakes offerings through its partnership with the WinTogether.org foundation (DBA:DonateTo.Win). The initial sweepstakes will be active until at least September 30,2024.

Current Operations

Despite the Operational Cessation, the Company’s subsidiaries have continued to operate under the direction of the leadership teams that were in place prior to the Company’s acquisition of such companies. While the operational activities of these subsidiaries vary, from the Operational Cessation through the date of this Report, each of TinBu, Aganar and JuegaLotto has decreased its expenses and has had its revenue decrease from pre-Operational Cessation levels.

Data Services

In 2018, we acquired TinBu, LLC (“TinBu”), a digital publisher and provider of lottery data results, jackpot results, and other data, as a wholly-owned subsidiary. Through TinBu, our Data Service delivers daily results of over 800 domestic and international lottery games from more than 40 countries, including the U.S., Canada, and the United Kingdom, to over 400 digital publishers and media organizations. See “Item 1A. Risk Factors – We are party to pending litigation and investigations in various jurisdictions and with various plaintiffs and we may be subject to future litigation or investigations in the operation of our business. An adverse outcome in one or more proceedings could adversely affect our business, financial condition, and results of operations” for more information about our relationship with TinBu.

Our technology pulls real time primary source data, and, in some instances, we acquire data from dedicated data feeds from the lottery authorities. Our data is constantly monitored to ensure accuracy and timely delivery. We are not required to obtain licenses or approvals from the lottery authorities to pull this primary source data or to acquire the data from such dedicated feeds. Commercial acquirers of our Data Service pay a subscription for access to the Data Service and, for acquisition of certain large data sets, an additional per record fee.

We additionally enter into multi-year contracts pursuant to which we sell proprietary, anonymized transaction data pursuant to multi-year agreements and in accordance with our Terms of Service in consideration of a fee and in other instances provide the Data Service within a bundle of provided services.

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Aganar and JuegaLotto

On June 30, 2021, we acquired 100% of the equity of Global Gaming Enterprises, Inc., a Delaware corporation (“Global Gaming”), which holds 80% of the equity of each of Medios Electronicos y de Comunicacion, S.A.P.I de C.V. (“Aganar”) and JuegaLotto, S.A. de C.V. (“JuegaLotto”). JuegaLotto is federally licensed by the Mexican regulatory authorities with jurisdiction over the ability to commercialize lottery games in Mexico through an authorized federal gaming portal and to commercialize games of chance in other countries throughout Latin America. Aganar has been operating in the licensed Online Lottery market in Mexico since 2007 and has certain rights to sell Mexican National Lottery draw games, instant win tickets, and other games of chance online with access to a federally approved online casino and sportsbook gaming license and additionally issues a proprietary scratch lottery game in Mexico under the brand name Capalli. See “Item 1A. Risk Factors – We need additional capital to, among other things, support and restart our operations, re-hire employees and pay our expenses. Such capital may not be available on commercially acceptable terms, if at all. If we do not receive the additional capital, we may be forced to curtail or abandon our plans to recommence our operations and we may need to permanently cease our operations” for additional information.

Nook Holdings, LTD

On September 28, 2023, the company entered into Stock Purchase Agreement with the shareholders of Nook Holdings Limited (“Nook”), a private limited company incorporated and registered in the Abu Dhabi Global Market, Abu Dhabi, United Arab Emirates (“UAE”). The total purchase price is approximately $2.314 million. The Company made three payments totaling $137,500 in the fourth quarter and anticipates the transaction closing in the fourth quarter of 2024 or as otherwise agreed by the parties. Nook is known for its innovative approach to co-working in Dubai and has procured 200 licenses for individuals and companies in the sports, health and wellness sector seeking access to Dubai and the broader Middle Eastern market. With its exclusive partnership with the Dubai Multi-Commodities Centre Free Zone (DMCC), Nook offers a wide range of services, including business setup support, insurance, VAT registration, and networking opportunities for like-minded sports entrepreneurs. As part of the acquisition, Nook will be rebranded under the Sports.com umbrella.

Sports.com

In December 2021, we finalized the acquisition of the domain name https://sports.com and on November 15, 2022, we formed a wholly-owned subsidiary called Sports.com, Inc., a Texas corporation (“Sports.com”). Subsequently, Sports.com announced a partnership with the Saudi Motorsports Company, which enabled the Company to roll out the Sports.com brand at the FIFA World Cup decider at the end of November 2022. In December 2022, Sports.com signed an agreement with Data Sports Group, GmbH (“DSG”), which provided Sports.com the exclusive North American distribution rights for sports data products offered and maintained by DSG (the “DSG Data”). The DSG Data is being sold through the same sales resources and sales channels as the lottery data offered by TinBu. On July 23, 2023, DSG exercised its right to terminate the exclusive distribution rights due to Sports.com not meeting its contractual obligations.

As reported on form 8-K filed with the SEC on February 9, 2024, on February 5, 2024, the Company entered into a Memorandum of Understanding (the “MOU”) with WA Technology Group Limited (“WATG”), whereby the Company has agreed to pay WATG a total of $500,000 US dollars in restricted common stock at a price of $3.00 per share. A second payment by Lottery.com to WATG shall be due in five years and 2 months from the date of the definitive agreement to be signed by the parties at a later date. The total consideration for the second payment is the equivalent of $500,000 US dollars in restricted common stock at market value on the date the second payment is due. In addition, the Company will nominate an individual (at a later date) from WATG to act as a dedicated consultant to the Company for the purpose of expanding its brand, ticket sales and global operations. In exchange, the Company shall own a non-exclusive perpetual single use license for WATG’s Lottery Player & Account Management Software (“PAM”) and WATG shall provide its full spectrum of iGaming solutions to the Company to manage its global growth strategy. The parties shall co-operate and collaborate with one another’s businesses and shall enter a more definitive agreement at a later date.

As reported on form 8-K filed with the SEC on February 21, 2024, on February 15, 2024, the Company entered into a Memorandum of Understanding (the “MOU”) with S&MI Ltd. (“SportLocker.com”), whereby it agreed to pay the shareholders of S&MI Ltd. a total of $1,000,000 in restricted common stock at a valuation of $3.00 per share.

The first payment of $150,000 in restricted common stock (50,000 shares) of the Company is due and payable not later than the first business date following the Completion Date. The remaining payments in restricted common stock to the shareholders of S&MI Ltd. by the Company will be made as follows:

(ii) a second payment of $212,500 (70,833 shares) due on or before one hundred and twenty-one (121) days following the Closing Date; (ii) a third payment, of $212,500 (70,833 shares) due on or before two hundred and twelve (212) days following the Completion Date; (iii) a fourth payment of $212,500 (70,833 shares) due on or before three hundred and one (301) days following the Closing Date and (vi) a final and fifth payment of $212,500 (70,834 shares) due on or before three hundred and ninety-six (396) days following the Closing Date. The terms and conditions set forth in the MOU shall be incorporated into a definitive agreement to be entered into by the parties with a Closing Date on or before September 1, 2024 or as otherwise agreed to by the parties.

In addition, the Company has agreed to make available to the business of SportLocker.com, cash, media credits or combination thereof over the twelve months following the Closing Date as additional capital investment into the business plan, to facilitate brand awareness, user acquisition and general performance marketing and promotion, influencer and subscription campaigns and branding activities of S&MI’s streaming and social engagement, subject to the Company successfully raising a minimum of new capital.

On March 7, 2024, Sports.com, a wholly-owned subsidiary of the Company, announced by press release that it has launched the “Sports.com App”. The App (which is available for download for free from all major app stores) connects sports content with audiences worldwide. By uniting a diverse community of sports enthusiasts across various genres, demographics, and countries, Sports.com plans to eliminate multiple cultural barriers and foster a global sports community.

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On March 28, 2024, Sports.com, a wholly-owned subsidiary of the Company, announced by press release that it has obtained the rights to live stream the March 31, 2024 heavyweight title fight between Frazier Clarke and Fabio Wardley. The live stream was available to view for free for millions of sports fans in Africa, via the Sports.com website.

The live streaming event is the result of a partnership between Sports.com, BOXXER, the fast-growing UK boxing promotional company, and Sky Sports in the UK and Ireland. Sports.com has entered into an agreement with BOXXER to provide live coverage through the Sports.com platform in Africa, via local telecom partners such as Vodacom, which will provide free access to millions of viewers.

This partnership underscores Sports.com’s commitment to bringing inclusivity, innovation, and entertainment to sports. To view the live streaming event on Sports.com, African-based sports fans were able to sign up via local mobile operators to watch the fight on the Sports.com platform. Sports.com’s strategic intent is to provide more such content to sports fans in underserved markets including those in the Middle East and Africa.

Plans for Recommencement of Company Operations

As noted above, since the Operational Cessation, the Company has had minimal day-to-day operations and has primarily focused on restarting certain of its core businesses. The Company has developed a three-phase plan to recommence its operations, which plan is outlined below.

Phase 1 - Relaunch B2B API Platform. During the Operational Cessation, the Company maintained positive relationships with its ticket-printing and courier partners, as well as several distribution partners that have been found to be in compliance with local, state, and federal rules related to ticket procurement and distribution. These partners have implemented the Lottery.com API and have advised the Company that they expect to be ready to offer lottery games to their customers through their sales channels when the Company resumes operations. As such, the Company believes that it has sufficient demand to resume operation of its B2B API platform operations, assuming it is able to maintain the core employee team to manage the lottery ticket fulfillment process and access sufficient capital to expand the launch of  Project Nexus, which was designed to, among other things, handle high levels of user traffic and transaction volume, while maintaining expediency, security, and reliability in the administrative and back-office functionality required by the B2B API. Our B2B API Platform resumed limited operations in April 2023.

Phase 2 - Resume B2C Platform Operations. The Company believes that it will be in a position to relaunch its B2C Platform by fall 2024. As of the date of this Report, the Company expects that it will initially relaunch its B2C Platform to customers in Texas for a period of time before rolling it out to other jurisdictions. The Company may elect to accelerate the relaunch of its Platform to customers in another state. The Company plans to limit the rollout in order to give it additional time to properly vet and confirm compliance with local, state and federal rules related to ticket procurement and distribution. For more information, see “Item 1A. Risk Factors - Regulatory and Compliance Risks - A jurisdiction may enact, amend, or reinterpret laws and regulations governing our operations in ways that impair our revenues, cause us to incur additional legal and compliance costs and other operating expenses, or are otherwise not favorable to our existing operations or planned growth, all of which may have a material adverse effect on us or our results of operations, cash flow, or financial condition.” The Company has also maintained various pre-paid media credits that it expects to use to launch and maintain promotional campaigns geared towards encouraging prior customers to return to the Platform and to acquire new customers.

Phase 3 - Restore Other Business Lines and Projects. Assuming the success of Phase 1 and Phase 2, the Company expects to restore other products it previously offered, such as supplying lottery tickets to consumers in approved domestic jurisdictions, partnering with licensed providers in international jurisdictions to supply legitimate domestic lottery games, and reviving other products and services that were under development when the Operational Cessation occurred.

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As of the date of this Report, the current estimated cash balance of the Company and subsidiaries is approximately $36,799. The Company believes that this cash on hand, along with future borrowings, will be sufficient for the Company to resume its core operations.

As of the date of this Report, our common stock and warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbols “LTRY” and “LTRYW,” respectively. As of the date of this Report, we are in compliance with Nasdaq’s continued listing requirements (the “Listing Rules”). See, “Risk Factors - Risks Related to Our Common Stock and Warrants – Although we are currently in full compliance with the continued listing standards of Nasdaq, we may not be able to remain in full compliance with Nasdaq’s continued listing standards in the future.” Additionally, under its new management, the Company continues to work to improve its disclosure and reporting controls. Also, the Company plans to continue to strengthen and improve its systems of internal control over financial reporting and invest in additional legal, accounting, and financial resources.

Even if the Company’s three phase plan to recommence its operations is successful, there can be no assurance that the Company will be able to maintain compliance with the applicable Listing Rules, or that the Nasdaq Panel will continue to stay the delisting of the Company’s securities on Nasdaq.  If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy or sell the Company’s common stock and warrants or to obtain accurate quotations, and the price of the Company’s common stock and warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise additional capital needed to fund its operations and/or trigger defaults and penalties under outstanding agreements or securities of the Company.

There can be no assurance that we will have sufficient capital to support our operations and pay expenses, repay our debt, or that additional funds will be available on favorable terms, if at all. We may not be able to restart our operations or generate sufficient funding to support such operations in the future. The Company’s ability to continue its current operations, prepare and refile required reports, and restart its prior operations, is dependent upon obtaining new financing. Future financing options available to the Company include equity financings, debt financings or other capital sources, including collaborations with other companies or other strategic transactions. Equity financings may include sales of common stock. Such financing may not be available on terms favorable to the Company or at all. The terms of any financing may adversely affect the holdings or rights of the Company’s stockholders and may cause significant dilution to existing stockholders. There can be no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company, if at all, which would have a material adverse effect on its business, financial condition and results of operations, and it could ultimately be forced to discontinue its operations and liquidate. These matters, when considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that the financial statements are issued. The accompanying financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

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Components of Our Results of Operations (Prior to the Operational Cessation)

Our Revenue

Revenue from B2C Platform. Our revenue is the retail value of the acquired lottery game and the service fee charged to the user, which we impose on each lottery game purchased from our B2C Platform. The amount of the service fee is based upon several factors, including the retail value of the lottery game purchased by a user, the number of lottery games purchased by a user, and whether such user is located within the U.S. or internationally. Currently, in the U.S, the minimum service fee is $0.50 for the purchase of a $1 lottery game and $1 for the purchase of a $2 lottery game; the service fee for additional lottery games purchased in the same transaction is 6% of the face value of all lottery games purchased. For example, the service fee for the purchase of five $2 tickets is $1.60, comprised of the $1 base service fee, plus 6% of the aggregate value of the face value of all lottery games purchased. The Company did not operate its B2C platform in 2023.

Internationally, B2C sales in jurisdictions where we do not have direct or indirect authority generate an immaterial amount of revenue, and we are assessing our operations in these jurisdictions. As discussed above, our B2C Platform is not currently operational. We anticipate that our B2C Platform will become operational by fall 2024.

Revenue from B2B API. Together with our third-party commercial partner(s), we agree on the amount of the technology usage fee to be imposed on the sale of each lottery game purchased through the B2B API, if any, together with a service fee to be charged to the user; we receive up to 50% of the net revenues from such technology usage fee and service fee pursuant to our commercial agreement with each commercial partner. As discussed above, following the Operational Cessation, our B2B API Platform resumed limited operations in April 2023.

Data Services. Commercial acquirers of our Data Service pay a subscription for access to the Data Service and, for acquisition of certain large data sets, an additional per record fee. The Company additionally enters into multi-year contracts pursuant to which it sells proprietary, anonymized transaction data pursuant to multi-year agreements and in accordance with our Terms of Service in consideration of a fee. Our Data Services operations were not impacted by the Operational Cessation.

Our Operating Costs and Expenses

Personnel Costs. Personnel costs include salaries, payroll taxes, health insurance, worker’s compensation and other benefits for management and office personnel.

Professional Fees. Professional fees include fees paid for legal and financial advisors, accountants and other professionals related to the Business Combination and other transactions.

General and Administrative. General and administrative expenses include marketing and advertising expenses, office and facilities lease payments, travel expenses, bank fees, software dues and subscriptions, expensed research and development (“R&D”) costs and other fees and expenses.

Depreciation and Amortization. Depreciation and amortization expenses include depreciation and amortization expenses on real property and other assets.

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Key Trends and Factors Affecting Our Results

The following describes the trends associated with our business prior to the Operational Cessation that have impacted, and which we expect will continue to impact, our business and results of operations in a material way:

International operations. We face challenges related to expanding our footprint globally and the related process of obtaining the licenses and regulatory approvals necessary to provide services and products within new and emerging markets. The international jurisdictions where we operate and seek to expand have been subject to increasing foreign currency fluctuations against the U.S. dollar, inflationary pressures and political and economic instability. We expect these trends to continue during fiscal 2024 and believe they are likely to affect consumer spending, which could have a material impact on our revenues. As a result, it may take longer to achieve projected revenue gains or generate cash in any such regions affected or any new foreign jurisdiction into which we expand.

Introduction of a new gaming platform. We developed a proprietary, blockchain-enabled gaming platform, which we named Project Nexus. Project Nexus is designed to handle high levels of user traffic and transaction volume, while maintaining expediency, security, and reliability in (i) the processing of lottery game sales, (ii) fulfillment of retail requirements of the B2C Platform, (iii) the administrative and back-office functionality required by our B2B API, and (iv) the requirements of our claims and redemption process. We expect to utilize this platform to launch new products, including any proprietary products we may introduce. The introduction of new technology like Project Nexus is subject to risks including, among other things, implementation delays, issues successfully integrating the technology into our solutions, or the possibility that the technology does not produce the expected benefits.

Our growth plans and the competitive landscape. Our direct competitors operate in the global entertainment and gaming industries and, like us, seek to expand their product and service offerings with integrated products and solutions. Our short-to-medium term focus is on increasing our penetration in our existing U.S. jurisdictions by increasing direct to consumer marketing campaigns, introducing our B2C Platform into new U.S. and select foreign jurisdictions and acquiring synergistic regulated and sports betting enterprises domestically and abroad.

Competition in the sale of online lottery games has significantly increased in recent years, is currently characterized by intense price-based competition, and is subject to changing technology, shifting needs and frequent introductions of new games, development platforms and services. To maintain our competitive edge alongside other established industry players (many of which have more resources, or capital), we expect to incur greater operating expenses, such as increased marketing expenses, increased compliance expenses, increased personnel and advisory expenses associated with being a public company, additional operational expenses and salaries for personnel to support expected growth, additional expenses associated with our ability to execute on our strategic initiatives including our aim to undertake merger and acquisition activities, as well as additional capital expenditures associated with the ongoing development and further implementation of Project Nexus.

Current Plan of Operations

As of the date of this Report, the Company’s primary revenue drivers are the resumption of its B2B API platform and the launch of Sports.com. It is anticipated that operational costs for the next 12 months through April 30, 2024 will be greater than revenues. It is anticipated that the liquidity gap will be satisfied by equity investment or debt incurred, of which there is no assurance. We anticipate that our B2C Platform will become operational by fall 2024.

Beyond the next 12 months, the Company plans to continue to expand domestic and international operations. Moreover, the Company plans to enhance its mobile application to include pool plays, ticket subscriptions, loyalty programs and various gamification modules.

F-35

Results of Operations

Our consolidated financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Three Months Ended June 30, 2024 Compared to Three Months Ended June 30, 2023

The following table summarizes our results of operations for the three months ended June 30, 2024 and June 30, 2023, respectively.

For the three months Ended June 30, 2024 and 2023

	For the three months Ended June 30,
	2024	2023	$ Change	% Change

Revenue	$256,997	$655,344	(398,347)	-61%
Cost of revenue	45,570	95,683	(50,113)	-52%
Gross profit	211,427	559,661	(348,234)	-62%

Operating expenses:
Personnel costs	1,789,986	1,306,007	483,979	37%
Professional fees	2,305,847	1,112,310	1,193,537	107%
General and administrative	674,543	964,502	(289,959)	-30%
Depreciation and amortization	1,330,745	1,392,158	(61,413)	-4%
Total operating expenses	6,101,121	4,774,977	1,326,144	22%
Loss from operations	(5,889,694)	$(4,215,316)	1,674,378	40%

Other expenses
Interest expense	121,815	41,142	80,673	196%
Other (income) expense	(43,992)	(399)	43,593	109%
Total other expenses, net	77,823	(40,743)	37,080	48%
				91%
Net loss before income tax	$(5,967,517)	$(4,256,059)	1,711,458	40%
Income tax expense (benefit)	4,150	-	4,150	100%
Net loss	(5,971,667)	(4,256,059)	1,715,608	40%

Revenue.

Revenue. Revenue for the three months ended June 30, 2024 was $257 thousand, a decrease of $398 thousand, or 61%, compared to revenue of $655 thousand for the three months ended June 30, 2023. $340 thousand of the decrease was in the core domestic lottery business and $65 thousand was in Global Gaming.

Cost of Revenue. Cost of revenue includes product costs, commission expense to affiliates and commercial partners, and merchant processing fees. Cost of revenue for the three months ended June 30, 2024 was $46 thousand, a decrease of $50 thousand, or 52%, compared to cost of revenue of $96 thousand for the three months ended June 30, 2023. $37 thousand of the decrease was in the core domestic lottery business and $13 thousand was in Global Gaming.

Gross Profit. Gross profit for the three months ended June 30, 2024 was $211 thousand compared to $560 thousand for the three months ended June 30, 2023, a decrease of $348 thousand, or 62%. The change in gross profit is correlated to the change in revenue as described above.

F-36

Operating Costs and Expenses.

	For the three months Ended June 30,
	2024	2023	$ Change	% Change

Operating expenses:
Personnel costs	1,789,986	1,306,007	483,979	37%
Professional fees	2,305,847	1,112,310	1,193,537	107%
General and administrative	674,543	964,502	(289,959)	-30%
Depreciation and amortization	1,330,745	1,392,158	(61,413)	-4%
Total Operating Expenses	6,101,121	4,774,977	1,326,144	22%
Loss from operations	(5,889,694)	(4,215,316)	1,674,378	40%

Operating expenses for the three months ended June 30, 2024 were $6.1 million, an increase of $1.3 million, or 22%, compared to $4.8 million for the three months ended June 30, 2023. The increase was driven by an increase of $1.2 million in professional fees accompanied an increase in personnel costs of $500 thousand, partially offset by decreases in general and administrative expenses by $290 thousand and depreciation and amortization by $61 thousand. Reasons for these decreases are described below.

Personnel Costs. Personnel costs were $1.8 million for the three months ended June 30, 2024, an increase of $500 thousand from $1.3 million for the three months ended June 30, 2023. The composition of the team is different for the three months ended June 30, 2024 than it was for the three months ended June 30, 2023, resulting in higher costs. Additionally, there was no compensation expense incurred for the CEO and CFO during the three months ended June 30, 2023 as both did not commence working in their roles until July of 2023.

Professional Fees. Professional fees increased by $1.2 million or 107%, from $1.1 million for the three months ended June 30, 2023 to $2.3 million for the three months ended June 30, 2024. The increase was due to expenses incurred for outside attorneys, other consultants, and directors in the three months ended June 30, 2024. Activity levels for the business, and these types of expense were lower for the same period in 2023.

F-37

General and Administrative. General and administrative expenses were $675 thousand, for the three months ended June 30, 2024, a decrease of $290 thousand from $964 thousand for the three months ended June 30, 2023. A primary driver of the reduction is lower accrual for franchise taxes in the three months ended June 30, 2024 than the three months ended June 30, 2023.

Depreciation and Amortization. Depreciation and amortization decreased $61 thousand, or 4%, from $1.39 million for the three months ended June 30, 2024 to $1.33 million for the three months ended June 30, 2023. The decrease was primarily driven by write-offs to intangible assets related to Global Gaming at the end of 2023 as well as another intangible asset becoming fully amortized at the end of 2023 - - both of which resulted in lower amortization expense for the three months ended June 30, 2024.

Other (Income) Expense, Net.

	For the three months Ended June 30,
	2024	2023	$ Change	% Change

Other expenses
Interest expense	121,815	41,142	80,673	196%
Other (income) expense	(43,992)	(399)	43,593	109%
Total other expenses, net	77,823	40,743	37,080	48%

Interest Expense. Interest expense for the three months ended June 30, 2024 was $122 thousand vs interest expense of $41 thousand for the three months ended June 30, 2023, an increase of $81 thousand or 196%. Interest expense relates to notes payable from the time of the business combination plus interest on more recent convertible notes from Woodford, UCIL, and Univest. The convertible debt increased in the third and fourth quarters of 2023 and first and second quarters of 2024. Higher amounts of convertible debt in the three months ended June 30, 2024 as compared with the three months ended June 30,2023 resulted in the increase in interest expense.

Other (Income) Expense. Other (Income) for the three months ended June 30, 2024 was $44 thousand vs $4 hundred for the three months ended June 30, 2023, an increase of $43 thousand or 109%. The amount for June 30 2024 is the result of a reclassification of expenses.

Six Months Ended June 30, 2024 Compared to Six Months Ended June 30, 2023

The following table summarizes our results of operations for the six months ended June 30, 2024 and June 30, 2023, respectively.

	For the six months Ended June 30,
	2024	2023	$ Change	% Change

Revenue	$516,317	$1,275,573	(759,256)	-60%
Cost of revenue	129,357	130,830	(1,473)	-1%
Gross profit	386,960	1,144,743	(757,783)	-66%

Operating expenses:
Personnel costs	2,774,665	2,563,441	211,224	8%
Professional fees	5,509,896	1,852,238	3,657,658	197%
General and administrative	971,194	1,301,830	(330,636)	-25%
Depreciation and amortization	2,615,728	2,797,638	(181,910)	-6%
Total operating expenses	11,871,483	8,515,147	3,356,336	39%
Loss from operations	(11,484,523)	$(7,370,404)	4,114,119	56%

Other expenses
Interest expense	224,031	41,165	182,866	444%
Other expense	8,684	58,472	(49,788)	-85%
Total other expenses, net	232,715	99,637	133,078	133%

Net loss before income tax	$(11,717,238)	$(7,470,041)	4,247,197	57%
Income tax expense (benefit)	8,300	-	8,300	100%
Net loss	(11,725,538)	(7,470,041)	4,255,497	57%

F-38

Revenue.

Revenue. Revenue for the six months ended June 30, 2024 was $516 thousand, a decrease of $759 thousand, or 60%, compared to revenue of $1.3 million for the six months ended June 30, 2023. $338 thousand of the decrease was in the core domestic lottery business, $322 thousand was in Tinbu, and $97 thousand was in Global Gaming.

Cost of Revenue. Cost of revenue includes product costs, commission expense to affiliates and commercial partners, and merchant processing fees. Cost of revenue for the six months ended June 30, 2023 was essentially the same as for the six months ended June 30, 2023. Lower costs of revenue for the core lottery platform were offset by increases

Gross Profit. Gross profit for the six months ended June 30, 2024 was $387 thousand compared to $1.1 million for the six months ended June 30, 2023, a decrease of $757 thousand, or 66%. The change in gross profit is correlated to the change in revenue as described above.

Operating Costs and Expenses.

	For the six months Ended June 30,
	2024	2023	$ Change	% Change

Operating expenses:
Personnel costs	2,774,665	2,563,441	211,224	8%
Professional fees	5,509,856	1,852,238	3,657,658	197%
General and administrative	971,194	1,301,830	(330,636)	-23%
Depreciation and amortization	2,615,728	2,797,638	(181,910)	-6%
Total operating expenses	11,871,483	8,515,147	3,356,336	39%
Loss from operations	(11,484,523)	$(7,370,404)	4,114,119	56%

Operating expenses for the six months ended June 30, 2024 were $11.9 million, an increase of $3.4 million, or 39%, compared to $8.5 million for the six months ended June 30, 2023. The increase was primarily driven by an increase of $3.7 million in professional fees accompanied by an increase in personnel costs by $211 thousand, partially offset by decreases in general and administrative expenses of $330 thousand and depreciation and amortization by $182 thousand. Reasons for these decreases are described below.

Personnel Costs. Personnel costs increased by $211 thousand from $2.6 million for the six months ended June 30, 2023, to $2.8 million for the six months ended June 30, 2024. The composition of the team is different for the six months ended June 30, 2024 than it was for the six months ended June 30, 2023. The increase was due to inclusion of compensation expense for the CEO and CFO for the six months ended June 30, 2024 where they were not in their roles for the six months ended June 30, 2023.

Professional Fees. Professional fees increased by $3.7 million, or 197%, from $1.9 million for the six months ended June 30, 2023 to $5.5 million for the six months ended June 30, 2024. The increase was due to expenses incurred for outside attorneys, other consultants, and directors in the six months ended June 30, 2024.

F-39

General and Administrative. General and administrative expenses decreased $330 thousand, or 25%, from $1.3 million for the six months ended June 30, 2023 to $971 thousand for the six months ended June 30, 2024. A primary driver of the reduction is lower accrual for franchise taxes in the six months ended June 30, 2024 than the six months ended June 30, 2023.

Depreciation and Amortization. Depreciation and amortization decreased $182 thousand, or 6%, from $2.80 million for the three months ended June 30, 2023 to $2.62 million for the six months ended June 30, 2024. The decrease was primarily driven by write-offs to intangible assets related to Global Gaming at the end of 2023 as well as another intangible asset becoming fully amortized at the end of 2023 - - both of which resulted in lower amortization expense for the six months ended June 30, 2024.

Other (Income) Expense, Net.

	For the six months Ended June 30,
	2024	2023	$ Change	% Change

Other expenses
Interest expense	224,031	41,165	182,866	444%
Other expense	8,684	58,472	(49,788)	-85%
Total other expenses, net	232,715	99,637	133,078	133%

Interest Expense. Interest expense for the six months ended June 30, 2024 was $224 thousand vs interest expense of $41 thousand for the three months ended June 30, 2023, an increase of $183 thousand or 444%. Interest expense relates to notes payable from the time of the business combination plus interest on more recent convertible notes from Woodford, UCIL, and Univest. The convertible debt increased in the third and fourth quarters of 2023 and first and second quarters of 2024. Higher amounts of convertible debt in the six months ended June 30, 2024 as compared with the six months ended June 30,2023 resulted in the increase in interest expense.

Other Expense.

Liquidity and Capital Resources

Prior to the Operational Cessation, our primary need for liquidity was to fund working capital requirements of our business, growth, capital expenditures and for general corporate purposes. Our primary source of liquidity had historically been funds generated by financing activities. Upon the Closing of the business combination on October 29, 2021, we received net proceeds of approximately $42.8 million in cash.

Following the Operational Cessation, our primary need for liquidity has been to fund the restart of our business operations, re-hire employees and pay our expenses. The most likely source of such future funding presently available to us is through additional borrowings under loan agreements or through the issuance of equity or debt securities. If lenders do not advance us amounts as agreed under loan agreements or we are otherwise not able to secure the necessary capital to restart our operations, hire new employees, and obtain funding sufficient to support and restart our operations, we may be forced to permanently cease our operations, sell off our assets and operations, and/or seek bankruptcy protection, which could cause the value of our securities to become worthless.

These conditions, along with our current lack of material revenue producing activities, and significant debt, raise substantial doubt about our ability to continue as a going concern for the next 12 months. For more information, see Note 2 - Significant Accounting Policies, Going Concern to the consolidated financial statements included herein, as well as the risk factors included in Item 1A of this Report entitled “In July 2022, we furloughed the majority of our employees and suspended our lottery game sales operations after determining that we did not have sufficient financial sources to fund our operations or pay certain existing obligations, including our payroll and related obligations. As a result, we may not be able to continue as a going concern” and “We need additional capital to, among other things, support and restart our operations, re-hire employees and pay our expenses. Such capital may not be available on commercially acceptable terms, if at all. If we do not receive the additional capital, we may be forced to curtail or abandon our plans to recommence our operations and we may need to permanently cease our operations.”

Prior Convertible Debt Obligations

Prior to the Closing, we funded our operations through the issuance of convertible promissory notes.

From August to October 2017, the Company entered into seven Convertible Promissory Note Agreements with unaffiliated investors for an aggregate amount of $821,500. The notes bore interest at 10% per year, were unsecured, and were due and payable on June 30, 2019. The Company and the noteholders executed amendments in February 2021 to extend the maturity date to December 21, 2021.

From November 2019 through October 28, 2021, we issued approximately $48.2 million in aggregate principal amount of Series B convertible promissory notes. The notes bore interest at 8% per year, were unsecured, and were due and payable on dates ranging from December 2020 to December 2022. For those promissory notes that would have matured on or before December 31, 2020, the parties extended the maturity date to December 21, 2021 through amendments executed in February 2021. The amendments also allowed for automatic conversion to equity as a result of the Business Combination. Nearly all of the aforementioned promissory notes automatically converted into shares of Common Stock or were terminated pursuant to their terms, as applicable, in connection with the Closing. Those that remain outstanding do not have conversion terms that were triggered by the Closing.

F-40

Immediately prior to the Closing, approximately $60.0 million of convertible debt was converted into equity of AutoLotto.

As of June 30, 2024, we had $3,535,978 of convertible debt outstanding. A portion of this debt has matured and is theoretically in default.

See “-Recent Developments- Loan Agreement with Woodford” and “Loan Agreement with United Capital Investments London Limited” above for additional information.

Cash Flows

Net cash used in operating activities was $1.4 million for the three months ended June 30, 2024, compared to net cash used in operating activities of $576 thousand for the three months ended June 30, 2023.

Net cash used in investing activities during the three months ended June 30, 2024 was $0, which was the same as for the prior year.

Net cash provided by financing activities was $965,000 for the three months ended June 30, 2024, compared to net cash provided of $676 thousand for the three months ended June 30, 2023, which was $320 thousand lower year over year.

F-41

Emerging Growth Company Accounting Election

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and have elected to take advantage of the benefits of this extended transition period. We expect to remain an emerging growth company through the end of the 2023 fiscal year and we expect to continue to take advantage of the benefits of the extended transition period. This may make it difficult or impossible to compare the financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions for emerging growth companies because of the potential differences in accounting standards used.

Critical Accounting Policies and Estimates

Our financial statements and the related notes thereto included elsewhere in this Report are prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The preparation of financial statements requires management to make estimates and assumptions that affect the reporting values of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The more significant estimates and assumptions are those used in determining the recoverability of long-lived assets. Accordingly, actual results could differ from those estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flow will be affected.

Our critical accounting policies are described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in the Annual Report and the notes to the audited financial statements appearing elsewhere in the Annual Report. During the six months ended June 30, 2024, there were no material changes to our critical accounting policies from those discussed in our Amended 2023 Annual Report. In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” This guidance requires recognition of most lease liabilities on the balance sheet to give investors, lenders, and other financial statement users a more comprehensive view of a company’s long-term financial obligations, as well as the assets it owns versus leases. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2021, and for interim periods within annual periods after December 15, 2022. In July 2018, the FASB issued ASU 2018-11 making transition requirements less burdensome. The standard provides an option to apply the transition provisions of the new standard at its adoption date instead of at the earliest comparative period presented in the Company’s financial statements. We are currently evaluating the impact that this guidance will have on our financial statements as well as the expected adoption method. The adoption of this standard will not have a material impact on our financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments”, as additional guidance on the measurement of credit losses on financial instruments. The new guidance requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable supportable forecasts. In addition, the guidance amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The new guidance is effective for all public companies for interim and annual periods beginning after December 15, 2019, with early adoption permitted for interim and annual periods beginning after December 15, 2018. In October 2019, the FASB approved a proposal which grants smaller reporting companies additional time to implement FASB standards on current expected credit losses (CECL) to January 2023. As a smaller reporting company, we will defer adoption of ASU No. 2016-13 until January 2023. We are currently evaluating the impact this guidance will have on our condensed consolidated financial statements.

F-42

LOTTERY.COM INC.

LOTTERY.COM, INC. CONSOLIDATED BALANCE SHEETS (RESTATED)

	December 31,	December 31,
	2023	2022
ASSETS	(As Restated)
Current assets:
Cash	$359,826	$102,766
Restricted cash	-	-
Accounts receivable	24,241	208,647
Prepaid expenses	19,020,159	19,409,323
Other current assets	907,632	718,550
Total current assets	20,311,858	20,439,286

Notes receivable	2,000,000	2,000,000
Investments	250,000	250,000
Goodwill	11,227,491	19,590,758
Intangible assets, net	17,681,874	23,982,445
Property and equipment, net	21,309	108,078
Other long-term assets	12,884,686	13,009,686
Total assets	$64,377,218	$79,380,253

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$7,991,802	$7,607,633
Deferred revenue	357,143	464,286
Notes payable - current	6,026,669	3,755,676
Accrued interest	858,875	484,172
Accrued and other expenses	11,359,616	4,626,973
Other liabilities	1,167,111	625,028
Total current liabilities	27,761,216	17,563,768

Long-term liabilities:
Convertible debt, net - noncurrent	-	-
Other long-term liabilities	-	-
Total long-term liabilities		-
Commitments and contingencies (Note 13)	-	-
Total liabilities	27,761,216	17,563,768

Equity
Controlling Interest
Preferred Stock, par value $0.001, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, par value $0.001, 500,000,000 shares authorized, 2,877,045 and 2,527,045 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	2,877	2,527
Additional paid-in capital	269,690,569	267,597,370
Accumulated other comprehensive loss	(91,667)	3,622
Accumulated deficit	(235,106,206)	(208,187,210)
Total Lottery.com Inc. stockholders’ equity	34,495,573	59,416,309
Noncontrolling interest	2,120,429	2,400,176
Total Equity	36,616,002	61,816,485

Total liabilities and stockholders’ equity	$64,377,218	$79,380,253

The accompanying notes are an integral part of these restated consolidated financial statements.

F-43

LOTTERY.COM INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEAR ENDING DECEMBER 31, 2023 and 2022

(RESTATED)

	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total AutoLotto Inc. Stockholders’	Noncontrolling	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Income	Equity	Interest	Equity

Balance as of December 31, 2021	2,512,816	2,513	239,406,387	(148,188,138)	(655)	91,220,107	2,780,092	94,000,253

Issuance of common stock upon stock option exercise	3,006	3	(57)	-	-	(54)	-	(54)
Issuance of common stock for legal settlement	3,000	3	241,737	-	-	241,740	-	241,740
Stock based compensation	8,224	8	27,949,249	-	-	27,949,257	-	27,949,257
Other comprehensive loss	-	-	-	-	4,277	4,277	-	4,277
Comprehensive loss	-	-	-	(59,999,072)	-	(59,999,072)	(379,916)	(60,378,988)
Balance as of December 31, 2022	2,527,045	$2,527	$267,597,370	$(208,187,210)	$3,622	$59,416,309	$2,400,176	$61,816,485

Stock based compensation	350,000	$350	$2,093199	-	-	$2,093,549	-	$2,093,549
Other comprehensive loss	-	-	-	-	(70,273)	(70,273)	-	(70,273)
Prior period adjustments made to accumulated deficit				(1,381,681)	(25,016)	(1,406,413)	(7,135)	(1,413,548)
Comprehensive loss	-	-	-	(25,537,315)	-	(25,537,315)	(272,612)	(25,809,928)
Balance as of December 31, 2023	$2,877,045	$2,877	$269,690,569	$(235,106,206)	$(91,667)	$34,495,573	$2,120,429	$36,616,002

The accompanying notes are an integral part of these restated consolidated financial statements.

F-44

LOTTERY.COM INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (RESTATED)

	Years Ended December 31,
	2023	2022
	(As Restated)
Revenue	$6,987,474	$6,779,057
Cost of revenue	5,666,544	4,310,750
Gross profit	1,320,930	2,468,307

Operating expenses:
Personnel costs	4,570,206	37,114,485
Professional fees	6,741,837	6,613,546
General and administrative	9,484,681	9,012,673
Depreciation and amortization	5,691,322	5,601,374
Total operating expenses	26,488,046	58,342,078
Loss from operations	(25,167,116)	(55,873,771)

Other expenses
Interest expense	376,110	764,839
Other expense	136,429	3,721,291
Total other expenses, net	512,539	4,486,130
Net loss before income tax	(25,679,655)	(60,359,901)
Income tax expense (benefit)	60,000	23,364
Net loss	(25,739,655)	(60,383,265)

Other comprehensive loss
Foreign currency translation adjustment, net	(70,273)	4,277
Comprehensive loss	(25,809,928)	(60,378,988)

Net income attributable to noncontrolling interest	272,613	379,916
Net loss attributable to Lottery.com Inc.	$(25,537,315)	$(59,999,072)

Net loss per common share
Basic and diluted	$(9.84)	$(23.79)

Weighted average common shares outstanding
Basic and diluted recheck WA shares	2,596,493	2,522,175

The accompanying notes are an integral part of these restated consolidated financial statements.

F-45

LOTTERY.COM INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)

	Years Ended December 31,
	2023	2022
	(As Restated)
Cash flow from operating activities
Net loss attributable to Lottery.com Inc.	$(25,537,315)	$(59,999,072)
Adjustments to reconcile net loss to net cash used in operating activities:
Net income attributable to noncontrolling interest	279,747	(379,916)
Depreciation and amortization	5,691,379	5,601,374
Stock-based compensation expense	2,093,199	27,949,257
Loss on impairment of goodwill and intangibles	6,710,200	412,450
Issuance of common stock for legal settlement	-	241,740

Changes in assets & liabilities:
Accounts receivable	184,406	(129,465)
Prepaid expenses	389,164	3,487,315
Notes Receivable	-	(2,000,000)
Other current assets	(189,082)	(492,351)
Trade payables	384,169	6,601,098
Deferred revenue	(107,143)	(698,049)
Accrued interest	374,703	307,912
Accrued and other expenses	6,982,419	210,805
Other liabilities	542,083	625,028
Other long-term assets	125,000	(13,009,686)
Other long-term liabilities	-	(1,169)
Prior period adjustments to Accumulated Deficit	(32,151)	-
Net cash used by operating activities	(2,109,222)	(31,272,729)

Cash flow from investing activities
Purchases of property and equipment	-	(127,265)
Purchases of intangible assets	-	(1,124,823)
Net cash used in investing activities	-	(1,252,088)

Cash flow from financing activities
Proceeds from issuance of notes payable	2,270,993	-
Payments on notes payable - related parties	-	(15,664)
Net cash provided by financing activities	2,270,993	(15,664)
Effect of exchange rate changes on cash	95,289	4,277
Net change in net cash and restricted cash	257,060	(32,536,204)
Cash and restricted cash at beginning of period	102,766	32,638,970
Cash and restricted cash at end of period	$359,826	$102,766

Supplemental Disclosure of Cash Flow Information:
Interest paid in cash	$-	$483,582
Taxes paid in cash	$-	$-

The accompanying notes are an integral part of these restated consolidated financial statements.

F-46

LOTTERY.COM INC.

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Operations

Description of Business

During FY 2023, the Company addressed legacy issues while successfully regaining full compliance with Nasdaq’s continued listing rules and restarting operations in order to stage Lottery.com for growth in FY 2024.  The cornerstone of the Company’s operational progress for FY 2024 will be driven by technology, product and service/capability enhancements.

Lottery.com Inc. (formerly Trident Acquisitions Corp) (“TDAC”, “Lottery.com” or “the Company”), was formed as a Delaware corporation on March 17, 2016. On October 29, 2021, we consummated a business combination (the “Business Combination”) with AutoLotto, Inc. (“AutoLotto”). Following the closing of the Business Combination (the “Closing”) we changed our name from “Trident Acquisitions Corp.” to “Lottery.com Inc.” and the business of AutoLotto became our business. In connection with the Business Combination the Company moved its headquarters from New York, New York to Spicewood, Texas.

The Company is a leading provider of domestic and international lottery products and services. As an independent third-party lottery game service, the Company offers a platform that it developed and operates to enable the remote purchase of legally sanctioned lottery games in the U.S. and abroad (the “Platform”). The Company’s revenue generating activities are focused on (i) offering the Platform via the Lottery.com app and our websites to users located in the U.S. and international jurisdictions where the sale of lottery games is legal and our services are enabled for the remote purchase of legally sanctioned lottery games (our “B2C Platform”); (ii) offering an internally developed, created and operated business-to-business application programming interface (“API”) of the Platform to enable commercial partners in permitted U.S. and international jurisdictions to purchase certain legally operated lottery games from the Company and resell them to users located within their respective jurisdictions (“B2B API”); and (iii) delivering global lottery data, such as winning numbers and results, and sports data, such as scores and statistics, to commercial digital subscribers and provide access to other proprietary, anonymized transaction data pursuant to multi-year contracts (“Data Service”).

As a provider of lottery products and services, the Company is required to comply with, and its business is subject to, regulation in each jurisdiction in which the Company offers the B2C Platform, or a commercial partner offers users access to lottery games through the B2B API. In addition, it must also comply with the requirements of federal and other domestic and foreign regulatory bodies and governmental authorities in jurisdictions in which the Company operates or with authority over its business. The Company’s business is additionally subject to multiple other domestic and international laws, including those relating to the transmission of information, privacy, security, data retention, and other consumer focused laws, and, as such, may be impacted by changes in the interpretation of such laws.

On June 30, 2021, the Company acquired an interest in Medios Electronicos y de Comunicacion, S.A.P.I de C.V. (“Aganar”) and JuegaLotto, S.A. de C.V. (“JuegaLotto”). Aganar has been operating in the licensed iLottery market in Mexico since 2007 as an online retailer of Mexican National Lottery draw games, instant digital scratch-off games and other games of chance. JuegaLotto is licensed by the Mexican federal regulatory authorities to sell international lottery games in Mexico.

On July 28, 2022, the Board determined that the Company did not currently have sufficient financial resources to fund its operations or pay certain existing obligations, including its payroll and related obligations and effectively ceased its operations furloughing certain employees effective July 29, 2022 (the “Operational Cessation”). Subsequently, the Company has had minimal day-to-day operations and has primarily focused its operations on restarting certain aspects of its core businesses (the “Plans for Recommencement of Company Operations”).

On April 25, 2023, as part of the Plans for Recommencement of Company Operations, the Company resumed its ticket sales operations on a limited basis to support its affiliate partners through its Texas retail network.

F-47

Note 2. Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned operating subsidiaries. Any reference in these notes to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). All intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and classification of liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

Pursuant to the requirements of the Financial Accounting Standards Board’s ASC Topic 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. This evaluation does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented or are not within control of the Company as of the date the financial statements are issued. When substantial doubt exists under this methodology, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued.

In connection with the Company’s Operational Cessation, the Company has experienced recurring net losses and negative cash flows from operations and has an accumulated deficit of approximately $235.1 million and working capital of approximately negative $7.5 million on December 31, 2023. For the year ending December 31, 2023, the Company sustained a net loss of $25.5 million. The Company sustained a loss from operations of $55.9 million and $53.0 million for the years ending December 31, 2022 and 2021, respectively. Subsequently, the Company sustained additional operating losses and anticipates additional operating losses for the next twelve months. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has historically funded its activities almost exclusively from debt and equity financing. Management’s plans in order to meet its operating cash flow requirements include financing activities such as private placements of its common stock, preferred stock offerings, and issuances of debt and convertible debt. Although Management believes that it will be able to continue to raise funds by sale of its securities to provide the additional cash needed to meet the Company’s obligations as they become due beginning with a loan agreement the Company entered into with United Capital Investments Ltd. (“UCIL”) on July 21, 2023, the Plans for Recommencement of Company Operations to require substantial funds to implement and there is no assurance that the Company will be able to continue raising the required capital.

The Company’s ability to continue as a going concern for the next twelve months from the issuance of these financial statements depends on its ability to execute the business plan for the relaunch of its core business, the successful monetization of Sports.com, and keep expenditures in line with available operating capital. Such conditions raise substantial doubt about the Company’s ability to continue as a going concern.

F-48

Impact of Trident Acquisition Corp. Business Combination

We accounted for the October 29, 2021 Business Combination as a reverse recapitalization whereby AutoLotto was determined as the accounting acquirer and Trident Acquisition Corp. (“TDAC”) as the accounting acquiree. This determination was primarily based on:

(c)	former AutoLotto stockholders having the largest voting interest in Lottery.com Inc. (“Lottery.com”);

(d)	the board of directors of Lottery.com having 7 members, and AutoLotto’s former stockholders having the ability to nominate the majority of the members of the board of directors;

(e)	AutoLotto management continuing to hold executive management roles for the post-combination company and being responsible for the day-to-day operations;

(f)	the post-combination company assuming the Lottery.com name;

(g)	Lottery.com maintaining the pre-existing AutoLotto headquarters; and the intended strategy of Lottery.com being a continuation of AutoLotto’s strategy.

Accordingly, the Business Combination was treated as the equivalent of AutoLotto issuing stock for the net assets of TDAC, accompanied by a recapitalization. The net assets of TDAC are stated at historical cost, with no goodwill or other intangible assets recorded.

While TDAC was the legal acquirer in the Business Combination, because AutoLotto was determined as the accounting acquirer, the historical financial statements of AutoLotto became the historical financial statements of the combined company, upon the consummation of the Business Combination. As a result, the financial statements included in the accompanying consolidated financial statements reflect (i) the historical operating results of AutoLotto prior to the Business Combination; (ii) the combined results of the Company and AutoLotto following the closing of the Business Combination; (iii) the assets and liabilities of AutoLotto at their historical cost; and (iv) the Company’s equity structure for all periods presented.

In connection with the Business Combination transaction, we have converted the equity structure for the periods prior to the Business Combination to reflect the number of shares of the Company’s common stock issued to AutoLotto’s stockholders in connection with the recapitalization transaction. As such, the shares, corresponding capital amounts and earnings per share, as applicable, related to AutoLotto convertible preferred stock and common stock prior to the Business Combination have been retroactively converted by applying the exchange ratio established in the Business Combination.

Non-controlling Interest

Non-controlling interest represents the proportionate ownership of Aganar and JuegaLotto, held by minority members and reflect their capital investments as well as their proportionate interest in subsidiary losses and other changes in members’ equity, including translation adjustments.

Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing operating performance. Under the provisions of ASC 280, Segment Reporting, the Company is not organized around specific services or geographic regions. The Company operates in one service line, providing lottery products and services.

F-49

We determined that our Chief Financial Officer is the Chief Operating Decision Maker and he uses financial information, business prospects, competitive factors, operating results and other non-U.S. GAAP financial ratios to evaluate our performance, which is the same basis on which our results and performance are communicated to our Board of Directors. Based on the information described above and in accordance with the applicable literature, management has concluded that we are organized and operated as one operating and reportable segment on a consolidated basis for each of the periods presented.

Concentration of Credit Risks

Financial instruments that are potentially subject to concentrations of credit risk are primarily cash. Cash holdings are placed with major financial institutions deemed to be of high-credit-quality in order to limit credit exposure. The Company maintains deposits and certificates of deposit with banks which may exceed the Federal Deposit Insurance Corporation (“FDIC”) insured limit and money market accounts which are not FDIC insured. In addition, deposits aggregating approximately $13,356 at May 22, 2024 are held in foreign banks. Management believes the risk of loss in connection with these accounts is minimal.

Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions to determine the reported amounts of assets, liabilities, revenue and expenses. Although management believes these estimates are reasonable, actual results could differ from these estimates. The Company evaluates its estimates on an ongoing basis and prepares its estimates on historical experience and other assumptions the Company believes to be reasonable under the circumstances.

Reclassifications

Certain balances have been reclassified in the accompanying consolidated financial statements to conform to the current year presentation. These reclassifications had no effect on the balances of current or total assets and prior year’s net loss or accumulated deficit.

Foreign currency translation

Assets and liabilities of subsidiaries operating outside the United States with a functional currency other than U.S. Dollars are translated into U.S. Dollars using year-end exchange rates. Sales, costs and expenses are translated at the average exchange rates in effect during the year. Foreign currency translation gains and losses are included as a component of accumulated other comprehensive income (loss).

Cash and Restricted Cash

As of December 31, 2023 and 2022, cash was comprised of cash deposits, and deposits with some banks exceeded federally insured limits with the majority of cash held in one financial institution. Management believes all financial institutions holding its cash are of high credit quality and does not believe the Company is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

The Company had no marketable securities as of December 31, 2023 and December 31, 2022.

As of December 31, 2022, the restricted cash balance was $0 as the bank took the collateral in the restricted account during October of 2022 in order to satisfy the amount owed under the Line of Credit. (See Subsequent Events - In January of 2022, the Company pledged $30,000,000 for a line of credit which was subsequently claimed for settlement of such line of credit).

F-50

Accounts Receivable

The Company through its various merchant providers pre-authorizes forms of payment prior to the sale of digital representation of lottery games to minimize exposure to losses related to uncollected payments and does not extend credit to the user of the B2C Platform or the commercial partner of the B2B API, which are its customers, in the normal course of business. The Company estimates its bad debt exposure each period and records a bad debt provision for accounts receivable it believes it may not collect in full. The Company increased its allowance for uncollectible receivables as of December 31, 2023 by $10,000. At December 31, 2023 and December 31, 2022 the allowance for uncollectible receivables was $84,520. The Company has not incurred bad debt expense historically.

Prepaid Expenses

Prepaid expenses consist of payments made on contractual obligations for services to be consumed in future periods. The Company entered into an agreement with a third party to provide advertising services and issued equity instruments as compensation for the advertising services (“Prepaid advertising credits”). The Company expenses the service as it is performed by the third party. The value of the services provided were used to value these contracts, except for the year ended December 31, 2021 the Company reserved for potential inability to realize $2,000,000 of prepaid advertising credits in future periods. The current portion of prepaid expenses is included in current assets on the consolidated balance sheets. The Company has remaining prepaid expenses of $19,020,159 and $19,409,323 for the years ended December 31, 2023 and 2022, respectively.

Investments

On August 2, 2018, AutoLotto purchased 186,666 shares of Class A-1 common stock of a third-party business development partner representing 4% of the total outstanding shares of the company. As this investment resulted in less than 20% ownership, it was accounted for using the cost basis method.

Property and equipment, net

Property and equipment are stated at cost. Depreciation and amortization are generally computed using the straight-line method over estimated useful lives ranging from three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset. Routine maintenance and repair costs are expensed as incurred. The costs of major additions, replacements and improvements are capitalized. Gains and losses realized on the sale or disposal of property and equipment are recognized or charged to other expense in the consolidated statement of operations.

Depreciation of property and equipment is computed using the straight-line method over the following estimated useful lives:

Computers and equipment	3 years
Furniture and fixtures	5 years
Software	3 years

Leases

Right-of-use assets (“ROU assets”) represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Variable lease payments are not included in the calculation of the right-of-use asset and lease liability due to uncertainty of the payment amount and are recorded as lease expense in the period incurred. As most of the leases do not provide an implicit rate, the Company used its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Otherwise, the implicit rate was used when readily determinable. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Under the available practical expedient, the Company accounts for the lease and non-lease components as a single lease component for all classes of underlying assets as both a lessee and lessor. Further, management elected a short-term lease exception policy on all classes of underlying assets, permitting the Company to not apply the recognition requirements of this standard to short-term leases (i.e. leases with terms of 12 months or less).

F-51

Internal Use Software Development

Software development costs incurred internally to develop software programs to be used solely to meet our internal needs and applications are capitalized once the preliminary project stage is complete and it is probable that the project will be completed and the software will be used to perform the intended function. Additionally, we capitalize qualifying costs incurred for upgrades and enhancements to existing software that result in additional functionality. Costs related to preliminary project planning activities, post-implementation activities, maintenance and minor modifications are expensed as incurred. Internal-use software development costs are amortized on a straight-line basis over the estimated useful life of the software.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the cost of assets acquired over the fair value of the net assets at the date of acquisition. Intangible assets represent the fair value of separately recognizable intangible assets acquired in connection with the Company’s business combinations. The Company evaluates its goodwill and other intangibles for impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred in accordance with the provisions of ASC 350, “Goodwill and Other Intangible Assets”.

Revenue Recognition

Under the new standard, Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, the Company recognizes revenues when the following criteria are met: (i) persuasive evidence of a contract with a customer exists; (ii) identifiable performance obligations under the contract exist; (iii) the transaction price is determinable for each performance obligation; (iv) the transaction price is allocated to each performance obligation; and (v) when the performance obligations are satisfied. Revenues are recognized when control of the promised goods or services is transferred to the customers in an amount that reflects the consideration expected to be entitled to in exchange for those goods or services.

Lottery game revenue

Items that fall under this revenue classification include:

Lottery game sales

The Company’s performance obligations of delivering lottery games are satisfied at the time in which the digital representation of the lottery game is delivered to the user of the B2C Platform or the commercial partner of the B2B API, therefore, are recognized at a point in time. The Company receives consideration for lottery game sales at the time of delivery to the customer, which may be the user or commercial partner, as applicable. There is no variable consideration related to lottery game sales. As each individual lottery game delivered represents a distinct performance obligation and consideration for each game sale is fixed, representing the standalone selling price, there is no allocation of consideration necessary.

In accordance with Accounting Standards Codification (“ASC”) 606, the Company evaluates the presentation of revenue on a gross versus net basis dependent on if the Company is a principal or agent. In making this evaluation, some of the factors that are considered include whether the Company has control over the specified good or services before they are transferred to the customer. The Company also assesses if it is primarily responsible for fulfilling the promise to provide the goods or services, has inventory risk, and has discretion in establishing the price. For all of the Company’s transactions, management concluded that gross presentation is appropriate, as the Company is primarily responsible for providing the performance obligation directly to the customers and assumes fulfillment risk of all lottery game sales as it retains physical possession of lottery game sales tickets from time of sale until the point of redemption. The Company also retains inventory risk on all lottery game sales tickets as they would be responsible for any potential winnings related to lost or unredeemable tickets at the time of redemption. Finally, while states have the authority to establish lottery game sales prices, the Company can add service fees to ticket prices evidencing its ability to establish the ultimate price of the lottery tickets being sold.

F-52

Other associated revenue

The Company’s performance obligations in agreements with certain customers are to provide a license of intellectual property related to the use of the Company’s tradename for marketing purposes by partners of the Company. Customers pay a license fee up front. The transaction price is deemed to be the license issue fee stated in the contract. The license offered by the Company represents a symbolic license which provides the customer with the right to use the Company’s intellectual property on an ongoing basis with continued support throughout the term of the contract in the form of ongoing maintenance of the underlying intellectual property. There is no variable consideration related to these performance obligations.

Arrangements with multiple performance obligations

The Company’s contracts with customers may include multiple performance obligations. For such arrangements, management allocates revenue to each performance obligation based on its relative standalone selling price. Management generally determines standalone selling prices based on the prices charged to customers.

Deferred Revenue

The Company records deferred revenue when cash payments are received or due in advance of any performance, including amounts which are refundable.

Payment terms vary by the type and location of the customer and the products or services offered. The term between invoicing and when payment is due is not significant. For certain products or services and customer types, management requires payment before the products or services are delivered to the customer.

Contract Assets

Given the nature of the Company’s services and contracts, it has no contract assets.

Taxes

Taxes assessed by a governmental authority that are both imposed on and concurrent with specific revenue-producing transactions, that are collected by us from a customer, are excluded from revenue.

Cost of Revenue

Cost of revenue consists primarily of variable costs, comprising (i) the cost of procurement of lottery games, minus winnings to users, additional expenses related to the sale of lottery games, including, commissions, affiliate fees and revenue shares; and (ii) payment processing fees on user fees, including chargebacks imposed on the Company. Other non-variable costs included in cost of revenue include affiliate marketing credits acquired on a per-contract basis.

Stock-based Compensation

Effective October 1, 2019, the Company adopted ASU 2018-07, Compensation - “Stock Compensation (Topic 718): Improvements to Nonemployee Share-based Payment Accounting” (“ASC 718”), which addresses aspects of the accounting for nonemployee share-based payment transactions and accounts for share-based awards to employees in accordance with ASC 718, Stock Compensation. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising costs for the years ended December 31, 2023 and 2022 were approximately $377,000 and $1,261,000 respectively.

F-53

Income Taxes

For both financial accounting and tax reporting purposes, the Company reports income and expenses based on the accrual method of accounting.

For federal and state income tax purposes, the Company reports income or loss from their investments in limited liability companies on the consolidated income tax returns. As such, all taxable income and available tax credits are passed from the limited liability companies to the individual members. It is the responsibility of the individual members to report the taxable income and tax credits, and to pay any resulting income taxes. Therefore, the income and losses incurred by the limited liability companies have been consolidated in the Company’s tax return and provision based upon its relative ownership.

Income taxes are accounted for in accordance with ASC 740, “Income Taxes” (“ASC 740”), using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for those deferred tax assets for which it is more likely than not that the related benefit will not be realized.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (i) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position; and (ii) for those tax positions that meet the more likely than not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company’s policy is to recognize interest and penalties related to the underpayment of income taxes as a component of income tax expense or benefit. To date, there have been no interest or penalties charged in relation to the unrecognized tax benefits.

Generally, the taxing authorities can audit the previous three years of tax returns and in certain situations audit additional years. For federal tax purposes, the Company’s 2020 through 2023 tax years generally remain open for examination by the tax authorities under the normal three-year statute of limitations. For state tax purposes, the Company’s 2019 through 2023 tax years remain open for examination by the tax authorities under the normal four-year statute of limitations.

Fair Value of Financial Instruments

The Company determines the fair value of its financial instruments in accordance with the provisions of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), which establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

(e)	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

(f)	Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability

(g)	Level 3 - Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect our own estimates of assumptions that market participants would use in pricing the asset or liability.

Determination of fair value and the resulting hierarchy requires the use of observable market data whenever available.

F-54

The classification of an asset or liability in the hierarchy is based upon the lowest level of input that is significant to the measurement of fair value.

Fair value of stock options and warrants

Management uses the Black-Scholes option-pricing model to calculate the fair value of stock options and warrants. Use of this method requires management to make assumptions and estimates about the expected life of options and warrants, anticipated forfeitures, the risk-free rate, and the volatility of the Company’s share price. In making these assumptions and estimates, management relies on historical market data.

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and other (Topic 350) (“ASU 2017-04”). ASU 2017-04 simplifies the accounting for goodwill impairment and removes Step 2 of the goodwill impairment test. Goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value limited to the total amount of goodwill allocated to that reporting unit. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. The same one-step impairment test will be applied to goodwill at all reporting units, even those with zero or negative carrying amounts. The amendments in this ASU are effective for goodwill impairment tests in fiscal years beginning after December 15, 2021, and early adoption is permitted. The Company is currently evaluating this new standard and management does not currently believe it will have a material impact on its consolidated financial statements, depending on the outcome of future goodwill impairment tests.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Adoption of ASU 2016-13 will require the Company to use forward-looking information to formulate its credit loss estimates. ASU 2016-13 is effective for annual reporting periods beginning after December 15, 2022, and early adoption is permitted. The Company is currently evaluating this new standard and currently does not expect it to have a significant impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU2019-12”). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 in Generally Accepted Accounting Principles. ASU 2019-12 is effective for annual reporting periods beginning after December 15, 2021, and early adoption is permitted. The Company is currently evaluating this new standard and currently does not expect it to have a significant impact on the Company’s consolidated financial statements.

In October 2020, the FASB issued ASU No. 2020-09, Debt (Topic 470) (“ASU 2020-09”). ASU 2020-09 amendments to SEC paragraphs pursuant to SEC release NO. 33-10762 amends terms related to Debt Guarantors and Issuers of Guaranteed Securities Registered or to be Registered with the SEC. The Company is currently evaluating the timing of adoption and impact of the updated guidance on its financial statements.

Note 3. Restatement of Financial Statements

Management of the Company re-evaluated its accounting for year ending December 31, 2023, the Company determined to restate its previously issued financial statements as of December 31, 2023 to correct accounting errors related to goodwill, current assets, revenue, and equity.

The following tables summarize the effect of the restatements on the specific items presented in our previously reported financial statements:

LOTTERY.COM INC.

CONSOLIDATED BALANCE SHEETS (RESTATED)

	Fiscal Year Ended December 31, 2023
	As Previously				As
	Reported	Adjustments			Restated
ASSETS
Cash	$359,826	$			$359,826
Accounts receivable	24,241				24,241
Prepaid expenses	19,020,159				19,020,159
Other current assets	825,948		81,684	(1)	907,632
Notes receivable	2,000,000				2,000,000
Investments	250,000				250,000
Goodwill	12,880,558		(1,653,067)	(2)	11,227,491
Intangible assets, net	17,681,874				17,681,874
Property and equipment, net	21,309				21,309
Other long term assets	12,884,686				12,884,686
Total Assets	$65,948,601		$(1,571,383)	(1)(2)	$64,377,218

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade payables	8,009,534		(17,732)	(3)	7,991,802
Deferred revenue	357,143				357,143
Notes payable – current	6,075,594		(48,925)	(4)	6,026,669
Accrued interest	867,236		(8,361)		858,875
Accrued and other expenses	11,519,474		(160,426)	(5)	11,359,048
Other liabilities	1,070,233		96,878	(6)	1,167,111
Total current liabilities	27,899,214		(138,566)		27,760,648
Total liabilities	27,899,214		(138,566)	(3) to (6)	27,760,648
Common Stock	2,877				2,877
Additional paid in capital	269,690,569				269,690,569
Accumulated other comprehensive loss	(144,729)		53,062	(7e)	(91,667)
Accumulated deficit	(233,759,640)		1,346,566	(1) to (7)	(235,106,206)
Noncontrolling interest	2,260,310		(139,881)	(7f)	2,120,429
Total Lottery.com Inc. stockholders’ equity	38,049,387		1,432,817	(1) to (7)	36,616,002
Total liabilities and stockholders’ equity	$65,948,601		$(1,571,383)		$64,377,218

The accompanying notes are an integral part of these consolidated financial statements.

F-55

LOTTERY.COM INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (RESTATED)

	Year Ended December 31,
	2023			2023
	(As Previously Reported)	Adjustments		(As Restated)
Revenue	$6,482,638	504,836	(7a)	$6,987,474
Cost of revenue	5,545,531	121,013	(7b)	5,666,544
Gross margin	937,107	383,823	(7c)	1,320,930
Operating expenses:	25,119,831	1,368,215	(7)	26,488,046
Loss from operations	(24,182,724)	(984,382)	(7)	$(25,167,116)

Net loss before income tax	$(24,702,722)	-		$(25,679,655)
Income tax expense (benefit)	-	60,000	(8)	60,000
Net Loss	$(24,702,722)			$(25,739,655)
Other comprehensive loss
Foreign currency translation adjustment, net	(34,256)	36,017	(7g)	(70,273)
Comprehensive loss	(24,736,978)			(25,809,928)
Net income attributable to noncontrolling interest	72,227	200,386	(7h)	272,613
Net loss attributable to Lottery.com Inc.	(24,664,751)			(25,537,315)

Net loss per common share
Basic and diluted	$(9.12)			$(9.84)

Weighted average common shares outstanding
Basic and diluted	2,704,032			2,596,493

The accompanying notes are an integral part of these consolidated financial statements.

F-56

LOTTERY.COM INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEAR ENDING DECEMBER 31, 2023 and 2022

(RESTATED)

					Accumulated	Total
	Common Stock		Additional Paid-In	Accumulated	Other Comprehensive	AutoLotto Inc. Stockholders’	Noncontrolling	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Income	Equity	Interest	Equity

Balance as of December 31, 2021	2,512,816	2,513	239,406,387	(148,188,138)	(655)	91,220,107	2,780,092	94,000,253

Issuance of common stock
upon stock option exercise	3,006	3	(57)	-	-	(54)	-	(54)
Issuance of common stock for legal settlement	3,000	3	241,737	-	-	241,740	-	241,740
Stock based compensation	8,224	8	27,949,249	-	-	27,949,257	-	27,949,257
Other comprehensive loss	-	-	-	-	4,277	4,277	-	4,277
Comprehensive loss	-	-	-	(59,999,072)	-	(59,999,072)	(379,916)	(60,378,988)
Balance as of December 31,2022	2,527,045	$2,527	$267,597,370	$(208,187,210)	$3,622	$59,416,309	$2,400,176	$61,816,485

Stock based compensation	350,000	$350	$2,093199	-	-	$2,093,549	-	$2,093,549
Other comprehensive loss	-	-	-	-	(70,273)	(70,273)	-	(70,273)
Prior period adjustments made to accumulated deficit				(1,381,681)	(25,016)	(1,406,413)	(7,135)	(1,413,548)
Comprehensive loss	-	-	-	(25,537,315)	-	(25,537,315)	(272,612)	(25,809,928)
Balance as of December 31, 2023	$2,877,045	$2,877	$269,690,569	$(235,106,206)	$(91,667)	$34,495,573	$2,120,429	$36,616,002

The accompanying notes are an integral part of these restated consolidated financial statements.

F-57

LOTTERY.COM INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2023			2023
	(As Previously
	Reported)	Adjustments		(As Restated)

Cash flow from operating activities
Net loss attributable to Lottery.com Inc.	$(24,664,751)	$(872,564)	(7a) to (7c)	$(25,537,315)
Adjustments to reconcile net loss to net cash used in operating activities:
Net income attributable to noncontrolling interest	(72,227)	351,974	(7h)	279,747
Depreciation and amortization	4,498,477	1,192,902	(7)	5,691,379
Stock-based compensation expense	2,093,199			2,093,199
Loss on impairment of intangibles	7,510,000	(799,800)	(2)	6,710,200

Changes in assets & liabilities:
Accounts receivable	184,406			184,406
Prepaid expenses	389,164			389,164
Other current assets	(107,398)	(81,684)	(1)	(189,082)
Trade payables	401,901	(17,732)	(3)	384,169
Deferred revenue	(107,143)			(107,143)
Accrued interest	383,064	(8,361)		374,703
Accrued and other expenses	6,892,501	89,918	(5)	6,982,419
Other liabilities	445,205	96,878	(6)	542,083
Other long term assets	125,000			125,000
Prior period adjustments to Accumulated Deficit	0	32,151	(8)	(32,151)
Net cash provided by operating activities	(2,028,602)	80,620		(2,109,222)

Cash flow from investing activities
Net cash used in investing activities	-			-

Cash flow from financing activities
Proceeds from issuance of notes payable	2,319,918	48,925	(4)	2,270,993
Net cash provided by financing activities	2,319,918		(7g)	2,270,993
Effect of exchange rate changes on cash	(34,256)	129,545		95,289
Net change in net cash and restricted cash	257,060			257,060
Cash and restricted cash at beginning of period	102,766			102,766
Cash and restricted cash at end of period	359,826			359,826

The specific explanations for the items noted above in the restated financial statements are as follows:

15.	After reexamination of funding provided by UCIL, it was determined that payments made by UCIL for deposits toward the acquisition of Nook had not been recorded by the Company. Such payments have been recorded as an asset for deposits for acquisition and as an increase to the balance of the convertible note owed to UCIL.
16.	In connection with completion of the tax provision for 2023, a transaction which had been recorded in 2021 was reevaluated and a decision was made that it should not have been recorded and should be reversed. Specifically, at the end of 2021, a decision was made to increase goodwill related to the acquisition of Global Gaming Enterprises, Inc. due to an incorrect conclusion that “an adjustment should be made to goodwill for the recording of related deferred tax liabilities as the Company released $1.6 million of valuation allowance since the additional deferred tax liabilities represent a future source of taxable income”. This approach improperly accelerated the effects of future amortization of intangible assets related to Global Gaming, resulting in inappropriately releasing part of a valuation allowance for deferred taxes which is not in compliance with GAAP. At that time, the Company recorded an increase to goodwill for Global Gaming and an income tax benefit each in the amount of $1,653,067. We have reversed this transaction by reducing goodwill for Global Gaming by $1,653,067 and have increased accumulated deficit to remove the income tax benefit which was incorrectly recorded for year ended December 31, 2021.
17.	In connection with a review of UCIL, it was also determined that UCIL had paid the open balance owed to two vendors. The correction recorded was a decrease to accounts payable and an increase to the loan from UCIL.
18.	Woodford Debt

a.	Upon further review of amounts recorded as convertible debt from Woodford during the first half of 2023 a determination was made that certain amounts had been incorrectly credited to Woodford, and inadvertently recorded as additional operating expenses. This was corrected by reducing the balance for convertible debt from Woodford and reducing operating expenses.
b.	The item described in (1) above resulted in an increase to convertible debt from UCIL by $81,464.
c.	The net effect of these corrections was an increase in Convertible debt by $48,925

19.	In connection with additional review of balance sheet accounts, it was determined that certain items had been over accrued. As a result, we reduced accrued and other expenses.
20.	Further review of funding amounts received from third parties in the first half of 2023 resulted in certain reclassifications that increased other liabilities.
21.	After the 10-K for the year ended December 31, 2023 was filed, it was determined that an error had occurred in consolidating results of operations such that only the fourth quarter of 2023 had been included for Global Gaming and the first through third quarters for Global Gaming were inadvertently omitted. It was also determined that there were some issues with calculations and exchange rates and related to non-controlling interest. These issues were corrected by:

16.	Increasing revenue to include the first through third quarters of 2023 for Global Gaming.
17.	Increasing cost of revenue to include the first through third quarters of 2023 for Global Gaming.
18.	The effect of 7.a. and 7.b was a net increase to gross margin
19.	Increasing operating expenses to include the first through third quarters of 2023 for Global Gaming.
20.	A correction was made to accumulated and other comprehensive loss in connection with the changes described here in item 7.
21.	A correction was made to non-controlling interest in connection with the changes described here in item 7.
22.	A correction was made to foreign currency translation adjustment, net in connection with the changes described here in item 7.
23.	A correction was made to net income attributable to non-controlling interest in connection with the changes described here in item 7.

17.	In connection with completion of the tax provision for the year ended December 31, 2023, it was determined that: there would be state taxes owed to Texas in connection with the lottery ticket sales that occurred in April; there may be taxes owed to other states; the existence of multiple legal entities appears to result in state taxes being owed by more than one entity from a consolidated perspective. As a result, we recorded an estimate of $60,000 as an expense for state taxes and as an addition to accrued taxes payable.

Note 4. Business Combination

TDAC Combination

On October 29, 2021, the Company and AutoLotto consummated the transactions contemplated by the Merger Agreement. At the Closing, each share of common stock and preferred stock of AutoLotto that was issued and outstanding immediately prior to the effective time of the Merger (other than excluded shares as contemplated by the Merger Agreement) was cancelled and converted into the right to receive approximately 3.0058 shares (the “Exchange Ratio”) of Lottery.com. common stock.

F-58

The Merger closing was a triggering event for the Series B convertible notes, of which $63.8 million was converted into 164,426 shares of AutoLotto that were then converted into 488,225 shares of Lottery.com common stock using the Exchange Ratio.

At the Closing, each option to purchase AutoLotto’s common stock, whether vested or unvested, was assumed and converted into an option to purchase a number of shares of Lottery.com common stock in the manner set forth in the Merger Agreement.

The Company accounted for the Business Combination as a reverse recapitalization whereby AutoLotto was determined as the accounting acquirer and TDAC as the accounting acquiree. Refer to Note 2, Summary of Significant Accounting Policies, for further details. Accordingly, the Business Combination was treated as the equivalent of AutoLotto issuing stock for the net assets of TDAC, accompanied by a recapitalization. The net assets of TDAC are stated at historical cost, with no goodwill or other intangible assets recorded.

The accompanying consolidated financial statements and related notes reflect the historical results of AutoLotto prior to the merger and do not include the historical results of TDAC prior to the consummation of Business Combination.

Upon the closing of the transaction, AutoLotto received total gross proceeds of approximately $42,794,000, from TDAC’s trust and operating accounts. Total transaction costs were approximately $9,460,000, which principally consisted of advisory, legal and other professional fees and were recorded in additional paid in capital. Cumulative debt repayments of approximately $11,068,000, inclusive of accrued but unpaid interest, were paid in conjunction with the close, which included approximately $5,475,000 repayment of notes payable to related parties, and approximately $5,593,000 payment of accrued underwriter fees.

Pursuant to the terms of the Business Combination Agreement, the holders of issued and outstanding shares of AutoLotto immediately prior to the Closing (the “Sellers”) were entitled to receive up to 300,000 additional shares of Common Stock (the “Seller Earnout Shares”) and Vadim Komissarov, Ilya Ponomarev and Marat Rosenberg (collectively the “TDAC Founders”) were also entitled to receive up to 200,000 additional shares of Common Stock (the “TDAC Founder Earnout Shares” and, together with the Seller Earnout Shares, the “Earnout Shares”). One of the earnout criteria had not been met by the December 31, 2021 deadline thus no earnout shares were granted specific to that criteria. 150,000 of the Seller Earnout Shares and 100,000 TDAC Founder Earnout Shares were still eligible Earnout Shares until December 31, 2022. Conditions for the earnout were not met and the potential earnout shares were forfeited on December 31, 2022.

Global Gaming Acquisition

On June 30, 2021, the Company completed its acquisition of 100 percent of equity of Global Gaming Enterprises, Inc., a Delaware corporation (“Global Gaming”), which holds 80% of the equity of each of Medios Electronicos y de Comunicacion, S.A.P.I de C.V. (“Aganar”) and JuegaLotto, S.A. de C.V. (“JuegaLotto”). JuegaLotto is federally licensed by the Mexico regulatory authorities with jurisdiction over the ability to sell international lottery games in Mexico through an authorized federal gaming portal and is licensed for games of chance in other countries throughout Latin America. Aganar has been operating in the licensed Lottery market in Mexico since 2007 and is licensed to sell Mexican National Lottery draw games, instant win tickets, and other games of chance online with access to a federally approved online casino and sportsbook gaming license and additionally issues a proprietary scratch lottery game in Mexico under the brand name Capalli. The opening balance of the acquirees have been included in our consolidated balance sheet since the date of the acquisition. Since the acquirees’ financial statements were denominated in Mexican pesos, the exchange rate of 22.0848 pesos per dollar was used to translate the balances.

The net purchase price was allocated to the assets and liabilities acquired as per the table below. Goodwill represents the future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. The fair values of the acquired intangible assets were determined using Level 3 inputs which were not observable in the market.

F-59

The total purchase price of $10,989,691, consisting of cash of $10,530,000 and 687,439 shares of common stock of AutoLotto at $0.67 per share. The total consideration transferred was approximately $10,055,214, reflecting the purchase price, net of cash on hand at Global Gaming and the principal amount of certain loans acquired. The purchase price is for an 80% ownership interest and is therefore grossed up to $13,215,842 to reflect the 20% minority interest in the acquirees. The purchase price was allocated to the identified tangible and intangible assets acquired based on their estimated fair values at the acquisition date as follows:

Cash	$517,460
Accounts receivable, net	34,134
Prepaids	5,024
Property and equipment, net	2,440
Other assets, net	65,349
Intangible assets	8,590,000
Goodwill	4,940,643
Total assets	$14,155,050

Accounts payable and other liabilities	$(387,484)
Customer deposits	(134,707)
Related party loan	(417,017)
Total liabilities	$(939,208)

Total net assets of Acquirees	$13,215,842

Goodwill recognized in connection with the acquisition - is primarily attributed to an anticipated growing lottery market in Mexico that is expected to be achieved from the integration of these Mexican entities. None of the goodwill is expected to be deductible for income tax purposes.

Following are details of the purchase price allocated to the intangible assets acquired.

Category	Fair Value

Customer relationships	$410,000
Gaming licensees	4,020,000
Trade names and trademarks	2,540,000
Technology	1,620,000

Total Intangibles	$8,590,000

Note 5. Property and Equipment, net

Property and equipment, net as of December 31, 2023 and 2022, consisted of the following:

	December 31,	December 31,
	2023	2022

Computers and equipment	$124,199	$124,199
Furniture and fixtures	16,898	16,898
Software	2,026,200	2,026,200
Property and equipment	2,167,297	2,167,297
Accumulated depreciation	(2,145,988)	(2,059,219)
Property and equipment, net	$21,309	$108,078

Depreciation expense for the years ended December 31, 2023 and 2022 amounted to $90,744 and $160,466, respectively.

F-60

Note 6. Prepaid Expenses

Prepaid expenses consist primarily of advertising credits from two top tier media organizations that operate in the United States. The advertising credits were obtained in return for warrants, shares of common stock and shares of preferred stock. The agreements do not specify a time period for utilizing these credits and there is no requirement to provide cash or other consideration in connection with utilizing them. The balance can be utilized at any time at the mutual consent of the parties. The Company expects to begin utilizing these credits in the second quarter of 2024 and anticipates fully utilizing all of them by the end of 2024. Accordingly, they are presented as current assets.

Note 7. Notes Receivable

On March 22, 2022, the Company entered into a three-year secured promissory note agreement with a principal amount of $2,000,000. The note bears simple interest at the rate of approximately 3.1% annually, due upon maturity of the note. The note is secured by all assets, accounts, and tangible and intangible property of the borrower and can be prepaid any time prior to its maturity date. As of September 30, 2023, the entire $2,000,000 in principle was outstanding.

This note was received in consideration for a portion of the development work that the Company performed for the borrower who had intended to use the Company’s technology to launch its own online game in a jurisdiction outside the U.S., where the Company is unlikely to operate.

Note 8. Write-Off of Goodwill and Intangibles

As required by ASC 350 Intangibles – Goodwill and Other Impairment and ASC 360 – Impairment Testing: Long-Lived Assets, in connection with preparing the consolidated financial statements for the period ended December 31, 2023, management conducted a review as to whether there are conditions or circumstances that may indicate the impairment of its long-lived assets, goodwill and other indefinite-lived intangible assets.

The Company reviewed the goodwill and intangibles acquired in the acquisitions of TinBu, LLC and Global Gaming Enterprises, Inc., the domain names and software purchased from third parties, and software developed in-house. Each of TinBu, Global Gaming, and Lottery.com is considered a reporting unit for application of the annual review for potential impairment.

The company performed a valuation of each of the reporting units described above, using discounted cash flow methodologies and estimates of fair market value. Given the results of the quantitative assessment, the company determined that the goodwill for the TinBu and Global Gaming reporting units was impaired. For the year ended December 31, 2023, the company recognized goodwill impairment charges of $5.65 million for the TinBu reporting unit and $1.06 million for the Global Gaming reporting unit. The total impairment charges related to goodwill were $6.71 million. In addition, it was determined that there was an impairment of certain intangible assets related to Global Gaming. For the year ended December 31, 2023, the Company recorded impairment charges of $488 thousand to trade names and trademarks and $312 thousand to technology acquired from Global Gaming. The total impairment charges to intangible assets were $800 thousand.

Additionally, in connection with completion of the tax provision for 2023, a transaction which had been recorded for the year ended December 31, 2021 was reevaluated and a decision was made that it should not have been recorded and should be reversed. Specifically, at the end of 2021, a decision was made to increase goodwill related to the acquisition of Global Gaming Enterprises, Inc. due to an incorrect conclusion that “an adjustment should be made to goodwill for the recording of related deferred tax liabilities as the Company released $1.6 million of valuation allowance since the additional deferred tax liabilities represent a future source of taxable income”. This approach improperly accelerated the effects of future amortization of intangible assets related to Global Gaming, resulting in inappropriately releasing part of a valuation allowance for deferred taxes which is not in compliance with GAAP. At that time, the Company recorded an increase to goodwill for Global Gaming and an income tax benefit each in the amount of $1,653,067. We have reversed this transaction by reducing goodwill for Global Gaming by $1,653,067 and have increased accumulated deficit to remove the income tax benefit which was incorrectly recorded for year ended December 31, 2021.

Note 9. Intangible assets, net

Gross carrying values and accumulated amortization of intangible assets:

	December 31, 2023				December 31, 2022
	Useful Life	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Amortizing intangible assets
Customer relationships	6 years	$1,350,000	$(1,006,389)	$343,611	$1,350,000	$(781,385)	$568,615
Trade name	6 years	2,550,000	(1,555,925)	994,075	2,550,000	(642,222)	1,907,778
Technology	6 years	3,050,000	(2,257,205)	792,795	3,050,000	(1,437,778)	1,612,222
Software agreements	6 years	14,450,000	(8,791,944)	5,658,056	14,450,000	(5,968,611)	8,481,389
Gaming license	6 years	4,020,000	(1,675,000)	2,345,000	4,020,000	(1,005,000)	3,015,000
Internally developed software	2 - 10 years	2,904,473	(737,053)	2,167,420	2,192,050	(350,232)	2,554,241
Domain name	15 years	6,935,000	(1,554,083)	5,380,917	6,935,000	(1,091,750)	5,843,250
		$35,259,473	$(17,577,599)	$17,681,874	$34,547,050	$(11,276,978)	$23,982,495

Amortization expense with respect to intangible assets for the year ended December 31, 2023 and 2022 totaled $5,550,882 and $5,440,908, respectively, which is included in depreciation and amortization in the Statements of Operations. The Company determined that there was an impairment of long-lived assets of $412,450 during the year ended December 31, 2022, which relates to a project no longer being pursued by the Company. In connection with the annual review of goodwill and intangibles, the Company determined that it was necessary to write down goodwill by $5,650,000 for TinBu and $1,060,200 for Global Gaming. The total impairment charges related to goodwill were $6,710,200 for the year ended December 31, 2023. It was also determined that there was impairment of certain intangible assets related to Global Gaming. As a result, the Company recorded impairment charges of $488,300 to trade names and trademarks and $311,500 to technology acquired from Global Gaming. The total impairment charges to intangible assets for the year ended December 31, 2023 were $798,800.

Estimated amortization expense for years of useful life remaining is as follows: double check future amortization.

Years ending December 31,	Amount
2024	$4,829,655
2025	4,509,655
2026	2,642,155
2027	1,245,517
Thereafter	4,454,892
$17,681,874

The Company had software development costs of $476,850 related to projects not placed in service as of both December 31, 2023 and December 31, 2022, which is included in intangible assets in the Company’s consolidated balance sheets. Amortization will be calculated using the straight-line method over the appropriate estimated useful life when the assets are put into service.

F-61

Note 10. Notes Payable and Convertible Debt

Secured Convertible Note

In connection with the Lottery.com domain purchase, the Company issued a secured convertible promissory note (“Secured Convertible Note”) with a fair value of $935,000 that matured in March 2021. The Company used the fair value of the Secured Convertible Note to value the debt instrument issued. In March 2021, the Secured Convertible Note was fully converted into 69,910 share of the Company’s common stock. (see Note 11).

Series A Notes

From August to October 2017, the Company entered into seven Convertible Promissory Note Agreements with unaffiliated investors for an aggregate amount of $821,500. The notes bear interest at 10% per year, are unsecured, and were due and payable on June 30, 2019. The parties verbally agreed to extend the maturity of the notes to December 31, 2021. As of both December 31, 2023 and December 31, 2022, the balance due on these notes was $771,500. The Company cannot prepay the loan without consent from the noteholders. As of December 31, 2021, there were no Qualified Financing events, that trigger conversion, this included the TDAC combination. As of December 31, 2022, the remaining outstanding balance of $771,500 relates to notes that are no longer convertible which have been reclassified to Notes Payable as per the agreement. Accrued interest on the Series A notes payable was $318,909 on December 31, 2023.

Series B Notes

From November 2018 to December 2020, the Company entered into multiple Convertible Promissory Note agreements with unaffiliated investors for an aggregate amount of $8,802,828. The notes bear interest at 8% per year, are unsecured, and were due and payable on dates ranging from December 2020 to December 2021. For those notes maturing on or before December 31, 2020, the parties entered into amendments in February 2021 to extend the maturity of the notes to December 21, 2021. The Company cannot prepay the loans without consent from the noteholders.

During the year ended December 31, 2021, the Company entered into multiple Convertible Promissory Note agreements with unaffiliated investors for an aggregate amount of $38,893,733. The notes bear interest at 8% per year, are unsecured, and are due and payable on dates ranging from December 2021 to December 2022. The Company cannot prepay these loans without consent from the noteholders. As of December 31, 2021, the Series B Convertible Notes had a balance of $0.

During the year ended December 31, 2021, the Company entered into amendments with six of the Series B promissory noteholders to increase the principal value of the notes. The additional principal associated with the amendments totaled $3,552,114. The amendments were accounted for as a debt extinguishment, whereby the old debt was derecognized and the new debt was recorded at fair value. The Company recorded loss on extinguishment of $71,812 as a result of the amendment which was mapped in “Other expenses” on the consolidated statements of operations and comprehensive loss.

As of October 29, 2021, all except $185,095 of the series B convertible notes were converted into 488,226 shares of Lottery.com common stock after accounting for the 20:1 reverse stock split that took place on August 9, 2023. As of December 31, 2023, the remaining notes comprising the outstanding balance of $185,095 are no longer convertible and have been reclassified to notes payable. See Note 11. Accrued interest on this note payable as of December 31, 2023 and 2022 was $64,799 and $49,992, respectively.

F-62

PPP Loan

On May 1, 2020, the Company entered into a Promissory Note with Cross River Bank, which provided for a loan in the aggregate amount of $493,225, pursuant to the Paycheck Protection Program, (“PPP”). The PPP, established under Division A, Title I of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) enacted on March 27, 2020, provided for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest were forgivable after eight weeks as long as the borrower utilized the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities (“Qualified Expenses”), and maintained its payroll levels. On August 24, 2021, the PPP loan and accrued interest was forgiven by the U.S. Small Business Administration (“SBA”) in full. The Company recorded the full amount related to the forgiveness of the PPP loan as a gain on extinguishment of debt during the third quarter of fiscal year 2021.

Short term loans

On June 29, 2020, the Company entered into a Promissory Note with the U.S. Small Business Administration (“SBA”) for $150,000. The loan has a thirty-year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments are deferred for twelve months after the date of disbursement. The loan may be prepaid at any time prior to maturity with no prepayment penalties. The Promissory Note contains events of default and other provisions customary for a loan of this type. As of December 31, 2023 and 2022, the balance of the loan was $150,000. As of December 31, 2023 and December 31, 2022, the accrued interest on this note was $5,253 and $3,764 respectively.

In August 2020, the Company entered into three separate note payable agreements with three individuals for an aggregate amount of $37,199. The notes bear interest at a variable rate, are unsecured, and the parties have verbally agreed the notes will be due upon a qualifying financing event. As of December 30, 2023 and 2022, the balance of the loans totaled $13,000, respectively.

Notes payable

On August 30, 2018, in connection with the purchase of the entire membership interest of TinBu, the Company entered into several notes payable for $12,674,635 with the sellers of the TinBu and a broker involved in the transaction. The notes had an interest rate of 0%, and original maturity date of January 25, 2022. The notes payable were modified during 2021 to extend the maturity to June 30, 2022 and change the interest rate to include simple interest of 4.1% per annum effective October 1, 2021. Each of the amendments were evaluated and determined to be loan modifications and accounted for accordingly.

As of both December 30, 2023 and December 31, 2022, the balance of the notes was $2,601,370. Accrued interest on these notes was $242,381 on December 31, 2023 and $164,846 on December 31, 2022, respectively.

Note 11. Stockholders’ Equity

Reverse Split

On August 9, 2023, the Company amended its Charter to implement, effective at 5:30 p.m., Eastern time, a 1-for-20 Reverse Stock Split. At the effective time of the Reverse Stock Split, every 20 shares of common stock either issued and outstanding or held as treasury stock were automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. Stockholders who would have otherwise been entitled to fractional shares of common stock as a result of the Reverse Stock Split received a cash payment in lieu of receiving fractional shares. In addition, as a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of common stock underlying the Company’s outstanding equity awards, the number of shares issuable upon the exercise of the Company’s outstanding warrants and the number of shares issuable under the Company’s equity incentive plans and certain existing agreements, as well as the exercise, grant and acquisition prices of such equity awards and warrants, as applicable. The Reverse Stock Split was approved by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders on August 7, 2023 and was subsequently approved by the Board of Directors on August 7, 2023.

The effects of the Reverse Stock Split were reflected in the Quarterly Report on Form 10-Q for the period ended September 30, 2023 and in all subsequent reports for all periods presented.

Preferred Stock

Pursuant to the Company’s charter, the Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors has the authority without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, which rights may be greater than the rights of the holders of the common stock. As of December 31, 2023, there were no shares of preferred stock issued and outstanding.

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Common Stock

Our Charter authorizes the issuance of an aggregate of 500,000,000 shares of Common Stock, par value $0.001 per share. The shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Unless our Board determines otherwise, we will issue all shares of our common stock in an uncertificated form. Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

As of December 31, 2023 and December 31, 2022, 2,877,045 and 2,527,045 shares of Common Stock, post reverse stock split, respectively, were outstanding. During the year ended December 31, 2022, the Company issued the following shares of common stock. No similar issuances occurred in 2023.

As of December 31, 2021	2,512,815
Issuance of Common Stock for legal settlement	3,000
Exercise of options (Note 11)	3,006
Restricted stock award	8,224
As of December 31, 2022	2,527,045
Issuance of common stock	350,000
As of December 31, 2023	2,877,045

Public Warrants

The Public Warrants became exercisable 30 days after the Closing; the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The S-1 registration became effective November 24, 2021. The Public Warrants will expire five years after October 29, 2021, which was the completion of the TDAC Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

20.	in whole and not in part;

21.	at a price of $0.01 per warrant;

22.	upon a minimum of 30 days’ prior written notice of redemption;

23.	if, and only if, the last sale price of the Company’s common stock equals or exceeds $320.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

24.	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

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If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. These warrants cannot be net cash settled by the Company in any event.

After giving effect to the Business Combination, as of December 31, 2023 there were Public Warrants outstanding for the issuance of 1,006,250 shares of common stock of the Company, which total includes previously issued warrants of AutoLotto, now warrants of Lottery.com Inc., which are exercisable for the purchase of an aggregate of 19,784 shares of common stock of the Company.

Private Warrants

Private warrants of TDAC issued before the business combination were forfeited and did not transfer to the surviving entity.

Unit Purchase Option

On June 1, 2018, the Company sold to the underwriter (and its designees), for $100, an option to purchase up to a total of 87,500 Units exercisable at $240.00 per Unit (or an aggregate exercise price of $21,000,000) commencing on the consummation of the Business Combination. The 87,500 Units represents the right to purchase 87,500 shares of common stock and 87,500 warrants to purchase 87,500 shares of common stock. The unit purchase option, which was exercisable for cash or on a cashless basis, at the holder’s option, expired on May 29, 2023. The Units issuable upon exercise of this option were identical to those offered by Lottery.com. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Business Combination resulting in a charge directly to stockholders’ equity. As of December 31, 2023 all of the 87,500 Units have been forfeit.

Common Stock Warrants

The Company did not issue any warrants during the years ended December 31, 2023 and 2022. All 24,415 outstanding warrants are fully vested and have a weighted average remaining contractual life of 2.7 years. The Company did not incur any expense for the year ended December 31, 2023 and 2022.

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Outstanding at December 31, 2021	19,784	$2.20	4.0	$272,638
Granted	4,631	151.20	3.8	0
Exercised	-	-	-
Forfeited/cancelled	-	-	-
Outstanding at December 31, 2022	24,415	0.11	2.8	1,200,387
Granted	-	-	-
Exercised	-	-	-
Forfeited/cancelled	-	-	-
Outstanding at December 31, 2023	24,415	$0.11	1.8	$1,200,387
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Beneficial Conversion Feature - Convertible Debt

As detailed in Note 10 - Notes Payable and Convertible Debt, the Company has issued two series of convertible debt. Both issuances resulted in the recognition of the beneficial conversion features contained within both of the instruments. The Company recognized the proceeds allocable to the beneficial conversion feature of $8,480,697 as additional paid in capital and a corresponding debt discount of $2,795,000. This additional paid in capital is reflected in the accompanying consolidated Statements of Equity.

Earnout Shares

As detailed in Note 4 - as part of the TDAC Combination as of December 31, 2021 a total of 5,000,000 Earnout Shares were eligible for issuance until December 31, 2022. Conditions for the earnout were not met and the potential earnout shares were forfeited on December 31, 2022.

Note 12. Stock-based Compensation

Expense 2015 Stock Option Plan

Prior to the closing of the Business Combination, AutoLotto had the AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan (the “2015 Plan”) in place. Under the 2015 Plan, incentive stock options may be granted at a price not less than fair market value of the common stock (110% of fair value to holders of 10% or more of voting stock). If the Common Stock is at the time of grant listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists. If the Common Stock is at the time neither listed on any Stock Exchange, then the Fair Market Value shall be determined by the Board of Directors or the Committee acting in its capacity as administrator of the Plan after taking into account such factors as the Plan Administrator shall deem appropriate. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Twenty-Two Thousand Five Hundred (22,500). Options are exercisable over periods not to exceed 10 years (five years for incentive stock options granted to holders of 10% or more of voting stock) from the date of grant. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more instalments over the Participant’s period of Service or upon attainment of specified performance objectives. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.

2021 Equity Incentive Plan

In connection with the Business Combination, our board of directors adopted, and our stockholders approved, the Lottery.com 2021 Incentive Award Plan (the “2021 Plan”) under which 616,518 shares of Class A common stock were initially reserved for issuance. The 2021 Plan allows for the issuance of incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock or cash-based awards. The number of shares of the Company’s Class A common stock available for issuance under the 2021 Plan increases annually on the first day of each calendar year, beginning on and including January 1, 2022 and ending on and including January 1, 2031 by a number of shares of Company common stock equal to five percent (5%) of the total outstanding shares of Company common stock on the last day of the prior calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of Company common stock than would otherwise occur pursuant to the preceding sentence. As of December 31, 2023, the Company has not granted awards under the 2021 Plan.

2023 Equity Incentive Plan

On October 10, 2023, the Board adopted the Lottery.com 2023 Employees’ Directors’ and Consultants Stock Issuance and Option Plan (the “2023 Plan”) under which 500,000 shares of Class A common stock were initially reserved for issuance. The 2023 Plan allows for the issuance of incentive and non-qualified stock options, and restricted stock. As of December 31, 2023, the Company had awarded 350,000 shares under the 2023 Plan.

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Stock Options

The Company did not issue any new stock options during the years ended December 31, 2023 and 2022. The following table shows stock option activity for the years ended December 31, 2023 and 2022:

					Weighted
				Weighted	Average
	Shares	Outstanding	Average	Remaining	Aggregate
	Available	Stock	Exercise	Contractual	Intrinsic
	for Grant	Awards	Price	Life (years)	Value
Outstanding at December 31, 2021	13,461	17,283	$19.40	4.4	$2,061,303
Granted	-	-	-	-
Exercised		(3,006)	(13.40)	-
Forfeited/cancelled	(3,006)	3,006	13.40	-
Outstanding at December 31, 2022	10,455	17,283	8.20	3.4	944,544
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited/cancelled (uncancelled)	-	-	-	-
Outstanding at December 31, 2023	10,455	17,283	$8.20	2.4	$944,544

Stock-based compensation expense related to the employee options was $0 for the year ended December 31, 2023, and 2022.

Restricted awards

The Company awarded restricted stock to employees on October 28, 2021, which were granted with various vesting terms including immediate vesting, service-based vesting, and performance-based vesting. In accordance with ASC 718, the Company has classified the restricted stock as equity.

For employee issuances, the measurement date is the date of grant, and the Company recognizes compensation expense for the grant of the restricted shares, over the service period for the restricted shares that vest over a period of multiple years and for performance-based vesting awards, the Company recognizes the expense when management believes it is probable the performance condition will be achieved. As of December 31, 2021, the Company had granted 191,622 shares with vesting to begin April 2022. For the year ended December 31, 2022, the Company recognized $27,137,991 of stock compensation expense related to the employee restricted stock grants. As of December 31, 2023, unrecognized stock-based compensation associated with the restricted stock awards is $0.

The Company had restricted stock activity summarized as follows:

		Weighted
		Average
	Number of	Grant
	Shares	Fair Value
Outstanding at December 31, 2021	191,622	$295.00
Granted	-	-
Vested	-	-
Forfeited/cancelled	-	-
Restricted shares unvested at December 31, 2022	191,622	$295.00

Outstanding at December 31, 2022	191,622	$295.00
Granted	350,000	2.91
Vested	398,590	2.91
Forfeited/cancelled	(143,032)	-
Restricted shares unvested at December 31, 2023	-	$-

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Note 13. Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share:

	Year ended December 31, 2022
	2023	2022

Comprehensive net loss attributable to stockholders	$(25,537,315)	$(59,999,072)

Weighted average common shares outstanding
Basic and diluted	2,596,493	2,522,175

Net loss per common share
Basic and diluted	$(9.84)	$(23.79)

As of December 31, 2023, the Company excluded 10,456 stock options, 23,417 restricted awards, 24,415 warrants, 250,000 earn out shares and 87,500 unit purchase options from the calculation of diluted net loss per share with the effect being anti-dilutive.

As of December 31, 2023, the Company excluded 17,283 stock options, 100,639 convertible debt into common shares, 191,622 restricted awards, 193,465 warrants, 86,301 earn out shares and 30,206 unit purchase options from the calculation of diluted net loss per share with the effect being anti-dilutive.

Note 14. Income Taxes

The Company’s pre-tax income (loss) by jurisdiction was as follows for the years ending December 31, 2023 and December 31, 2022:

	Year ended December 31, 2022
	2023	2022

Domestic	$(25,683,200)	$(13,525,998)
Foreign	3,545	(1,899,580)
Total	(25,679,655)	(15,425,578)

The provision for income taxes for continuing operations for the year ended December 31, 2023 and 2022 consist of the following

	Year ended December 31, 2022
	2023	2022
Current Income Taxes
Federal	$0	$0
State	60,000	23,364
Foreign	0	0
Total current income taxes	60,000	23,364

Deferred Income Taxes
Federal	-	-
State	-	-
Foreign	-	-
Total deferred income taxes	-	-
Total Income Tax Expense (benefit)	$60,000	$23,364

A reconciliation between the amount of reported income tax expense (benefit) and the amount computed by multiplying income from continuing operations before income taxes by the statutory federal income tax rate is shown below. Income tax expense for the year ended December 31, 2023 includes state minimum taxes, permanent differences, and deferred tax assets for which a full valuation allowance has been placed.

	Year ended December 31, 2022
	2023	2022

Tax Expense at statutory federal rate of 21%	$(5,392,727)	$(3,239,371)
State income taxes, net of federal income tax benefit	60,000	23,364
Foreign Rate Differential	318	-
Permanent Differences	1,203,361	37,919
Other - Misc.
Change in Valuation Allowance	4,189,048	3,201,452
Income tax expense (benefit)	60,000	23,364

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Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. The following table discloses those significant components of our deferred tax assets and liabilities, including any valuation allowance:

	2023	2022
Long-term deferred tax assets:
Federal Net Operating Loss Carryforwards	$36,378,116	$20,145,126
Intangible Assets	1,492,426	(861,317)
Accrued Compensation & Benefits	863,049	-
Foreign Net Operating Loss Carryforwards	773,134	-
Stock Compensation	-	-
State Net Operating Loss Carryforwards	-	-
Other	19,540	19,540
Total deferred tax assets before valuation allowance	39,526,265	19,303,349
	-	-
Deferred tax liabilities:	-	-
Fixed Assets	316	(46,035)
Intangible Assets	-	-
Total deferred tax liabilities	316	(46,035)

Valuation Allowance	(39,525,949)	(29,260,143)
Net deferred tax assets and liabilities	$-	$-

For the year ended December 31, 2023, the valuation allowance increased by $10,265,807. The Company believes a full valuation allowance against the net deferred tax asset is appropriate at this time. The Company will continue to evaluate the realizability of its deferred tax assets in future years.

At December 31, 2023, our carryforwards available to offset future taxable income consisted of federal net operating loss (“NOL”) carryforwards of approximately $173,229,125. Of this total $22,050149 expires between 2035 and 2037 and $151,178,976 of which has no expiration date.

We account for uncertain tax positions in accordance with ASC 740-10-25, which prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. We have not recorded any unrecognized tax benefits as of December 31, 2023.

Our practice is to recognize interest and penalties related to income tax matters in income tax expense in our consolidated statements of operations.

The Company files U.S. federal and state returns. The Company’s foreign subsidiary also files a local tax return in their local jurisdiction. From a U.S. federal, state and Mexican perspective the years that remain open to examination are consistent with each jurisdiction’s statute of limitations. The Company has not filed its 2021, 2022 and 2023 U.S. federal and state corporate income tax returns. The Company’s foreign subsidiary in Mexico is current with the filing of its tax returns through 2022. The Company expects to file these documents as soon as possible. While the Company is in a net loss position and expects no income tax amounts to be due except for minimum state and local income taxes, the Company is at risk of penalties for failure to file. As of the date of this Amended Report, the Company has not been informed that such penalties have been assessed, therefore no accrual for such has been recorded in the Company’s financial statements. The Company’s federal income tax returns for the years 2020-2023 remain subject to examination by the Internal Revenue Service. The state returns for 2019-2023 are also open for exam.

Note 15. Commitments and Contingencies

Indemnification Agreements

The Company enters into indemnification provisions under its agreements with other entities in its ordinary course of business, typically with business partners, customers, landlords, lenders and lessors. Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities or, in some cases, as a result of the indemnified party’s activities under the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2023 and 2022.

Digital Securities

In 2018, the Company commenced a sale offering and issuance (the “LDC Offering”) of 285 million revenue participation interests (the “Digital Securities”) of the net raffle revenue of LDC Crypto Universal Public Company Limited (“LDC”). The Digital Securities do not have any voting rights, redemption rights, or liquidation rights, nor are they tied in any way to other equity securities of LDC or the Company nor do they otherwise hold any rights that a holder of equity securities of LDC or the Company may have or that a holder of traditional equity securities or capital stock may have. Rather, each of the holders of the Digital Securities has a pro rata right to receive 7% of the net raffle revenue. If the net raffle revenue is zero for a given period, holders of the Digital Securities are not eligible to receive any cash distributions from any raffle sweepstakes of LDC for such period. For the years ended December 31, 2023 and December 31, 2022, the company did not incur any obligations to the holders of the outstanding Digital Securities. For the year ended December 31, 2021, the Company incurred an obligation to pay an aggregate amount of approximately $5,632 to holders of the outstanding Digital Securities. The Company did not satisfy any of those obligations during the years ended December 31, 2021, 2022, or 2023.

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Leases

The Company leased office space in Spicewood, Texas which expired January 31, 2024 and has continued to utilize that facility on a month to month basis with monthly rent of $1,669 per month. Additionally, the Company has leased retail space in Waco, TX which expires on December 31, 2024 with monthly rent of $2,434. For the year ended December 31, 2023, the Company’s total rent expense was approximately $61,960.

As of December 31, 2023, future minimum rent payments due under non-cancellable leases with initial are as follows:

Years ending December 31,	Amount
2024	30,880
Thereafter	-
$30,880

Litigation and Other Loss Contingencies

As of December 31, 2023, there were no pending proceedings that are deemed to be materially detrimental. The Company is a party to legal proceedings in the ordinary course of its business. The Company believes that the nature of these proceedings is typical for a company of its size and scope. See Part II, Item 1 for additional information.

Note 16. Related Party Transactions

The Company has entered into transactions with related parties. The Company regularly reviews these transactions; however, the Company’s results of operations may have been different if these transactions were conducted with nonrelated parties.

During the year ended December 31, 2020, the Company entered into borrowing arrangements with the individual founders to provide operating cash flow for the Company. The Company paid $4,700 during 2021 and the outstanding balance was $13,000 on December 31, 2023 and December 31, 2022.

During the years ended December 31, 2021 and 2020, the Company entered into a services agreement with Master Goblin Games, LLC (“Master Goblin Games”), an entity owned by Ryan Dickinson, a former officer of the Company, to facilitate the establishment of receipt of retail lottery licenses in certain jurisdictions. As of December 31, 2023, the Company had no outstanding related party payables.

Pursuant to the Service Agreement, Master Goblin was authorized and approved by the Company to incur up to $100,000 in initial expenses per location for the commencement of operations at each location, including, without limitation, tenant improvements, furniture, inventory, fixtures and equipment, security and lease deposits, and licensing and filing fees. Similarly, pursuant to the Service Agreement, during each month of operation, Master Goblin was authorized to submit to the Company for reimbursement on-going expenses of up to $5,000 per location for actually incurred lease expenses. The initial expenses were submitted by Master Goblin to the Company upon Master Goblin securing a lease and leases were only secured by Master Goblin in any location upon request of the Company. Such initial expenses were recorded by the Company as lease obligations. On-going expenses were submitted by Master Goblin to the Company on a monthly basis, subject to offset, and were recorded by the Company as an expense. To the extent Master Goblin had a positive net income in any month, exclusive of the sale of lottery games, such net income reduced or eliminated such reimbursable expenses for that month.

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In January 2023, Woodford Eurasia Assets, Ltd. signed a letter of intent to acquire Master Goblin. Such letter of intent would give Woodford the right to appoint a director to the Board of Directors of the Company (see Subsequent Events). As of the date of this Amended Report, no definitive documentation for this transaction has been signed.

The Company paid Master Goblin an aggregate of approximately $53,000 and $440,000, including expense reimbursements under the Service Agreement and additional reimbursable expenses, during the years ended December 31, 2023 and 2022, respectively. In January of 2023, the company paid $53,000 to Master Goblin Games for settlement of outstanding obligations of $316,919 and the parties mutually agreed to terminate the business relationship.

Note 17. Subsequent Events

As reported on form 8-K filed with the SEC on February 9, 2024, on February 5, 2024, the Company entered into a Memorandum of Understanding (the “MOU”) with WA Technology Group Limited (“WATG”), whereby the Company has agreed to pay WATG a total of $500,000 US dollars in restricted common stock at a price of $3.00 per share. A second payment by Lottery.com to WATG shall be due in five years and 2 months from the date of the definitive agreement to be signed by the parties at a later date. The total consideration for the second payment is the equivalent of $500,000 US dollars in restricted common stock at market value on the date the second payment is due. In addition, the Company will nominate an individual (at a later date) from WATG to act as a dedicated consultant to the Company for the purpose of expanding its brand, ticket sales and global operations. In exchange, the Company shall own a non-exclusive perpetual single use license for WATG’s Lottery Player & Account Management Software (“PAM”) and WATG shall provide its full spectrum of iGaming solutions to the Company to manage its global growth strategy. The parties shall co-operate and collaborate with one another’s businesses and shall enter a more definitive agreement at a later date.

As reported on form 8-K filed with the SEC on February 21, 2024, on February 15, 2024, the Company entered into a Memorandum of Understanding (the “MOU”) with S&MI Ltd. (“SportLocker.com”), whereby it agreed to pay the shareholders of S&MI Ltd. a total of $1,000,000 in restricted common stock at a valuation of $3.00 per share. The first payment of $150,000 in restricted common stock (50,000 shares) of the Company is due and payable not later than June 15, 2024. The remaining payments in restricted common stock to the shareholders of S&MI Ltd. by the Company will be made as follows: (i) a second payment of $212,500 (70,833 shares) due on or before August 14, 2024; (ii) a third payment, of $212,500 (70,833 shares) due on or before November 12, 2024; (iii) a fourth payment of $212,500 (70,833 shares) due on or before February 10, 2025; and (vi) a final and fifth payment of $212,500 (70,834 shares) due on or before May 16, 2025. The terms and conditions set forth in the MOU shall be incorporated into a definitive agreement to be entered into by the parties with a Closing Date on or before June 30, 2024 or at a date agreeable to both parties.

In addition, the Company has agreed to make available to the business of SportLocker.com, cash, media credits or combination thereof over the twelve months following the Closing Date as additional capital investment into the business plan, to facilitate brand awareness, user acquisition and general performance marketing and promotion, influencer and subscription campaigns and branding activities of S&MI’s streaming and social engagement, subject to the Company successfully raising a minimum of new capital.

On March 7, 2024, Sports.com, a wholly-owned subsidiary of the Company, announced by press release that it has launched the “Sports.com App”. The App (which is available for download for free from all major app stores) connects sports content with audiences worldwide. By uniting a diverse community of sports enthusiasts across various genres, demographics, and countries, Sports.com plans to eliminate multiple cultural barriers and foster a global sports community.

On March 28, 2024, Sports.com, a wholly-owned subsidiary of the Company, announced by press release that it has obtained the rights to live stream the March 31, 2024 heavyweight title fight between Frazier Clarke and Fabio Wardley. The live stream was available to view for free for millions of sports fans in Africa, via the Sports.com website.

The live streaming event is the result of a partnership between Sports.com, BOXXER, the fast-growing UK boxing promotional company, and Sky Sports in the UK and Ireland. Sports.com had entered into an agreement with BOXXER to provide live coverage through the Sports.com platform in Africa, via local telecom partners such as Vodacom, which will provide free access to millions of viewers.

This partnership underscores Sports.com’s commitment to bringing inclusivity, innovation, and entertainment to sports. To view the live streaming event on Sports.com, African-based sports fans were able to sign up via local mobile operators to watch the fight on the Sports.com platform. Sports.com’s strategic intent is to provide more such content to sports fans in underserved markets including those in the Middle East and Africa.

On April 1, 2024, Lottery.com resumed its sweepstakes offerings through its partnership with the WinTogether.org foundation (DBA: DonateTo.Win). The initial sweepstakes will be active until at least September 30, 2024.

On April 22, 2024, the Company, by and through its outside legal counsel, issued a cease and desist notice to PR Fire Limited, a U.K. based firm and Mr. Samuel Allcock, its CEO, for unlawful attempts to manipulate the public markets by disseminating false and misleading statements about the Company, its current officers and directors in certain articles caused to be published by PR Fire Limited. The Company’s outside legal counsel reported the matter to the proper authorities.

On April 24, 2024, the Company, by and through its outside legal counsel, issued a cease and desist notice to certain individuals and entities in participation with a common scheme and acting in concert to financial harm to the Company by privately and publicly disseminating false and misleading statements about the Company, its current officers and directors. The Company’s outside legal counsel reported the matter to the proper authorities.

On April 29, 2024, the Board of Directors of the Company approved the addition of Mr. Warren Macal as a member of the Company’s Board of Directors. Macal’s nomination follows the December 2023 $18 million investment commitment from Prosperity Investment Management subject to due diligence.

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Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

You should read the following discussion and analysis of our financial condition and results of operations together with the consolidated financial statements and the related notes appearing elsewhere in this Amended Report. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements and Risk Factor Summary” sections and elsewhere in this Amended Report, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview and Recent Developments

During FY 2023, the Company addressed legacy issues while successfully regaining full compliance with Nasdaq’s continued listing rules and restarting operations in order to stage Lottery.com for growth in FY 2024. The cornerstone of the Company’s operational progress for FY 2024 will be driven by technology, product and service capability enhancements.

Internal Investigation and Operational Cessation

On July 6, 2022, the Company announced that the Audit Committee (the “Audit Committee”) of the board of directors of the Company (the “Board”) had retained outside counsel to conduct an independent investigation that revealed instances of non-compliance with state and federal laws concerning the states in which lottery tickets were procured as well as order fulfillment. The investigation also identified issues pertaining to the Company’s internal accounting controls (the “Internal Investigation”). Following a report on the filings of the Internal Investigation, on June 30, 2022, the Board terminated the employment of Ryan Dickinson as the Company’s President, Treasurer and Chief Financial Officer, effective July 1, 2022. Subsequently, the Company initiated a review of its cash balances and related disclosures as well as its revenue recognition processes and other internal accounting controls.

On July 20, 2022, Armanino LLP (“Armanino”), the Company’s registered independent public accountant for the fiscal years ended December 31, 2021 and 2020, advised the Company that its audited financial statements for the year ended December 31, 2021 (the “2021 Audit”) and the unaudited financial statements for the quarter ended March 31, 2022 (the “March 2022 Financials”), should no longer be relied upon. Armanino advised that it had determined, subsequent to the 2021 Audit and review of the March 2022 Financials, that the Company had entered into a line of credit in January 2022 that was not disclosed in the footnotes to the 2021 Audit and was not properly recorded in the March 2022 Financials.

On July 28, 2022, the Board determined that the Company did not have sufficient financial resources to fund its operations or pay certain existing obligations, including its payroll and related obligations, due to a significant misstatement of our cash balances.

The following day, on July 29, 2022, the Company effectively ceased operations (the “Operational Cessation”), when it furloughed the majority of its employees and generally suspended its lottery game sales. The Company’s remaining employees were retained at the discretion of the Company’s then Chief Operating Officer and Chief Legal Officer in order to provide the minimal business functions needed to address the Company’s legal and compliance issues and to secure necessary funding to resume the Company’s operations. Less than twenty percent of these non-furloughed employees remain active in the efforts to restore Company operations. Approximately $3.85 million in outstanding payroll and $1.0 million in outstanding director compensation obligations was unpaid as of December 31, 2023.

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On September 27, 2022, Armanino resigned as the independent registered public accounting firm of the Company, effective immediately and subsequently, on October 7, 2022, the Audit Committee approved the engagement of Yusufali & Associates, LLC, (“Yusufali”) as the Company’s new independent registered public accounting firm.

Since the Operational Cessation, the Company has had minimal day-to-day operations and has primarily focused its operations on restarting certain of its core businesses (as described in more detail under “- Plans for Recommencement of Company Operations” below), and completing and filing the following (i) the restatements of the Company’s 2021 Audit and March 2022 Financials and preparing and filing the Company’s delinquent periodic reports, including Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2021, which the Company filed on May 10, 2023: (ii) Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/A for the three months ended March 31, 2022, which the Company filed on May 15, 2023; (iii) the Company’s Quarterly Reports on Form 10-Q for the three months ended June 30, 2022 and September 30, 2022, which the Company filed on May 22 and 24, 2023, respectively; (iv) the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, (a) the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023; (vi) the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2023; (vii) the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2023; and (vii) this Amended Report.

Nasdaq Listing

On March 23, 2023, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal a determination by the Listing Qualifications department (the “Staff”) of Nasdaq dated February 23, 2023, to delist the Company’s securities from Nasdaq. At the hearing before the Panel on April 24, 2023, the Company presented its plan to complete the restatement of its financial statements for the fiscal year ended December 31, 2021, and the subsequent quarter ended March 31, 2022, and to file the amended periodic reports and all subsequent required filings with the SEC. The Company requested the continued listing of its securities on Nasdaq pending the completion of its compliance plan.

By letter dated May 8, 2023, the Panel granted the Company’s request for continued listing, on an interim basis, subject to the Company submitting financial projections for fiscal 2023 and filing the restated financial statements for the fiscal year ended December 31, 2021, and quarter ended March 31, 2022, with the SEC by May 15, 2023. The Company satisfied these conditions and the Panel indicated that it would review the filings, along with the updated projections, and thereafter determine whether to afford the Company additional time to complete the compliance plan presented at the hearing.

By letter dated May 24, 2023, the Panel notified the Company that it had determined to suspend trading and otherwise move to delist the Company’s securities from Nasdaq effective with the open of the market on May 26, 2023. The Company’s securities were suspended from trading on that date but the securities were not delisted because the Company thereafter requested that the Panel reconsider its determination to delist the Company’s securities from Nasdaq based upon what the Company believed to be mistakes of material fact upon which the Panel had based its decision.

On June 8, 2023, the Panel notified the Company that it had determined to reverse its prior decision and grant the Company’s request for continued listing subject to the Company’s timely compliance with a number of conditions ultimately expiring on August 17, 2023, on which date the Company must satisfy all applicable criteria for continued listing on Nasdaq (the “June 8th Decision”). As a result of the foregoing, the suspension from trading ceased and the Company’s securities were reinstated for trading on Nasdaq effective with the open of the market on June 15, 2023. See “Risk Factors - Risks Related to Our Common Stock and Warrants – Although we are currently in full compliance with the continued listing standards of Nasdaq. However, we may not be able to remain in full compliance with Nasdaq’s continued listing standards in the future” for more information.

As reported on form 8-K filed on December 7, 2023, on November 29, 2023, the Company received a letter from Nasdaq stating that based upon its review of the Company’s Market Value of Publicly Held Shares (“MVPHS”) for the last 30 consecutive business days, the Company no longer met the minimum requirement of $5,000,000 set forth in Nasdaq Listing Rule 5450(b)(1)(C). However, under the Listing Rules, the Company was provided a 180-calendar day grace period to regain compliance, through May 28, 2024.

If at any time during the compliance period the Company’s MVPHS closes at $5,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide written confirmation of compliance and the matter will be closed. The company received such notification from Nasdaq on April 10, 2024 and the matter was closed.

Furthermore, the requirement that we maintain a majority of independent directors and at least three members on our audit committee are Nasdaq requirements that we currently meet but have not met from time to time.

If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy and sell the Company’s common stock and warrants or to obtain accurate quotations, and the price of the Company’s common stock and warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under its outstanding agreements or securities. Further, even if we regain compliance with Nasdaq listing requirements, there is no guarantee that we will be able to maintain our listing for any period of time.

Delisting from Nasdaq could also result in negative publicity. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and/or warrants and the ability of our stockholders to sell our common stock and/or warrants in the secondary market. If our common stock and/or warrants are delisted by Nasdaq, our common stock and/or warrants may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock and/or warrants. In the event our common stock and/or warrants are delisted from The Nasdaq Global Market, we may not be able to list our common stock and/or warrants on another national securities exchange or obtain quotation on an over-the counter quotation system.

AutoLotto $30,000,000 Business Loan

On January 4, 2022, AutoLotto entered into a Business Loan Agreement (the “Business Loan”) with bank prov, pursuant to which the Company borrowed $30,000,000 from bank prov, which was evidenced by a $30,000,000 Promissory Note. The Promissory Note accrued interest at the rate of 2.750% per annum (7.750% upon the occurrence of an event of default) and had a maturity date of January 4, 2024. Monthly interest payments were due under the Promissory Note beginning February 4, 2022. The Promissory Note could be repaid at any time without penalty. The Promissory Note included customary events of default for a debt obligation of the size of the Promissory Note. The Business Loan included representations and warranties of AutoLotto and covenants (both positive and negative) which were customary for a transaction of this nature and size, including rights to set off. Upon the occurrence of an event of default, Provident could declare the entire amount owed immediately due and payable. We were required to pay a 1% commitment fee at the time of our entry into the Business Loan, and another 1% annual loan fee would have been due on the first anniversary thereof.

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In accordance with the terms of the Business Loan, upon entering into the agreement, $30,000,000 in a separate account with bank prov was pledged as security for the amount outstanding under the loan (“Collateral Security”). The $30,000,000 Collateral Security became restricted and remained restricted until October 12, 2022, when AutoLotto defaulted on its obligations under the Business Loan and bank prov foreclosed on the $30,000,000 of Collateral Security. The Collateral Security, which was in the form of restricted cash, was presented as a contingent liability on the Company’s balance sheet from March 31, 2022 until the obligation was satisfied in October of 2022. See Note 3i to our consolidated financial statements for additional information.

Loan Agreement with Woodford

On December 7, 2022, the Company entered into a loan agreement with Woodford Eurasia Assets, Ltd. (“Woodford”), (the “Woodford Loan Agreement”) pursuant to which Woodford agreed to provide the Company with up to $52.5 million, subject to certain conditions and requirements, of which, per the Company’s books and records $798,351 was received by December 31, 2023 and is owed pursuant to the terms of the Woodford Loan Agreement. Amounts borrowed accrue interest at the rate of 12% per annum (or 22% per annum upon the occurrence of an event of default) and are due within 12 months of the date of each loan advance. Amounts borrowed can be repaid at any time without penalty.

Amounts borrowed pursuant to the Woodford Loan Agreement are convertible, at Woodford’s option, into shares of the Company’s common stock, beginning 60 days after the first loan date at the rate of 80% of the lowest publicly available price per share of common stock within 10 business days of the date of the Loan Agreement (which was equal to $5.60 per share), subject to a 4.99% beneficial ownership limitation and a separate limitation preventing Woodford from holding more than 19.99% of the issued and outstanding common stock of the Company, without the Company obtaining shareholder approval for such issuance.

Conditions to the Loan Agreement included the resignation of four prior members of the Board (Lisa Borders, Steven M. Cohen, Lawrence Anthony DiMatteo and William Thompson, all of whom resigned from the Board in September 2022), and the appointment of two new independent directors. Subsequent loans under the Woodford Loan Agreement also require the Company to comply with all listing requirements, unless waived by Woodford. The Woodford Loan Agreement also allows Woodford to nominate another director to the Board of Directors, in the event any independent member of the Board of Directors resigns.

Proceeds of the loans can only be used by to restart the Company’s operations and for general corporate purposes agreed to by Woodford.

The Woodford Loan Agreement includes confidentiality obligations, representations, warranties, covenants, and events of default, which are customary for a transaction of this size and nature. Included in the Loan Agreement are covenants prohibiting us from (a) making any loan in excess of $1 million or obtaining any loan in an amount exceeding $1 million without the consent of Woodford, which consent may not be unreasonably withheld; (b) selling more than $1 million in assets; (c) maintaining less than enough assets to perform our obligations under the Loan Agreement; (d) encumbering any assets, except in the normal course of business, and not in an amount to exceed $1 million; (e) amending or restating our governing documents; (f) declaring or paying any dividend; (g) issuing any shares which negatively affects Woodford; and (h) repurchasing any shares.

The Company also agreed to grant warrants to purchase shares of common stock to Woodford (the “Woodford Warrants”) in an amount equal to 15% of the Company’s then issued and outstanding shares of common stock. Each Woodford Warrant has an exercise price equal to the average of the closing price of the Company’s common stock for each of the ten days prior to the first amount being debited from the bank account of Woodford, which equates to an exercise price of $5.60 per share. In the event the Company fails to repay the amounts borrowed when due or Woodford fails to convert the amount owed into shares, the exercise price of the warrants may be offset by amounts owed to Woodford, and in such case, the exercise price of the warrants will be subject to a further 25% discount.

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In connection with our entry into the Woodford Loan Agreement, the Company also entered into a Loan Agreement Deed, Debenture Deed and Securitization, with Woodford (the “Security Agreement”), which provides Woodford with a first floating charge security interest over all present and future assets of the Company in order to secure the repayment of amounts owed under the Loan Agreement.

On June 12, 2023, the Company entered into an amendment of the Woodford Loan Agreement (the “Woodford Loan Agreement Amendment”). The Woodford Loan Agreement Amendment provides that Woodford shall henceforth be able to convert, in whole or in part, the outstanding balance of its loan into the conversion shares at a conversion price that represents a further 25% discount to the original conversion price of 20%. The validity and application of the Woodford Loan Agreement Amendment is disputed by the Company.

Despite requests from the Company, Woodford has repeatedly amongst other things: failed to prove the amounts borrowed by the Company or claimed to have been advanced by Woodford to the Company; failed to indicate if it would accept accelerated payment of those verified amounts; failed to provide an anti-money laundering acceptable account to which payment could be made by the Company and failed to explain failure to respond to requests for other funding to be accepted in the context of the Woodford Loan Agreement; failed to respond to requests for funding under the accordion facility of the Woodford Loan Agreement; and failed to respond to allegations of money laundering and conspiracy to defraud the Company and others.

Information regarding ongoing legal proceedings with Woodford can be found in the “Legal Proceedings” section of this form.

Business Combination

On October 29, 2021, we, as AutoLotto, Inc. (“AutoLotto”), consummated the Business Combination with Trident Acquisitions Corp. (“TDAC” and after the Business Combination described herein, the “Company”), pursuant to the terms of that certain Business Combination Agreement, dated as of February 21, 2021 (the “Business Combination Agreement”), by and among TDAC, Trident Merger Sub II Corp., a wholly-owned subsidiary of TDAC (“Merger Sub”) and AutoLotto. Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into AutoLotto with AutoLotto surviving the merger as a wholly owned subsidiary of TDAC, which was renamed “Lottery.com Inc.” The aggregate value of the consideration paid by TDAC to the holders of AutoLotto common stock in the Business Combination (excluding shares that may be issued to former AutoLotto stockholders (the “Sellers”) as earnout consideration) was approximately $440 million, consisting of approximately 2,000,000 shares of common stock valued at $220.00 per share. In addition, each Seller shall receive its pro rata portion of 150,000 Seller Earnout Shares and each Founder Holder shall receive one-third of 100,000 Founder Holders Earnout Shares, subject to adjustments in the normal course of business.

Reverse Stock Split

On August 9, 2023, the Company amended its Charter to implement, effective at 5:30 p.m., Eastern time, a 1-for-20 Reverse Stock Split. At the effective time of the Reverse Stock Split, every 20 shares of common stock either issued and outstanding or held as treasury stock were automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. Stockholders who would have otherwise been entitled to fractional shares of common stock as a result of the Reverse Stock Split received a cash payment in lieu of receiving fractional shares. In addition, as a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of common stock underlying the Company’s outstanding equity awards, the number of shares issuable upon the exercise of the Company’s outstanding warrants and the number of shares issuable under the Company’s equity incentive plans and certain existing agreements, as well as the exercise, grant and acquisition prices of such equity awards and warrants, as applicable. The Reverse Stock Split was approved by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders on August 7, 2023 and was subsequently approved by the Board of Directors on August 7, 2023.

The effects of the Reverse Stock Split were reflected in the Quarterly Report on Form 10-Q for the period ended September 30, 2023 and in all subsequent reports for all periods presented.

International Expansion

In June 2021, we closed the acquisition of Global Gaming, which holds 80% of the equity of each of Aganar and JuegaLotto. Aganar operates in the licensed Online Lottery market in Mexico and is licensed to sell Mexican National Lottery draw games, instant win tickets, and other games of chance online with access to a federally approved online casino and sportsbook gaming license. JuegaLotto is licensed by Mexico authorities to commercialize international lottery games in Mexico through an authorized gaming portal and to commercialize games of chance in other countries throughout Latin America. As of the date of this Amended Report, according to Statista, the estimated size of the Latin American lottery market is $.68 billion with a compound annual growth rate projected at 6.05% through 2028. Furthermore, it is projected that there will be 3,000,000 online lottery players in the South American lottery market alone by 2028. Based on these projections, we believe these acquisitions will provide opportunities for growth of our international operations throughout Mexico and Latin America as we expand our portfolio of products and expose our existing products to new markets.

Operations Prior to Operational Cessation

Prior to the Operational Cessation, the Company was a provider of domestic and international lottery products and services. As an independent third-party lottery game service, we offered a platform that we developed and operated to enable the remote purchase of legally sanctioned lottery games in the U.S. and abroad (the “Platform”). Our revenue generating activities included (i) offering the Platform via our Lottery.com app and our websites to users located in the U.S. and international jurisdictions where the sale of lottery games was legal and our services were enabled for the remote purchase of legally sanctioned lottery games (our “B2C Platform”); (ii) offering an internally developed, created and operated business-to-business application programming interface (“API”) of the Platform, which enabled our commercial partners, in permitted U.S. and international jurisdictions, to purchase certain legally operated lottery games from us and to resell them to users located within their respective jurisdictions (“B2B API”); and (iii) delivering global lottery data, such as winning numbers and results, and subscriptions to data sets of our proprietary, anonymized transaction data pursuant to multi-year contracts to commercial digital subscribers (“Data Service”).

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Mobile Lottery Game Platform Services

Both our B2C Platform and our B2B API provided users with the ability to purchase legally sanctioned draw lottery games via a mobile device or computer, securely maintain their acquired lottery game, automatically redeem a winning lottery game, as applicable, and receive support, if required, for the claims and redemption process. Our registration and user interfaces were designed to be easy to use, provide for the creation of an account and purchase of a lottery game with minimum friction and without the creation of a mobile wallet or requirement to pre-load minimum funds and - importantly - to provide instant confirmation of the user’s lottery game numbers, whether selected at random or picked by the user. Users of our B2C Platform services paid a service fee and, in certain non-U.S. jurisdictions, a mark-up on the purchase price. Prior to the Operational Cessation, we generated revenue from this service fee and mark-up. Our B2B API Platform resumed limited operations for the month of April 2023. As of the date of this Amended Report, our B2C Platform is not currently available to the public. We anticipate that our B2C Platform will become available again by mid-year 2024.

The WinTogether Platform

Prior to the Operational Cessation, we operated and administered of all sweepstakes offered by WinTogether, a registered 501(c)(3) charitable organization (“WinTogether”), which was formed in April 2020 to support charitable, educational, and scientific causes. In consideration of our operation of the WinTogether platform and administration of the sweepstakes, we received a percentage of the gross donations to a campaign, from which we paid certain dividends and all administration costs.

The WinTogether platform continued operating after the Operational Cessation, until all sweepstakes campaigns were completed, and all prizes awarded. On March 29, 2023, the board of directors of WinTogether voted to suspend its relationship with the Company. The suspension of the relationship was rescinded by the WinTogether board on November 16, 2023. WinTogether is now operating under the DonateTo.Win brand.

Current Operations

Despite the Operational Cessation, the Company’s subsidiaries have continued to operate under the direction of the leadership teams that were in place prior to the Company’s acquisition of such companies. While the operational activities of these subsidiaries vary, from the Operational Cessation through the date of this Amended Report, each of Aganar and JuegaLotto have decreased their expenses and has had their revenues remain consistent or decrease slightly from pre-Operational Cessation levels. TinBu has decreased its expenses and had their revenues remain consistent for a period of time but revenue is now beginning to decrease from pre-Operational Cessation levels.

Data Services

In 2018, we acquired TinBu, LLC (“TinBu”), a digital publisher and provider of lottery data results, jackpots, results, and other data, as a wholly-owned subsidiary. Through TinBu, our Data Service delivers daily results of over 800 domestic and international lottery games from more than 40 countries, including the U.S., Canada, and the United Kingdom, to over 400 digital publishers and media organizations. See “Item 1A. Risk Factors – We are party to pending litigation and investigations in various jurisdictions and with various plaintiffs and we may be subject to future litigation or investigations in the operation of our business. An adverse outcome in one or more proceedings could adversely affect our business, financial condition, and results of operations” for more information about our relationship with Tinbu.

Our technology pulls real time primary source data, and, in some instances, we acquire data from dedicated data feeds from the lottery authorities. Our data is constantly monitored to ensure accuracy and timely delivery. We are not required to obtain licenses or approvals from the lottery authorities to pull this primary source data or to acquire the data from such dedicated feeds. Commercial acquirers of our Data Service pay a subscription for access to the Data Service and, for acquisition of certain large data sets, an additional per record fee.

We additionally enter into multi-year contracts pursuant to which we sell proprietary, anonymized transaction data pursuant to multi-year agreements and in accordance with our Terms of Service in consideration of a fee and in other instances provide the Data Service within a bundle of provided services.

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Aganar and JuegaLotto

On June 30, 2021, we acquired 100% of the equity of Global Gaming Enterprises, Inc., a Delaware corporation (“Global Gaming”), which holds 80% of the equity of each of Medios Electronicos y de Comunicacion, S.A.P.I de C.V. (“Aganar”) and JuegaLotto, S.A. de C.V. (“JuegaLotto”). JuegaLotto is federally licensed by the Mexican regulatory authorities with jurisdiction over the ability to commercialize lottery games in Mexico through an authorized federal gaming portal and to commercialize games of chance in other countries throughout Latin America. Aganar has been operating in the licensed Online Lottery market in Mexico since 2007 and has certain rights to sell Mexican National Lottery draw games, instant win tickets, and other games of chance online with access to a federally approved online casino and sportsbook gaming license and additionally issues a proprietary scratch lottery game in Mexico under the brand name Capalli. See “Item 1A. Risk Factors – We need additional capital to, among other things, support and restart our operations, re-hire employees and pay our expenses. Such capital may not be available on commercially acceptable terms, if at all. If we do not receive the additional capital, we may be forced to curtail or abandon our plans to recommence our operations and we may need to permanently cease our operations” for additional information.

Sports.com

In December 2021, we finalized the acquisition of the domain name https://sports.com and on November 15, 2022, we formed a wholly-owned subsidiary called Sports.com, Inc., a Texas corporation (“Sports.com”). Subsequently, Sports.com announced a partnership with the Saudi Motorsports Company, which enabled the Company to roll out the Sports.com brand at the FIFA World Cup decider at the end of November 2022. In December 2022, Sports.com signed an agreement with Data Sports Group, GmbH (“DSG”), which provides Sports.com the exclusive North American distribution rights for sports data products offered and maintained by DSG (the “DSG Data”). The DSG Data is being sold through the same sales resources and sales channels as the lottery data offered by TinBu. On July 23, 2023, DSG exercised its right to terminate the exclusive distribution rights due to Sports.com not meeting its contractual obligations.

Nook Holdings, LTD

On September 28, 2023, the company entered into Stock Purchase Agreement with the shareholders of Nook Holdings Limited (“Nook”), a private limited company incorporated and registered in the Abu Dhabi Global Market, Abu Dhabi, United Arab Emirates (“UAE”). The total purchase price is approximately $2.314 million. The Company made three payments totaling $137,500 in the fourth quarter and anticipates the transaction closing by June 30, 2024 or as otherwise agreed by the parties. Nook is known for its innovative approach to co-working in Dubai and has procured 200 licenses for individuals and companies in the sports, health and wellness sector seeking access to Dubai and the broader Middle Eastern market. With its exclusive partnership with the Dubai Multi-Commodities Centre Free Zone (DMCC), Nook offers a wide range of services, including business setup support, insurance, VAT registration, and networking opportunities for like-minded sports entrepreneurs. As part of the acquisition, Nook will be rebranded under the Sports.com umbrella.

Plans for Recommencement of Company Operations

As noted above, since the Operational Cessation, the Company has had minimal day-to-day operations and has primarily focused on restarting certain of its core businesses. The Company has developed a three-phase plan to recommence its operations, which plan is outlined below.

Phase 1 - Relaunch B2B API Platform. During the Operational Cessation, the Company maintained positive relationships with its ticket-printing and courier partners, as well as several distribution partners that have been found to be in compliance with local, state, and federal rules related to ticket procurement and distribution. These partners have implemented the Lottery.com API and have advised the Company that they expect to be ready to offer lottery games to their customers through their sales channels when the Company resumes operations. As such, the Company believes that it has sufficient demand to resume operation of its B2B API platform operations, assuming it is able to maintain the core employee team to manage the lottery ticket fulfillment process and access sufficient capital to relaunch Project Nexus, which was designed to, among other things, handle high levels of user traffic and transaction volume, while maintaining expediency, security, and reliability in the administrative and back-office functionality required by the B2B API. Our B2B API Platform resumed limited operations in April 2023.

Phase 2 - Resume B2C Platform Operations. The Company believes that it will be in a position to relaunch its B2C Platform by mid-year 2024. As of the date of this Amended Report, the Company expects that it will initially relaunch its B2C Platform to customers in Texas for a period of time before rolling it out to other jurisdictions. The Company may elect to accelerate the relaunch of its Platform to customers in another state. The Company plans to limit the rollout in order to give it additional time to properly vet and confirm compliance with local, state and federal rules related to ticket procurement and distribution. For more information, see “Item 1A. Risk Factors - Regulatory and Compliance Risks - A jurisdiction may enact, amend, or reinterpret laws and regulations governing our operations in ways that impair our revenues, cause us to incur additional legal and compliance costs and other operating expenses, or are otherwise not favorable to our existing operations or planned growth, all of which may have a material adverse effect on us or our results of operations, cash flow, or financial condition.” The Company has also maintained various pre-paid media credits that it expects to use to launch and maintain promotional campaigns geared towards encouraging prior customers to return to the Platform and to acquire new customers.

Phase 3 - Restore Other Business Lines and Projects. Assuming the success of Phase 1 and Phase 2, the Company expects to restore other products it used to offer, such as supplying lottery tickets to consumers in approved domestic jurisdictions, partnering with licensed providers in international jurisdictions to supply legitimate domestic lottery games, and reviving other products and services that were under development when the Operational Cessation occurred.

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As of the date of this Amended Report, the current estimated cash balance of the Company and subsidiaries is approximately $63,346. The Company believes that this cash on hand, along with future borrowings, will be sufficient for the Company to resume its core operations.

As of the date of this Amended Report, our common stock and warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbols “LTRY” and “LTRYW,” respectively. As of the date of this Amended Report, we are in compliance with Nasdaq’s continued listing requirements (the “Listing Rules”). See, “Risk Factors - Risks Related to Our Common Stock and Warrants – Although we are not currently in full compliance with the continued listing standards of Nasdaq, we may not be able to remain in full compliance with Nasdaq’s continued listing standards in the future.” Additionally, under its new management, the Company continues to work to improve its disclosure and reporting controls. Also, the Company plans to overhaul its systems of internal control over financial reporting and invest in additional legal, accounting, and financial resources.

Even if the Company’s three phase plan to recommence its operations is successful, there can be no assurance that the Company will be able to fully regain compliance with the applicable Listing Rules, or that the Nasdaq Panel will continue to stay the delisting of the Company’s securities on Nasdaq. If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy or sell the Company’s common stock and warrants or to obtain accurate quotations, and the price of the Company’s common stock and warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise additional capital needed to fund its operations and/or trigger defaults and penalties under outstanding agreements or securities of the Company.

There can be no assurance that we will have sufficient capital to support our operations and pay expenses, repay our debt, or that additional funds will be available on favorable terms, if at all. We may not be able to restart our operations or generate sufficient funding to support such operations in the future. The Company’s ability to continue its current operations, prepare and refile deficient and restated reports, and restart its prior operations, is dependent upon obtaining new financing. Future financing options available to the Company include equity financings, debt financings or other capital sources, including collaborations with other companies or other strategic transactions. Equity financings may include sales of common stock. Such financing may not be available on terms favorable to the Company or at all. The terms of any financing may adversely affect the holdings or rights of the Company’s stockholders and may cause significant dilution to existing stockholders. There can be no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company, if at all, which would have a material adverse effect on its business, financial condition and results of operations, and it could ultimately be forced to discontinue its operations and liquidate. These matters, when considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that the financial statements are issued. The accompanying financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

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Components of Our Results of Operations (Prior to the Operational Cessation)

Our Revenue

Revenue from B2C Platform. Our revenue is the retail value of the acquired lottery game and the service fee charged to the user, which we impose on each lottery game purchased from our B2C Platform. The amount of the service fee is based upon several factors, including the retail value of the lottery game purchased by a user, the number of lottery games purchased by a user, and whether such user is located within the U.S. or internationally. Currently, in the U.S, the minimum service fee is $0.50 for the purchase of a $1 lottery game and $1 for the purchase of a $2 lottery game; the service fee for additional lottery games purchased in the same transaction is 6% of the face value of all lottery games purchased. For example, the service fee for the purchase of five $2 tickets is $1.60, comprised of the $1 base service fee, plus 6% of the aggregate value of the face value of all lottery games purchased. The Company did not operate its B2C platform in 2023.

Internationally, B2C sales in jurisdictions where we do not have direct or indirect authority generate an immaterial amount of revenue, and we are assessing our operations in these jurisdictions. As discussed above, our B2C Platform is not currently operational. We anticipate that our B2C Platform will become operational by mid-year 2024.

Revenue from B2B API. Together with our third-party commercial partner(s), we agree on the amount of the technology usage fee to be imposed on the sale of each lottery game purchased through the B2B API, if any, together with a service fee to be charged to the user; we receive up to 50% of the net revenues from such technology usage fee and service fee pursuant to our commercial agreement with each commercial partner. As discussed above, following the Operational Cessation, our B2B API Platform resumed limited operations in April 2023.

Data Services. Commercial acquirers of our Data Service pay a subscription for access to the Data Service and, for acquisition of certain large data sets, an additional per record fee. The Company additionally enters into multi-year contracts pursuant to which it sells proprietary, anonymized transaction data pursuant to multi-year agreements and in accordance with our Terms of Service in consideration of a fee. Our Data Services operations were not impacted by the Operational Cessation.

Our Operating Costs and Expenses

Personnel Costs. Personnel costs include salaries, payroll taxes, health insurance, worker’s compensation and other benefits for management and office personnel.

Professional Fees. Professional fees include fees paid for legal and financial advisors, accountants and other professionals related to the Business Combination and other transactions.

General and Administrative. General and administrative expenses include marketing and advertising expenses, office and facilities lease payments, travel expenses, bank fees, software dues and subscriptions, expensed research and development (“R&D”) costs and other fees and expenses.

Depreciation and Amortization. Depreciation and amortization expenses include depreciation and amortization expenses on real property and other assets.

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Key Trends and Factors Affecting Our Results

The following describes the trends associated with our business prior to the Operational Cessation that have impacted, and which we expect will continue to impact, our business and results of operations in a material way:

International operations. We face challenges related to expanding our footprint globally and the related process of obtaining the licenses and regulatory approvals necessary to provide services and products within new and emerging markets. The international jurisdictions where we operate and seek to expand have been subject to increasing foreign currency fluctuations against the U.S. dollar, inflationary pressures and political and economic instability. We expect these trends to continue during fiscal 2024 and believe they are likely to affect consumer spending, which could have a material impact on our revenues. As a result, it may take longer to achieve projected revenue gains or generate cash in any such regions affected or any new foreign jurisdiction into which we expand.

Introduction of a new gaming platform. We developed a proprietary, blockchain-enabled gaming platform, which we named Project Nexus. Project Nexus is designed to handle high levels of user traffic and transaction volume, while maintaining expediency, security, and reliability in (i) the processing of lottery game sales, (ii) fulfillment of retail requirements of the B2C Platform, (iii) the administrative and back-office functionality required by our B2B API, and (iv) the requirements of our claims and redemption process. We expect to utilize this platform to launch new products, including any proprietary products we may introduce. The introduction of new technology like Project Nexus is subject to risks including, among other things, implementation delays, issues successfully integrating the technology into our solutions, or the possibility that the technology does not produce the expected benefits.

Our growth plans and the competitive landscape. Our direct competitors operate in the global entertainment and gaming industries and, like us, seek to expand their product and service offerings with integrated products and solutions. Our short-to-medium term focus is on increasing our penetration in our existing U.S. jurisdictions by increasing direct to consumer marketing campaigns, introducing our B2C Platform into new U.S. and select foreign jurisdictions and acquiring synergistic regulated and sports betting enterprises domestically and abroad.

Competition in the sale of online lottery games has significantly increased in recent years, is currently characterized by intense price-based competition, and is subject to changing technology, shifting needs and frequent introductions of new games, development platforms and services. To maintain our competitive edge alongside other established industry players (many of which have more resources, or capital), we expect to incur greater operating short-term expenses, such as increased marketing expenses, increased compliance expenses, increased personnel and advisory expenses associated with being a public company, additional operational expenses and salaries for personnel to support expected growth, additional expenses associated with our ability to execute on our strategic initiatives including our aim to undertake merger and acquisition activities, as well as additional capital expenditures associated with potential further development of Project Nexus, the initial phase of which was implemented in the second quarter of 2022.

Current Plan of Operations

As of the date of this Amended Report, the Company’s primary revenue drivers are the resumption of its B2B API platform and the launch of Sports.com. It is anticipated that operational costs for the next 12 months through April 30, 2024 will be greater than revenues. It is anticipated that the liquidity gap will be satisfied by equity investment or debt incurred, of which there is no assurance. We anticipate that our B2C Platform will become operational by mid-year 2024.

Beyond the next 12 months, the Company plans to continue to expand in domestic and international operations. The Moreover, the Company plans to enhance its mobile application to include pool plays, ticket subscriptions, loyalty programs and various gamification modules.

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Results of Operations

Our consolidated financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

The following table summarizes our results of operations for the years ended December 31, 2023 and December 31, 2022, respectively.

	For the Year Ended December 31,
	2023	2022	$ Change	% Change

Revenue	$6,987,474	$6,779,057	$208,417	3%
Cost of revenue	5,666,544	4,310,750	1,355,794	31%
Gross profit	$1,320,930	$2,468,307	$(1,147,377)	-46%

Operating expenses:
Personnel costs	$4,570,206	$30,114,485	$(32,544,279)	-88%
Professional fees	6,741,837	6,613,546	128,291	2%
General and administrative	9,484,681	9,012,673	472,008	5%
Depreciation and amortization	5,691,322	5,601,374	89,948	1%
Total operating expenses	26,488,046	58,342,078	(31,854,032)	-55%
Loss from operations	$(25,167,116)	$(55,873,771)	$(30,706,655)	-55%

Other expenses
Interest expense	$371,110	$764,839	$(393,729)	-51%
Other expense	136,429	3,721,291	(3,584,862)	-96%
Total other expenses, net	512,539	4,486,130	(3,973,591)	-89%

Net loss before income tax	$(25,679,655)	$(60,278,909)	(34,599,254)	-57%
Income tax expense (benefit)	60,000	23,364	36,636	157%
Net loss	$(25,739,655)	$(60,383,265)	$(35,003,610)	-58%

Other comprehensive loss
Foreign currency translation adjustment, net	$(70,273)	$4,277	$(65,996)	-154%
Comprehensive loss	$(25,809,928)	$(60,378,988)	$34,569,060	57%

Net income attributable to noncontrolling interest	$272,613	$379,916	$(107,303)	-28%
Net loss attributable to Lottery.com, Inc.	$(25,537,315)	$(59,999,072)	$34,461,757	57x %

Revenues

Revenue. Revenue for the year ended December 31, 2023 was $7.0 million, an increase of $200 thousand, or 3%, compared to revenue of $6.8 million for the year ended December 31, 2022. Revenue was up slightly for the year ended December 31, 2023 with a change in the mix which was more heavily weighted to ticket sales and data services and less to services delivered to partners.

Cost of Revenue. Cost of revenue includes product costs, commission expense to affiliates and commercial partners, and merchant processing fees. Cost of revenue for the year ended December 31, 2023 was $5.7 million, an increase of $1.4 million, or 31%, compared to cost of revenue of $4.3 million for the year ended December 31, 2022. The increase in COGS is the result of a product mix that was more heavily weighted towards products and less on higher-margin services for the year ended December 31, 2023. In 2022 there was revenue from services provided to partners that had lower costs and higher margins.

Gross Profit. Gross profit for the year ended December 31, 2023 was $1.3 million, compared to $2.5 million for the year ended December 31, 2022, a decrease of $1.2 million, or (46%). This decrease was the result of higher cost of sales on higher ticket revenue in 2023 than in 2022 and because higher margin revenue for services provided to partners in 2022 was not recurring.

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Operating Costs and Expenses

	For the Year Ended December 31,
	2023	2022	$ Change	% Change

Operating expenses:
Personnel costs	4,570,206	37,114,485	(32,544,279)	-88%
Professional fees	6,741,837	6,613,546	128,291	2%
General and administrative	9,484,681	9,012,673	472,008	5%
Depreciation and amortization	5,691,322	5,601,374	89,948	1%
Total operating expenses	26,488,046	58,342,078	(31,854,032)	-55%

Operating expenses for the year ended December 31, 2023 were $26.5 million, a decrease of $31.8 million, or 55%, compared to $58.3 million for the year ended December 31, 2022. The decrease was primarily driven by decreased stock compensation expense, decreased headcount, decreased marketing spend and decreased depreciation and amortization expenses during the 2023 fiscal year.

Personnel Costs. Personnel costs decreased by $32.5 million, or 88%, from $37.1 million for the year ended December 31, 2022, to $4.6 million for the year ended December 31, 2023. The decrease was due primarily to decreases in stock compensation expense by $25.7 million combined with lower headcount in 2023.

Professional Fees. Professional fees increased by $128 thousand, or 2% from $6.61 million for the year ended December 31, 2022 to $6.74 million for the year ended December 31, 2023. While there were decreases in other types of professional fees, the increase was driven by fees for outside attorneys and accountants helping the company complete amended and new filings of reports 10-K and 10-Q during 2023 to regain compliance with reporting requirements.

General and Administrative. General and administrative expenses of $9.5 million for the year ended December 31, 2023 are $472 thousand, or 5%, higher than the $9.0 million reported for the year ended December 31, 2022. For the year ended December 31 2023, general and administrative expenses include write-offs to goodwill of $5.6 million related to the TinBu subsidiary and $1.1M related to the Global Gaming subsidiary as well as write offs of $800 thousand related to intangible assets of Global Gaming. Without these write-offs for impairment of intangible assets, which total $ 7.5 million, general and administrative expenses for 2023 would have been $1.97 million and 78% lower than in 2022. Some key drivers of the decrease for the year ended December 31, 2023 were business insurance expense $3 million lower, expensed developed software $530 thousand lower, software services $200 thousand lower, royalty expense $160 thousand lower, and facilities rent $110 thousand lower than for the year ended December 31, 2022.

Depreciation and Amortization. Depreciation and amortization increased $90 thousand, or 1%, from $5.6 million for the year ended December 31, 2022 to $5.7 million for the year ended December 31, 2023. The increase is due to a full year of amortization for Project Nexus in 2023 vs only half a year in 2022 as it was placed in service and amortization began mid-year 2022.

Other Expense, Net

	For the Year Ended December 31,
	2023	2022	$ Change	% Change
Other expenses
Interest expense	376,110	764,839	(393,729)	-51%
Other expense	136,429	3,721,291	(3,584,862)	-96%
Total other expenses, net	512,539	4,486,130	(3,973,591)	-89%

Interest Expense. Interest expense decreased by $394 thousand, or (51%), for the year ended December 31, 2023, from $765 thousand to $376 thousand as compared to the year ended December 31, 2022. This decrease relates primarily to interest on the Bank Prov line of credit in 2022 which did not occur in 2023.

Other Expense. Other expense decreased by $3.6 million, or (96)%, for the year ended December 31, 2023 as compared to the year ended December 31, 2022 from $3.7 million to $136 thousand. This decrease was driven primarily by a discount on an asset with periodic payments of $3.5 million which was recorded in 2022.

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Liquidity and Capital Resources

Prior to the Operational Cessation, our primary need for liquidity was to fund working capital requirements of our business, growth, capital expenditures and for general corporate purposes. Our primary source of liquidity had historically been funds generated by financing activities. Upon the Closing of the business combination on October 29, 2021, we received net proceeds of approximately $42.8 million in cash.

Following the Operational Cessation, our primary need for liquidity has been to fund the restart of our business operations, re-hire employees and pay our expenses. The most likely source of such future funding presently available to us is through additional borrowings under loan agreements or through the issuance of equity or debt securities. If lenders do not advance us amounts as agreed under loan agreements or we are otherwise not able to secure the necessary capital to restart our operations, hire new employees, and obtain funding sufficient to support and restart our operations, we may be forced to permanently cease our operations, sell off our assets and operations, and/or seek bankruptcy protection, which could cause the value of our securities to become worthless.

These conditions, along with our current lack of material revenue producing activities, and significant debt, raise substantial doubt about our ability to continue as a going concern for the next 12 months. For more information, see Note 2 - Significant Accounting Policies, Going Concern to the consolidated financial statements included herein, as well as the risk factors included in Item 1A of this Amended Report entitled “In July 2022, we furloughed the majority of our employees and suspended our lottery game sales operations after determining that we did not have sufficient financial sources to fund our operations or pay certain existing obligations, including our payroll and related obligations. As a result, we may not be able to continue as a going concern” and “[w]e need additional capital to, among other things, support and restart our operations, re-hire employees and pay our expenses. Such capital may not be available on commercially acceptable terms, if at all. If we do not receive the additional capital, we may be forced to curtail or abandon our plans to recommence our operations and we may need to permanently cease our operations.”

Convertible Debt Obligations

Prior to the Closing, we funded our operations through the issuance of convertible promissory notes.

From August to October 2017, the Company entered into seven Convertible Promissory Note Agreements with unaffiliated investors for an aggregate amount of $821,500. The notes bore interest at 10% per year, were unsecured, and were due and payable on June 30, 2019. The Company and the noteholders executed amendments in February 2021 to extend the maturity date to December 21, 2021.

From November 2019 through October 28, 2021, we issued approximately $48.2 million in aggregate principal amount of Series B convertible promissory notes. The notes bore interest at 8% per year, were unsecured, and were due and payable on dates ranging from December 2020 to December 2022. For those promissory notes that would have matured on or before December 31, 2020, the parties extended the maturity date to December 21, 2021 through amendments executed in February 2021. The amendments also allowed for automatic conversion to equity as a result of the Business Combination. Nearly all of the aforementioned promissory notes automatically converted into shares of Common Stock or were terminated pursuant to their terms, as applicable, in connection with the Closing. Those that remain outstanding do not have conversion terms that were triggered by the Closing.

Immediately prior to the Closing, approximately $60.0 million of convertible debt was converted into equity of AutoLotto.

As of December 31, 2023, we had $2,570,993 of convertible debt outstanding.

See Item 1: Business: Overview and Recent Developments: “Loan Agreement with Woodford,” “Loan Agreement with United Capital Investments London Limited,” and “Placement Agent Agreement with Univest Securities, LLC” above for additional information.

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Cash Flows

Net cash used by operating activities was $2.4 million for the year ended December 31, 2023, compared to net cash used by operating activities of $31.3 million for the year ended December 31, 2022. Factors affecting changes in operating cash flows were stock-based compensation expense along with decreased expenses for personnel costs, and sales and marketing activities in 2023 as compared to 2022. Net cash used in investing activities during the year ended December 31, 2023 was $0, compared to $1.3 million for the prior year. The decrease was because there were no expenditures for development of intangible assets during 2023. Net cash provided by financing activities was $2.3 million for the year ended December 31, 2023, compared to $16 thousand used by financing activities for the year ended December 31, 2022. The increase was due to funding received under convertible debt arrangements in 2023.

Changes in or Adoption of Accounting Practices

The following U.S. GAAP standards have been recently issued by the Financial Accounting Standards Board (the “FASB”). We are in the process of assessing the impact of these new standards on future consolidated financial statements. Pronouncements that are not applicable or where it has been determined do not have a significant impact on the Company have been excluded herein.

ASC 606, Revenue from Contracts with Customers

Between May 2014 and December 2016, the FASB issued several Accounting Standards Updates (“ASUs”)’s on ASC 606, which updates superseded nearly all previous revenue recognition guidance under U.S. GAAP. The core principle is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. A five-step process has been defined to achieve this core principle, and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standards are effective for annual periods beginning after December 15, 2017 using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standards in each prior reporting period with the option to elect certain practical expedients; or (ii) a retrospective approach with the cumulative effect of initially adopting the standards recognized at the date of adoption (which includes additional footnote disclosures). The Company adopted these standards effective on January 1, 2018, and management concluded the adoption of this standard did not result in any financial statement impacts or changes to revenue recognition policies or processes as revenue is primarily derived from arrangements in which the transfer of control coincides with the fulfillment of performance obligations.

Critical Accounting Policies

Our financial statements are prepared in conformity with U.S. GAAP. Certain of our accounting policies require that management apply significant judgments and estimates in defining the appropriate assumptions integral to financial estimates. Judgments are based on historical experience and other factors that we believe to be reasonable under the circumstances, such as terms of contracts, industry trends and information available from outside sources, as appropriate. However, by their nature, judgments are subject to an inherent degree of uncertainty, and therefore actual results could differ from our estimates. We have applied significant estimates and assumptions related to the following:

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Revenue and Cost Recognition

Revenue

In May of 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), amending revenue recognition guidance and requiring a more structured approach to measuring and recognizing revenue as well as provide more detailed disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amended guidance is effective for accounting periods commencing on or after January 1, 2018.

We have applied ASC 606 to all revenue contracts. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenues are generally recognized upon the transfer of control of promised products provided to our users, customers and subscribers, reflecting the amount of consideration we expect to receive for those products. We enter into contracts that can include various products, which are generally capable of being distinct and accounted for as separate performance obligations. Revenue is recognized net of any taxes collected from users, commercial partners and subscribers, which are subsequently remitted to governmental authorities. The revenue recognition policy is consistent for sales generated directly with users and sales generated indirectly through affiliates, other solution partners, and our commercial partners.

Revenues are recognized upon the application of the following steps:

(a)	Identification of a contract or contracts with a user, customer or subscriber;

(b)	Identification of performance obligation(s) in the contract;

(c)	Determination of the transaction price;

(d)	Allocation of the transaction price to the performance obligations in the contract; and

(e)	Recognition of revenue when, or as, the performance obligation is satisfied.

Contracts with users and customers for lottery game sales are at the point of sale and may include transfer of multiple products to a user or a customer and generally do not require future obligations. In these situations, the Company generally considers each transferred product as a separate performance obligation. The Company also has contracts with subscribers for the continued delivery of lottery and anonymized transaction data over a defined period of time. In accounting for these contracts, the Company generally considers each set of data as a separate performance obligation and recognizes revenue on their delivery ratably over the service period of the agreement. The Company’s products are sold without a right of return or refund; the Company’s terms of service and contracts generally include specific language that disclaims any warranties.

In addition, the Company’s performance obligation in agreements with certain third parties is to transfer previously acquired Affiliate Marketing Credits. The payment for these credits by the third parties is priced on a per-contract basis. The performance obligation in these agreements is to provide title rights of the previously acquired credits to the third party. This transfer is point-in-time when the revenue is recognized, and there are no variable considerations related to this performance obligation.

Income Taxes

For both financial accounting and tax reporting purposes, the Company reports income and expenses based on the accrual method of accounting.

For federal and state income tax purposes, the Company reports income or loss from their investments in limited liability companies on the consolidated income tax returns. As such, all taxable income and available tax credits are passed from the limited liability companies to the individual members. It is the responsibility of the individual members to report the taxable income and tax credits, and to pay any resulting income taxes. Therefore, in relation to the income and losses incurred by the limited liability companies, they have been consolidated in the Company’s tax return and provision based upon its relative ownership.

Income taxes are accounted for in accordance with ASC 740, “Income Taxes” (“ASC 740”), using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for those deferred tax assets for which it is more likely than not that the related benefit will not be realized.

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The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (i) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position; and (ii) for those tax positions that meet the more likely than not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company’s policy is to recognize interest and penalties related to the underpayment of income taxes as a component of income tax expense or benefit. To date, there have been no interest or penalties charged in relation to the unrecognized tax benefits.

Generally, the taxing authorities can audit the previous three years of tax returns and in certain situations audit additional years. For federal tax purposes, the Company’s 2020 through 2023 tax years generally remain open for examination by the tax authorities under the normal three-year statute of limitations. For state tax purposes, the Company’s 2019 through 2023 tax years remain open for examination by the tax authorities under the normal four-year statute of limitations.

Business combination

In a business combination, substantially all identifiable assets, liabilities and contingent liabilities acquired are recorded at the date of acquisition at their respective fair values. One of the most significant areas of judgment and estimation relates to the determination of the fair value of these assets and liabilities, including the fair value of contingent consideration, if applicable. If any intangible assets are identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent external valuation expert may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. These valuations are linked closely to the assumptions made by our management regarding the future performance of the assets concerned and any changes in the discount rate applied.

Fair value of financial assets and financial liabilities

Fair value of financial assets and financial liabilities recorded in the consolidated statements of financial position, which cannot be derived from active markets, is determined using a variety of techniques including the use of valuation models. The inputs to these models are derived from observable market data where possible, but where observable market data is not available, judgment is required to establish fair values. Judgment includes, but is not limited to, consideration of model inputs such as volatility, estimated life and discount rates.

Fair value of stock options and warrants

We use the Black-Scholes option-pricing model to calculate the fair value of stock options and warrants. Use of this method requires management to make assumptions and estimates about the expected life of options and warrants, anticipated forfeitures, the risk-free rate, and the volatility of our share price. In making these assumptions and estimates, management relies on historical market data.

Estimated useful lives, depreciation of property, plant and equipment, and amortization of intangible assets

Depreciation of property, plant and equipment and amortization of intangible assets is dependent upon estimates of useful lives based on management’s judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that consider factors such as economic and market conditions and the useful lives of assets.

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Goodwill and intangible assets

Goodwill and indefinite life intangible asset impairment testing require us to make estimates in the impairment testing model. On an annual basis, we test whether goodwill and indefinite life intangible assets are impaired. Impairment is influenced by judgment in defining a cash-generating unit (“CGU”) and determining the indicators of impairment, and estimates used to measure impairment losses. The recoverable amount is the greater of value in use and fair value less costs to sell. The recoverable value of goodwill, indefinite and definite long-lived assets is determined using discounted future cash flow models, which incorporate assumptions regarding projected future cash flows and capital investment, growth rates and discount rates.

Deferred Tax Asset and Valuation Allowance

Accounting for deferred tax assets, including those arising from tax loss carry-forwards, requires management to assess the likelihood that we will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. In addition, future changes in tax laws could limit our ability to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

Emerging Growth Company Accounting Election

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and have elected to take advantage of the benefits of this extended transition period. We expect to remain an emerging growth company through the end of the 2024 fiscal year and we expect to continue to take advantage of the benefits of the extended transition period. This may make it difficult or impossible to compare the financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions for emerging growth companies because of the potential differences in accounting standards used.

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EXHIBITS

(1) Financial Statements

The consolidated financial statements listed in the accompanying Index to Consolidated Financial Statements are filed as part of this prospectus.

(2) Exhibits

The exhibits listed below are filed as part of this prospectus or incorporated herein by reference to the location indicated.

Exhibit
Number	Description
2.1†	Business Combination Agreement, dated as of February 21, 2021, by and among Trident Acquisitions Corp., Trident Merger Sub II Corp., and AutoLotto, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by Lottery.com with the SEC on February 23, 2021).
3.1	Second Amended and Restated Certificate of Incorporation of Lottery.com Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
3.2	Amended and Restated Bylaws of Lottery.com Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
4.1	Warrant Agreement, dated as of May 29, 2018, between TDAC and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K, filed by Lottery.com with the SEC on June 4, 2018).
4.2	Description of Capital Stock (incorporated by reference to Exhibit 4.2 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
5.1	Opinion of Cutler Law Group, P.C. as to the legality of the securities being registered
10.1	Letter Agreement among Trident Acquisitions Corp., Trident Acquisitions Corp.’s officers, directors and stockholders (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registration Statement on Form S-1/A (File No. 333-223655) filed by Lottery.com with the SEC on May 21, 2018).
10.2	Stock Escrow Agreement between Trident Acquisitions Corp., Continental Stock Transfer & Trust Company and the initial stockholders of Trident Acquisitions Corp (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K, filed by Lottery.com with the SEC on June 4, 2018).
10.3	Services Agreement, dated as of March 10, 2020, by and between AutoLotto, Inc. and Master Goblin Games LLC (incorporated by reference to Exhibit 10.8 of the Registration Statement on Form S-4 (Reg. No. 333-257734), filed by Lottery.com with the SEC on October 5, 2021).
10.4	Amendment No. 1 to Services Agreement, dated as of June 28, 2021, by and between AutoLotto, Inc. and Master Goblin Games LLC (incorporated by reference to Exhibit 10.9 of the Registration Statement on Form S-4 (Reg. No. 333-257734), filed by Lottery.com with the SEC on October 5, 2021).
10.5	Investor Rights Agreement, dated as of October 29, 2021, by and among Lottery.com Inc., AutoLotto, Inc. and the security holders party thereto (incorporated by reference to Exhibit 10.12 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.6	Initial Stockholder Forfeiture Agreement, dated as of October 29, 2021, by and among Lottery.com Inc., AutoLotto, Inc. and the security holders party thereto (incorporated by reference to Exhibit 10.13 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.7#	Employment Agreement, dated as of February 21, 2021, by and between Lawrence Anthony DiMatteo III and AutoLotto, Inc. (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.8#	Employment Agreement, dated as of February 21, 2021, by and between Matthew Clemenson and AutoLotto, Inc. (incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.9#	Amendment to Employment Agreement, dated March 23, 2022, by and between Matthew Clemenson and Lottery.com (incorporated by reference to Exhibit 10.9 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.10#	Employment Agreement, dated as of February 21, 2021, by and between Ryan Dickinson and AutoLotto, Inc. (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.11#	Amendment to Employment Agreement, dated March 23, 2022, by and between Ryan Dickinson and Lottery.com (incorporated by reference to Exhibit 10.11 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.12#	Employment Agreement, dated as of March 19, 2021, by and between Kathryn Lever and AutoLotto, Inc. (incorporated by reference to Exhibit 10.12 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.13#	Amendment to Employment Agreement, dated as of March 28, 2022, by and between Kathryn Lever and Lottery.com Inc. (incorporated by reference to Exhibit 10.13 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.14#	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.15#	AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan (incorporated by reference to Exhibit 10.8 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).

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10.16#	Form of Restricted Stock Award Agreement under the AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan (incorporated by reference to Exhibit 10.9 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.17#	Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.7 of the Registration Statement on Form S-4 (Reg. No. 333- 257734), filed by Lottery.com with the SEC on October 5, 2021).
10.18#	Form of Option Award Agreement under the Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.18 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.19#	Form of Restricted Stock Award Agreement under the Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.19 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.20#	Form of Director Restricted Stock Award Agreement under the Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.20 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.21#	Resignation and Release Agreement, dated July 22, 2022, by and between Lottery.com and Lawrence Anthony DiMatteo III (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Lottery.com with the SEC on July 22, 2022).
10.22#	Consulting Agreement by and between AutoLotto, Inc. dba Lottery.com and Simpexe, LLC, specifically Harry Dhaliwal, dated July 1, 2022 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Lottery.com with the SEC on July 6, 2022).
10.23+	Master Affiliate Agreement, dated as of October 2, 2021 (incorporated by reference to Exhibit 10.4 of the Quarterly Report on Form 10-Q filed by Lottery.com with the SEC on May 16, 2022).
10.24	Loan Agreement (Deed), dated December 7, 2022, between Lottery.com and Woodford Eurasia Assets Ltd, as lender (incorporated by reference to Exhibit 10.24 of the Annual Report on Form 10-K/A filed by Lottery.com with the SEC on May 10, 2023).
10.25	Loan Agreement Deed, Debenture Deed and Securitization, dated December 7, 2022, between Lottery.com and Woodford Eurasia Assets Ltd, as security holder (incorporated by reference to Exhibit 10.25 of the Annual Report on Form 10-K/A filed by Lottery.com with the SEC on May 10, 2023).
10.26*	Amended and Restated Loan Agreement and Deed, dated August 8, 2023, between Lottery.com and United Capital Investments London Limited as lender
10.27**	Amendment to Amended and Restated Loan Agreement, dated as of August 18, 2023, by and between Lottery.com Inc. and United Capital Investments London Limited.
10.28	Business Loan Agreement dated January 4, 2022, between Autolotto, Inc. and The Provident Bank (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed by Lottery.com with the SEC on May 22, 2023).
10.29	$30,000,000 Promissory Note dated January 4, 2022, between Autolotto, Inc. and The Provident Bank (incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q filed by Lottery.com with the SEC on May 22, 2023).
10.30*	Amendment and Restatement Agreement in respect of Loan Agreement (Deed) dated 7 December 2022, between Lottery.com and Woodford Eurasia Assets Ltd.
16.1	Letter from Marcum LLP to the SEC, dated November 12, 2021 (incorporated by reference to Exhibit 10.13 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 15, 2021).
16.2	Letter from Armanino LLP to the SEC, dated October 7, 2022 (incorporated by reference to Exhibit 16.1 of Amendment No. 1 to the Current Report on Form 8-K filed by Lottery.com with the SEC on October 12, 2022.
21.1*	List of Subsidiaries of Lottery.com Inc. (incorporated by reference to Exhibit 21.1 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
23.1	Consent of Yusuafali & Associates, LLC Consent of Cutler Law Group, P.C.
31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
107	Filing Fee Table
101.INS*	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Inline XBRL for the cover page of this prospectus on Form 10-K, included in the Exhibit 101 Inline XBRL Document Set.

*	Filed herewith.

**	Furnished herewith.

†	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission. any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

+	Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item 601(b)(10)(iv). The Registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

#	Indicates management contract or compensatory plan or arrangement.

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INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, Lottery.com’s charter provides that a director will not be personally liable to Lottery.com or Lottery.com’s Shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Lottery.com or Lottery.com’s Shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Lottery.com’s bylaws provide that it will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of Shareholders or disinterested directors or otherwise.

Lottery.com’s charter provides for indemnification of Lottery.com’s directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and Lottery.com’s bylaws provide for indemnification of Lottery.com’s directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

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Lottery.com has entered into indemnification agreements with each of its current directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require Lottery.com, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

As reported on form 8-K filed with the SEC on February 6, 2024, on December 6, 2023, Univest Securities, LLC (the “Univest”), agreed to act as placement agent in connection with the Company’s offering (“Offering”) of convertible debt at a Conversion Price of 125% of the closing price on the day prior to the Issuance Date (date of funding) with warrant coverage at 50% up to $1,000,000; including convertible promissory notes (each, a “Convertible Note” or collectively, the “Convertible Notes”), and a common stock purchase warrants (each, a “Warrant”, or collectively, the “Warrants”) to purchase shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) which include specific registration rights (“Registration Rights”), directly to one or more investors (each, an “Investor” and, collectively, the “Investors”) through the Univest. If the “Conversion Price” on the six (6) month anniversary of the Issuance Date is lower than the Conversion Price on the Issuance Date, then the Conversion Price shall be adjusted downward to the VWAP of the Common Stock for the five (5) consecutive Trading Days immediately preceding the six (6) month anniversary date.

Item 17. Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the following persons in the capacities held in the City of Fort Worth, State of Texas, on September 3, 2024.

LOTTERY.COM INC.

By:	/s/ Mathew McGahan
Name:	Mathew McGahan
Title:	President and CEO

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mathew McGahan and Robert Stubblefield as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities held on September 3, 2024.

Signature	Title	Date

/s/ Mathew McGahan	Director and Chief Executive	September 3, 2024
Mathew McGahan	Officer (Principal Executive Officer)

/s/ Robert J. Stubblefield	Chief Financial Officer	September 3, 2024
Robert Stubblefield	(Principal Financial and Accounting Officer)

/s/ Christopher Gooding	Director	September 3, 2024
Christopher Gooding

/s/ Paul S. Jordan	Director	September 3, 2024
Paul S. Jordan

	Director	September 3, 2024
Tamer T. Hassan

	Director	September 3, 2024
Warren Macal

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